As filed with the Securities and Exchange Commission on October 10, 1997

                                            Registration No. 333-31103


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                               FORM  S-4

                            AMENDMENT NO. 2

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933


                     SUN WORLD INTERNATIONAL, INC.
         (Exact name of registrant as specified in its charter)

     Delaware                      0100              95-3554353
(State or other               (Primary Standard     (IRS Employer)
jurisdiction of                 Industrial      Identification No.)
incorporation                 Classification
or organization)               Code Number)

                            16350 Driver Road
                      Bakersfield, California 93308
                              (805) 392-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          ADDITIONAL REGISTRANTS
                            Primary
                           Standard
                             Indus-   IRS
                             trial   Employer
                             Class-  Identi-
               Jurisdiction  ifica-   fica-
Name of           of         tion     tion
Registrant     Incorporation Number   Number      Address and Telephone Number
-----------    ------------- ------  ----------   ----------------------------
Cadiz Land
Company, Inc.       Delaware  0100    77-0313235     100 Wilshire Blvd.,
                                                     16th Floor,
                                                     Santa Monica,
                                                     California 90401-1115
                                                     (310) 899-4700
Coachella
Growers, Inc.       California 0100  95-2223064      Same as for Sun World
                                                     International, Inc.
                                                     ("Sun World")

Sun Desert, Inc.    Delaware   0100  95-3588618       Same as for Sun World
Sun World Brands    California 0100  95-3373568       Same as for Sun World
Sun World
Management Corp.    California 0100  95-3242011       Same as for Sun World
Sun World/Rayo      California 0100  95-3446110       Same as for Sun World
Agri-Land
Realty, Inc.        California 0100  95-2822019       Same as for Sun World
Big Valley
Leasing, Inc.       Delaware   0100  95-3549426       Same as for Sun World
Dinuba Packing
Corporation         California 0100  95-3244389       Same as for Sun World
Pacific Farm
Service, Inc.       California 0100  04-2468419       Same as for Sun World
SFC Marketing
Corporation         California 0100  77-0115197       Same as for Sun World
Sun Harvest, Inc.   Delaware   0100  95-3549427       Same as for Sun World
Sun World Avocado   California 0100  95-3311302       Same as for Sun World
Sun World
 Export, Inc.       California 0100  95-3309900       Same as for Sun World

                             Timothy J. Shaheen
                             16350 Driver Road
                       Bakersfield, California 93308
                               (805) 392-5000
         (Name, address, and telephone number of agent for service)

                     FOR CADIZ LAND COMPANY, INC. ONLY:
                              Keith Brackpool
                     100 Wilshire Boulevard, 16th Floor
                    Santa Monica, California 90401-1115
                               (310) 899-4700
         (Name, address, and telephone number of agent for service)


                        Copies of communications to:
                        HOWARD J. UNTERBERGER, ESQ.
                         LISA HAMILTON KLEIN, ESQ.
                              Miller & Holguin
                   1801 Century Park East, Seventh Floor
                       Los Angeles, California 90067
                               (310) 556-1990


    Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement and all other conditions to the exchange offer pursuant to the registration rights agreement described in the enclosed
Prospectus have been satisfied or waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following
box.   / /
====================================================================
                     CALCULATION OF REGISTRATION FEE

Title of      Amount to     Proposed   Proposed        Amount of
each class    be            Maximum    Maximum         Registration
of Securities Registered    Offering   Aggregate       Fee
to be                       Price Per  Offering
Registered                  Note       Price

-------------------------------------------------------------------
11-1/4%       $115,000,000  100%(1)  $115,000,000(1) $34,848.48(2)
Series B
First
Mortgage
Notes due
2004

Guarantees
of the       $115,000,000(3)
11-1/4%
Series B
First Mortgage
Notes
due 2004
------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee



(2) This Registration Statement as originally filed on May 11, 1997 covered the sale of $115,000,000 in 11-1/4% Series B First
    Mortgage Notes due 2004, for which a Registration fee of $34,848.48 was paid. This Amendment No. 2 covers no additional Notes and, therefore, results in no additional fee.


(3) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate registration fee is payable for the Guarantees
-------------------     __________________________


     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

=====================================================================

               SUBJECT TO COMPLETION, DATED OCTOBER__, 1997

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

                      SUN WORLD INTERNATIONAL, INC.

  This Prospectus describes an offer to Exchange up to $115,000,000 of 11-1/4% Series B First Mortgage Notes due 2004, which have been registered under the Securities Act of 1933, for $115,000,000 of outstanding 11-1/4% Series A First Mortgage Notes due 2004. The notes to be so exchanged will be fully and unconditionally guaranteed, jointly and severally, by Cadiz Land Company, Inc. Coachella Growers, Inc., Sun Desert, Inc.,
Sun World Brands, Sun World Management Corp., Sun World/Rayo, Agri-Land Realty, Inc., Big Valley Leasing, Inc., Dinuba Packing
Corporation, Pacific Farm Service, Inc., SFC Marketing Corporation,
Sun Harvest, Inc., Sun World Avocado and Sun World Export, Inc.



  The Exchange Offer will expire at 5:00 P.M., New York City time, on_______________, 1997, unless extended (the "Expiration Date").
                           ------------------


Sun World International, Inc. ("Sun World")hereby offers to exchange (the "Exchange Offer") up to $115,000,000 aggregate principal amount of its 11-1/4% Series B First Mortgage Notes due 2004 (the "Exchange Notes") for $115,000,000 aggregate principal amount of its outstanding 11-1/4% Series A First Mortgage Notes due 2004 (the "Old Notes").
In this Prospectus, the term "Notes" shall refer to both Old Notes and Exchange Notes.



  The Exchange Notes will evidence the same indebtedness as the Old Notes for which they may be exchanged pursuant to this offer. The terms of the Exchange Notes will be identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged, except that the Exchange Notes will be freely transferable by holders thereof (other than as provided below) and will be issued without rights for any further registered exchange offer, and will not include various rights to liquidated damages held by holders of the Old Notes.

  Interest on the Exchange Notes will be payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1997. The Exchange Notes will mature on April 15, 2004.


The Exchange Notes will be unconditionally guaranteed (the
"Cadiz Guarantee") by Cadiz Land Company, Inc., the parent of Sun World ("Cadiz") and by Coachella Growers, Inc., Sun Desert, Inc., Sun World Brands, Sun World Management Corp., Sun World/Rayo, Agri-Land Realty, Inc., Big Valley Leasing, Inc., Dinuba Packing Corporation, Pacific Farm Service, Inc., SFC Marketing Corporation, Sun Harvest, Inc., Sun World Avocado and Sun World Export, Inc., all of which are subsidiaries of Sun World (the "Subsidiary Guarantors" and, together with Cadiz, the "Guarantors").

  The Exchange Notes, the Subsidiary Guarantees and the Cadiz Guarantee will be secured by a first priority lien, subject to Permitted Liens, on the Collateral. The Collateral, as defined, consists of all of the assets of Sun World, the Subsidiary Guarantors, and Cadiz, respectively, except Excluded Assets. Excluded Assets include, as to Cadiz, all of the assets of Cadiz other than the outstanding stock of Sun World. Excluded Assets include, as to Sun World and the Subsidiary Guarantors,
(i) Revolving Creit Agreement Collateral (i.e. all of Sun World's and its Subsidiary Guarantors' cash and cash equivalents, accounts receivables and growing crops), which secures the $30.0 million Revolving Credit Agreement entered into concurrently with the issuance of the Old Notes,
(ii) any Proceeds (as defined in the Uniform Commercial Code in effect in the State of California ("UCC")) or products arising out of Revolving Credit Agreement Collateral, (iii) rights to payment of money or Chattel Paper (as defined in the UCC) arising from the sale of Revolving Credit Agreement Collateral or insurance proceeds payable in respect of Revolving Credit Agreement Collateral, except to the extent that any such Proceeds or products (including money and Chattel Paper) constitute or are deemed to constitute Collateral Proceeds, (iv) Zenith Collateral (i.e. an undivided one-half interest in 4,222 acres of farm property located near Blythe, California), which secures $2.4 million of pre-existing Sun World indebtedness and (v) certain other assets of the Issuer and its Subsidiaries, the value of which is immaterial in the aggregate, as set forth in the Collateral Documents. All of the crops of Sun World and its Subsidiary Guarantors are included within either the Collateral or the Revolving Credit Agreement Collateral, but not both. The Collateral includes all crops (i.e. trees and vines) which are not considered growing crops (i.e. the bloom or fruit to be harvested from such trees and vines), while the Revolving Credit Agreement Collateral includes growing crops, but not the trees and vines upon which such growing crops are grown.

  As the Cadiz Guarantee and the Subsidiary Guarantees are full and unconditional, such Guarantees will not be subject to limitation notwithstanding the existence of or enforcement by holders of the Exchange Notes of their security interests in the Collateral. In addition, since the obligations of the Guarantors are joint and several, the Cadiz Guarantee is, in effect, also secured by all of the assets of Sun World and of the Subsidiary Guarantors except for Excluded Assets, and the Subsidiary Guarantees are, in effect, also secured by the stock of Sun World.

The Exchange Notes and the Guarantees will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of Cadiz, Sun World and the Subsidiary Guarantors, respectively, except to the extent of any collateral which may be pledged to secure other indebtedness. As of June 30, 1997, Cadiz, Sun World and the Subsidiary Guarantors, taken as a consolidated group, had approximately $30.7 million of unsubordinated indebtedness (of which approximately $19.3 million was secured by Excluded Assets of Sun World and $9.7 million was secured by certain assets of Cadiz and which $29.0 million of unsubordinated indebtedness constitutes the dollar amount of debt to which the Exchange Notes are effectively subordinated).



  The Exchange Notes will be redeemable in cash at the option of Sun World, in whole or in part, at any time on or after April 15, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. Subject to certain conditions and limitations, in the event of a Change of Control, Sun World will be obligated to make an offer to purchase all of the then outstanding Exchange Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. There can be no assurance that Sun World will have sufficient funds to purchase all such Exchange Notes upon a Change of Control. In addition, Sun World will be obligated to make an offer to purchase Exchange Notes in the event of certain asset sales.
See "Description of Exchange Notes."

  The Old Notes were issued and sold on April 16, 1997 in transactions not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act. Accordingly, the Old Notes may not be re-offered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy certain of the obligations of Sun World under a registration rights agreement relating to the Old Notes. See "The Exchange Offer--Purpose of the Exchange Offer." Sun World is making the Exchange Offer in reliance upon an interpretation by the staff of the Securities and Exchange Commission set forth in a series of no-action letters issued to third parties. See Exxon Capital Holdings Corp. (available April 13, 1989), Morgan Stanley & Co. Incorporated (available July 5,
1991) and Shearman & Sterling (available June 2, 1993). Based on such interpretation, Sun World believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of Sun World within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. However, Sun World has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the staff of the Securities and Exchange Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal relating to the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Any broker-dealer that received Old Notes from Sun World in the offering of the Old Notes and not as a result of market-making or other trading activities cannot participate in the Exchange Offer. See "Plan of Distribution."

  The Old Notes are designated for trading in the Private
Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. The Exchange Notes constitute securities for which there is no established trading market. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. Sun World intends to designate the Exchange Notes for trading in the PORTAL market. To the extent that any Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. No assurance can be given as to the liquidity of the trading market for either the Old Notes or the Exchange Notes.

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. The date of acceptance and exchange of the Old Notes (the "Exchange Date") will be the first business day following the Expiration Date. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Sun World will pay all expenses incident to the Exchange Offer. Sun World will not receive any proceeds from the Exchange Offer.



SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF
CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.


                          _____________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ________________, 1997


                          AVAILABLE INFORMATION

  Sun World and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to Sun World, the Guarantors, and the Exchange Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. Copies of the Registration Statement may be examined without charge at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission. The Registration Statement has been and will be filed through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. Electronic registration statements filed through the EDGAR system are publicly available through the Commission Web Site (http://www.sec.gov).

  Although Sun World is not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Cadiz is subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file periodic reports and other information with the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of any material so filed can be obtained from the Public Reference Section of the Commission, upon payment of certain fees prescribed by the Commission.

  The Indenture governing the Notes provides that, whether or not required by the rules and regulations of the Commission, so long as any Exchange Notes are outstanding, Cadiz will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Cadiz is required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Cadiz and Cadiz' consolidated subsidiaries and, with respect to the annual information only, a report thereon by the certified independent accountants for Cadiz and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Cadiz were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, Cadiz will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

The Indenture also provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Sun World will furnish to the Holders of Notes
(i) quarterly and annual financial information including statements of operations, statements of cash flows and balance sheets of Sun
World and its Restricted Subsidiaries (as defined in "Description of Exchange Notes - Certain Definitions") separate from the financial condition and results of operations of Cadiz and of the Unrestricted Subsidiaries of Sun World (as defined in "Description of Exchange Notes
- Certain Definitions") and, with respect to the annual information only, a report thereon by the certified independent accountants for Sun World and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Sun World were required to file such reports.



  UNTIL_____________________, 1998 (90 DAYS AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



     DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus including, without limitation, the statements under "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and located elsewhere herein regarding the industry prospects and financial position of Sun World and the Guarantors are forward-looking statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, no assurances can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from management's expectations ("Cautionary Statements") are disclosed in the Prospectus including, without limitation, in conjunction with the forward-looking statements included in this Prospectus and under "Risk Factors."
All subsequent written and oral forward-looking statements attributable to Sun World or the Guarantors, or persons acting on their behalf, are expressly qualified in their entirety by the Cautionary Statements. Section 27A of the Securities Act and
Section 21E of the Exchange Act are not applicable to Sun World in connection with the Exchange Offer.

                            TABLE OF CONTENTS

                                                                     Page

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . .1



Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

The Exchange Offer . . . . . . . . . . . . . . . . . . . . . . . . . . 20

Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

Unaudited Pro Forma Condensed Consolidated Financial Information . . . 27

Management's Discussion and Analysis
  of Financial Condition and
  Results of Operations. . . . . . . . . . . . . . . . . . . . . . . . 31

Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . 56

Principal Stockholders . . . . . . . . . . . . . . . . . . . . . . . . 62

Certain Relationships and Related Transactions . . . . . . . . . . . . 64

Description of Exchange Notes. . . . . . . . . . . . . . . . . . . . . 66

Description of Other Indebtedness. . . . . . . . . . . . . . . . . . ..96

United States Federal Tax Consequences . . . . . . . . . . . . . . . . 96

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . 97

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98

Index to Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . .99



Index to Financial Statements. . . . . . . . . . . . . . . . . . . . .F-1


                            PROSPECTUS SUMMARY

        The following summary information is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context otherwise requires, all references to "Sun World" shall mean, collectively, Sun World International, Inc. and its subsidiaries on a consolidated basis. The principal executive offices of Sun World and its Subsidiary Guarantors are located at 16350 Driver Road, Bakersfield, California 93308, and its telephone number is (805) 392-5000.
Unless the context otherwise requires, all references to "Cadiz" shall mean, collectively, Cadiz Land Company, Inc. (the parent of Sun World and a Guarantor of the Exchange Notes) and its subsidiaries on a consolidated basis. The principal executive offices of Cadiz are located at 100 Wilshire Boulevard, Suite 1620, Santa Monica, California 90401-1115, and its telephone number is
(310) 899-4700. This Prospectus contains forward-looking statements which involve risks and uncertainties. The actual results of Sun World and the Guarantors could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

                                Sun World

               Sun World is one of the largest vertically integrated agricultural companies in California with approximately 17,300 acres of owned and 2,100 acres of leased improved land in two of North
America's premier agricultural regions, the Coachella and San
Joaquin Valleys of southern and central California.

               Sun World is a leading grower and marketer of table grapes, seedless watermelons, colored sweet peppers and plums. Sun World also grows and markets other fruits and vegetables, including peaches, nectarines, apricots and lemons. Sun World is also one of California's largest independent marketers of grapefruits, tangerines, mandarin oranges and dates. Sun World ships approximately 75 varieties of fresh produce to all 50 states and exports fresh fruits and vegetables to over 30 foreign countries.
Sun World's operations include cultivation, packing and marketing of primarily permanent and, to a lesser extent, annual (or row) crops.
In addition, Sun World operates a large research and development program that has produced dozens of proprietary fruit varieties in the last five years. Sun World's marketing operations include selling, merchandising and promoting Sun World grown products, as well as providing these services for third party growers. Produce grown or distributed by Sun World reaches more than 2,000 supermarket retailers, food service entities, warehouse clubs and international trading companies throughout North America, Europe and Pacific Rim countries. During 1996, Sun World had 25 different customers who each accounted for in excess of $1.0 million in sales volume, including national retailers such as Safeway Stores, American Stores, Supervalu and Kroger, and club stores including
Sam's and PriceCostco. Approximately 10% of Sun World's products are marketed outside of the United States in Europe, Australia, Japan, Hong Kong, Singapore, Malaysia and Taiwan. In addition to product and customer diversification, Sun World's farming operations extend over 350 miles from central to southern California, providing substantial geographic diversification that reduces the potential negative impact of variations in weather, infestations and other natural occurrences detrimental to a successful harvest.

Sun World Acquisition



      On September 13, 1996, Cadiz acquired Sun World following a bankruptcy related reorganization (the "Sun World Acquisition").
Cadiz is publicly traded on the Nasdaq National Market under the ticker symbol "CLCI." The business operations of Cadiz and Sun
World are complementary, and not in competition with each other.
Cadiz' business strategy is to create a portfolio of landholdings, water resources and agricultural operations within central and southern California which possess sizable assured supplies of water. Given its strategy of long-term investment, Cadiz has a history of net losses, approximately $11.0 million for the six months ended
June 30, 1997 and approximately $6.0 million for the nine months ended December 31, 1996, and an accumulated deficit of approximately $73.2 million at June 30, 1997 and approximately $61.1 million at December 31, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Cadiz' management believes that, with both the increasing scarcity of water supplies in California and the increasing demand for water, Sun World's and Cadiz' access to water will provide them with a competitive advantage both as a major agricultural concern and as a supplier of water, which will lead to continued appreciation in the value of Cadiz' water portfolio. The Sun World Acquisition provides Cadiz with valuable water rights throughout the central and southern valleys of California. Excluding Sun World's properties, Cadiz' portfolio includes more than 39,000 acres of land in eastern San Bernardino County. The largest property totals approximately 27,400 acres at Cadiz, California. In addition to the Cadiz Water Project (as defined in "Description of Exchange Notes - Certain Definitions), approximately 1,600 acres have been developed for cultivation of citrus orchards, table grape vineyards and row crops. Sun World's portfolio includes more than 17,300 acres of prime agricultural land in the San Joaquin and Coachella Valleys, increasing Cadiz' total landholdings to approximately 56,300 acres.


                        Industry Overview

        The United States agricultural industry annually produces more than 400 types of fruits and vegetables with a retail value exceeding $60 billion. These products are grown, packed and marketed through one or more distribution channels including brokers, wholesale jobbers, service wholesalers, distributors, food service operators and supermarket retailers before reaching the consumer. Due to the growing cycle of these products, the supply of fruits and vegetables from a particular region varies throughout the season producing substantial price fluctuations over relatively short time periods.

               Although these products are seasonal and their prices fluctuate, the consumer demands fresh produce throughout the year. As a result, retailers prefer to source from marketers who can supply a consistently high quality product over a large portion of the year. A grower or marketer who is able to provide product both early and late in the season gains both a distribution and a price advantage, which often results in significantly enhanced profitability. Finally, there is a growing consumer concern regarding food safety and consequently the environment in which fresh produce is grown and packed. As a result, retailers are increasingly choosing to reduce the number of suppliers with whom they contract and to require these suppliers to track their produce from seed to table. As a result of these trends, retailers are working more closely with larger, more established growers and marketers who can provide them with the quality, timeliness and breadth of products they require.

        Most commercial farming operations produce both permanent crops and row crops. From a commercial perspective there are two important differences between permanent and row crops: (i) permanent crops require significant lead time before producing commercially viable yields (e.g. approximately three years for grapes and five years for stone fruit); and (ii) permanent crops often last 30 or more years and reach their peak production potential after 10 years.
In addition, in the Coachella and San Joaquin Valleys, there has been a continuing reduction in developed farming properties due to urban encroachment. Consequently, a change in the permanent crop mix in this region would generally require the incurrence of a several year lag period as new crops reach commercial maturity.
These factors result in a relatively stable permanent crop base over an extended period of time limiting supply based price volatility.
Row crops, on the other hand, are replanted annually and are subject to wider variations in supply and consequently, price. As a result, permanent crops tend to produce a more predictable revenue stream than row crops.

                            Business Strategy

               New management believes that in the past Sun World did not focus on maximizing profitability and controlling the volatility of its operating earnings, factors which contributed to Sun World's filing for bankruptcy in October, 1994. Following the Sun World Acquisition in September 1996, management implemented the following five-point strategy: (i) producing more varieties of crops which are available for delivery at peak pricing windows throughout the year; (ii) expanding third party marketing and packing businesses to increase Sun World's ability to absorb the primarily fixed costs of its vertically integrated operations; (iii) improving administrative efficiency through both headcount reductions and a new comprehensive management information system; (iv) commercializing Sun World's extensive proprietary product portfolio consisting of over 600 worldwide patents and trademarks; and (v) reducing leverage to lower financial risk and improve operating flexibility.

       Reducing Earnings Volatility of Farming Operations. Sun World primarily grows table grapes (35% of 1996 acreage) and stone fruit (plums, peaches, nectarines and apricots) (26% of 1996 acreage). Subsequent to the Sun World Acquisition, new management developed a crop plan that provided for the removal of certain underperforming permanent crops and the continued development of certain proprietary varieties of grapes and stone fruit. Given Sun World's current crop allocation plan, it is now redeploying marginally productive acreage to further reduce the volatility of its earnings. In addition, new management has significantly increased the efficiency and market focus of Sun World's research and development program, which continues to be one of the largest fruit breeding programs in the world. Through this program, Sun World has developed and holds patents on several key products that are unique in taste, features and growing characteristics. For example, Sun World's flagship Superior Seedless(TM) brand grape stays securely on the stem during shipping, thereby eliminating shrinkage, an attribute important to Sun World's customers. In addition, a number of Sun World's products are well suited for harvesting during periods of limited supply, allowing Sun World to sell its products at attractive price points. Other key specialty products include Black Diamond(TM) plums, Amber Crest(R) peaches, Honeycot(R) apricots, Star Sweet(R) grapefruits, Sun World sweet colored peppers and Sun World Seedless(R) watermelons. As a result of these initiatives, Sun World has reduced its exposure to the price volatility inherent in undifferentiated products, extended its leadership position in table grapes and stone fruit and redeployed unprofitable acreage primarily to proprietary permanent crops. Consequently, Sun World is better able to manage its cost structure and to provide its unique products to retailers at strong price points during the year, enhancing the level and predictability of its earnings.

         Expanding Marketing and Packing Businesses. In addition to produce grown on its own ranches, Sun World provides marketing and packing services for both domestic and international growers. On average, Sun World sells 12 to 13 million units annually, with an average wholesale value of approximately $120 million. As a leading, vertically integrated producer, packer and marketer of fruits and vegetables, Sun World has developed a strong brand name and reputation for quality and reliability. Going forward, Sun World intends to build upon this brand equity to expand the marketing and distribution of both its own and third party products to provide a full product line throughout the year, further solidifying its strong wholesaler relationships. To this end, Sun World has developed distribution relationships with growers in Chile and Mexico to sell contra-seasonal products (winter fruits and vegetables) in the United States and is already distributing such products throughout its retail customer base. In addition to these programs, Sun World has hired an executive to recruit qualified new growers, who can benefit from Sun World's strong brand name and distribution relationships. In addition to growing its revenue base, Sun World has several initiatives intended to increase its operating efficiency, such as consolidating its Coachella packing operations from four to two facilities and retrofitting its Kimberlina facility to pack citrus contra-seasonal to its existing stone fruit packing operation. Sun World's existing infrastructure is sufficient to support its internal operations during the peak season but provides available capacity in the off season. As a result, Sun World's third party sales and marketing as well as contra-seasonal packing operations have significant opportunities to benefit from Sun World's existing operating leverage.

            Improve Administrative Efficiency. Since the Sun World Acquisition, new management has implemented a number of organizational changes to provide more focused farming and financial management. Several key managers were hired, including a chief executive officer with extensive agricultural and distribution experience, a chief financial officer who was previously a partner with Coopers & Lybrand LLP and a highly experienced senior executive to focus exclusively on enhancing Sun World's third party marketing and packing businesses. In addition, Sun World has appointed a new Senior Vice President of Operations. These individuals, along with Sun World's Senior Vice President Sales and Senior Vice
President Corporate Development and Marketing form Sun World's senior management team. Sun World closed its former administrative headquarters and consolidated these operations into existing space at its main packing facility. During 1996, Sun World reduced its administrative staff by approximately 13%, largely through the elimination of unnecessary reporting layers. To support these streamlining changes, Sun World is implementing a new information management system which should be operational by the end of 1997. Management believes that these changes will eliminate $1.3 million in annual overhead costs which would have resulted in a 16% reduction in sales, general and administrative costs in 1996. With these organizational changes completed, Sun World is focused on the strategic advantages of proprietary permanent crops, strong customer relationships and significant marketing expertise and packing resources.

           Commercializing Proprietary Product Portfolio. With over 600 worldwide patents and trademarks, Sun World has identified select opportunities to commercialize its proprietary product portfolio without diluting its strength as the exclusive grower of these products in the United States. In the last 10 years, Sun World has introduced more than 40 proprietary fruit varieties. The development of a new product takes many years and sometimes a decade or more. As a result, Sun World, which annually produces tens of thousands of new grape and stone fruit seedlings, has a strong leadership position in the development of innovative products. In addition, Sun World has recently experienced significant international success in the protection of its proprietary products. Currently, Sun World actively exploits its seedless watermelon, which in 1996 generated a profit of $1.5 million to Sun World through its 50% ownership interest in American SunMelon, and is actively exploring various new domestic and international opportunities to license various grape and stone fruit varieties.

       Reducing Leverage to Lower Financial Risk and Improve Operating Flexibility. When new management took over Sun World in September, 1996, total debt was $151.8 million. From that time to December 31, 1996, management lowered debt by $16.4 million, or 11%, through improved operational cash flows and proceeds from the sale of non-essential assets. Sun World is continuing to strengthen its balance sheet and improve its operating structure through asset sales. As of December 31, 1996, following the Sun World
Acquisition, Sun World completed land sales for $12.4 million, at prices at or above their appraised value. Additionally, in 1997, Sun World has sold one ranch and one packing facility for $2.9 million.


                      Guarantees and Security

               The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, by Cadiz and by Sun World's
Subsidiary Guarantors. The Exchange Notes, the Subsidiary Guarantees, and the Cadiz Guarantee will be secured by a first priority lien, subject to Permitted Liens, on the Collateral. The Collateral, as defined, consists of all of the assets of Sun World, the Subsidiary Guarantors, and Cadiz, respectively, except Excluded Assets. Excluded Assets include, as to Cadiz, all of the assets of Cadiz other than the outstanding stock of Sun World. Excluded Assets include, as to Sun World and the Subsidiary Guarantors, the Revolving Credit Agreement Collateral (along with any Proceeds or products arising therefrom and any rights to payment of money or Chattel Paper or insurance proceeds payable in respect thereto, except to the extent that any such Proceeds or products (including money and Chattel Paper) constitute or are deemed to constitute Collateral Proceeds), the Zenith Collateral and certain other assets of the Issuer and its Subsidiaries, the value of which is immaterial in the aggregate, as set forth in the Collateral Documents. See "Description of Exchange Notes Ranking and Security." Since the obligations of the Guarantors are joint and several, the Cadiz Guarantee is, in effect, also secured by all of the assets of Sun World and of the Subsidiary Guarantors except for Excluded Assets, and the Subsidiary Guarantees are, in effect, also secured by the stock of Sun World.



       The footnotes to the Consolidated Financial Statements of Cadiz for the six months ended June 30, 1997 and 1996, contained in this Prospectus, include summarized consolidated financial information for Sun World and combined summarized financial information for the Subsidiary Guarantors for the six months ended June 30, 1997. In addition, the footnotes to the Consolidated Financial Statements of Sun World for the period September 14, 1996 through December 31,
1996, contained in this Prospectus, include combined summarized financial information for the Subsidiary Guarantors for (i) the period September 14, 1996 through December 31, 1996, (ii) the period January 1, 1996 through September 13, 1996, and (iii) for each of the years ended December 31, 1995 and 1994.

                            The Exchange Offer

The Exchange Offer  Sun World is offering to exchange pursuant to the Exchange Offer up to $115,000,000 aggregate principal amount of its new 11-1/4% First Mortgage Notes due 2004 (the "Exchange Notes"), for $115,000,000 aggregate principal amount of its outstanding 11-1/4% First Mortgage Notes due 2004 (the "Old Notes"). The Old Notes were issued and sold on April 16, 1997, in transactions not registered under the Securities Act, to Smith Barney Inc. (the "Initial Purchaser"), in reliance upon the exemption provided in Section 4(2) of the Securities Act, and the Initial Purchaser subsequently resold the Old Notes in exempt transactions. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (other than as provided herein) and will be issued without rights for any further registered exchange offer and will not include various liquidated damages rights held by holders of Old Notes. See "The Exchange Offer--Terms of the Exchange" and "--Terms and Conditions of the Letter of Transmittal" and "Description of Exchange Notes."

Interest Payments   Interest on the Exchange Notes shall accrue from
                    the last Interest Payment Date (April 15 or
                    October 15) on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on such Old Notes, from April 16, 1997.

Minimum Condition   The Exchange Offer is not conditioned upon any
                    minimum aggregate principal amount of Old Notes being tendered for exchange.

Expiration Date     The Exchange Offer will expire at 5:00 p.m., New
                    York City time, on__________, 1997, unless extended (the "Expiration Date"). Any Old Note not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Exchange Date       The date of acceptance for exchange of the Old
                    Notes will be the first business day following the Expiration Date.

Conditions of the
Exchange Offer      Sun World's obligation to consummate the
                    Exchange Offer will be subject to certain conditions. See "The Exchange Offer--Conditions to the Exchange Offer." Sun World reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Withdrawal Rights   The tender of Old Notes pursuant to the Exchange
                    Offer may be withdrawn at any time prior to the Expiration Date.

Procedures for
  Tendering Notes   See "The Exchange Offer--Tender Procedure."

Federal Income Tax
Consequences        The exchange of Old Notes for Exchange Notes
                    will not be a taxable exchange for federal income tax purposes. See "United States Federal
                    Tax Consequences."

Effect on Holders
  of Notes          As a result of the making of, and upon
                    acceptance or exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, Sun World will have fulfilled a covenant contained in the Registration Rights Agreement (the "Registration Rights Agreement") dated as of April 16, 1997 between Sun World and the Initial Purchaser and, accordingly, there will be no Liquidated Damages which were provided for in the terms of the Registration Rights Agreement, and the holders of the Old Notes will have no further registration or other rights under the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights and subject to all the limitations applicable thereto (including the restrictions on transfer thereof) under the Indenture, dated as of April 16, 1997, between Sun World and IBJ Schroder Bank & Trust Company, as Trustee, relating to the Old Notes and the Exchange Notes (the "Indenture"), except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Old Notes pursuant to, the Exchange Offer. Except for the restrictions on registrations and transfers, all untendered Old Notes and the Exchange Notes will be treated as one class of securities for purposes of the covenants and the other terms contained in the Indenture.

Use of Proceeds     There will be no cash proceeds to Sun World from
                    the exchange pursuant to the Exchange Offer.

Exchange Agent      IBJ Schroder Bank & Trust Company is serving as
                    Exchange Agent in connection with the Exchange
                    Offer.


                       TERMS OF THE EXCHANGE OFFER

Issuer             Sun World International, Inc.

Notes Offered      $115,000,000 principal amount of 11-1/4% Series
                   B First Mortgage Notes, due 2004

Maturity Date      April 15, 2004

Interest Payment
Dates              April 15 and October 15 of each year, commencing
                   October 15, 1997

Guarantees         The Exchange Notes will be fully and
                   unconditionally guaranteed, jointly and
                   severally, by Cadiz and by each of the
                   Subsidiary Guarantors, which consist of the following: Coachella Growers, Inc., Sun Desert,
                   Inc., Sun World Brands, Sun World Management
                   Corp., Sun World/Rayo, Agri-Land Realty, Inc.,
                   Big Valley Leasing, Inc., Dinuba Packing
                   Corporation, Pacific Farm Service, Inc., SFC
                   Marketing Corporation, Sun Harvest, Inc., Sun
                   World Avocado and Sun World Export, Inc.

Ranking The Exchange Notes and the Guarantees will rank pari passu in right of payment to all existing and future unsubordinated indebtedness of Sun World and the Guarantors, respectively, except to the extent of any collateral which may be pledged to secure such other indebtedness. As of June 30, 1997, Cadiz, Sun World and the Subsidiary Guarantors, taken as a consolidated group, had approximately $30.7 million of unsubordinated indebtedness (of which approximately $19.3 was secured by Excluded Assets of Sun World and $9.7 million was secured by certain assets of Cadiz and which $29.0 million of unsubordinated indebtedness constitutes the dollar amount of debt to which the Exchange Notes are effectively subordinated).

Collateral         The Exchange Notes will be secured by a first
                   priority lien on the Collateral owned or hereafter acquired by Sun World, subject to Permitted
                   Liens. Each of the Subsidiary Guarantees will be secured by a first priority lien on the Collateral owned or hereafter acquired by each of the Subsidiary
                   Guarantors, subject to Permitted Liens. The Collateral owned by Sun World includes, without limitation,
                   (i) all of the stock of Sun World's subsidiaries,
                   (ii) all of its real property, including additions and improvements, (iii) all of its personal property, plant, equipment, furnishings and fixtures, (iv) all of its rights to water, and
                   (v) all trees and vines, in each case excluding the growing crops which are the bloom or fruit of the trees and vines which comprise a part of the Excluded Assets. The Collateral owned by the Subsidiary Guarantors includes, without limitation, (i) all of each Subsidiary
                   Guarantors' real property, including additions and improvements, (ii) all personal property, plant, equipment, furnishings and fixtures, and
                   (iii) all of each Subsidiary Guarantors' rights to water. The Collateral owned by Cadiz includes all of the assets of Cadiz other than Excluded
                   Assets; however, as the Excluded Assets include all of the assets of Cadiz other than the stock of Sun World, the Cadiz Guarantee will be secured by a pledge of Sun World's stock. The Excluded
                   Assets also include the Revolving Credit Agreement
                   Collateral of Sun World (including all of Sun
                   World's cash and cash equivalents, inventory, receivables and growing crops which are the bloom or fruit of trees and vines), along with any Proceeds or products arising therefrom and any rights to payment of money or Chattel Paper or insurance proceeds payable in respect thereto, except to the extent that any such Proceeds or products
                   (including money and Chattel Paper) constitute or are deemed to constitute Collateral Proceeds, the Zenith Collateral, certain other assets of the Issuer and its Subsidiaries, the value of which is immaterial in the aggregate, as set forth in the Collateral Documents, and all of the assets of Cadiz other than the stock of Sun World. Since the obligations of the Guarantors are joint and several, the Cadiz Guarantee is, in effect, also secured by all of the assets of Sun World and of the Subsidiary
                   Guarantors except for Excluded Assets, and the Subsidiary Guarantees are, in effect, also secured by the stock of Sun World. See "Description of Notes--Ranking and Security."

                   As of June 30, 1997, the book value of
                   the Collateral was approximately $139.0 million.
                   In addition, management estimates that, as of such date, the fair market value of the Collateral was approximately $148.0 million. However, given the relatively large size of Sun World's landholdings, (as to which a substantial portion of this market value relates) and the proprietary nature of the product mix grown on such properites, there are relatively few potential buyers in a position to purchase and operate such properties, resulting in a lack of liquidity for these assets. In addition, the absence of an established trading market for these assets and the difficulty of identifying comparable properties and proprietary products for purposes of market analysis leads to difficulty in ascertaining market value.

                   Collateral may be disposed of without release or consent by the Trustee under limited circumstances in which the overall value of the Collateral will not be materially adversely affected, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom.
                   See "Description of Exchange Notes - Possession,
                   Use and Release of Collateral - Disposition of Collateral Without Release."


Optional
Redemption         The Exchange Notes may be redeemed at the option
                   of Sun World, in whole or in part, on or after April 15, 2001 at a premium declining to par in 2003, plus accrued and unpaid interest through the redemption date.


Change of
Control/Asset Sale  In the event of a Change of Control, the holders of the Exchange Notes will have the right to require Sun World to purchase their Exchange Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages to the date of purchase. In the event of an Asset Sale and provided that Excess Proceeds (generally, the Net Proceeds of an Asset Sale that are not used to replace Collateral or repay certain Indebtedness within 180 days of the Asset Sale) exceed $5.0 million, the holders of the Exchange Notes will have the right to require Sun World to purchase the maximum principal amount of Exchange Notes that may be purchased from Excess Proceeds at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages to the date of purchase. The foregoing provisions may be modified with the consent of the holders of the majority in principal amount of Notes then outstanding, with the effect of negating the protections afforded by such provisions to non-consenting holders.

                    A Change in Control (but not an Asset Sale) would constitute a default under other existing credit facilities of Sun World and Cadiz. Such a default would require such facilities to be repaid concurrently with Sun World's repurchase of the Exchange Notes. If a Change of Control were to occur, it is unlikely (in the absence of alternate financing) that Sun World would be able to both repurchase all of the Notes and that Sun World and Cadiz could repay all of their obligations under other indebtedness that would become payable upon the occurrence of such Change in Control. In contrast, as the amount of Exchange Notes required to be repurchased by Sun World upon an Asset Sale is limited to Excess Proceeds, it is likely that sufficient funds would be available for such purchase.

                    A default under any existing or future credit facility would constitute a default under the Exchange Notes if such default results in an acceleration of such indebtedness in an amount aggregating $5 million or more.

                    Should Sun World be unable to purchase some or all of the Exchange Notes if required to do so as a result of a Change of Control or Asset
                    Sale, an event of default shall occur, in which case the Trustee or the holders of 25% in principal amount of the then outstanding
                    Exchange Notes may declare all of the Notes to be due and payable immediately, and shall also be entitled to proceed against the Collateral. As the Collateral does not serve as collateral under the other existing credit facilities of Sun World and Cadiz, any default which may occur under such facilities as a consequence of a Change in Control or failure to repay Exchange Notes will not impair the remedies available to holders of Exchange Notes.

Covenants           The Indenture pursuant to which the Old Notes
                    were and the Exchange Notes will be issued contains certain covenants that, among other things, limit the ability of Cadiz, Sun World and Sun World's subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase Equity Interests (as defined in "Description of Exchange Notes - Certain
                    Definitions") or subordinated indebtedness, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets, or enter into certain mergers and consolidations. In addition, under certain circumstances, Sun World will be required to offer to purchase Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, with the proceeds of certain
                    Asset Sales.  See "Description of Exchange Notes
                    -Certain Covenants."

Absence of a
Public Market
for the Exchange    The Exchange Notes are new securities, and there
                    is currently no established market for the Exchange Notes. The Exchange Notes will generally be freely transferable (subject to the restrictions discussed elsewhere herein) but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes.
                    The Initial Purchaser has advised Sun World that it currently intends to make a market in the Exchange Notes. However, the Initial Purchaser is not obligated to do so, and any market making with respect to the Exchange Notes may be discontinued at any time without notice. Sun
                    World intends to designate the Exchange Notes for trading in the PORTAL market.

Limitation of
Liability           Pursuant to the Indenture, no past, present or
                    future director, officer, employee or
                    stockholder of Sun World or any Subsidiary shall have any liability for any obligations under the Exchange Notes or Subsidiary Guarantees to holders of Exchange Notes. To the extent this provision may limit Securities Act liabilities, Sun World and the Guarantors have been informed that it is the Securities and Exchange
                    Commission's opinion that such limitation is against public policy and is unenforceable.

                         SELECTED FINANCIAL DATA
                         CADIA LAND COMPANY, INC.

    The following table sets forth certain selected historical consolidated financial data for Cadiz for each of the six month periods ended June 30, 1997 and 1996, for the nine-month period ended December 31, 1996 and for each of the years ended March 31, 1996, 1995, 1994 and 1993. The selected financial data has been derived from Cadiz' consolidated financial statements for (i) the six months ended June 30, 1997 and 1996 which have not been audited;
(ii) the nine months ended December 31, 1996 and the two years ended March 31, 1996, which have been audited by Price Waterhouse LLP, independent accountants, as indicated in their report included elsewhere herein; and (iii) the years ended March 31, 1994 and 1993, which have been also audited by Price Waterhouse LLP, independent accountants. The unaudited pro forma statement of operations data gives effect to the following transactions as if they had occurred on April 1, 1996: (i) the Sun World Acquisition; and (ii) the offering of the Old Notes ("Offering"), the Revolving Credit Agreement (as defined in "Description of Exchange Notes - Certain Definitions") and repayment of secured debt owed to Rabobank (except for the Offering, collectively the "Related Transactions") in the amount of approximately $9.1 million and the application of the proceeds therefrom. The pro forma balance sheet data as of December 31, 1996 has been prepared as if the Offering and the Related Transactions occurred on that date. The selected pro forma data has been derived from: (i) the activity for Sun World for the period April 1, 1996 through September 13, 1996, which was derived by subtracting the activity of Sun World for the period January 1, 1996 through March 31, 1996, which period was unaudited, from the consolidated financial statements of Sun World for the period January 1, 1996 through September 13, 1996 (audited); and
(ii) the consolidated financial statements of Cadiz for the period April 1, 1996 to December 31, 1996 (audited) which includes, on a consolidated basis, the results of operations for Cadiz for the period April 1, 1996 to December 31, 1996 and those of Sun World for the period September 14, 1996 (the date of the Sun World Acquisition) to December 31, 1996.

     The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Information" and the Consolidated Financial Statements, including the notes thereto, included elsewhere in this Prospectus.

                                                     Pro Forma
                                  Six       Six        Nine         Nine
                                 Months    Months      Months       Months
                                  Ended     Ended      Ended        Ended
                                June  30,  June 30,  December 31, December 31,
                                 1997(1)     1996       1996       1996(1)
                                 -------    ------    ---------    ---------
Statement of Operations Data:

  Revenues                      $  30,543   $    403   $  98,010     $23,780

  Loss from continuing
    operations before
    extraordinary items           (10,965)    (5,128)     (2,877)(2)  (5,997)

Gain from disposal of
    discontinued segment              -0-        -0-          -0-       -0-

  Extraordinary items                 -0-        -0-          -0-       -0-
                                  --------    -------       -------   -------

  Net loss                         (10,965)    (5,128)     (2,877)(2) (5,997)

Less: Preferred stock dividends     (1,204)       -0-      (1,828)      (674)
    Imputed dividend on
      preferred stock                  -0-        -0-      (2,723)    (2,451)
                                    ------     ------      ------     ------

  Net loss applicable to
    common stock                  $ (12,169) $(5,128)     $(7,428)(2) $(9,122)
                                  =========  ========     ========    =======

Per Share:
  Loss from continuing operations
    before extraordinary items    $   (0.46) $ (0.27)     $  (0.34)(2)$ (0.44)

  Income from operations of
    discontinued segment and
    disposal of discontinued
    segment                             -0-      -0-           -0-       -0-

  Extraordinary items                   -0-      -0-           -0-       -0-
                                   --------  -------       ----------  -------
  Net loss                        $ (0.46) $  (0.27)       $(0.34)(2) $ (0.44)
                                  =======  =========       =========  =======

                                            Year ended March 31,
                                   -----------------------------------
                                   1996        1995     1994      1993
                                  ---------  --------  -------   -------
Statement of Operations Data:

  Revenues                        $ 1,441   $   543   $   190    $  -0-

  Loss from continuing
  operations
  before extraordinary items       (8,487)   (4,706)   (4,239)    (4,087)

  Gain from disposal of
    discontinued segment              -0-       -0-       -0-        -0-

  Extraordinary items                 -0-       115       343        -0-
                                   ------    ------     -----      ------
  Net loss                         (8,487)   (4,591)   (3,751)     (4,087)

Less:  Preferred stock
        dividends                    -0-       -0-       -0-          -0-
      Imputed dividend on
       preferred stock               -0-       -0-       -0-          -0-
                                    ------    ------    ------      ------
  Net loss applicable to
    common stock                  $(8,487)  $ (4,591) $(3,751)    $(4,087)
                                  ========  ========  ========    ========
Per Share:
  Loss from continuing operations
    before extraordinary items    $ (0.48)  $  (0.29) $ (0.33)    $ (0.47)

  Income from operations of
    discontinued segment and
    disposal of discontinued
    segment                           -0-        -0-     0.01        -0-

  Extraordinary items                 -0-       0.01     0.03        -0-
                                   ------      ------   ------      ------
  Net loss                        $ (0.48)  $  (0.28) $ (0.29)    $ (0.47)
                                  =======   ========= ========    ========

                                  Pro Forma
                         June 30, December 31, December 31,
                          1997      1996       1996(1)
                         -----     -------    ----------
Balance Sheet and Other
 Financial Data:

Total assets             $226,506  $ 206,314 $  230,790

Long-term
obligations and
redeemable
preferred stock(3)        136,460    154,817    176,542

Weighted-average
common shares and
equivalents                26,400     21,600     20,500

                                Six      Pro Forma
                               Months    Nine Months   Nine Months
                                Ended       Ended        Ended
                               June 30,  December 31,  December 31,
                                 1997      1996         1996(1)
                              ------     ------        ---------
Deficiency in the
coverage of
fixed charges(4)              $ (10,965)  $ (3,518)     $ (6,638)

                                            As of March 31,
                                -------------------------------------
                                1996      1995       1994       1993
                                -----     -----     ------      -----
Balance Sheet and
Other Financial Data:

Total assets                $ 38,663  $   34,888   $  34,058   $ 27,635

Long-term obligations
  and redeemable
  preferred stock(3)              68      16,827      13,833     15,979

Weighted-average common
  shares and equivalents      17,700      16,500      12,800      8,700

                                           Year ended March 31,
                               ---------------------------------------
                               1996        1995       1994       1993
                              ------       -----     ------     ------
Deficiency in the
coverage of
  fixed charges(4)          $ (8,487)    $ (4,706)  $ (4,239)  $ (4,087)

-----------------------
(1) On September 13, 1996, Cadiz acquired all of the outstanding capital stock of Sun World. Cadiz' acquisition of Sun World is accounted for in Cadiz' financial statements under the purchase method of accounting. In addition, subsequent to the acquisition of Sun World, Cadiz changed its fiscal year end from March 31 to December 31 in order to align Cadiz' year end with that of Sun World. Accordingly, the selected financial data for the period ended December 31, 1996 include the results of operations for Sun World from the date of acquisition.

(2) Includes for the nine months ended December 31, 1996, charges incurred by Sun World totaling $4.8 million which were directly attributable to the Chapter 11 bankruptcy proceedings and are non-recurring in nature. Exclusion of the non-recurring charges would have resulted in a pro forma net loss per share of $0.12 for the nine months ended December 31, 1996.

(3) Long-term obligations are defined as funded debt comprising borrowings from financial institutions and vendors.

(4) Earnings used in computing the coverage of earnings to fixed charges consists of loss from continuing operations before provision for income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor. Earnings are inadequate to cover fixed charges for each period as noted above.

                                  RISK FACTORS

  In addition to the other information in this Prospectus, holders of Old Notes should consider carefully the following factors before tendering their Old Notes for Exchange Notes offered hereby. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE OUTSTANDING INDEBTEDNESS

  Both Sun World and Cadiz are highly leveraged. At June 30, 1997, Sun World's total consolidated indebtedness was $128.9 million and Cadiz' total consolidated indebtedness was $119.2 million.

  Sun World's ability to make scheduled payments of the principal of, or to pay the interest on, or to refinance its indebtedness (including the Notes) will depend on its future operating performance, which to a certain extent is subject to economic, financial, competitive, regulatory, and other factors beyond its control. If Sun World is unable to generate sufficient cash flow to service its debt, it may be required to refinance all or a portion of its existing debt, including the Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained.

  The degree to which Sun World is leveraged could have material adverse effects on Sun World and the holders of Notes including, but not limited to, the following: (i) Sun World's ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, and general or other corporate purposes may be impaired; (ii) a substantial portion of Sun World's cash flow from operations will be dedicated to debt service and will be unavailable for other purposes; and (iii) both Sun World and Cadiz will be subject to a variety of restrictive covenants, the failure to comply with which could result in events of default that, if not cured or waived, could restrict Sun World's ability to make payments of principal of, and interest on the Notes. See "Description of Exchange Notes."

RISKS INHERENT IN AGRICULTURAL OPERATIONS

  Sun World is subject to risks associated with its agricultural operations. Numerous factors can affect the price, yield and marketability of the crops grown on Sun World's properties. Crop prices may vary greatly from year to year as a result of the relationship between production and market demand. For example, the production of a particular crop in excess of demand in any particular year will depress market prices, and inflationary factors and other unforeseeable economic changes may also, at the same time, increase operating costs with respect to such crops. In addition, the agricultural industry in the United States is highly competitive, and domestic growers and produce marketers are facing increased competition from abroad, particularly from Mexico. There are also a number of factors outside of Sun World's control that could, alone or in combination, materially adversely affect Sun World's agricultural operations, such as adverse weather conditions, insects, blight or other diseases, labor problems such as boycotts or strikes, and shortages of competent laborers. Sun World's operations may also be adversely affected by changes in governmental policies, social and economic conditions, and industry production levels. As a result, there can be no assurance that Sun World's agricultural operations will be commercially profitable.

CERTAIN LIMITATIONS ON THE COLLATERAL AND THE GUARANTEES



  The Exchange Notes will be obligations of Sun World and will be guaranteed, jointly and severally, by Cadiz and by the Subsidiary Guarantors. Sun World has secured its obligations under the Exchange Notes by the pledge of the Collateral owned by it, subject to Permitted Liens. Cadiz has secured its obligation under its Guarantee by the pledge of all of the stock of Sun World, and each Subsidiary Guarantor has secured its obligation under its Guarantee by the pledge of the Collateral owned by it, subject to Permitted Liens. However, such Collateral will not include, among other things, any Excluded Assets See "Description of Exchange Notes Certain Definitions" and "Description of Exchange Notes -Ranking and Security." Since the obligations of the Guarantors are joint and several, the Cadiz Guarantee is, in effect, also secured by all of the assets of Sun World and of the Subsidiary Guarantors except for Excluded Assets, and the Subsidiary Guarantees are, in effect, also secured by the stock of Sun World.



  The value of the Collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers, and similar factors. Accordingly, there can be no assurance that the proceeds of any sale of the Collateral following an Event of Default (as defined in "Description of Exchange Notes - Certain Definitions") would be sufficient to satisfy the amounts due on the Exchange Notes. If the proceeds of any sale of Collateral were not sufficient to repay all amounts due on the Exchange Notes, the holders of the Exchange Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of Sun World and claims under the Guarantees. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Likewise, there is no assurance that the Collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation.

  The Collateral includes plants and other perishable goods whose value could significantly decrease if proper procedures to maintain such goods are not observed. In the event Sun World were to experience financial difficulties, Sun World might be forced to limit the maintenance procedures necessary or desirable for the preservation of such Collateral's value. Although in a foreclosure the Trustee may be able to sell a portion of such collateral to finance the maintenance of other Collateral, it is uncertain how long such a sale might take or whether such a sale would generate sufficient funds to maintain the remaining Collateral.


  The collateral release provisions of the Indenture permit the release of Collateral without the substitution of additional collateral under certain circumstances, including in connection with certain Asset Sales. However, before Collateral may be released in connection with an Asset Sale, Sun World or the Guarantor which owns the Collateral must comply with the Indenture's Asset Sale covenants, (see "Descripton of Notes - Certain Covenants - Asset Sales") which include a requirement that Replacement Assets purchased with the proceeds of an Asset Sale shall become part of the Collateral. Proceeds of an Asset Sale not used to purchase Replacement Assets or to repay certain Indebtedness will constitute Excess Proceeds.
In the event Excess Proceeds, exceed $5.0 million, an Asset Sale Offer must be made, and, to the extent that such Asset Sale Offer is accepted, the Excess Proceeds must be used to fund the repurchase of Exchange Notes (thereby giving holders of Notes the opportunity to negate any risk with respect to such release). The Collateral will also be released upon a legal defeasance or covenant defeasance of the Notes and, upon the release of any Subsidiary Guarantor (which is permitted only upon compliance with the provisions described under "Description of Notes - Guarantees" and "Description of Notes - Certain Covenants - Asset Sales"), the Collateral pledged by such Subsidiary Guarantor will be released as security for its Subsidiary Guarantee; however, a release of Collateral under such circumstances is not expected to have a material adverse effect upon holders of the Exchange Notes. See "Description of Exchange Notes - Ranking and Security."

  The Collateral includes certain leased real properties. Presently, properties leased from third parties consist of five properties covering a total of 751 acres, with annual lease payments totaling approximately $175,000. The Liens upon such leased real property Collateral are subject to the terms of the applicable leases and the rights of the landlords thereunder, including the right to terminate the leases in the event of a breach. If any such lease were terminated, Sun World would lose possession of the leased property, and the Lien in favor of the Trustee would be extinguished. In the event the Trustee receives notice of a default under any of the leases and has the right and opportunity to cure, the Trustee has no obligation under the Indenture to cure any such defaults, unless so instructed by the holders of the outstanding Notes pursuant to the Indenture. Further, the leases contain restrictions on assignment which may affect the ability of the Trustee to sell or transfer the leasehold interests following a foreclosure, in which case holders of Notes would likely be unable to realize the value, if any, of such leasehold interests.



GEOGRAPHIC CONCENTRATION

  The Collateral is located in southern and central California. A local or regional economic downturn, changes in state or local law or regulation, and similar localized events could have an adverse impact on the performance or value of the Collateral.

CERTAIN LIMITATIONS UNDER STATE LAW


     The Exchange Notes will be secured in part by liens on real property in California. Based upon discussions with Miller & Holguin, counsel to Sun World, management believes that the laws of the State of California establish limitations upon the procedures which may be followed by creditors seeking to enforce rights secured by real property, which limitations may in turn impair the ability of creditors to fully recover all amounts owed. Such limitations are found in
Section 726 of the California Code of Civil Procedure, which sets forth California's "one form of action rule", and Section 580d of the California Code of Civil Procedure, which sets forth California's "anti-deficiency" rule.

     One Form of Action Rule. Section 726 of the California Code of Civil Procedure provides that "there can be but one form of action for the recovery of any debt or the enforcement of any right secured by mortgage upon real property." Because of this Rule, creditors secured by California real estate are generally not allowed to both foreclose on the real property security and bring an independent action on the underlying note. Under the Rule, as judicially interpreted, a creditor seeking to recover on a note secured by California real property must first foreclose upon such collateral. If a creditor seeks to exercise remedies other than foreclosure, such as obtaining a personal judgment on the note, the creditor will lose its lien on the California real property and may be unable to recover any portion of the obligation remaining unpaid after exercise of such remedy. Therefore, in order for the Trustee to ensure that the real property collateral will be available for recovery upon the Notes, the Trustee will be required to first seek foreclosure upon such collateral. In addition, pursuant to Section 580d of the California Code of Civil Procedure (as discussed below), in the event that the Trustee wishes to preserve the ability to recover, following foreclosure, any difference between the total amount of the unpaid obligation under the Notes and the proceeds received upon foreclosure (the "deficiency"), the form of foreclosure used must be a "judicial" foreclosure, rather than a "non-judicial" foreclosure.

     "Anti-deficiency" rule. There are two forms of foreclosure available in California, judicial foreclosure and non-judicial
foreclosure.   A judicial foreclosure is a court-ordered sale, obtained
by a creditor through the filing of a court action. A non-judicial foreclosure is a private sale of collateral by the holder of a trust deed or mortgage which contains a grant of a private power of sale, and is also sometimes referred to as a "trustee's sale". The Trustee holds such power of sale under the Collateral Documents. A non-judicial foreclosure, because it does not require court action and because it can be conducted a relatively short time after giving required public notices, is generally faster, simpler and less expensive than judicial foreclosure. However, Section 580d of the California Code of Civil Procedure provides that "no judgment shall be rendered for any deficiency upon a note secured by a deed of trust or mortgage upon real property...in any case in which the real property...has been sold by the mortgagee or trustee under power of sale contained in the mortgage or deed of trust." Therefore, in order for a secured creditor, such as the Trustee, to preserve its claim against the debtor for any deficiency, judicial foreclosure must be utilized. The use of judicial foreclosure, unlike non-judicial foreclosure, will entitle the creditor to a judgment against the debtor for the deficiency after the property is ordered sold by the court. Under Section 726, described above, the amount of the deficiency will generally be based upon the amount of secured indebtedness less an amount equal to the greater of (i) the court's determination of fair value of the property sold and (ii) the amount realized at the foreclosure sale.

   The California laws described above should not adversely effect the Trustee's right to collect on the Guarantees, even if a non-judicial foreclosure is pursued. Substantially all of the real property contained within the Collateral is owned by Sun World, and not by the Guarantors, and the Guarantees contain a waiver by the Guarantors of the right to defend against the enforceability of the Guarantees under the anti-deficiency laws, even if such laws prevent recovery of the deficiency amount directly from Sun World.

     In addition to the foregoing, California law may also prevent acceleration of the Notes as a consequence of the creation of liens, other than Permitted Liens, on the Collateral. The existence of junior liens could adversely affect senior lienholders in that by increasing its debt, the borrower may be less likely to pay all debts, including the senior debt, when due. Existence of a junior lien can also leave the borrower with little or no equity in the property and therefore a lesser incentive to pay its debts. Under the Indenture, Sun World is generally prohibited from creating liens, other than Permitted Liens.
In the event of a breach of this covenant that is not remedied for 30 days after written notice of such breach is given to Sun World, the Trustee or the holders of Notes will be entitled to accelerate the maturity of the Exchange Notes. However, California courts have held that wherever the maturity of an obligation secured by commercial real property is accelerated by reason of the placement of junior liens on the property in violation of the debtor's covenant not to further encumber the property, the right to so accelerate can be enforced only when the execution of the junior encumbrance endangers the lender's security. Under LaSala v. American Savings (1972) 5 Cal. 3d 864, in order to enforce its right to accelerate the lender must demonstrate that the foreclosure is reasonably necessary to protect against impairment of the security or an increased risk of default. For example, the LaSala court held that the grant of a junior lien to a junior lienholder occupying the property would likely endanger the existing security and enable the lender to accelerate. If no impairment of security or increased risk of default can be demonstrated by the lender, the lender cannot accelerate. However, the right to accelerate could become available at a later time if subsequent events lead to impairment, such as when foreclosure of the junior lien occurs or is imminent. Although pre-empted by Federal law in many circumstances, a California court could require the Trustee or the holders of the Notes to satisfy this requirement prior to permitting acceleration due to Sun World's violation of this covenant. Nonetheless, the California courts have not imposed a similar requirement for accelerations resulting from breaches of other covenants under the Indenture.

CERTAIN BANKRUPTCY LIMITATIONS

  Based upon discussion with Miller & Holguin, counsel to Sun World, management believes that the right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture would likely be significantly impaired by bankruptcy law if a bankruptcy case were to be commenced by or against Sun World or its subsidiaries prior to the Trustee having repossessed and disposed of the Collateral. Such a case could be commenced at any time that the Exchange Notes remain outstanding. Under Title 11 of the United States Code (the "Bankruptcy Code"), a secured creditor such as the Trustee is prohibited from repossessing its collateral from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval.
Moreover, the Bankruptcy Code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the bankruptcy court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case, but not including interest which would accrue on the claim to the extent of any equity in the collateral. Generally, adequate protection payments are not required to be paid by a debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor's interest in the collateral is declining during the pendency of bankruptcy case. Due to the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Exchange Notes or Guarantees could be delayed following the commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent holders of the Exchange
Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

  Under the Bankruptcy Code, a "farmer" cannot be subject to an involuntary bankruptcy petition. The term "farming operation" is defined in the Code to include "farming, tillage of the soil, dairy farming, ranching, production or raising of crops, poultry, or livestock, and production of poultry or livestock products in an unmanufactured state". If it is determined by a court of appropriate jurisdiction that over 80% of Sun World's gross income comes from farming operations, Sun World may be deemed to be a "farmer" under the Bankruptcy Code. Management believes that, if such a court were to apply generally accepted accounting principles to Sun World's current operations, 80% of Sun World's gross income would be deemed to be derived from farming operations, although there can be no assurances that the court would either apply generally accepted accounting principles in making this determination or that the court's interpretation of the term "farming operations" would be the same as Sun World's. Further, there can be no assurance that in future years those operations of Sun World which may be deemed "farming operations" will not diminsh as a percentage of Sun World's overall operations. Accordingly, Sun World cannot determine with certainty whether or not it would be deemed a "farmer" under the Bankruptcy Code. To the extent Sun World is deemed to be a "farmer" under the Bankruptcy Code, the Trustee and the Exchange Note holders would not be able to commence an involuntary bankruptcy case naming Sun World as the debtor in the event Sun World defaults on its obligations under the Notes. The Trustee and the Note holders may enforce their rights against the Collateral; however, their inability to commence an involuntary bankruptcy against Sun World prevents the Trustee and Note holders from obtaining court supervision of Sun World's ongoing operations. In addition, certain transfers within a statutory period of time prior to the commencement of a bankruptcy petition (90 days to one year or more) may be set aside or avoided in a subsequent bankruptcy. To the extent Sun World delays commencing a voluntary bankruptcy case, for example to prevent foreclosure by the Trustee, certain transfers may become unavoidable, to the benefit of certain third parties and to the detriment of the Note holders.

FRAUDULENT CONVEYANCE

  Various fraudulent conveyance laws enacted for the protection of creditors may apply to the issuance of the Guarantees. To the extent that a court were to find that (x) a Subsidiary Guarantee was incurred by a Subsidiary Guarantor with intent to hinder, delay or defraud any present or future creditor or such Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of its Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Subsidiary Guarantee in favor of other creditors of such Subsidiary Guarantor. Among other things, a legal challenge of any Subsidiary Guarantee may focus on the benefits, if any, realized by such Subsidiary Guarantor as a result of Sun World's issuance of the Notes. Each Guarantee contains a savings clause, which generally limits the obligations of any Guarantor under its Guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in such obligation not constituting a fraudulent conveyance. Any limitation on the amounts payable by a Guarantor under its Guarantee pursuant to the provision in the Guarantee limiting the Guarantee obligation to an amount that would not constitite a fraudulent conveyance or fraudulent transfer under applicable law will result in a corresponding limitation on the ability of the Trustee to realize upon the Collateral pledged by such Guarantor. To the extent a Subsidiary Guarantee was avoided or limited as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim against such Subsidiary Guarantor and would be creditors solely of Sun World and Cadiz. In such event, the claims of holders of the Notes against such Subsidiary Guarantor would be subject to the prior payment of all liabilities (including trade payables) of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portion of any Subsidiary Guarantee.

  The Cadiz Guarantee may similarly be subject to judicial challenge, but not to the same extent as the Subsidiary Guarantees. Because Sun World is a wholly-owned subsidiary of Cadiz, the Cadiz Guarantee is a "downstream" guarantee, that is, a guarantee of an obligation incurred by a subsidiary. The Subsidiary Guarantees, in contrast, are "upstream" guarantees, that is, a guarantee by a subsidiary of an obligation incurred by a parent. Downstream guarantees such as the Subsidiary Guarantees are generally considered more vulnerable to legal challenge because, as noted above, a legal challenge can be based upon the benefits (or lack thereof) realized by a guarantor of the Notes. The benefits received by Cadiz, as the parent of Sun World, are more easily demonstrated than those received by the Subsidiary
Guarantors, thus limiting the likelihood of a legal challenge to the Cadiz Guarantee.



  The measure of insolvency for the purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, is greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. Based upon financial and other information, Sun World believes that the Guarantees are being incurred for proper purposes and in good faith and that the Guarantors are solvent and will continue to be solvent after issuing the Guarantees, will have sufficient capital for carrying on their business after such issuance and will be able to pay their debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with such beliefs. See "Description of Exchange Notes -Guarantees."

SECURED LENDERS UNDER ENVIRONMENTAL LAWS



  The Notes and the Guarantees will be secured by liens on real property. Based upon discussion with Miller & Holguin, counsel to Sun World, management believes that Real property pledged as security to a lender may be subject to known and unknown environmental risks, and these risks may reduce or eliminate the value of such real property as Collateral. Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), in certain circumstances a secured lender may be held to have an obligation to remediate or may be held liable for the cost of remediating releases or threatened releases at the mortgaged property. There are similar risks under various state laws and common law theories. The costs of environmental remediation are often substantial. In addition, a secured lender may be liable for other damages allegedly caused by the contamination under various federal and state laws, such as natural resource damage under CERCLA.

Generally, a lender may not incur CERCLA liability if (a) the lender's interest in the contaminated site is principally to secure payment or performance of an obligation; (b) the contaminated property is acquired by the lender through foreclosure or its equivalent and is being marketed or disposed of with a good faith effort to sell the site upon commercially reasonable terms; and (c) the lender never manages the site. Under CERCLA, a lender may be liable as an "owner or operator" of a mortgaged property for such remediation costs if such lender or its agents or employees have participated in the management of the operations of the mortgagor, even if the environmental damage was caused by a prior owner, current owner or operator other than the lender. CERCLA's definition of "owner or operator" excludes a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest" (the "secured creditor exemption"). Generally, no CERCLA liability will be imposed to the extent that the lender is acting to protect its security interest in the facility or property, and it is expected that the establishment of a security interest in the Collateral will be considered to be part of a lender's permitted activities under CERCLA. If a lender's activities begin to encroach upon actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Lenders whose activites go beyond the foregoing will be required to clean up the site and be responsible for damages. However, Court cases and administrative regulations in this area are continually changing.



  Under California law, failure to perform certain remediation required or demanded by the state may give rise to a lien on the property to ensure the reimbursement of the costs of such remediation. The costs to any purchaser of the property to remediate environmental conditions could reduce or eliminate the value of the property as Collateral.

DEPENDENCE ON KEY PERSONNEL

  The success of Sun World's business is highly dependent on the members of the senior management of Sun World. The current members of Sun World's senior management are Timothy J. Shaheen, Stanley E. Speer, Michael J. Aiton, Kevin S. Andrew, David O. Marguleas and David J. Peterson. See "Management - Sun World Directors, Executive Officers and Significant Employees". All of the foregoing individuals provide services for Sun World on a full time basis with the exception of Mr. Speer, who also serves as Chief Financial Officer of Cadiz. The loss of the services of one or more of them could have a material adverse effect on Sun World's business and development. Sun World believes that its ability to successfully manage its planned growth will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. Although Sun World has established incentive compensation plans and has entered into employment agreements to retain key executives, no assurances can be made that key personnel will not depart, or that their departure would not have adverse consequences to the operations of Sun World or any of its subsidiaries.

CHANGE OF CONTROL

  The Indenture will provide that upon the occurrence of any Change of Control, Sun World will be required to make an offer to purchase all of the Notes issued and then outstanding under the Indenture at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. A Change in Control would constitute a default under other existing credit facilities of Sun World and Cadiz (i.e. Sun World's $30.0 million Revolving Credit Agreement and Cadiz' $9.7 million facility with ING Baring (U.S.) Capital Corporation. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Liquidity and Capital Resources - Current Financing Arrangements"). Certain future credit or other borrowing agreements may contain similar restrictions. Sun World would therefore be required to repay such facilities concurrently with Sun World's repurchase of the Exchange Notes. See "Description of Exchange Notes Certain Covenants."

  If a Change of Control were to occur, it is unlikely that Sun World would be able to both repurchase all of the Notes and repay all of its obligations under other indebtedness that would become payable upon the occurrence of such Change of Control, unless it could obtain alternate financing. There can be no assurance that Sun World would be able to obtain any such financing on commercially reasonable terms or at all, and consequently no assurance can be given that Sun World would be able to purchase any of the Notes tendered pursuant to a Change of Control Offer.

RECENT BANKRUPTCY; UNCERTAINTY OF EFFECT OF SUN WORLD ACQUISITION

  Prior to its acquisition by Cadiz, Sun World was the debtor in a bankruptcy case under Chapter 11 of the United States Bankruptcy Code. Sun World confirmed a Plan of Reorganization under which Cadiz acquired all of the stock of Sun World. Sun World's recent bankruptcy may limit the willingness of certain customers, dealers or suppliers to deal with Sun World and, accordingly, may have a material adverse effect on Sun World's financial condition and results of operations.

    Cadiz has a history of net losses (approximately $8.5 million for the fiscal year ended March 31, 1996, approximately $6.0 million for the nine months ended December 31, 1996 and approximately $11.0 million for the six month ended June 30, 1997) and accumulated deficits (approximately $54.4 million at March 31, 1996, approximately $61.1 million at December 31, 1996 and approximately $73.2 million at June 30, 1997. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." As the results of operations of Sun World prior to September 14, 1996 have not been consolidated with those of Cadiz, such prior operating history of Cadiz is not indicative of future trends; rather, Cadiz' consolidated results of operations will be largely dependent upon the results of operations of Sun World. See also "Risk Factors- Risks Inherent in Agricultural Operations."

SEASONALITY

  Sun World's agricultural operations are impacted by the general seasonal trends that are characteristic of the agricultural industry. Sun World has historically received the majority of its net income during the second and third calendar quarters following the harvest and sale of its table grape and stone fruit crops and due to this concentrated activity, Sun World would therefore expect to incur a loss in the first and fourth calendar quarters.

ENVIRONMENTAL MATTERS

  In the normal course of its agricultural operations, Sun World handles, stores, transports and dispenses products identified as hazardous materials and which could subject Sun World to liability for the cleanup of such hazardous substances or wastes or may adversely affect the value of the real estate used as collateral for the Exchange Notes. Such matters could, in the future, have a material adverse effect on Sun World.

COMPETITION

  The agricultural business is highly competitive. Sun World's competitors include a limited number of large international food companies, as well as a large number of smaller independent growers and grower cooperatives. No single competitor has a dominant market share in this industry due to the regionalized nature of these businesses. Sun World utilizes brand recognition, product quality, harvesting in favorable product windows, competitive pricing, effective customer service and consumer marketing programs to enhance its position within the highly competitive fresh food industry. Consumer and institutional recognition of the Sun World trademark and related brands and the association of these brands with high quality food products contribute significantly to Sun
World's ability to compete in the market for fresh fruit and vegetables. See "Business--Narrative Description of Business--Competition."

REGULATION

  Certain areas of Sun World's operations are subject to varying degrees of federal, state and local laws and regulations. Farm operations such as those conducted on Sun World's properties are subject to federal, state and local laws and regulations controlling the discharge of materials into the environment or otherwise relating to the protection of the environment. Environmental regulations may have a materially adverse effect upon Sun World's operations.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.
Sun World does not currently anticipate that it will register the Old Notes under the Securities Act. Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such holder which is an "affiliate" of Sun World or any guarantor within the meaning of Rule 405 under the Securities Act and other than any broker-dealer who purchased Old Notes directly from Sun World for resale pursuant to Rule 144A under the Securities
Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Old Notes. Each broker-dealer that acquired Old Notes for its own account as a result of market making or other trading activities and that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented form time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Sun World has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

  The Exchange Notes are being offered to the holders of the Old Notes. The Old Notes were offered and sold in April 1997 to a small number of institutional investors and are eligible for trading in the PORTAL market. Sun World intends to designate the Exchange Notes in the PORTAL market.

  There is currently no established market for the Exchange Notes and there can be no assurance that a public market will develop or, if such a market develops, as to the liquidity of such market, nor can there be any assurance as to the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. The Exchange Notes will not be listed on any securities exchange. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the performance of Sun World and other factors. The Initial Purchaser has advised Sun World that it intends to make a market in the Exchange Notes after consummation of the Exchange Offer, as permitted by applicable laws and regulations; however, the Initial Purchaser is not obligated to do so and any such market-making activity may be discontinued at any time without notice.

RISKS ASSOCIATED WITH BUSINESS OF CADIZ

ENVIRONMENTAL REGUALTION AND RISK

  Water leased or sold by Cadiz may be subject to regulation as to quality by the United States Environmental Protection Agency (the "EPA") acting pursuant to the Federal Safe Drinking Water Act (the "US Act"). In California, the responsibility for enforcing the US Act is delegated to the California Department of Health Services (the "Health Department") and to the Resources Board acting pursuant to the California Safe Drinking Water Act (the "Cal Act"). The US Act provides for the establishment of uniform minimum national water quality standards, as well as governmental authority to specify the type of treatment processes to be used for public drinking water. Moreover, the EPA has an ongoing directive to issue regulations under the US Act and to require disinfection of drinking water, specification of maximum contaminant levels ("MCLS") and filtration of surface water supplies. The Cal Act and the mandate of the Health Department are similar to the US Act and the mandate of the EPA, and in many instances MCLS and other requirements of the Health Department are more restrictive than those promulgated by the EPA.

   Both the EPA and the Health Department have promulgated regulations and other pronouncements which require various testing and sampling of water and inspections by producers which set MCLS for numerous contaminants. Since Cadiz does not intend to sell water directly to the consumers, these standards only affect the water agencies that may buy or lease Cadiz' water. While environmental regulations do not directly affect Cadiz, the regulations regarding the quality of water distributed affects Cadiz' intended customers and may, therefore, depending on the quality of Cadiz' water, impact the price and terms upon which Cadiz may in future sell its water or water rights.

POTENTIAL ADVERSE EFFECT OF RAIL-CYCLE PROJECT ON CADIZ

  In November 1995, the San Bernardino County Board of Supervisors certified the Environmental Impact Report/Environmental Impact Statement ("EIR/EIS") for, and approved a Conditional Use Permit for, the proposed construction and operation of a landfill adjacent to Cadiz' non-Sun World properties located near Cadiz, California (the "Rail-Cycle Project"). Cadiz contends that the Rail-Cycle Project, as currently designed, poses environmental risks to both agricultural operations at Cadiz and to the groundwater basin underlying the Cadiz property. Cadiz has vigorously opposed the Rail-Cycle Project on a number of grounds and has filed a lawsuit seeking, among other things, to set aside the County's certification of the EIR/EIS and approval of the proposed project. There can be no assurances as to the outcome of Cadiz' lawsuit. Furthermore, the Board of Supervisors decided to require a business license tax to be levied against the Rail-Cycle Project which, prior to adoption, requires approval by a majority vote in a general election. Cadiz believes that the Rail-Cycle Project, if constructed and operated as proposed, will have a materially adverse impact upon Cadiz' business. See "Business -Legal Proceedings." However, management is unable to predict the magnitude of such impact, if any, at this time.

DEVELOPMENT STAGE RISKS OF PROSPOSED COMMERCIAL PRODUCTION AND TRANSFER
OF WATER

  Cadiz anticipates that it will continue to incur operating losses from its non-Sun World operations until such time as it is able to receive significant revenues from the development of its water transfer projects. Additional financing specifically in connection with Cadiz' water projects will be required. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition to the risk of delays associated with receiving all necessary regulatory approvals and permits, Cadiz may also encounter unforeseen technical difficulties which could result in construction delays and cost increases with respect to Cadiz' water transfer projects. Cadiz is continuing to negotiate the specific terms of water delivery and/or storage arrangements with various California water agencies. However, the outcome of these negotiations cannot be predicted with any degree of certainty.
There can be no assurances as to the amount of water which will be able to deliver or store under such arrangements, nor as to the price which Cadiz will be able to obtain. Furthermore, Cadiz has no experience to date in the commercial production and delivery of water in large amounts on a long-term basis. There is, therefore, a limited historical basis on which to evaluate future performance of Cadiz' proposed operations in this area.

COMPETITION

  Cadiz faces competition for the acquisition, development and sale of its properties from a number of competitors, some of which have significantly greater resources than Cadiz. Cadiz may also face competition in the development of water resources associated with its properties. Since California has scarce water resources and an increasing demand for available water, Cadiz believes that price and reliability of delivery are the principal competitive factors affecting transfers of water in California. In this regard, the ability of Cadiz to price its water on a competitive basis will depend upon the cost of constructing and maintaining delivery systems for its surplus water. See "Business--Competition."

SIGNIFICANT LEVERAGE AND WORKING CAPITAL REQUIREMENTS

  As a result of the Sun World Acquisition, Cadiz' capital structure is significantly leveraged. On April 16, 1997, Cadiz completed a restructuring of its indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." After giving effect to the restructuring, Cadiz has approximately $10 million of indebtedness outstanding due April 30, 1998 (with provisions for extensions, if required), and Sun World has $120 million of indebtedness outstanding (including $115,000,000 of Old Notes) and $30 million of borrowing availability under the Revolving Credit Agreement. Cadiz indebtedness is secured by substantially all of Cadiz' non-Sun World assets. Sun World will depend on the Revolving Credit Agreement to meet its significant seasonal working capital needs in 1997. Management anticipates that the credit available under the Revolving Credit Agreement will be sufficient to meet Sun World's current seasonal requirements, although no assurances can be given. See "Risk Factors--Seasonality" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The degree to which Cadiz' capital structure is leveraged could impair both Cadiz' and Sun World's access to additional financing in the future for working capital, capital expenditures, acquisitions, and general or other corporate purposes. The ability of Cadiz and Sun World to generate sufficient working capital and cash flow needed for ongoing debt service and working capital needs depends on the future performance of Cadiz and Sun World.

LIMITATIONS ON ACCESS TO SUN WORLD CASH FLOW AND DIVIDENDS

  Cadiz' ability to receive distributions from Sun World's cash flow is restricted by a series of covenants in the Indenture that allow for the payment of dividends subject to meeting certain tests and ratios.

REGULATORY APPROVALS

  As Cadiz proceeds with the development of its properties, including related infrastructure, Cadiz will be required to satisfy various regulatory authorities that it is in compliance with the laws, regulations and policies enforced by such authorities. Groundwater development, and the export of surplus groundwater for sale to single entities such as public water agencies, are not subject to regulation by existing statutes, other than general environmental statutes applicable to all development projects. Management cannot predict with certainty what requirements, if any, may be imposed by regulators upon future development. In addition, the time and costs associated with obtaining regulatory approvals for resource development are significant, and there can be no assurance that Cadiz will receive desired approvals for future development plans.

                             USE OF PROCEEDS

  There will be no cash proceeds to Sun World resulting from the Exchange Offer.


                            THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The Old Notes were originally issued and sold on April 16, 1997. The offer and sale of the Old Notes was not required to be registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. In connection with the sale of the Old Notes, Sun World agreed to use its best efforts to cause to be filed with the Commission a registration statement relating to an exchange offer pursuant to which a new first mortgage of Sun World covered by such registration statement and containing terms identical in all material respects to the terms of the Old Notes would be offered in exchange for Old Notes tendered at the option of the holders thereof, or, if applicable interpretations of the staff of the Commission did not permit Sun World to effect such an Exchange Offer, Sun World agreed to file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement") and use its best efforts to have such Shelf Registration Statement become effective under the Securities Act and to keep effective the Shelf Registration Statement for at least two years after April 16, 1997.

  The purpose of the Exchange Offer is to fulfill certain of Sun World's obligations under the Registration Rights Agreement. Except as otherwise expressly set forth herein, this Prospectus may not be used by any holder of the Old Notes or any holder of the Exchange Notes to satisfy the registration and prospectus delivery requirements under the Securities Act that may apply in connection with any resale of such Old Notes or Exchange Notes. See "The Exchange Offer--Terms of the Exchange."

  Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." Broker-dealers who did not so acquire Old Notes are not eligible to participate in the Exchange Offer.

TERMS OF THE EXCHANGE

  Sun World hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Old Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."
The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

  Sun World has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties (see Exxon Capital Holdings Corp. (available April 13,
1989), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993)), Sun World believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder that is an "affiliate" of Sun World within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in the distribution of such Exchange Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer.
Any holder who is an affiliate of Sun World or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder must acknowledge that it has no arrangement or understanding with any person to participate in the distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The Exchange Offer--Terms and Conditions of the Letter of Transmittal" and "Plan of Distribution." Broker-dealers who did not so acquire Old Notes are not eligible to participate in the Exchange Offer.

  Interest on the Exchange Notes shall accrue from the last
Interest Payment Date on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on such Old Notes, from April 16, 1997.

  Tendering holders of the Old Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENTS

  The Exchange Offer shall expire on the Expiration Date. The term "Expiration Date" means 5:00 p.m., New York City time, on ___________, 1997, unless Sun World in its sole discretion extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Exchange Offer, as so extended by Sun World, shall expire. Sun World reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to IBJ Schroder Bank & Trust Company (the "Exchange Agent") and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered and not withdrawn pursuant to the Exchange Offer will remain subject to the Exchange Offer.

  The term "Exchange Date" means the first business day following the Expiration Date. Sun World expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Old Notes if any of the events set forth below under "Conditions to the Exchange Offer" shall have occurred and shall not have been waived by Sun World and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Old Notes. Unless Sun World terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, Sun World will exchange the Exchange Notes for the Old Notes on the Exchange Date.

TENDER PROCEDURE

  The tender to Sun World of Old Notes by a holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by Sun World will constitute a binding agreement between such holder and Sun World in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. This Prospectus, together with the Letter of Transmittal, will first be sent out on or about ___________, 1997, to all holders of Old Notes known to Sun World and the Exchange Agent.

  A holder of Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth on the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

  If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to Sun World and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office, branch, agency or correspondent in the United States, or by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

THE METHOD OF DELIVERY OF NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR NOTES SHOULD BE SENT TO SUN WORLD.

  The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's accounts at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth on the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

  If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office listed on the Letter of Transmittal on or prior to the Expiration Date a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), Sun World may, at its option, reject the tender. Copies of a notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

  A tender will be deemed to have been received as of the date when
(i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by Sun World, whose determination will be final and binding. Sun World reserves the absolute right to reject any Old Notes not properly tendered or the acceptance for exchange of which may, in the opinion of Sun World's counsel, be unlawful. Sun World also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as Sun World shall determine. None of Sun World, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

  Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." Broker-dealers who did not so acquire Old Notes are not eligible to participate in the Exchange Offer.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

  The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange
Offer.

  The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to Sun World and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, Sun World will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Sun World to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Old Notes by Sun World and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by Sun World of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

  By tendering, each holder of Old Notes will represent to Sun
World that, among other things, (i) such Holder is not an "affiliate" of Sun World within the meaning of Rule 405 under the Securities Act, (ii) Exchange Old Notes to be acquired by such holder of Old Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder and (iii) such holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for such holder's own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Sun World will, for a period of 180 days after the Expiration Date, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale. Other broker-dealers are not eligible to participate in the Exchange Offer.

WITHDRAWAL RIGHTS

  Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

  To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the Letter of Transmittal, and with respect to a facsimile transmission, must be confirmed by telephone and an original delivered by guaranteed overnight delivery. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers of Old Notes to be withdrawn, the principal amount of Old Notes to be withdrawn, a statement that such holder is withdrawing his election to have such Old Notes exchanged, and the name of the registered holder of such Old Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to Sun World that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes or otherwise comply with the book-entry transfer procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by Sun World and such determination will be final and binding on all parties.

  Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer--Tender Procedure" at any time on or prior to the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

  Upon the satisfaction or waiver, prior to the Expiration Date, of all the terms and conditions of the Exchange Offer, the acceptance for exchange of Old Notes validly tendered and not withdrawn and issuance of the Exchange Notes will be made on the Exchange Date. For the purposes of the Exchange Offer, Sun World shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if Sun World has given oral or written notice thereof to the Exchange Agent.

  The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving Exchange Notes from Sun World and causing the Old Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Old Notes will be made by the Exchange Agent promptly after acceptance of the tendered Old Notes. Tendered Old Notes not accepted for exchange by Sun World will be returned without expense to the tendering holders promptly following the Expiration Date or, if Sun World terminated the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, Sun World will not be required to issue Exchange Notes in respect of any properly tendered Old Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service), or, at its option, modify or otherwise amend the Exchange Offer, if any of the following events occur:

     (a) any law, rule or regulation or applicable interpretations of the staff of the Commission which, in the good faith determination of Sun World, do not permit Sun World to effect the Exchange Offer;
or

     (b) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of Sun
World within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution of such Exchange Notes; or

     (c) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of Sun World to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

     (d) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of Sun World that is or may be adverse to Sun World, or Sun World shall have become aware of facts that have or may have adverse significance with respect to the value of the Old Notes or the Exchange Notes; which, in the reasonable judgment of Sun World in any case, and regardless of the circumstances (including any action by Sun World) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

     Sun World expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by Sun World of properly tendered Old Notes). In addition, Sun World may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, Sun World may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Old Notes.

     The foregoing conditions are for the sole benefit of Sun World and may be waived by Sun World, in whole or in part, in the reasonable judgment of Sun World. Any determination made by Sun
World concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

     Sun World is not aware of the existence of any of the foregoing events.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at its address set forth on the Letter of Transmittal. IBJ Schroder Bank & Trust Company also acts as Trustee and Registrar (the "Registrar") under the Indenture.

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR
TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE LETTER OF
TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; EXPENSES

     Sun World has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. Sun World will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. Sun World will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.

     No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by Sun World. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Sun World since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Sun World may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange
Offer to holders of Old Notes in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of Sun World by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct Sun World to register Exchange Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

EFFECTS OF TENDERING ON HOLDERS OF OLD NOTES

     Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on which action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, Sun World will have fulfilled certain covenants contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of Exchange Notes."

     Sun World may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. Sun World has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

CONSEQUENCE OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the offer or sale of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exception from, or in a transaction not subject to, the Securities Act and applicable states securities laws. Sun World does not currently anticipate that it will register the Old Notes under the Securities Act. See "Risk Factors--Consequences of Failure to Exchange."


                                CAPITALIZATION

  The following table sets forth (i) the historical consolidated capitalization of Cadiz as of June 30, 1997 and (ii) the consolidated capitalization of Cadiz, as adjusted, at that date to give effect to the Exchange Offer. This table should be read in conjunction with the Consolidated Financial Statements of Cadiz, including the related notes thereto, included elsewhere in this Prospectus.

                                          As of June  30, 1997
                                          --------------------
                                        Historical   As Adjusted
                                        ----------   -----------
                                            ($ in millions)
     Short-term debt:
      Revolving Credit Agreement. . . . . $ 16.9       $  16.9
     Long-term debt:
      First Mortgage Notes - Series A . .  115.0           0.0
      First Mortgage Notes - Series B . .    0.0         115.0
      ING Note at Cadiz . . . . . . . . .    9.7           9.7
      Other senior debt at Sun World. . .    4.2           4.2
                                          -------       -------

     Total debt. . . . . . . . . . . . . . 145.8       $ 145.8

     Redeemable preferred stock,
      preferred stock, common
      stock and other stockholders' equity  46.4          46.4
                                           ------       -------

     Total capitalization. . . . . . . . .$192.2       $ 192.2
                                          ======       =======

     Ratio of debt to total capitalization  75.9%         75.9%
                                          ======       =======


                        CADIZ LAND COMPANY, INC.

    Unaudited Pro Forma Condensed Consolidated Financial Information


The following unaudited pro forma statement of operations for the nine months ended December 31, 1996 gives effect to the following transactions as if they had occurred on April 1, 1996: (i) the Sun World Acquisition; and (ii) the Offering and the Related Transactions.

The pro forma adjustments include, among others, decreased interest expense as a result of the Offering and the Related Transactions and increased depreciation as a result of the purchase price allocation. The pro forma adjustments do not reflect the elimination of charges directly attributable to the Chapter 11 bankruptcy proceedings which are not expected to recur subsequent to the emergence from bankruptcy effective September 13, 1996. See footnote (h) for a more detailed explanation of charges directly attributable to Sun World's emergence from bankruptcy.

The pro forma combined financial information should be read in conjunction with the historical financial statements of Cadiz, for the nine months ended December 31, 1996, which are included elsewhere herein, as well as the historical financial statements of Sun World for the period January 1, 1996 through September 13, 1996 which are included elsewhere herein, from which the pro forma combined statement of operations has been derived.



The following unaudited pro forma combined Statement of Operations is presented for informational purposes only and is not necessarily indicative of the results of operations that would have occurred if the acquisition had been consummated as of April 1, 1996, nor is it necessarily indicative of the future operating results of Cadiz.


                        CADIZ LAND COMPANY, INC.

Pro Forma Combined Statement of Operations for the nine months ended December 31, 1996
(In thousands except per share data)
(Unaudited)
                                      Pro
                         Sun World    Forma
                  Cadiz   Interna-  Adjust-                        Pro
                 Land      tional    ments         Pro  Offering   Forma
                 Company   Inc.     Increase      Forma  Adjust-   as
                   (a)       (b)  (Decrease)   Combined   ments  Adjusted
              -------- --------  --------   ---------  --------   --------
Revenues      $ 23,780 $ 74,230   $   -0-    $ 98,010   $   -0-   $ 98,010
              -------- --------  ---------    --------  -------    -------
Costs and
 expenses:
  Cost of
   sales        17,725   52,596     (148)(c)  70,173        -0-    70,173
  Resource
   development   1,133     -0-       -0-       1,133        -0-     1,133
  Landfill
   prevention
   activities      394     -0-       -0-         394        -0-       394
  General and
   administra-
    tive         4,924   3,358      (504)(c)   7,778        -0-     7,778
  Depreciation
   and amorti-
    zation       1,039   4,082       947 (d)   6,068        -0-     6,068
                ------- --------  -------      ------    -------   ------
  Total costs
     and
     expenses   25,215  60,036       295      85,546        -0-    85,546

Operating
  income
   (loss)      (1,435)  14,194      (295)     12,464        -0-   12,464

Interest
  expense,
   net          5,203    7,323       -0-      12,526     (1,340)  11,186

Reorganization
  items          -0-     4,796       -0-       4,796        -0-    4,796
               -------  --------  --------     -------     -----   ------
Net income
  (loss)
  before taxes(6,638)    2,075      (295)     (4,858)     (1,340) (3,518)

Income tax
  benefit      (641)      -0-        -0-        (641)        -0-    (641)
               -------- -------   --------     -------    ------   ------
Net income
  (loss)     (5,997)     2,075       295      (4,217)(h)  (1,340) (2,877)(h)

Less:
  Preferred
   stock
   dividends   (674)      -0-     (1,154)(f)   (1,828)       -0-  (1,828)

  Imputed
     dividend
     on
     preferred
     stock   (2,451)      -0-      (272)(g)    (2,723)       -0-  (2,723)
           ---------     ------  --------      -------   ------  -------
Net income
  (loss)
  applicable
  to
  common
   stock  $ (9,122)   $ 2,075  $  (1,721)      $(8,768)  $ (1,340) $(7,428)
           ========   =======   ========      =========  ========= ========
Net loss per
   common
   share    $ (.44)                         $   (.41)             $  (.34)
            =======                         =========              ========
Weighted
   average
   common
   shares
   out-
   standing 20,500                             21,600              21,600
            =======                          =========            ========

The unaudited pro forma combined statement of operations has been adjusted by the following to reflect the acquisition of Sun World by Cadiz as if it were effective at April 1, 1996:



  (a) Derived from the consolidated financial statements of Cadiz for the period April 1, 1996 to December 31, 1996, which statements have been audited by Price Waterhouse LLP, independent accountants, as indicated in their report included elsewhere herein and which include, on a consolidated basis, the results of operations for Cadiz for the period April 1, 1996 to December 31, 1996 and those of Sun World for the period September 14, 1996 (the date subsequent to the Sun World acquisition) to December 31, 1996.



  (b) The activity for Sun World (pre-acquisition) for the period April 1, 1996 through September 13, 1996 was derived by subtracting the activity of Sun World for the period January 1, 1996 through March 31, 1996, which period was unaudited, from the consolidated financial statements of Sun World for the period January 1, 1996 through September 13, 1996 (the date of the Sun World acquisition), which statements have been audited by Price Waterhouse LLP, independent accountants, as indicated in their report included elsewhere herein.

  (c) Represents reductions of costs and expenses resulting from a number of initiatives including elimination of overstaffing and redundant staffing throughout Sun World and reduction of labor and rent made possible by the closing of the Sun World administrative headquarters and consolidating these operations into the Kimberlina packing facility. Liabilities related to these employee terminations and the relocation have been accrued in connection with the Sun World acquisition pursuant to the Financial Accounting Standards Board Emerging Issues Task Force Consensus No. 95-3, "Recognition of Liabilities in Connection with a Business Combination."

  (d) Reflects incremental depreciation expense resulting from an increased basis of property, plant and equipment pursuant to the purchase method of accounting. The total basis of property, plant and equipment was increased by approximately $33 million which will be depreciated over a period of 10 to 45 years for land improvements and buildings and 3 to 25 years for machinery and equipment.



  (e) Interest expense based on the pro forma capitalization of Cadiz is summarized in the table below:



                                                            Nine months
                                                            December 31,
                                                               1996
                                                            -----------
                                                          (In thousands)

            Sun World First Mortgage Notes(1) . . . . . .    $   9,703
            Revolving Credit Agreement(2) . . . . . . . .          825
            ING Notes(3). . . . . . . . . . . . . . . . .          564
            Other secured debt(4) . . . . . . . . . . . .          365
            Commitment fees(5). . . . . . . . . . . . . .           75
                                                              --------
            Total interest expense. . . . . . . . . . . . .     11,532

            Less historical interest on debt. . . . . . . .    (13,408)
                                                                ------
            Decrease in cash interest expense . . . . . . .     (1,876)

            Amortization of deferred financing costs(6) . .        536
                                                              --------
            Total decrease in interest expense. . . . . . . $   (1,340)
                                                              ========
----------------------


     (1)  Based upon a fixed interest rate of 11.25%.

     (2) Assumes an interest rate of 8.25% on drawn balance. The pro forma average balance drawn-down was $10.0 million. A change of 0.125% in the interest rate would change interest expense by $12,500 for the nine months ended December 31, 1996.

     (3) Assumes an interest rate of 7.75%. A change of 0.125% in the interest rate would change interest expense by $9,100 for the nine months ended December 31, 1996.

     (4)  Based upon fixed interest rates ranging from 7.50% to 10.00%.

     (5) Represents a commitment fee of 0.5% applied to the $20.0 million unused portion of the Revolving Credit Agreement.

     (6) Deferred financing costs are amortized over the life of the related debt, seven years for the First Mortgage Notes.

  (f)  Represents 6% preferred stock dividends for the nine month period.

  (g)  Assumes issuances of Series B and Series C Preferred Stock at
       April 1, 1996.

  (h) Includes for the nine months ended December 31, 1996, charges incurred by Sun World totaling $4.8 million which were directly attributable to the Chapter 11 bankruptcy proceedings and are non-recurring in nature. Exclusion of the non-recurring charges would have resulted in a pro forma net loss per share of $.12 for the nine months ended December 31, 1996.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS



GENERAL

         On September 13, 1996, Cadiz acquired all of the outstanding capital stock of Sun World. The Sun World Acquisition was accounted for on a consolidated basis using the purchase method of accounting. The Consolidated Financial Statements of Cadiz include Sun World from the date of acquisition. In addition, Cadiz has changed its fiscal year end from March 31 to December 31 in order to align its year end with that of Sun World.

RESULTS OF OPERATIONS


       The financial statements set forth herein for the six months ending June 30, 1997, reflect the results of operations on a consolidated basis for Cadiz and its subsidiaries, including Sun World, (collectively defined herein as the "Company") for the period January 1, 1997 through June 30, 1997. Cadiz' results of operations for the nine months ended December 31, 1996 include the results of operations for Sun World for the period September 14, 1996 through December 31, 1996. The results of operations of Sun World prior to the September 13, 1996 acquisition date have not been consolidated with those of the Company. As a result of the foregoing and the change of Cadiz' fiscal year end, direct comparisons of the Company's consolidated results of operations for (i) the six months ended June 30, 1997 with results for the six months ended June 30, 1996 and (ii) the nine months ended December 31,1996 with results for the fiscal year ended March 31, 1996 will not, in the view of management of the Company, prove meaningful. Instead, a summary of the Sun World elements which management of the Company believes essential to an analysis of the results of operations for such periods is presented below. For purposes of this summary, the term Sun World will be used, when the context so requires, with respect to the operations and activities of the Company's Sun World subsidiary, and the term Cadiz will be used, when the context so requires, with respect to those operations and activities of the Company not involving Sun World.



       The Company's net income or loss in future fiscal periods will be largely reflective of the operations of Sun World. Sun World conducts its operations through four operating divisions: farming, packing, marketing and proprietary product development. Net income from farming operations varies from year to year primarily due to yield and pricing fluctuations which can be significantly influenced by weather conditions, and are, therefore, generally subject to greater annual variation than Sun World's other divisions. However, the geographic distribution of Sun World's farming operations and the diversity of its crop mix makes it unlikely that adverse weather conditions would affect all of Sun World's properties or all of its crops in any single year. Nevertheless, as net profit from Sun World's packing, market operations and proprietary product development tends to be more consistent from year to year than net profit from Sun World's farming operations, Sun World is seeking to expand volume in the packing and marketing areas by increasing the number of growers with which Sun World maintains packing and marketing arrangements. Sun World is also actively exploring various domestic and international opportunities to license selected proprietary fruit varieties.

      The following discussion contains trend analysis and other forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements throughout this document.

THREE MONTHS ENDED JUNE 30, 1997 COMPARED TO THREE MONTHS ENDED JUNE 30, 1996
---------------------------------------------------------------------------

      The Company's agricultural operations are impacted by the general seasonal trends that are characteristic of the agricultural industry. Sun World has historically received the majority of its net income during the months of June to October following the harvest and sale of its table grape and tree fruit crops. Due to this concentrated activity, Sun World has, therefore, historically incurred a loss with respect to its agricultural operations in the other months during the year.

      During the current year, atypical weather conditions have resulted in much higher than normal crop yields for table grapes and tree fruit crops, therefore resulting in lower prices throughout the industry. However, the Company's proprietary products such as Superior Seedless(TM) table grapes and Black Diamond(TM) plums have allowed Sun World to continue to command a price premium to the overall market which has helped mitigate the difficult market conditions industry-wide.

       The table below sets forth, for the periods indicated, the results of operations for the Company's four main operating divisions (before elimination of any interdivisional charges) as well as the categories of costs and expenses incurred by the Company which are not included within the divisional results (in thousands):

                                             Three Months Ended
                                                  June 30,
                                                ----------
                                              1997        1996
                                            ------       ------
  Divisional net income (loss):
      Farming                               $ 1,118       (426)
      Packing                                 2,286         -0-
      Marketing                               1,626         -0-
      Proprietary product development           298         -0-
                                            -------     -------
                                              5,328       (426)

     Landfill prevention expense                176         127
     General and administrative expense       2,960         737
     Depreciation and amortization expense    1,812         258
     Interest expense, net                    3,949         439
                                            -------     -------
     Net loss                             $  (3,569)   $ (1,987)
                                            =======     ======

     The consolidated net loss for the quarter ended June 30, 1997 was $3.6 million compared to a loss of $2.0 million for the same period last year.

     FARMING OPERATIONS. The Company's developed agricultural properties, which total approximately 18,900 acres, are primarily dedicated to producing permanent commercial crops. Revenues during the quarter resulted primarily from the harvest of table grapes, sweet red and yellow peppers and seedless watermelon from the Coachella Valley operations and the beginning of the table grape and tree fruit harvest from the San Joaquin Valley operations. Although yields for these crops were higher than normal, similar high crop yields throughout the industry have resulted in lower prices. As the Company is able to command a premium price for its proprietary products such as Superior Seedless(TM) table grapes and Black DiamondTM plums, the impact of the industry-wide lower prices have been somewhat mitigated. Net income from farming operations totaled $1.1 million for the quarter ended June 30, 1997 based upon revenues of $20.0 million offset by farming expenses of $18.9 million. For the quarter ended June 30, 1996, the loss from farming operations resulted primarily from the Cadiz citrus operations.

     PACKING OPERATIONS. Sun World's four packing and handling facilities contributed $6.6 million in revenues offset by $4.3 million in expenses resulting in $2.3 million in net income from packing operations during the quarter ended June 30, 1997. During the quarter, the Company packed 1.3 million units and handled 3.0 million units which represents approximately 35% of the annual volume expected to be packed or handled. Products packed or handled during the quarter consisted of Company-grown table grapes, sweet red and yellow peppers and seedless watermelon in the Coachella Valley; table grapes and citrus products packed for third party growers; and the beginning of the tree fruit and table grape harvest in the San Joaquin Valley.

     The increased yields experienced in the farming operations coupled with increased volumes from third party growers are expected to positively impact the packing operations for the year. As all of the Company's packing operations are conducted through Sun World, no such operations were conducted by the Company during the 1996 period.

     Marketing operations. The Company's marketing operations include selling, merchandising and promoting Sun World grown products, as well as providing these services for third party growers. During the three months ended June 30, 1997, a total of 3.4 million units were sold primarily consisting of Company-grown table grapes, sweet red and yellow peppers and seedless watermelon from the Coachella Valley; table grapes, seedless watermelon, and citrus from domestic third party growers; and Company-grown table grapes and tree fruit from the San Joaquin Valley. These unit sales resulted in marketing revenue of $2.8 million while marketing expenses totaled $1.2 million for the quarter ended June 30, 1997 resulting in a net income from marketing operations of $1.6 million. As all of the Company's marketing operations are conducted through Sun World, no such operations were conducted by the Company during the 1996 period.

     Proprietary product development. Sun World has a long history of product innovation, and its research and development center maintains a fruit breeding program that has introduced dozens of proprietary fruit varieties during the past five years. In addition, Sun World has a 50% interest in American SunMelon, a partnership engaged in proprietary development, production and marketing of seedless watermelon seed. During the three months ended June 30, 1997, net income from proprietary product development was $0.3 million consisting of the Company's share of partnership income totaling $0.2 million and $0.1 million in net research and development revenue. As proprietary product development is conducted solely through Sun World, no such activity was conducted by the Company during the 1996 period.

     LANDFILL PREVENTION ACTIVITIES.    The Company is engaged in
opposition to the proposed construction and operation of a landfill to be located adjacent to its Cadiz Valley property, and has filed a lawsuit seeking, among other things, to set aside regulatory approvals for the landfill project. During the three months ended June 30, 1997, expenses incurred in connection with activities in opposition to the project, such as litigation costs and professional fees and expenses totaled $0.2 million as compared to $0.1 million during the 1996 period.

     GENERAL AND ADMINISTRATIVE EXPENSES.   General and administrative
expenses during both the three months ended June 30, 1997 and the three months ended June 30, 1996 consisted primarily of corporate operating expenses, professional fees and salaries. These expenses increased by $2.2 million during the three months ended June 30, 1997 as compared to the 1996 period primarily due to the addition of Sun World administrative costs in the amount of $2.1 million for the three months ended June 30, 1997.

     DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense for the quarter ended June 30, 1997 totaled $1.8 million compared to $0.3 million for the same period in 1996. The increase is attributable to depreciation relating to the acquired Sun World assets.

     INTEREST EXPENSE. Net interest expense totaled $3.9 million during the three months ended June 30, 1997, compared to $0.4 million during the same period in 1996. The following table summarizes the components of net interest expense for the two periods (in thousands):

                                             Three Months Ended
                                                    June 30,
                                                    ------
                                               1997       1996
                                             ------     -------
  Interest on outstanding debt - Sun World  $ 3,523      $  -0-
  Interest on outstanding debt - Cadiz          201         270
  Amortization of financing costs               295         238
  Interest income                               (70)        (69)
                                             ------      ------
                                            $ 3,949      $  439
                                             =======     =======

  The increase in interest on outstanding debt during the 1997 period is attributable to the long-term debt acquired as part of the Sun World acquisition. Financing costs, which include legal fees and extension fees, are amortized over the life of the debt agreement.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996
-------------------------------------------------------------------------

  The table below sets forth, for the periods indicated, the results of operations for the Company's four main operating divisions (before elimination of any interdivisional charges) as well as the categories of costs and expenses incurred by the Company which are not included within the divisional results (in thousands):

                                                      Six Months Ended
                                                           June 30,
                                                            ---------
                                                        1997        1996
                                                       ------      ------
  Divisional net income (loss):
               Farming                                $ 1,306        (968)
               Packing                                  1,764         -0-
               Marketing                                1,422         -0-
               Proprietary product development            540         -0-
                                                       ------     -------
                                                        5,032        (968)

  Landfill prevention expense                             380       1,375
  General and administrative expense                    5,486       1,365
  Depreciation and amortization expense                 2,345         528
  Interest expense                                      7,786         892
                                                      -------     -------
  Net loss                                          $ (10,965)  $  (5,128)
                                                    =========   =========

     The consolidated net loss for the six months ended June 30, 1997 was $11.0 million compared to a loss of $5.1 million for the same period last year.

     FARMING OPERATIONS.   Net income from farming operations, totalled
$1.3 million for the six months ended June 30, 1997, primarily resulting from the harvest of table grapes, sweet red and yellow peppers and seedless watermelon from the Coachella Valley operations and the beginning of the table grape and tree fruit harvest from the San Joaquin Valley operations. Farming revenues were $22.3 million and farming expenses were $21.0 million for the six months ended June 30, 1997. Due to the higher than normal crop yield industry-wide, prices have been lower which reduces farming earnings. The Company's proprietary products such as Superior Seedless(TM) table grapes and Black Diamond(TM) plums have allowed Sun World to continue to command a price premium to the overall market which has helped mitigate the difficult market conditions industry-wide. For the six months ended June 30, 1996, the $1.0 million loss from farming operations resulted primarily from the Cadiz citrus operations.

     PACKING OPERATIONS. Sun World's four packing and handling facilities contributed $1.8 million in profit during the six months ended June 30, 1997. During the six month period, the Company packed 1.7 million units and handled 3.5 million units which primarily consisted of Company-grown table grapes, sweet red and yellow peppers and seedless watermelon in the Coachella Valley; table grapes and citrus products packed for third party growers; and the beginning of the tree fruit and table grape harvest in the San Joaquin Valley. Packing and handling revenue for these operations of $8.2 million was offset by $6.4 million of expenses largely related to labor costs and to the fixed infrastructure costs associated with the Company's four packing facilities. Year-to-date net income from packing operations is lower than the three months ended June 30, 1997 as the packing operations reflected a loss due to the lower volume of packed or handled product in the first quarter. As all of the Company's packing operations are conducted through Sun World, no such operations were conducted by the Company during the 1996 period.

     MARKETING OPERATIONS.   During the six months ended June 30 1997, a
total of 4.3 million units were sold consisting primarily of Company-grown table grapes, sweet red and yellow peppers and seedless watermelon from the Coachella Valley; table grapes, seedless watermelon and citrus from domestic third party growers; Chilean table grapes; and Company-grown table grapes and tree fruit from the San Joaquin Valley. These unit sales resulted in marketing revenue of $3.4 million. Marketing expenses totaled $2.0 million for the six months ended June 30, 1997 resulting in a net income from marketing operations of $1.4 million. As all of the Company's marketing operations are conducted through Sun World, no such operations were conducted by the Company during the 1996 period.

     PROPRIETARY PRODUCT DEVELOPMENT. During the six months ended June 30 1997, net income from proprietary product development was $0.5 million consisting of the Company's share of partnership income totaling $0.6 million offset by $0.1 million in research and development expenses. As proprietary product development is conducted solely through Sun World, no such activity was conducted by the Company during the 1996 period.

     LANDFILL PREVENTION ACTIVITIES.   During the six months ended June 30
1997, expenses incurred in connection with activities in opposition to the landfill project, such as litigation costs and professional fees and expenses totaled $0.4 million as compared to $1.4 million during the 1996 period.

     GENERAL AND ADMINISTRATIVE EXPENSES.   General and administrative
expenses, consisting primarily of corporate operating expenses, professional fees and salaries, increased by $4.1 million during the six months ended June 30 1997 as compared to the 1996 period primarily due to the addition of Sun World administrative costs for the six months ended June 30, 1997 of $4.2 million.

     DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense for the six months ended June 30, 1997 totaled $2.3 million compared to $0.5 million for the same period in 1996. The increase is attributable to depreciation relating to the acquired Sun World assets.

     INTEREST EXPENSE. Net interest expense totaled $7.8 million during the six months ended June 30 1997, compared to $0.9 million during the same period in 1996. The following table summarizes the components of net interest expense for the two periods (in thousands):

                                               Six Months Ended
                                                    June 30,
                                               1997        1996
                                              ------     ------

  Interest on outstanding debt - Sun World   $6,803      $  -0-
  Interest on outstanding debt - Cadiz          479         540
  Amortization of financing costs               965         448
  Interest income                            $ (461)        (96)
                                             ------      ------
                                             $7,786      $  892
                                             ======      =======

  The increase in interest on outstanding debt during the 1997 period is attributable to the long-term debt acquired as part of the Sun World acquisition. Financing costs, which include legal fees and extension fees, are amortized over the life of the debt agreement.

NINE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO FISCAL YEAR ENDED MARCH
------------------------------------------------------------------------
31, 1996
----------
  During the nine months ended December 31, 1996, Cadiz incurred a net loss of $6.0 million compared to a loss of $8.5 million during the fiscal year ended March 31, 1996. The following table summarizes the net loss for both periods (dollars in thousands):

                                        Nine Months    Fiscal Year
                                            Ended        Ended
                                         December 31,    March 31,
                                            1996          1996
                                           ------        ------

     Revenues                             $  23,780    $  1,441
                                          ---------     -------
     Costs and expenses:
      Cost of sales                          17,725       1,649
      Resource development                    1,133       1,680
      Landfill prevention activities            394       1,919
      General and administrative              4,924       1,826
      Depreciation                              864         833
      Amortization                              175         234
      Interest expense, net                   5,203       1,787
      Income tax benefit                       (641)        -0-
                                          ----------   ---------
     Net loss                             $  (5,997)   $ (8,487)
                                          =========    ========

  The operations of Sun World for the period September 14 through December 31, 1996 are included above; however, due to the seasonality of the operations of Sun World, this is not indicative of the results of operations should a full fiscal year of activity be included.

  REVENUES. During the nine months ended December 31, 1996, Cadiz recorded revenues of $23.8 million, of which $22.5 million resulted from Sun World operations, all of which were recognized from September 14, 1996 (the date subsequent to the Sun World Acquisition) through December 31, 1996. The balance of Cadiz' revenues were recognized from the development activities of Cadiz, consisting primarily of gross crop proceeds from the Cadiz ranch.

  COST OF SALES. Cost of sales for the nine months ended December 31, 1996 of $17.7 million consisted of all direct costs and an allocation of indirect costs related to revenue generated by Cadiz, $16.4 million of which related to Sun World activities, for the period September 14, 1996 through December 31, 1996, as compared to $1.7 million for Cadiz during the fiscal year ended March 31, 1996.

  RESOURCE DEVELOPMENT. Expenses recorded in this category consist of costs incurred in the land and water resource development of Cadiz' landholdings. These costs include the operating costs associated with Sun World's continual evaluation of additional potential land acquisition sites, such as overhead, legal and travel, as well as the costs associated with the development and transfer of surplus water from Cadiz and Piute properties. See "Business--Narrative Description of Business". In relation to the Cadiz water transfer project, Cadiz expects completion of the required EIS/EIR process within 18 months and completion of the necessary delivery systems within several months thereafter, although no assurances can be made.

  Resource development expenses, which consist of costs incurred in the land and water development of Cadiz' landholdings, totaled $1.1 million for the nine months ended December 31, 1996 as compared to $1.7 million for the fiscal year ending March 31, 1996. The difference is primarily attributable to the difference in the length of the periods reported (nine months versus twelve months).

  LANDFILL PREVENTION ACTIVITIES. Cadiz is engaged in opposition to the proposed construction and operation of a landfill proposed to be located adjacent to its Cadiz Valley property, and has filed a lawsuit seeking, among other things, to set aside regulatory approvals for the landfill project. See "Risk Factors--Risks Associated with Business of Cadiz-- Potential Adverse Effect of Rail-Cycle Project on Cadiz" and "Legal Proceedings." During the nine months ended December 31, 1996, expenses incurred in connection with activities in opposition to the project, such as litigation costs and professional fees and expenses totaled $0.4 million as compared to $1.9 million during the fiscal year ending March 31, 1996. The decrease is due to the fact that the lawsuit is in the discovery phase; however, management believes expenses in the future will increase since Cadiz plans to vigorously oppose the proposed project.

  GENERAL AND ADMINISTRATIVE. General and administrative expenses during both the nine months ended December 31, 1996 and the fiscal year ended March 31, 1996 consisted primarily of corporate operating expenses, professional fees and salaries. These expenses increased by $3.1 million during the nine months ended December 31, 1996 as compared to the fiscal year ending March 31, 1996 primarily as a result of the Sun World Acquisition and the addition of corporate and administrative costs related to Sun World in the amount of $2.5 million for the period September 14, 1996 through December 31, 1996. During the period ended December 31, 1996, Cadiz was awarded and received approximately $0.4 million as final payment toward full reimbursement of its legal fees and costs incurred in defending a legal action which was netted against the related legal fees incurred.

  DEPRECIATION. Depreciation totaled $0.9 million for the nine months ended December 31, 1996 as compared to $0.8 million for the fiscal year ended March 31, 1996. The increase is primarily attributable to depreciation for the three and one half month period from September 14, 1996 to December 31, 1996 related to the assets of Sun World which were acquired.

  INTEREST EXPENSE. Net interest expense totaled $5.2 million during the nine months ended December 31, 1996 as compared to $1.8 million during the fiscal year ended March 31, 1996. The following table summarizes the components of net interest expense for the nine months ended December 31, 1996 and the fiscal year ended March 31, 1996 (dollars in thousands):

                                        Nine Months    Fiscal Year
                                             Ended        Ended
                                          December 31,    March 31,
                                             1996         1996
                                             -----        -----

     Interest expense on outstanding debt  $  5,193     $ 1,000
          Amortization of financing costs       746         841
          Interest income                      (736)        (54)
                                             -------     -------
                                           $  5,203     $ 1,787
                                           ========     =======

     The increase in interest expense on outstanding debt during the period ended December 31, 1996 is attributable to the long-term debt acquired as part of the Sun World Acquisition. Interest income increased due to the average Sun World cash balance of over $30 million maintained during the fourth calendar quarter of 1996.

     INCOME TAX BENEFIT. An income tax benefit of $0.6 million arose during the nine months ended December 31, 1996 as a result of utilization of net operating loss carryforwards.

YEAR ENDED MARCH 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1995

     During the year ended March 31, 1996, Cadiz incurred a net loss of $8.5 million as compared to a net loss of $4.6 million during the previous year. The following table summarizes the net loss for both periods (in thousands):

                                            March 31,    March 31,
                                                1996        1995
                                             -------       ------

     Revenues                               $ 1,441      $  543
                                            -------      -------
     Costs and expenses:
      Cost of sales                           1,649         506
      Resource development                    1,680       1,039
      Landfill prevention activities          1,919         -0-
      General and administrative              1,826       1,525
      Depreciation                              833         737
      Amortization                              234         234
      Interest expense, net                   1,787       1,208
      Gain on debt settlement                   -0-       (115)
                                            -------     -------
     Net Loss                               $ 8,487      $4,591
                                            =======      =======

        REVENUES. Revenues were recognized from Cadiz' resource development as a result of its entering into joint venture or leasing arrangements with third party growers for the farming of crops on its properties. A combination of gross crop proceeds from the citrus orchard and both rent and percentage of gross crop proceeds from the vineyard totaled $0.6 million and $0.5 million for the years ended March 31, 1996 and 1995, respectively. Gross crop proceeds from the additional acreage developed to row crops in the latter part of fiscal year 1995 totaled $0.8 million for the year ended March 31, 1996, primarily from the harvest of honeydew melons and seedless watermelon. Revenue from the produce brokerage operation which commenced in May 1995 totaled $82,000 during the 1996 fiscal year.

       COST OF SALES. Cost of sales increased by $1.1 million during the year ended March 31, 1996 from the prior year primarily due to Cadiz' share of joint venture production costs associated with the development of an additional 240 acres to row crops at the beginning of the 1996 fiscal year.

        RESOURCE DEVELOPMENT. Resource development expenses totaled $1.7 million for the year ended March 31, 1996 as compared to $1.0 million for the year ended March 31, 1995. As activities were taking place on multiple water projects during the 1996 fiscal year, costs associated with development increased as compared to the prior year when Cadiz was involved in only the Cadiz water transfer project. In addition, Cadiz developed an additional 240 acres to row crops at the beginning of the 1996 fiscal year whereby Cadiz was able to attract third party growers. Cadiz incurred an increase in costs associated with management of the Cadiz ranch with respect to this additional acreage. Also included in resource development are costs associated with evaluation of the potential acquisition of additional sites.

       LANDFILL PREVENTION ACTIVITIES.   During the year ended March 31,
1996, expenses incurred in connection with activities in opposition to the Rail-Cycle project totaled $1.9 million, including litigation costs, professional fees and expenses, and contributions in support of a local coalition which actively opposed the Rail-Cycle Project.

       GENERAL AND ADMINISTRATIVE. General and administrative expenses during both periods consisted primarily of corporate operating expenses, professional fees and salaries. These expenses increased by $0.3 million during the year ended March 31, 1996 as compared to the prior year.

      During the 1996 fiscal year Cadiz was engaged in, among other things, the Sun World Acquisition; negotiations and/or discussions with prospective purchasers regarding several of Cadiz' water transfer projects; management of Cadiz' permanent crops; and production of additional acreage to row crops in its farming operation. In the prior year, by contrast, activities pertained to evaluation of only one water transfer project and management of Cadiz' permanent crops. As a result of this increased level of activity, Cadiz has incurred a corresponding increase in costs related to overhead, professional fees, salaries and travel, among others.

      DEPRECIATION. Depreciation totaled $0.8 million for the year ended March 31, 1996 as compared to $0.7 million for the prior year. The increase of $96,000 was primarily due to a full year of depreciation on infrastructure improvements at the Cadiz property, including the development of additional irrigation wells which were completed during the fourth quarter of fiscal 1995.

       INTEREST EXPENSE. Net interest expense totaled $1.8 million during the year ended March 31, 1996 as compared to $1.2 million during the same period in 1995. The following table summarizes the components of net interest expense for the years ended March 31, 1996 and 1995 (in thousands):


                                         March 31,   March 31,
                                             1996        1995
                                          -------      -------

     Interest expense on outstanding debt   $ 1,000   $    842
     Amortization of financing costs            841        479
     Interest income                           (54)      (113)
                                            -------   --------

        Net interest expense                $ 1,787   $  1,208
                                            =======   ========

      Interest expense on outstanding debt increased during the year as a result of an increased level of borrowing and due to slightly higher interest rates. Amortization of financing costs increased as a result of debt issue costs incurred in connection with Cadiz' March 1995 loan facility. Such costs are amortized over the life of the debt arrangement, which matures on January 31, 1997.

        GAIN ON DEBT SETTLEMENT. In June 1994, Cadiz retired a note payable in the amount of $0.3 million to an individual at a discounted amount resulting in an extraordinary gain on settlement of debt of $0.1 million. The note, which originated in 1985, was scheduled to be retired with a balloon payment in December 1996.

LIQUIDITY AND CAPITAL RESOURCES

         GENERAL DISCUSSION OF LIQUIDITY AND CAPITAL RESOURCES. With the acquisition of Sun World, and the completion of an offering by Sun World of $115.0 million in secured notes and a $30.0 million Revolving Credit Agreement, as further discussed below, Cadiz believes it will be able to meet its working capital needs without looking to additional outside funding sources, although no assurances can be made. See "Current Financing Arrangements" and "Equity Placements," below. Prior to its acquisition of Sun World, Cadiz had looked to outside funding sources to address its liquidity and working capital needs.

        On April 16, 1997, Sun World completed a private placement of $115.0 million of Old Notes. The Old Notes were sold through Smith Barney Inc. as initial purchaser to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and a limited number of institutional "accredited investors" (as defined in the Securities Act). The proceeds from the issuance of the Old Notes, when combined with Sun World's existing cash and cash made available under a $30.0 million Revolving Credit Agreement entered into by Sun World concurrently with the issuance of the Old Notes, were used to retire Sun World's existing indebtedness to John Hancock Mutual Life Insurance Company ("John Hancock") and Caisse Nationale de Credit Agricole, acting through its Grand Cayman branch ("Credit Agricole"), as well as Cadiz' existing indebtedness to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. ("Rabobank") (referred to hereinafter as the "Debt Refinancing"). Management believes that the terms of Sun World's debt facilities following the issuance of the Old Notes are more favorable to Sun World than the terms of the retired debt facilities. See "Outlook," below. The terms of the Exchange Notes offered hereby are nearly identical to the terms of the Old Notes.

     Under Sun World's historical working capital cycle, working capital is required primarily to finance the costs of growing and harvesting crops, which occurs from January through September with a peak need in June. Sun World harvests and sells the majority of its crops during the period from June through October, when it receives the majority of its revenues. In order to bridge the gap between incurrence of expenditures and receipt of revenues, large cash outlays are required each year. Prior to its Debt Refinancing, Sun World's cash balance was sufficient to provide for these seasonal working capital requirements without the need for additional outside funding. However, a substantial portion of Sun World's cash on hand was used upon issuance of the Notes to fund debt repayments. Therefore, Sun World has depended upon the Revolving Credit Agreement to meet its seasonal working capital needs in 1997. As of June 30, 1997, Sun World had an outstanding balance of approximately $16.9 million under the Revolving Credit Agreement which will be continually reduced during the balance of the 1997 growing season as seasonal revenues are received. See "Risk Factors-- Seasonality" and "Risk Factors--Risks Associated with Business of Cadiz--Significant Leverage and Working Capital Requirements."


               CURRENT FINANCING ARRANGEMENTS.

               SUN WORLD OBLIGATIONS

    The Old Notes, which were issued in the principal amount of $115.0 million on April 16, 1997 and will mature on April 15, 2004, accrue interest at the rate of 11-1/4% per annum. Interest only is payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1997. The Old Notes are secured by a first lien on substantially all of the assets of Sun World and its subsidiaries, other than growing crops, crop inventories and accounts receivable and proceeds thereof, which secure the Revolving Credit Agreement. The Old Notes are also secured by the guarantee of Cadiz and the pledge by Cadiz of all of the stock of Sun World. See "Risk Factors--Risks Associated with Business of Cadiz--Significant Leverage and Working Capital Requirements" and "Risk Factors--Risks Associated with Business of Cadiz--Limitations on Access to Sun World Cash Flow and Dividends."

      Sun World entered into a one year $30.0 million Revolving Credit Agreement which is guaranteed by Cadiz. Amounts borrowed under the Revolving Credit Agreement will accrue interest at either prime plus 1.50% or LIBOR plus 2.50%, at Sun World's election, with an additional
 .50% payable for advances on eligible inventory above specified levels. As of June 30, 1997, approximately $16.9 million was outstanding under the Revolving Credit Agreement.

     CADIZ OBLIGATIONS

      As Cadiz has not received significant revenues from its water resource activity to date, Cadiz has been required to obtain financing to bridge the gap between the time water resource development expenses are incurred and the time that revenue will commence. Historically, Cadiz has addressed these needs primarily through secured debt financing arrangements with its lenders, private equity placements and the exercise of outstanding stock options.

      Cadiz' primary current lender is ING Baring (U.S.) Capital Corporation ("ING"). On March 31, 1997, ING purchased Cadiz' previously outstanding obligations to Henry Ansbacher & Co., Ltd. ("Ansbacher") of approximately $9.7 million. Concurrently with such purchase, the maturity date of the ING obligations was extended to April 30, 1998
(with the interest rate of such obligations to be adjusted as of May 1, 1997 to LIBOR plus 200 basis points, payable at LIBOR only semi-annually, with the remaining accrued interest added to principal), and Cadiz issued to ING Warrants to purchase 75,000 shares of Cadiz Common Stock, exercisable for five years beginning on April 30, 1997 at an exercise price equal to the average daily closing price of Sun World's Common Stock over a ten trading day period ending on April 29, 1997.
ING has also granted to Cadiz the right to obtain two additional one-year extensions. Upon exercise of the first and second extension, Cadiz would be required to issue certain additional warrants to ING and the interest rate would be further adjusted. Currently, ING holds a senior deed of trust on substantially all of Cadiz' non-Sun World related property.

     As Cadiz continues to aggressively pursue its business strategy, additional financing specifically in connection with Cadiz' water projects will be required. The nature of such additional financing for the water transfer and/or storage projects will depend upon how the development and ownership of each project is ultimately structured, and how much of each project's funding will be Cadiz' responsibility. Should Cadiz determine that it will be able to maximize its profit potential through construction and ownership of the water delivery and/or storage systems used in the project, Cadiz will be required to obtain long-term project financing. Based upon the results of analysis performed by an investment banking firm retained by Cadiz, management believes that several alternative long-term financing arrangements are available to Cadiz which will be further evaluated once funding responsibility and ownership alternatives are determined.

    EQUITY PLACEMENTS. During the nine months ended December 31, 1996, Cadiz utilized equity placements to fund its Sun World Acquisition. The total cash requirements of Cadiz related to the Sun World Acquisition were funded from: (i) the issuance by Cadiz of $27.6 million of newly authorized Series A Preferred Stock ("Series A Preferred"); (ii) the issuance by Cadiz of $7.6 million of newly authorized Series B Preferred Stock ("Series B Preferred"); (iii) the issuance by Cadiz of $2.6 million of newly authorized Series C Preferred Stock ("Series C Preferred"); and (iv) $1 million previously deposited by Cadiz from its working capital in trust with the Official Committee Holding Unsecured Claims in the Sun World bankruptcy case. Of such funds, approximately $35 million was applied to cash disbursements required at closing under the Sun World Plan of Reorganization, including the $15 million capital contribution and approximately $5.5 million of principal reduction to secured lenders. The remainder has been utilized by Cadiz substantially for the payment of expenses relating to the Sun World Acquisition, as well as for the capital and operating requirements of Cadiz.

          Under the terms of the Plan of Reorganization in the Cadiz bankruptcy case, as originally approved, the total cash requirements of Cadiz in order to close the Cadiz Acquisition would have been approximately $39 million, with $15 million of this amount to be deposited by Cadiz at closing into the trusteed unsecured claims reserve account. However, in order to protect against stockholder dilution, shortly before completion of the Cadiz Acquisition Cadiz was able to successfully negotiate a reduction in this required initial cash deposit to $11 million, thereby effectively reducing cash requirements at closing to $35 million. As a condition to this reduction in the amount of the initial deposit, Cadiz agreed to deposit an additional amount into the unsecured claims reserve account subsequent to the closing, when the final claims amounts could more readily be determined. In order to fund the remaining amounts necessary to complete its requirements in this regard, on November 26, 1996, Cadiz issued 240 shares of its Series B Preferred and 40 shares of its Series C Preferred for total aggregate consideration of $2.8 million, or $10,000 per share. The amount of shares so issued by Cadiz was less than the additional amount which Cadiz would otherwise have needed to issue prior to the Cadiz Acquisition if the amount of the initial cash deposit had not been reduced.

    During the nine months ended December 31, 1996, Cadiz received gross proceeds of $942,000 through the exercise of previously outstanding stock options.

      The Series A Preferred was not convertible when issued, but became convertible into shares of Common Stock at the option of the holder, on November 12, 1996 upon the filing by Cadiz of an Amendment to its Certificate of Incorporation ("Amendment") increasing Cadiz' authorized Common Stock from 24,000,000 to 45,000,000 shares, thereby allowing Cadiz to reserve sufficient shares of Common Stock for issuance upon conversion. Concurrently with the filing of the Amendment, the conversion price ("Series A Conversion Price") was $3.75. Holders are entitled to cumulative dividends payable semi-annually in cash or Common Stock at a rate of 6% per annum. The Series A Preferred is also mandatorily convertible in full at the option of Cadiz at any time prior to six months following the filing of the Amendment at the Series A Conversion Price provided that, as a condition to such conversion, Cadiz shall pay to holders one full year's worth of dividends (less the amount of any dividends theretofore paid). Cadiz exercised this conversion right effective May 7, 1997, and no shares of Series A Preferred currently remain outstanding. The Series A Preferred ranks senior and prior to Cadiz' Common Stock and on a parity with any other class or series of Preferred Stock. Except as provided by law, holders are not entitled to vote upon any matter submitted to a vote of Cadiz' stockholders.

      The Series B and C Preferred were immediately convertible upon issuance into shares of Common Stock, at the option of the holder, at a price equal to the lower of (a) $5.8125 per share or (b) 85% of the average closing bid price over the ten-trading day period ending on the day prior to the submission of any conversion notice ("Series B/C Conversion Price"). Holders are entitled to cumulative dividends payable upon conversion or maturity in cash or Common Stock at a rate of 6% per annum. Cadiz reserves the right to redeem any shares of Series B or Series C Preferred for $11,765 per share in cash by giving holders five days notice. Any Series B or Series C Preferred shares outstanding one year following issuance are mandatorily converted into Common Stock at the Series B/C Conversion Price. Holders are entitled to a liquidation preference equal to the initial purchase price of $10,000 per share. As of May 7, 1997, 90 shares of Series B Preferred and no shares of Series C Preferred remain outstanding. The Series B and C Preferred rank senior and prior to Cadiz' Common Stock and on a parity with any other class or series of Preferred Stock. Except as provided by law, holders are not entitled to vote upon any matter submitted to a vote of Cadiz' stockholders.

     The following table summarizes Cadiz' cash position for the periods indicated (amounts in thousands):

                                        Six Months   Six Months
                                            Ended      Ended
                                           June 30,   June 30,
                                            1997         1996
                                           -------     -------
  Net cash used for continuing
  operating activities                    $(19,256)   $ (3,718)

  Net cash provided by (used for)
     investing activities                    1,018      (2,276)

  Net cash provided by (used for)
     financing activities                  (12,268)      5,938
                                          ---------   ---------

  Net decrease in cash                     (30,506)        (56)

  Cash and cash equivalents,
     beginning of period                     33,307       2,600
                                          ---------   ---------
  Cash and cash equivalents,
     end of period                        $   2,801   $   2,544
                                          =========   ==========

  CASH USED FOR OPERATING ACTIVITIES. Cash used for operating activities totaled $19.3 million for the six months ended June 30, 1997 as compared to cash used for continuing operating activities of $3.7 million for the same period in 1996. The increase in cash used for operating activities primarily resulted from the inclusion of Sun World's operations and seasonal working capital requirements in the 1997 period. Significant working capital changes included an increase in accounts receivable of $12.7 million and an increase in inventories of $11.2 million attributable to the seasonality of Sun World's agricultural operations offset by an increase in accounts payable of $12.0 million.

  CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES. Cash provided by investing activities totaled $1.0 million during the six months ended June 30, 1997 as compared to cash used for investing activities of $2.3 million during the prior year's period. Although the Company invested $2.6 million in developing crops and $1.5 million in the purchase of land, property, plant and equipment and in furtherance of its water transfer and storage projects, the Company received proceeds of $2.8 million from the disposal of underproducing Sun World assets through an asset disposal program. In addition, partnership distributions received by Sun World totaled $1.0 million and other assets decreased by $1.3 million.

  CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES. Cash used for financing activities totaled $12.3 million for the six months ended June 30, 1997 as compared to cash provided by financing activities of $5.9 million during the six months ended June 30, 1996. Principal payments on long-term debt of $140.3 million were made from the proceeds from the issuance of $115.0 million of debt and from the payment of cash derived from the Company's existing working capital. Costs related to the debt issuance totaled approximately $5.2 million. Periodic drawdowns aggregating $35.1 million under the Revolving Credit Agreement, net of periodic repayments totaling $18.2 million, were used to provide the Company's seasonal working capital requirements. Net proceeds from the exercise of previously outstanding stock options totaled $1.3 million during the six months ended June 30, 1997.

  OUTLOOK

  With the issuance of the Notes, Cadiz believes that, based upon current levels of operations and anticipated growth, Sun World can adequately service its indebtedness and meet its seasonal working capital needs utilizing available internal cash and the Revolving Credit Agreement. Although the Indenture and agreements between Cadiz and its principal current lender restrict the amount of cash that can flow from Sun World to Cadiz and vice versa, Cadiz expects to be able to meet its ordinary working capital needs, in the short-term, through a combination of quarterly management fee payments from Sun World, payments from Sun World under an agricultural lease whereby Sun World now operates Cadiz' 1,600 acres of developed agricultural property at Cadiz, California, and the possible exercise of outstanding stock options. In addition, there are provisions in the Indenture allowing for certain additional payments to be made from Sun World to Cadiz, subject to Sun World meeting specific tests and ratios.

  As Cadiz is actively pursuing the development of its water resources, it is seeking the finalization of the regulatory approvals needed to commence construction of a water delivery and/or storage project at Cadiz. Once the lengthy regulatory review process is finalized and construction of the necessary delivery and/or storage system has commenced, Cadiz anticipates generating a revenue stream within less than a year thereafter which will be sufficient to meet the then existing operating requirements of Cadiz, although no assurances can be given. Concurrently with the regulatory review process, Cadiz is also negotiating the terms of water delivery and/or storage arrangements with various California water agencies, which include issues such as financing, pricing concepts and formulas and ownership of the pipeline and the delivery and/or storage system.

  In addition to the development of its water resources, Cadiz is actively involved in further agricultural development and reinvestment in its landholdings. Such development will be systematic and in furtherance of Cadiz' business strategy to provide for maximization of the value of its assets.

  With the issuance of the Notes on April 16, 1997, annual maturities of long-term debt outstanding are as follows: 1997 - $1,397,000; 1998 - $10,125,000; 1999 - $386,000; 2000 - $433,000; 2001 - $445,000, and 2002 and
thereafter - $116,602,000. At December 31, 1996, prior to the issuance of the Notes, annual maturities of long-term debt outstanding excluding $124,000 representing the unamortized portion of warrants were as follows:
1997   $4,877,000; 1998   $24,253,000; 1999 - $9,374,000; 2000 -
$11,398,000; 2001 - $11,410,000, and 2002 and thereafter - $92,676,000.

  Since Cadiz' inception, inflation has not had a material impact either on the costs of materials required in the development of property and/or in labor costs. Similarly, the value of Cadiz' real property has not been materially impacted by inflation. In the event the rate of inflation should accelerate in the future, Cadiz believes the increase in the value of its real property will exceed any increases in costs attributable to inflation.

                                 BUSINESS

  Sun World is one of the largest vertically integrated agricultural companies in California with approximately 17,300 acres of owned and 2,100 acres of leased improved land in two of North America's premier agricultural regions, the Coachella and San Joaquin Valleys of southern and central California. For the twelve months ended December 31, 1996, Sun World had revenues of $100.4 million.

  Sun World is a leading grower and marketer of table grapes, seedless watermelons, colored sweet peppers and plums. Sun World also grows and markets other fruits and vegetables, including peaches, nectarines, apricots and lemons. Sun World is also one of California's largest independent marketers of grapefruits, tangerines, mandarin oranges and dates. Sun World ships approximately 75 varieties of fresh produce to all 50 states and exports fresh fruits and vegetables to over 30 foreign countries. Sun World's operations include cultivation, packing and marketing of primarily permanent and, to a lesser extent, annual (or row) crops. In addition, Sun World operates a large research and development program that has produced dozens of proprietary fruit varieties in the last five years. Sun World's marketing operations include selling, merchandising and promoting Sun World grown products, as well as providing these services for third party growers. Produce grown or distributed by Sun World reaches more than 2,000 supermarket retailers, food service entities, warehouse clubs and international trading companies throughout North America, Europe and Pacific Rim countries. During 1996, Sun World had 25 different customers who each accounted for in excess of $1.0 million in sales volume, including national retailers such as Safeway Stores, American Stores, Supervalu and Kroger, and club stores including Sam's and PriceCostco. Approximately 10% of Sun World's products are marketed outside of the United States in Europe, Australia, Japan, Hong Kong, Singapore, Malaysia and Taiwan. In addition to product and customer diversification, Sun World's farming operations extend over 350 miles from central to southern California, providing substantial geographic diversification that reduces the potential negative impact of variations in weather, infestations and other natural occurrences detrimental to a successful harvest.

INDUSTRY OVERVIEW

  The United States agricultural industry annually produces more than 400 types of fruits and vegetables with a retail value exceeding $60 billion. These products are grown, packed and marketed and then travel through one or more distribution channels including brokers, wholesale jobbers, service wholesalers, distributors, food service operators and supermarket retailers before reaching the consumer. Due to the growing cycle of these products, the supply of fruits and vegetables from a particular region varies throughout the season producing substantial price fluctuation over relatively short time periods.

  Although these products are seasonal and their prices fluctuate, the consumer demands fresh produce throughout the year. As a result, retailers prefer to source from marketers who can supply a consistently high quality product over a large portion of the year. A grower or marketer who is able to provide product both early and late in the season gains both a distribution and a price advantage, which often results in significantly enhanced profitability. Finally, there is a growing consumer concern regarding food safety and consequently the environment in which fresh produce is grown and packed. As a result, retailers are increasingly choosing to reduce the number of suppliers with whom they contract and to require these suppliers to track their produce from seed to table. As a result of these trends, retailers are working more closely with larger, more established growers and marketers who can provide them with the quality, timeliness and breadth of products they require.

  Most commercial farming operations produce both permanent crops and row crops. From a commercial perspective there are two important differences between permanent and row crops: (i) permanent crops require significant lead time before producing commercially viable yields (e.g. approximately three years for grapes and five years for stone fruit); and (ii) permanent crops often last 30 or more years and reach their peak production potential after 10 years. In the Coachella and San Joaquin Valleys, there has been a continuing reduction in developed farming properties. A change in the permanent crop mix in this region would generally require the incurrence of a several year lag period as new crops reach commercial maturity. These factors result in a relatively stable permanent crop base over an extended period of time limiting supply based price volatility. Row crops, on the other hand, are replanted annually and are subject to wider variations in supply and consequently, price. As a result, permanent crops tend to produce a more predictable revenue stream than row crops.

BUSINESS STRATEGY

  New management believes that in the past Sun World did not focus on maximizing profitability and controlling the volatility of its operating earnings, factors which contributed to Sun World's filing for bankruptcy in October, 1994. Following the Sun World Acquisition in September 1996, management implemented the following five-point strategy: (i) producing more varieties of crops which are available for delivery at peak pricing windows throughout the year; (ii) expanding third party marketing and packing businesses to increase Sun World's ability to absorb the primarily fixed costs of its vertically integrated operations; (iii) improving administrative efficiency through both headcount reductions and a new comprehensive management information system; (iv) commercializing Sun World's extensive proprietary product portfolio consisting of over 600 worldwide patents and trademarks; and (v) selling non-strategic properties to rapidly reduce leverage. As a result, Sun World is poised to achieve significant cost savings and to reduce annual revenue volatility, while continuing to grow its core businesses.

  Reducing Earnings Volatility of Farming Operations. Sun World primarily grows table grapes (35% of 1996 acreage) and stone fruit (plums, peaches, nectarines and apricots) (26% of 1996 acreage). Subsequent to the Sun World Acquisition, new management developed a crop plan that provided for the removal of certain under performing permanent crops and the continued development of certain proprietary varieties of grapes and stone fruit. Given Sun World's current crop allocation plan, it is now redeploying marginally productive acreage to further reduce the volatility of its earnings. In addition, new management has significantly increased the efficiency and market focus of Sun World's research and development program, which continues to be one of the largest fruit breeding programs in the world. Through this program, Sun World has developed and holds patents on several key products that are unique in taste, features and growing characteristics. For example, Sun World's flagship Superior Seedless(TM) brand grape stays securely on the stem during shipping, thereby eliminating shrinkage, an attribute important to Sun World's customers. In addition, a number of Sun World's products are well suited for harvesting during periods of limited supply, allowing Sun World to sell its products at attractive price points. Other key specialty products include Black Diamond(TM) plums, Amber Crest(R) peaches, Honeycot(R) apricots, Star Sweet(R) grapefruits, Sun World sweet colored peppers and Sun World Seedless(R) watermelons. As a result of these and other streamlining initiatives, Sun World has reduced its exposure to the price volatility inherent in undifferentiated products, extended its leadership position in table grapes and stone fruit and redeployed unprofitable acreage primarily to proprietary permanent crops. Consequently, Sun World is better able to manage its cost structure and to provide its unique products to retailers at strong price points during the year, enhancing the level and predictability of its earnings.

  Expanding Marketing and Packing Businesses. In addition to produce grown on its own ranches, Sun World provides marketing and packing services for both domestic and international growers. On average, Sun World handles 12 to 13 million units annually, with an average wholesale value of approximately $120 million. As a leading, vertically integrated producer, packer and marketer of fruits and vegetables, Sun World has developed a strong brand name and reputation for quality and reliability. Going forward, Sun World intends to build upon this brand equity to expand the marketing and distribution of both its own and third party products to provide a full product line throughout the year, further solidifying its strong wholesaler relationships. To this end, Sun World has developed distribution relationships with growers in Chile and Mexico to sell contra-seasonal products (winter fruits and vegetables) in the United States and is already distributing such products throughout its retail customer base. In addition to these programs, Sun World has hired an executive to recruit qualified new growers, who can benefit from Sun World's strong brand name and distribution relationships. In addition to growing its revenue base, Sun World has several initiatives intended to increase its operating efficiency, such as consolidating its Coachella packing operations from four to two facilities and retrofitting its Kimberlina facility to pack citrus contra-seasonal to its existing stone fruit packing operation. Sun World's existing infrastructure is sufficient to support its internal operations during the peak season but provides available capacity in the off season.
As a result, Sun World's third party sales and marketing as well as contra-seasonal packing operations have significant opportunities to benefit from Sun World's existing operating leverage.

  IMPROVE ADMINISTRATIVE EFFICIENCY. Since the Sun World Acquisition, new management has implemented a number of organizational changes to provide more focused farming and financial management. Several key managers were hired, including a chief executive officer with extensive agricultural and distribution experience, a chief financial officer who was previously a partner with Coopers & Lybrand LLP and a highly experienced senior executive to focus exclusively on enhancing Sun World's third party marketing and packing businesses. In addition, Sun World has appointed a new senior vice president of operations. These individuals, along with Sun World's Senior Vice President Sales and Senior Vice President Corporate Development and Marketing form Sun World's senior management team. Sun World closed its former administrative headquarters and consolidated these operations into existing space at its main packing facility. During 1996, Sun World reduced its administrative staff by approximately 13%, largely through the elimination of unnecessary reporting layers. To support these streamlining changes, Sun World is implementing a new information management system which should be operational by the end of 1997. Management believes that these changes will eliminate $1.3 million in annual overhead costs which would have resulted in a 16% reduction in sales, general and administrative costs in 1996. With these organizational changes completed, Sun World is focused on the strategic advantages of proprietary permanent crops, strong customer relationships and significant marketing expertise and packing resources.

  COMMERCIALIZING PROPRIETARY PRODUCT PORTFOLIO. With over 600 worldwide patents and trademarks, Sun World has identified select opportunities to commercialize its proprietary product portfolio without diluting its strength as the exclusive grower of these products in the United States. In the last 10 years, Sun World has introduced more than 40 proprietary fruit varieties. The development of a new product takes many years and sometimes a decade or more. As a result, Sun World, which annually produces tens of thousands of new grape and stone fruit seedlings, has a strong leadership position in the development of innovative products. Currently, Sun World actively exploits its seedless watermelon, which in 1996 generated a profit of $1.5 million to Sun World through its 50% ownership interest in American SunMelon, and is actively exploring various new domestic and international opportunities to license various grape and stone fruit varieties.

  REDUCING LEVERAGE TO LOWER FINANCIAL RISK AND IMPROVE OPERATING FLEXIBILITY. When new management took over Sun World in September, 1996, total debt was $151.8 million. From that time to December 31, 1996, management lowered debt by $16.4 million, or 11%, through improved operational cash flows and proceeds from the sale of non-essential assets. Sun World is continuing to strengthen its balance sheet and improve its operating structure through asset sales. As of December 31, 1996, following the Sun World Acquisition, Sun World completed land sales for $12.4 million, at prices at or above their appraised value. Additionally, in 1997, Sun World has sold one ranch and one packing facility for $2.9 million.

CADIZ

  On September 13, 1996, Cadiz acquired Sun World following a bankruptcy related reorganization. Today, Sun World is a wholly owned subsidiary of Cadiz. Cadiz is publicly traded on the Nasdaq National Market under the ticker symbol "CLCI." Cadiz' business strategy is to create a portfolio of landholdings, water resources and agricultural operations within central and southern California which possess sizable assured supplies of water. Cadiz' management believes that, with both the increasing scarcity of water supplies in California and the increasing demand for water, Sun World's and Cadiz' access to water will provide it with a competitive advantage both as a major agricultural concern and as a supplier of water, which will lead to continued appreciation in the value of Cadiz' water portfolio. The Sun World Acquisition provides Cadiz with senior water rights throughout the central and southern valleys of California. Excluding Sun World's properties, Cadiz' portfolio also includes 39,000 acres of land in eastern San Bernardino County. The largest property totals approximately
27,400 acres at Cadiz, California, approximately 1,600 acres of which have been developed for cultivation of citrus orchards, table grape vineyards and row crops. Sun World adds to Cadiz' portfolio more than 17,300 acres of prime agricultural land in the San Joaquin and Coachella Valleys, increasing Cadiz' total landholdings to approximately 56,300 acres.

  Pursuant to an Environmental Impact Report and land use approvals by San Bernardino County, Cadiz is authorized to pump approximately 30,000 acre-feet of groundwater per year for irrigation of its land in Cadiz Valley. An acre-foot is 326,000 gallons, or enough for approximately two families for one year. Cadiz currently uses approximately 6,000 acre-feet per year to irrigate its Cadiz Valley agricultural development and planned near-term development will likely require no more than 10,000 acre-feet per year. As a result, Cadiz has the ability to transfer groundwater--surplus to its present and near-term needs--to public agencies which require supplemental sources of water. Cadiz intends to develop a water banking and transfer program which will involve importing water from the Colorado River Aqueduct to Cadiz Valley property during periods of excess supply. This imported water and local groundwater, stored in aquifers underlying Cadiz' landholdings, would be extracted by wells and returned to the aqueduct during periods of drought or reduced allocations from the Colorado River. Cadiz is currently involved in discussions with several regional water agencies regarding pricing formulas, financing, and ownership of the proposed facilities.

  In addition, Cadiz owns 7,300 acres in the Piute Valley of eastern San Bernardino County, which is also underlain by groundwater of excellent quality. Additional technical and environmental investigations are currently underway for a water development project anticipated to transfer approximately 10,000 to 15,000 acre-feet per year. Exploratory drilling is scheduled during 1997 to test the potential for groundwater development, transfer, and underground storage at other properties held by Cadiz in southeastern California. Groundwater reserves in storage are estimated at 12 to 22 million acre-feet.

FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

  During its last three fiscal years, Cadiz has operated in one industry segment: resource development. See Consolidated Financial Statements. Also, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

NARRATIVE DESCRIPTION OF BUSINESS

  Pursuant to its business strategy, Cadiz continually seeks to develop and manage its portfolio of land, water and agricultural resources for their highest and best use. The development and management activities of Cadiz are currently focused on agricultural operations (primarily through its wholly-owned Sun World subsidiary) and water resource development. Agricultural development will enable Cadiz to maximize the use of its landholdings while generating cash flow. Cadiz will continue to pursue opportunities for the use of its water resources, both for internal operations and to relieve water shortages in other portions of southern California.

  As a fully integrated producer, packer and marketer of specialty fruits and vegetables, Sun World strives to maximize the year round productivity of its significant asset base.

AGRICULTURAL OPERATIONS

  Sun World is a vertically integrated agricultural operation which combines an extensive research and development program, year round sourcing, farming and packing activities and strong marketing capabilities.

  PRODUCT LINE. Sun World ships 75 different varieties of fresh fruits and vegetables to all 50 states and to more than 30 foreign countries. Sun World is a leading grower and marketer of table grapes, seedless watermelons, colored sweet peppers, plums, peaches, nectarines, apricots and lemons. It is also one of California's largest independent marketers of grapefruit, tangerines, mandarins, and dates.

  The breadth and diversity of the product line helps to minimize the impact of individual crop earnings fluctuations. In addition, work can be spread more evenly over the course of a year because the growing cycles vary from crop to crop allowing Sun World to utilize its human and capital resources more efficiently than would be the case if Sun World's sales were limited to only a few products. Further, the breadth and diversity of its product offering provides Sun World with greater presence and influence with its grocery and food service customers.

  Although many fruits and vegetables are fungible commodities, Sun World has adopted a strategy of developing or acquiring specialty produce varieties with unique characteristics which differentiate them from commodity produce varieties. Most of these varieties are harvested during favorable marketing windows when available supply from competitors is limited. These specialty varieties typically command a price premium and are subject to less price volatility than the commodity varieties. They also provide Sun World with a dominant position in a number of product categories. Examples of the branded produce grown and marketed by Sun World include Sun World sweet colored peppers, Superior Seedless(TM) table grapes, Black Diamond(TM) plums, Sun World Seedless(R) watermelons, Honeycot(R) apricots and Amber Crest(R) peaches. These products were obtained through a combination of internal development and acquisition. Sun World's Research and Development Center is dedicated to developing additional high value proprietary varieties. See "- Research and Development."

FARMING OPERATIONS

  Sun World's farming operations produce approximately 7 million units of fruits and vegetables annually. Its principal agricultural lands are located in the San Joaquin and Coachella Valleys of California. See "Business Properties."

  Sun World properties are primarily dedicated to producing permanent commercial crops and, to a lesser extent, row crops. Additionally, over 1,300 acres are currently utilized for developing crops (i.e., vines and trees that have not yet reached commercial maturity).

  The primary crop categories and approximate commercial and developing acres for each are as follows:


                                 As of December 31, 1996
                      -------------------------------------------------
                                  Percent of           Percent of Total
                      Commercial Commercial Developing  Commercial &
                          Acres     Acres      Acres   Developing Acres
                         ------   --------   --------  ----------------
Table grapes . . . . . .  4,095      35.9%       430       35.3%
Raisin and wine grapes .  2,160      18.9          0        16.9
Plums. . . . . . . . . .  1,625      14.3        400        15.8
Lemons . . . . . . . . .    800       7.0         80        6.9
Peppers. . . . . . . . .    775       6.8          0        6.0
Nectarines . . . . . . .    490       4.3        260        5.9
Watermelons. . . . . . .    650       5.7          0        5.1
Peaches. . . . . . . . .    235       2.1        165        3.1
Apricots . . . . . . . .     73       0.6         62        1.1
Other row crops. . . . .    500       4.4          0        3.9
                          -----     -----      -----      -----
Total. . . . . . . . . . 11,403     100.0%     1,397      100.0%
                         ======     ======     ======     =====
   Under an agricultural lease entered into concurrently with the Sun World Acquisition, Sun World operates approximately 1,600 acres of developed agricultural property at Cadiz. Sun World believes that it will benefit from the Cadiz Valley agricultural operations by virtue of its ability to grow and market Cadiz produce under the Sun World label to Sun World's worldwide customer base.

PACKING AND MARKETING OPERATIONS

   In addition to merchandising its own products, Sun World provides marketing and packing services to third party growers. For third party growers, Sun World provides three key benefits: (i) Sun World's brand name, proprietary products and reputation with wholesalers resulting in a significant pull through effect; (ii) a full complement of services that include packing, marketing and sales; and (iii) a dedicated sales force of 23 people covering over 600 customers throughout the world.

   Sun World's packing facilities handle approximately 10 million units of produce annually. These facilities provide harvesting, packing, cooling and shipping services for its own product production, as well as for other commercial clients. Sun World owns five facilities, four of which are located in the Coachella Valley and one of which is located in the San Joaquin Valley. See "Business Properties."

   Sun World's vertically integrated operations enable it to offer the market a continuous stream of new, specialty products which receive a market premium coupled with a large basket of other produce staples. As a significant grower, Sun World is able to manage the quality of its own product line, and as a significant packer/marketer, Sun World works with other growers to ensure product quality through packing and distribution.

   Sun World's sourcing, both external and internal, is diversified geographically. Sun World's owned and leased farming operations are located throughout California from the Coachella Valley in the south to central California's San Joaquin Valley as well as operations near the coast. Sun World sources externally produced product from throughout California, from other areas of the United States, and from international sources. This geographic diversification reduces the impact that unfavorable weather conditions and infestations could have on Sun World's packing and marketing operations. The geographic diversification also provides Sun World with a longer selling season for many crops since the harvests occur at different times.


   Sun World's customer base includes more than 2,000 supermarket retailers, food service entities, warehouse clubs, and international trading companies located in approximately 30 countries. Domestic customers include national retailers such as Safeway Stores and Albertson's; club stores, including PriceCostco and Sam's; and food service distributors, including Sysco and Alliant. Approximately 10% of Sun World's products are marketed outside of the United States in Europe, Australia, Japan, Hong Kong, Singapore, Malaysia and Taiwan. Only one national retailer, Safeway Stores (representing approximately 15% of 1996 gross sales made by Sun World) accounts for more than 10% of Sun World's consolidated revenues. As is consistent with industry practice, Sun World does not maintain written agreements with this or its other significant customers.



RESEARCH AND DEVELOPMENT

   Sun World has a long history of product innovation, and its Research and Development Center maintains a fruit breeding program that has introduced dozens of proprietary fruit varieties in the last five years. Recent product successes include the Black Diamond(TM) plum, the Amber Crest(R) peach and the Honeycot(R) apricot. There are several other promising grape and stone fruit varieties which are scheduled for commercial planting and production in the near future.

   Sun World utilizes approximately 235 acres for its Research and Development Center and crop experimentation. The Research and Development Center facility houses tissue culture rooms, growth rooms, four greenhouses, and over 200 acres of experimental growing crops. The amounts expended by Sun World in its research and development activities during the fiscal years ended December 31, 1994, 1995 and 1996 were $1,127,000, $393,000 and
$416,000, respectively. The December 31, 1996 total consists of $296,000 prior to the Sun World acquisition and $120,000 after the acquisition. Management expects to maintain at least its 1996 level of expenditures in the future.

   As a result of over 20 years of research and development, Sun World holds rights to more than 600 patents and trademarks around the world. The patent registrations exist in most major fruit producing countries and the trademarks are held in both fruit producing and consuming regions. Sun World's patents have varying expiration dates occurring within the next several years through 2017; however, the expiration of any individual patent will not have a material effect upon Sun World's operations.

WATER RESOURCE DEVELOPMENT

   The increasing scarcity of water supplies in California will lead to increasing dependence on water transfer and storage projects within the state. Cadiz' portfolio of water resources, located in close proximity to the major aqueduct systems of central and southern California such as the State Water Project, the Colorado River Aqueduct, and the Colorado River, provides Cadiz with the opportunity to participate in a variety of water banking, exchange and transfer and storage projects in partnership with regional public water agencies.

   Cadiz Water Transfer and Storage Project. Cadiz' 27,400 acres in the Cadiz and Fenner Valleys of eastern California (the "Cadiz Property") are underlain by a substantial high quality groundwater basin. This groundwater is recharged by rain and snowfall within a catchment area of nearly 1,300 square miles. Average annual recharge is estimated by Cadiz to be in the range of 20,000 to 30,000 acre-feet. See "Properties - The Cadiz Property."


   Pursuant to an Environmental Impact Report and land use approvals by San Bernardino County, Cadiz is authorized to pump approximately 30,000 acre-feet of groundwater per year for irrigation of its Cadiz Valley property. An acre-foot is 326,000 gallons, or enough for approximately two families for one year. Cadiz currently uses approximately 6,000 acre-feet per year to irrigate its Cadiz Valley agricultural development and planned near-term development will likely require no more than 10,000 acre-feet per year. As a result, Cadiz has the ability to transfer groundwater - surplus to its present and near-term needs - to public agencies which require supplemental sources of water.



   The Cadiz Water Transfer and Storage Project will require further regulatory approval, the exact nature of which will depend upon the specific water agencies with which Cadiz contracts and the ultimate technical requirements of the Project. Cadiz began technical and environmental investigations in 1994, and is pleased with the progress made to date.
Cadiz is in discussions regarding transfer and storage agreements with several public water agencies. These agreements, when complete, will determine pricing formulas, financing and ownership of the facilities constructed to deliver and store the water.

   PIUTE AND OTHER TRANSFER AND STORAGE PROJECTS. Cadiz has also commenced water development operations at its 7,300 acre Piute property, which is located in eastern San Bernardino County approximately 15 miles from the resort community of Laughlin, Nevada and about 12 miles from the Colorado River town of Needles, California. This landholding is underlain by groundwater of excellent quality. Cadiz estimates that average annual recharge is in the range of 10,000 to 20,000 acre-feet. See "Properties - The Piute Property."



   Additional technical and environmental investigations are currently underway for a water development project (the "Piute Project") anticipated to transfer approximately 10,000 to 15,000 acre-feet per year. Cadiz is currently undertaking discussions with prospective purchasers of water from the Piute Project, although no formal agreements have been executed.

    Exploratory drilling is scheduled during 1997 to test the potential for groundwater development, transfer, and underground storage at other properties held by Cadiz in southeastern California.



   SUN WORLD WATER RESOURCES. The Sun World Acquisition brought to Cadiz valuable water rights in various parts of central and southern California. Cadiz believes with increasing water shortages in California, land with prime water rights will increase substantially in value.

   As irrigation technology continues to improve, Sun World's water resources may be in excess of actual demands. Such excess supplies may be available for further agricultural development, or for possible water transfers, exchanges or banking.

   Sun World's landholdings and associated water resources are located adjacent to the major aqueduct systems of central and southern California, and in close proximity to the Colorado River. These holdings complement Cadiz' other groundwater resources, and will enhance Cadiz' opportunities to participate in a broad variety of water transfer, storage exchange or banking projects.

SEASONALITY

   Sun World's agricultural operations are impacted by the general seasonal trends that are characteristic of the agricultural industry. Sun World has historically received the majority of its net income during the second and third calendar quarters following the harvest and sale of its table grape and tree fruit crops. Due to this concentrated activity, Sun World has, therefore, historically incurred a loss with respect to its agricultural operations in the first and fourth calendar quarters. See "Risk Factors - Seasonality" and "Risk Factors--Risks Associated with Business of Cadiz-- Significant Leverage and Working Capital Requirements."

   In connection with the water resource development activities of Cadiz, revenues are not expected to be seasonal in nature. Cadiz does not expect that contracts entered into for the transfer or storage of water will provide for revenue payments varying significantly from season to season.

COMPETITION

   The agricultural business is highly competitive. Sun World's competitors include a limited number of large international food companies, as well as a large number of smaller independent growers and grower cooperatives. No single competitor has a dominant market share in this industry due to the regionalized nature of these businesses. Sun World utilizes brand recognition, product quality, harvesting in favorable product windows, effective customer service and consumer marketing programs to enhance its position within the highly competitive fresh food industry. Consumer and institutional recognition of the Sun World trademark and related brands and the association of these brands with high quality food products contribute significantly to Sun World's ability to compete in the market for fresh fruit and vegetables.

   Sun World faces competition for the acquisition, development and sale of its properties from a number of competitors, some of which have significantly greater resources than Cadiz. Cadiz may also face competition in the development of water resources associated with its properties. Since California has scarce water resources and an increasing demand for available water, Cadiz believes that price and reliability of delivery are the principal competitive factors affecting transfers of water in California.

EMPLOYEES

   As of December 31, 1996, Sun World and Cadiz employed a total of 985 full-time employees. Sun World from time to time engages various part time and seasonal employees, with a seasonal high of approximately 2,500 part time employees. Approximately 119 of Sun World's employees are represented by a labor union pursuant to a contract that expires in 1999. Generally, Sun World and Cadiz believe that its employee relations are good.

REGULATION



   Certain areas of Sun World's operations are subject to varying degrees of federal, state and local laws and regulations. Sun World's agricultural operations are subject to a broad range of evolving environmental laws and regulations. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Comprehensive Environmental Response, Compensation and Liability Act. Compliance with these foreign and domestic laws and related regulations is an ongoing process which is not currently expected to have a material effect on Sun World's capital expenditures, earnings or competitive position.
Environmental concerns are, however, inherent in most major agricultural operations, including those conducted by Sun World, and there can be no assurance that the cost of compliance with environmental laws and regulations in the future will not be material. However, neither Sun World nor Cadiz expects to incur any material capital expenditures for environmental control facilities for the remainder of the current fiscal year or the succeeding fiscal year.



   Sun World's food operations are also subject to regulations enforced by, among others, the U.S. Food and Drug Administration and state, local and foreign equivalents and to inspection by the U.S. Department of Agriculture and other federal, state, local and foreign environmental and health authorities. Among other things, the U.S. Food and Drug Administration enforces statutory standards regarding the safety of food products, establishes ingredients and manufacturing procedures for certain foods, establishes standards of identity for foods and determines the safety of food substances in the United States. Similar functions are performed by state, local and foreign governmental entities with respect to food products produced or distributed in their respective jurisdictions. Further, there can be no assurances as to the effect of any environmental regulations which may be adopted in the future. See "Risk Factors-- Environmental Matters" and "Risk Factors--Regulation."

   As Cadiz proceeds with the development of its properties, including related infrastructure, Cadiz will be required to satisfy various regulatory authorities that it is in compliance with the laws, regulations and policies enforced by such authorities. Groundwater development, and the export of surplus groundwater for sale to single entities such as public water agencies, are not subject to regulation by existing statutes, other than general environmental statutes applicable to all development projects. Although applicable laws, regulations and policies have not had a materially adverse effect upon the ability of Cadiz to develop its Cadiz or other properties to date, management cannot predict with certainty what requirements, if any, may be imposed by regulators upon future development. In addition, the time and costs associated with obtaining regulatory approvals for resource development are significant, and there can be no assurance that Cadiz will receive desired approvals for future development plans. See "Risk Factors--Risks Associated with Business of Cadiz-- Regulatory Approvals."

PROPERTIES

   Cadiz currently leases its executive offices in Santa Monica. Cadiz also maintains a development office in San Bernardino, California. Sun World owns its main packing facilities and administrative offices in Bakersfield, California and owns three packing facilities and leases its sales offices in Coachella, California. Sun World and each of its subsidiaries believe that their property and equipment are generally well maintained, in good operating condition and adequate for their present needs.

   The following is a description of significant properties of Cadiz and Sun World.

THE CADIZ PROPERTY

   In 1984, Cadiz conducted an investigation of the feasibility of the agricultural development of land located in the Mojave desert near Cadiz, California, and confirmed the availability of prime quality water in commercial quantities appropriate for agricultural development. Since 1985, Cadiz has acquired over 27,000 acres in the Cadiz vicinity.

   Cadiz has determined that the groundwater basin which underlies the Cadiz property contains more water than is needed for both the present and projected agricultural development requirements of the property. Cadiz therefore intends to develop a water banking and transfer program in connection with this property. See "Business--Narrative Description of Business-- Water Resource Development."

   In November 1993, the San Bernardino County Board of Supervisors unanimously approved a General Plan Amendment establishing an agricultural land use designation for 9,600 acres at Cadiz for which 1,600 acres have been developed and are leased to Sun World. This Board action represented the largest land use approval on behalf of a single property holder in the County's known history. This action also approved permits to construct infrastructure and facilities to house as many as 1,150 seasonal workers and 170 permanent residents (employees and their families) and allows for the withdrawal of more than 1,000,000 acre-feet of groundwater from Cadiz' underground water basin.

   Substantially all Cadiz acreage is held in fee directly by Cadiz.

SUN WORLD PROPERTIES

   FARM PROPERTIES. Sun World owns approximately 17,300 acres and leases approximately 2,100 acres of improved land in central and southern California. The majority of this land is used for the cultivation of permanent and annual crops and support activities, including packing facilities.

   Sun World owned farming property is divided between five distinct geographic regions: Madera, Bakersfield and Arvin (located within the San Joaquin Valley), Coachella (located in the state's southeastern corner near Palm Springs) and Blythe (located approximately 100 miles east of the Coachella Valley adjoining the Colorado River).

   PACKING AND HANDLING FACILITIES. Sun World owns four packing and handling facilities, three of which are located in the Coachella Valley and one of which is located in the San Joaquin Valley at Kimberlina, near Bakersfield.

   The Kimberlina facility, located on an 83 acre parcel owned by Sun World, consists of 95,000 square feet of cold storage areas and 50,000 square feet for tree fruit packing (including two highly automated tree fruit production lines). An additional 14,300 square feet is devoted to office space.

         Sun World's primary Coachella Valley facility consists of two independent buildings located on 22 acres of industrial commercial zoned land in Coachella, California, two miles south of Indio. The 22 acres consists of 5 acres of buildings and improvements, 6 acres of packing, and 11 acres of open land. One building is used primarily for the packing of citrus, for receiving table grapes, for cold storage and for office space. The other building is used primarily for receiving, cooling and storing table grapes.

         Sun World's other operating facility in Coachella consists of one building on 4 acres of land and is used primarily for packing watermelons and citrus and for storage. Currently, the third Coachella facility is not being used for operations and is held for sale.

       All of the Sun World properties are subject to encumbrances for the benefit of the holders of the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources - Current Financing Arrangements."

THE PIUTE PROPERTY

     The Piute property consists of approximately 7,300 acres and is located approximately 60 miles east of Cadiz and approximately 15 miles west of the Colorado River and Laughlin, Nevada, a small, fast growing town with hotels, casinos and water recreation facilities. The Piute property was identified for acquisition by Cadiz by a combination of the satellite imaging and geological techniques which were used by Cadiz to identify water at Cadiz.

      The Piute acreage adjoins Highway 95, which is a direct route to Las Vegas, approximately 60 miles north. The Santa Fe Railroad passes through the land and Interstate 40 is approximately 12 miles to the south. The property is held by Cadiz in fee title as to approximately 3,600 acres, with the remaining acreage under option.

        Cadiz has commenced the development of the water resources of this property.

OTHER PROPERTIES

     In addition to the Cadiz and Piute properties, Cadiz owns approximately 4,200 additional acres in the Mojave Desert as to which development has not yet commenced. Cadiz will continue to seek to acquire additional properties both in southern California desert regions and elsewhere which are believed to be suitable for development.

       All of Cadiz' non-Sun World fee property is subject to encumbrances in favor of its current primary lender as security for a loan with an outstanding balance of approximately $9.7 million as of March 31, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Current Financing
Arrangements."

LEGAL PROCEEDINGS

        In November 1995, the San Bernardino County Board of Supervisors certified an Environmental Impact Report/Environmental Impact Statement ("EIR/EIS"), and approved a Conditional Use Permit for the proposed construction and operation of a substantial landfill on the shore of Bristol Lake near Amboy, California (the "Rail-Cycle" Project). The general partner of Rail-Cycle is controlled by WMX Technologies, Inc. (formerly Waste Management, Inc.). The Rail-Cycle Project would be located within a few miles of land owned by Cadiz at Cadiz, California, which the County of San Bernardino has designated for agricultural use in its General Plan.


       Cadiz has vigorously opposed the Rail-Cycle Project on a number of grounds. In December 1995, an action styled Cadiz Land Company, Inc. vs. County of San Bernardino, et al. Case No. BCV 02341 was filed by Cadiz in Superior Court in San Bernardino County. The action challenges the various decisions by the County of San Bernardino relative to the Rail-Cycle
Project. Named in this action, in addition to the County of San Bernardino, were the Board of Supervisors of the County of San Bernardino, three individual members of the Board of Supervisors, an employee of the County, and Rail-Cycle. On February 1, 1996, Rail-Cycle and the County removed the case to Federal District Court for the Central District of California (Case No. CV-96-740-JGD [BQRS]). However, the case has subsequently been remanded back to the San Bernardino Superior Court. Cadiz alleges that the actions of the County of San Bernardino did not comply with the guidelines prescribed by the California Environmental Quality Act and violated state planning and zoning laws. The action seeks to set aside the county certification of the EIR/EIS and approval of the proposed Rail-Cycle
Project. Cadiz continues to believe the proposed Rail-Cycle Project, if constructed and operated as currently designed, poses environmental risks both to Cadiz' agricultural operations at Cadiz and to the groundwater basin underlying the Cadiz property. Accordingly, Cadiz intends to pursue a claim for damages against the County of San Bernardino and Rail-Cycle and the action seeks compensatory damages in excess of $75 million. The action is currently in the discovery phase. A hearing on Cadiz' land use and regulatory claims was held in late July with a ruling anticipated to be issued within approximately 90 days thereafter. A trial on the issue of Cadiz' monetary damages will be scheduled at a later date. Cadiz intends to continue vigorously prosecuting its claims. Should Cadiz fail to prevail in this litigation, and should the Rail-Cycle Project thereafter be constructed and operated as proposed without the payment of adequate compensatory damages to Cadiz, Cadiz believes that the Project will have a materially adverse impact upon Cadiz' business. See "Risk Factors--Risks Associated with Business of Cadiz--Potential Adverse Effect of Rail-Cycle Project on Cadiz."



     Sun World and Cadiz each are involved in other legal and administrative proceedings and claims. In the opinion of management, the ultimate outcome of each proceeding or all such proceedings combined will not have a material adverse impact on their financial positions.

                               MANAGEMENT

Sun World Directors, Executive Officers and Significant Employees

  The following sets forth certain biographical information, the present occupation and business experience for the past five years of each director, executive officer and significant employee of Sun World:

     Name                     Age          Position
     --------               ----           ------------
     Keith Brackpool       40     Chairman of the Board
     Timothy J. Shaheen    37     Chief Executive Officer and Director
     Stanley E. Speer      36     Senior Vice President and Chief
                                   Financial Officer
     Michael J. Aiton      50     Senior Vice President of Sales
     Kevin S. Andrew       42     Senior Vice President of Operations
     David O. Marguleas    36     Senior Vice President of
                                    Marketing and Corporate Development
     David J. Peterson     44     Senior Vice President of
                                    Agricultural Development
     Barton Beek           73     Director
     Dwight W. Makins      46     Director
     Mitt Parker           47     Director
     Susan K. Chapman      44     Secretary

  Keith Brackpool is Chairman of the Board of Directors of Sun World.
He is a founder of Cadiz, and has served as a member of Cadiz' Board of Directors since September 1986, and served as Chairman of the Board from 1989 through December 1991, when he was reappointed as Chief Executive Officer of Cadiz. From October 1989 until May 1991, Mr. Brackpool was employed as the President of Albert Fisher, Inc., a wholly-owned subsidiary of The Albert Fisher Group PLC, a U.K. corporation and was a director of The Albert Fisher Group PLC until May 31, 1991. Since 1988, Mr. Brackpool has served as an officer and principal of the general partner of 1334 Partners, Ltd., a California limited partnership which holds commercial real estate in Southern California. Mr. Brackpool is a member of the Compensation Committee of the Board of Directors of Sun World.

  Timothy J. Shaheen was appointed Chief Executive Officer and Director of Sun World in September 1996. Since that time, Mr. Shaheen has also served as Chief Executive Officer and Director of each of Sun World's Subsidiary Guarantors. Mr. Shaheen has seven years of experience in the produce industry, most recently serving as a senior executive with Albert Fisher North America. While with Albert Fisher, Mr. Shaheen also served as Director of its Canadian Produce Operations and as a Director of Fresh Western Marketing, one of the largest growers/shippers of fresh vegetables in the Salinas Valley of California. Mr Shaheen has also served as a past director of the Los Angeles Association of Produce Wholesalers and Dealers. Prior to his employment with Albert Fisher, Mr. Shaheen was a senior manager with the accounting firm of Ernst & Young LLP. Mr. Shaheen is a Certified Public Accountant.

  Stanley E. Speer joined Sun World as Senior Vice President, Chief Financial Officer and Secretary following the completion of the Sun World acquisition. Since that time, Mr. Speer has also served as Chief Financial Officer and Secretary of each of Sun World's Subsidiary Guarantors. On July 15, 1997, Mr. Speer was appointed Chief Financial Officer of Cadiz and has relinquished his position as Secretary of Sun World. Mr. Speer has fifteen years of experience in public accounting with the accounting firm of Coopers & Lybrand LLP. Since 1992,
Mr. Speer has served as a partner in their financial advisory services group specializing in business reorganizations and mergers and acquisitions consulting. Mr. Speer is a Certified Public Accountant and a Certified Insolvency and Reorganization Accountant.

  Michael J. Aiton was appointed Senior Vice President of Sales for Sun World in September 1995. He joined Sun World as Director of Marketing in 1991 and was promoted to Vice President of Marketing in September 1992 and to Vice President of Sales and Marketing North America in April 1993. Mr. Aiton is a former member of the Produce Marketing Association's board of directors and was chairman of that organization's nutrition marketing task force. Additionally, he served as the chairman of the Always Buy Colorado Promotion Association.

  Kevin S. Andrew was appointed Senior Vice President of Operations for Sun World in September 1996. He directs Sun World's farming and packing operations. Prior to such time, he managed Superior Farming Company's grape production. He was employed by Superior Farming Company from 1984 until it was acquired by Sun World. Mr. Andrew is chairman of the board of the North Kern Water Storage District, a founding member of the South San Joaquin Grape Growers Association, past chairman of the Wine Grape Inspection Advisory Committee, a governor-appointed position, and a member of the executive committee of the Agricultural Energy Consumers Association.

  David O. Marguleas was appointed Senior Vice President of Marketing and Corporate Development for Sun World in November 1994. He is responsible for all corporate communications and marketing activities as well as Sun World's research and development program, proprietary product portfolio and American SunMelon partnership. Previously he served as Senior Vice President of Marketing, Vice President of Merchandising and Marketing Services and from 1986 to 1990 was Manager of Merchandising and Corporate Relations. He was instrumental in launching several proprietary products for Sun World, including the Le Rouge Royale(R) sweet red pepper, Le Jaune Royale(R) sweet yellow pepper, Sun World Seedless(R) watermelon and DiVine Ripe(R) tomato. He chairs the management committee of American SunMelon, an Oklahoma-based joint venture responsible for seedless watermelon varietal research and production.

  David J. Peterson was appointed Senior Vice President of Agricultural Development for Sun World in September 1996 and is responsible for sourcing new product sales opportunities by expanding Sun World's worldwide grower base. Previously he was Vice President of Agricultural Development for Cadiz, where he oversaw farming operations and worked extensively with joint venture grower partners. From 1990 to 1994, Mr. Peterson served as Chief Operating Officer of Fisher Procurement, Inc., a centralized marketing and purchasing division of Albert Fisher North America. Prior to 1990, he managed all produce purchasing for Sysco Corp., the largest United States food distributor. He served on the Produce Marketing Association's board of directors and has chaired several industry committees.

  Barton Beek is an attorney who has practiced law for 40 years, and is currently with the firm of O'Melveny & Myers. He has experience in corporate financing transactions, organization of corporate, joint venture and limited partnership enterprises, equity offerings, private and public debt offerings and other corporate transactions. Mr. Beek is Chairman of the Audit Committee of the Board of Directors of Sun World.

  Dwight W. Makins was elected as Chairman of the Board of Cadiz in December 1991, and was elected a Director of Sun World and of each of Sun World's Subsidiary Guarantors in September 1996. Mr. Makins currently serves as Chairman of Greenway Holdings plc, a British waste oil recycling company and as a director of several other British companies. Prior to a change in ownership which occurred in January 1997, Mr. Makins was a director of King and Shaxson (Holdings) plc, a British bank and discount house. Prior to July 1988, he was managing director of John Govett & Co. Ltd. Mr. Makins is a member of the Compensation Committee of the Board of Directors of Sun World

  Mitt Parker is a Director of Sun World and has been working in the produce industry for 25 years. Since 1994 he has been the South Atlantic Regional Vice President of Albert Fisher Group, PLC. In 1989 he sold the Mitt Parker Company, which he had founded in 1975, and its food service distribution division, Atlanta's Finest Foods, to Albert Fisher Group, PLC. He continued to manage that company until 1994. He also owns Parker Holdings Limited, which has various other produce holding investments, mainly in the service area of the business. Mr. Parker serves as Chairman of the Compensation Committee and as a member of the Audit Committee of the Board of Directors of Sun World.

  Susan K. Chapman became Chief Financial Officer and Secretary of Cadiz in November 1993 and in July 1997 became Senior Vice President Administration and relinquished her duties as Chief Financial Officer. Additionally, in July 1997 Ms. Chapman was appointed Secretary of Sun World. From 1985 until she joined Cadiz, Ms. Chapman served as Vice President of Operations and Controller of Agora Development, Inc., a private real estate development company, where she supervised all financial and operational aspects of such company. Prior thereto, she served for five years as Senior Accountant with the accounting firm of Price Waterhouse LLP, following which she served as a senior financial executive of a privately held manufacturing company. Ms. Chapman is a Certified Public Accountant.

CADIZ DIRECTORS AND EXECUTIVE OFFICERS

  The following sets forth certain biographical information, the present occupation and business experience for the past five years of each director and executive officer of Cadiz:

   Name                Age        Position
   ----               -----      ----------

   Dwight W. Makins     46     Chairman of the Board
   Keith Brackpool      40     Chief Executive Officer and Director
   Susan K. Chapman     44     Senior Vice President Administration
                                 and Secretary
   Stanley E. Speer     36     Chief Financial Officer
   Russ Hammond         55     Director
   Stephen D. Weinress  56     Director
   Murray H. Hutchison  58     Director

Dwight W. Makins was elected as Chairman of the Board of Cadiz in December 1991. Mr. Makins currently serves as Chairman of Greenway Holdings plc, a British waste oil recycling company and as a director of several other British companies. Prior to a change in ownership which occurred in January 1997, Mr. Makins was a director of King and Shaxson (Holdings) plc, a British bank and discount house. Prior to July 1988, he was managing director of John Govett & Co. Ltd. Mr. Makins is a member of the Audit Committee and Compensation Committee of the Board of Directors of Cadiz.

  Keith Brackpool is a founder of Cadiz, and has served as a member of Cadiz Board of Directors since September 1986, and served as Chairman of the Board from 1989 through December 1991, when he was reappointed as Chief Executive Officer of Cadiz. From October 1989 until May 1991,
Mr. Brackpool was employed as the President of Albert Fisher, Inc., a wholly-owned subsidiary of The Albert Fisher Group PLC, a U.K. corporation and was a director of The Albert Fisher Group PLC until May 31, 1991. Since 1988, Mr. Brackpool has served as an officer and principal of the general partner of 1334 Partners, Ltd., a California limited partnership which holds commercial real estate in Southern California.

  Susan K. Chapman became Chief Financial Officer and Secretary of Cadiz in November 1993 and in July 1997 became Senior Vice President Administration and relinquished her duties as Chief Financial Officer. Additionally, in July 1997 Ms. Chapman was appointed Secretary of Sun World. From 1985 until she joined Cadiz, Ms. Chapman served as Vice President of Operations and Controller of Agora Development, Inc., a private real estate development company, where she supervised all financial and operational aspects of such company. Prior thereto, she served for five years as Senior Accountant with the accounting firm of Price Waterhouse LLP, following which she served as a senior financial executive of a privately held manufacturing company. Ms. Chapman is a Certified Public Accountant.

  Stanley E. Speer joined Sun World as Senior Vice President, Chief Financial Officer and Secretary following completion of the Sun World acquisition. Since that time, Mr. Speer has also served as Chief Financial Officer and Secretary of each of Sun World's Subsidiary Guarantors. On July 15, 1997, Mr. Speer was appointed Chief Financial Officer of Cadiz and has relinquished his duties as Secretary of Sun World. Mr. Speer has fifteen years of experience in public accounting with the accounting firm of Coopers & Lybrand LLP. Since 1992,
Mr. Speer has served as a partner in their financial advisory services group specializing in business reorganizations and mergers and acquisitions consulting. Mr. Speer is a Certified Public Accountant and a Certified Insolvency and Reorganization Accountant.

  Russ Hammond was named to Cadiz Board of Directors in December 1991. Since March 1987 Mr. Hammond has been self-employed, and his business activities primarily involve private investments in various companies. Mr. Hammond also serves as Chairman of a Canadian oil and gas company traded on the Alberta exchange. Prior to March 1987, Mr. Hammond was managing director of Greenwell-Montagu Securities, a British brokerage firm. Mr. Hammond serves as the Chairman of the Audit Committee of the Board of Directors of Cadiz.

  Stephen D. Weinress was appointed a director of Cadiz in September 1993. Since 1984 he has been the Managing Director of
L.H. Friend, Weinress, Frankson & Presson, Inc., an investment banking firm based in Irvine, California. Mr. Weinress is a member of the Audit Committee and Compensation Committee of the Board of Directors of Cadiz.

  Murray H. Hutchison was appointed a director of Cadiz in June 1997. Since his retirement in 1994 from International Technology Corporation ("ITC"), Mr. Hutchison has been self-employed with his business activities involving primarily the management of an investment portfolio. From 1976 to 1994, Mr. Hutchison served as Chief Executive Officer and Chairman of ITC, a diversified environmental management company traded on the New York Stock Exchange. Mr. Hutchison also serves as a director of several other U.S. companies. Mr. Hutchison serves as Chairman of the Compensation Committee of the Board of Directors of Cadiz.

  Directors of Cadiz and Sun World hold office until the next annual meeting of stockholders or until their successors are elected and qualified. There are no family relationships between any directors or current officers of Sun World. Officers serve at the discretion of the Board of Directors.

                         EXECUTIVE COMPENSATION

  The tables and discussion below set forth information about the compensation awarded to, earned by, or paid to the following executive officers and significant employees of Cadiz and Sun World during the nine months ended December 31, 1996 and the fiscal years ended
March 31, 1996 and 1995.

                       Summary Compensation Table

                                                            Long-Term
                                                       Compensation Awards
                                                       -------------------
Name and                       Annual Compensation(2)  Restricted
Principal                      ----------------------    Stock       Stock
Position    Fiscal Year (1)      Salary    Bonus        Awards(3)   Options
----------- ----------------   ---------   -------     ----------   --------

Keith
Brackpool  December 31, 1996   $ 306,250  $  625,000  $  656,250   250,000(4)
 Chief        March 31, 1996     350,000     175,000         -0-       -0-
 Executive    March 31, 1995     280,000         -0-         -0-   750,000
 Officer

Susan K.
Chapman(5) December 31, 1996     95,000      25,000         -0-       -0-
 Senior        March 31, 1996    130,000         -0-         -0-       -0-
  Vice         March 31, 1995    110,000         -0-         -0-    25,000(6)
  President
  and Secretary

Timothy J.
Shaheen(7)  December 31, 1996    181,891      25,000         -0-    400,000(8)
 Executive     March 31, 1996     44 551         -0-         -0-       -0-
 Officer -
 Sun World

Stanley E.
Speer(9)     December 31,1996     79,607      56,250         -0-    200,000(10)
 Chief
 Financial
 Officer

Michael J.
Aiton(11)   December 31, 1996    40,665       37,850         -0-    100,000(12)
 Senior Vice
 President
 of Sales -
 Sun World

Kevin S.
Andrew(13)  December 31, 1996    43,357       40,000        -0-     100,000(14)
 Senior
 Vice
 President
 of Operations
 - Sun World

David O.
Marguleas(15) December 31, 1996  39,319        12,850      -0-       100,000(16)
 Senior Vice
 President of
 Marketing
 and Corporate
 Development
  - Sun World

David J.
Peterson(17) December 31, 1996  134,599          -0-     -0-            -0-
 Senior Vice    March 31, 1996  185,000          -0-     -0-         50,000(18)
 President      March 31, 1995  150,000       30,000     -0-        200,000(19)
 Agricultural
 Development
- Sun World
-------------------------
  (1) In December 1996 Cadiz changed its fiscal year end from March 31 to December 31. Consequently, information is presented in this table for the nine months ended December 31, 1996 and the fiscal years ended March 31, 1996 and 1995. The total annual salary and bonus of each executive officer for whom compensation has been disclosed for the nine months ended December 31, 1996 exceeds $100,000, on an annualized basis.

  (2) No column for "Other Annual Compensation" has been included to show compensation not properly categorized as salary or bonus, which consisted entirely during each fiscal year of perquisites and other personal benefits, the aggregate amount of which did not exceed the lesser of either $50,000 or ten percent of the total of annual salary and bonus reported for each of the above named executive officers for each fiscal year. See "Employment Arrangements."

  (3) On March 24, 1997, with a retroactive grant date of September 13, 1996, Cadiz awarded Mr. Brackpool a total of 125,000 shares of restricted stock, at no cost, in consideration of extraordinary services performed during 1996 in connection with Cadiz' acquisition of Sun World, subject to the satisfaction of certain conditions, namely, that (i) 50,000 of the shares would vest and be issued upon completion of a refinancing of Sun World's secured debt (which refinancing was completed on April 16, 1997), and (ii) 25,000 of the shares would vest and be issued each year on September 12, 1997, 1998 and 1999, if Mr. Brackpool is then employed by Cadiz as its Chief Executive Officer. If Mr. Brackpool's employment is terminated without cause prior to the vesting or issuance of any of these shares, all of such shares will immediately vest and be issued. None of the 125,000 shares were issued at December 31, 1996. Dividends will be paid on such shares (when issued and outstanding) only to the same extent, if any, that dividends are paid on all other outstanding shares of Common Stock. No other shares of restricted stock have been awarded to date by Cadiz as compensation to either of its or Sun World's executive officers.

  (4) The 250,000 options granted to Mr. Brackpool during the fiscal year ended December 31, 1996 were conditional options, of which 125,000 of such options have since vested.

  (5) Ms. Chapman joined Cadiz in November 1993 as Chief Financial Officer and Secretary. On July 15, 1997, Ms. Chapman was appointed Senior Vice President of Administration of Cadiz and Secretary of Sun World. Ms. Chapman was relieved of her duties as Chief Financial Officer of Cadiz; however, she continues to serve as its Secretary.

  (6) The 25,000 options granted to Ms. Chapman during the fiscal year ended March 31, 1995 were conditional options, all of which have since vested.

  (7) Mr. Shaheen joined Cadiz in January 1996 and on September 14, 1996 was appointed Chief Executive Officer of Sun World. Salary reported for the fiscal year ended March 31, 1996 represents compensation for the period January 1996 through March 31, 1996.


  (8) The 400,000 options granted to Mr. Shaheen during the fiscal year ended December 31, 1996, in consideration of providing services under his employment agreement, were conditional options, of which 150,000 such options have since vested.



  (9) Mr. Speer joined Cadiz in August 1996 and on September 14, 1996 was appointed Chief Financial Officer of Sun World. On July 15, 1997, Mr. Speer was appointed Chief Financial Officer of Cadiz in addition to his role as Chief Financial Officer of Sun World.



  (10) The 200,000 options granted to Mr. Speer during the fiscal year ended December 31, 1996, in consideration of providing services under his employment agreement, were conditional options, of which 150,000 such options have since vested.



  (11) On September 14, 1996, Mr. Aiton was appointed Senior Vice President of Sales of Sun World.



  (12) The 100,000 options granted to Mr. Aiton during the fiscal year ended December 31, 1996, in consideration of providing services under his employment agreement, were conditional options, none of which have since vested.



  (13) On September 14, 1996, Mr. Andrew was appointed Senior Vice President of Operations of Sun World.



  (14) The 100,000 options granted to Mr. Andrew during the fiscal year ended December 31, 1996, in consideration of providing services under his employment agreement, were conditional options, none of which have since vested.



  (15) On September 14, 1996, Mr. Marguleas was appointed Senior Vice President of Marketing and Corporate Development of Sun World.



  (16) The 100,000 options granted to Mr. Marguleas during the fiscal year ended December 31, 1996, in consideration of providing services under his employment agreement, were conditional options, none of which have since vested.



  (17) Mr. Peterson joined Cadiz in April 1994 as Senior Vice President of Agricultural Development and on September 14, 1996, relinquished those duties at Cadiz and was appointed Senior Vice President of Agricultural Development of Sun World.

  (18) The 50,000 options granted to Mr. Peterson during the fiscal year ended March 31, 1996 were conditional options, none of which have since vested.

  (19) Mr. Peterson was granted 200,000 options during the fiscal year ended March 31, 1995, of which 100,000 options were conditional. Since that time, an additional 50,000 options have since vested.

                      Option Grants in Last Fiscal Year

                       Percent
                         of
                       Total                           Potential
                      Options                      Realizable Value
                      Granted  Exercise            at Assumed Annual
                         to     Price              Rates of Stock
                     Employees   Per     Expira-   Price Appreciation
            Options     Fiscal  Share     tion     for option term(5)
Name        Granted(1)  Year(2) ($/Sh)(3) Date(4)   5%         10%
           -----------  ------- --------- -------  -------- --------
Keith
 Brackpool  250,000(6)  13.89%   $4.50  9-13-01  $ 310,817 $  703,295

Timothy J.
 Shaheen    400,000(7)  22.22%   $4.50  9-13-01  $ 497,307 $1,125,272

Stanley E.
 Speer      200,000(8)  11.11%   $4.50  9-13-01  $ 248,653  $  562,636

Michael J.
 Aiton      100,000(9)   5.56%   $4.75  9-13-01  $ 131,234  $  296,947

Kevin S.
 Andrew     100,000(10)  5.56%   $4.75  9-13-01  $ 131,234  $  296,947

David O.
 Marguleas  100,000(11)  5.56%   $4.75  9-13-01  $ 131,234  $  296,947
-------------------


  (1) All options are for the purchase of Cadiz common stock. All options granted to the named officer were incentive options.



  (2) Includes all options granted to employees of both Cadiz and Sun World. Also includes options granted to consultants of Cadiz and Sun World during the fiscal year.

  (3) All options were granted at market value (average of closing bid and asked prices for Cadiz' Common Stock as reported by Nasdaq) at date of grant.

  (4)  All options have a fixed term of five years.

  (5) Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

  (6) Of this total, 125,000 options have vested and 125,000 options are to vest at such time as the stock of Cadiz is traded at $9.00 per share.

  (7) Of this total, 150,000 options have vested, 100,000 options vest within one year following the date of the grant, 50,000 options are conditioned upon certain performance criteria associated with Cadiz, and 100,000 options are conditioned upon certain criteria to be established by the Board of Directors.

  (8) Of this total, 150,000 options have vested, 25,000 options are conditioned upon certain performance criteria associated with Cadiz, and 25,000 options are conditioned upon certain criteria to be established by the Board of Directors.

  (9)  All 100,000 options are conditional until September 1999.

  (10) All 100,000 options are conditional until September 1999.

  (11) All 100,000 options are conditional until September 1999.

           Aggregated Option Exercises in Last Fiscal Year(1)
                                  and
                 Fiscal Year-End Option Values

                                                  Value of
                             Number of            Unexercised
                            Unexercised          In-the-Money
                            Options at            Options at
                             FY-End (#)            FY-End ($)
                            Exercisable/          Exercisable/
          Name             Unexercisable        Unexercisable(2)
     -------------------  --------------------  --------------------
     Keith Brackpool      750,000/250,000(3)     $281,250/$93,750

     Susan K. Chapman       125,000/0(4)            $196,875/0

     Timothy J. Shaheen     0/400,000(5)            $0/150,000

     Stanley E. Speer       0/200,000(6)              $0/75,000

     Michael J. Aiton       0/100,000(7)              $0/12,500

     Kevin S. Andrew        0/100,000(7)              $0/12,500

     David O. Marguleas     0/100,000(7)              $0/12,500

     David J. Peterson  150,000/100,000(8)         $93,750/$62,500
     -----------------------

       (1) All options are for the purchase of Cadiz common stock. No options were exercised by the named executive officers during the last fiscal year.


       (2) Based upon the Nasdaq National Market closing sales price per share at fiscal year end.

       (3) Includes 750,000 shares underlying presently exercisable options. Also includes 250,000 shares underlying conditional options, the conditions to the vesting of which had not been met as of December 31, 1996.

       (4) Includes 125,000 shares underlying presently exercisable options.

       (5) Includes 400,000 shares underlying conditional options, the conditions to the vesting of which had not been met as of December 31, 1996.


       (6) Includes 200,000 shares underlying conditional options, the conditions to the vesting of which had not been met as of December 31, 1996.

       (7) Includes 100,000 shares underlying conditional options, the conditions to the vesting of which had not been met as of December 31, 1996.

       (8) Includes 150,000 shares underlying presently exercisable options. Also includes 100,000 shares underlying conditional options, the conditions to the vesting of which had not been met as of December 31, 1996.

EMPLOYMENT ARRANGEMENTS

   Mr. Brackpool is compensated by Cadiz pursuant to a Compensation Agreement effective as of April 2, 1993. Under the terms of this Agreement, Mr. Brackpool receives compensation of $41,667 per month of which $12,500 is paid by Sun World. Mr. Brackpool may receive additional compensation in the form of bonuses at the sole discretion of the Board of Directors of Cadiz. Mr. Brackpool also receives the use of an automobile leased by Sun World.

   Ms. Chapman is compensated by Cadiz pursuant to a letter agreement effective November 5, 1993 which provides for base compensation of $130,000 per annum. Ms. Chapman may receive additional compensation in the form of bonuses at the sole discretion of the Board of Directors of Cadiz.
Ms. Chapman also receives the use of an automobile owned by Cadiz.


   Timothy J. Shaheen has been engaged as Chief Executive Officer of Sun World. In this capacity, Mr. Shaheen receives compensation from Sun World at an annual rate of $250,000 and the Board of Directors has approved, in consideration of Mr. Shaheen's agreement to provide services under his employment agreement, the grant to Mr. Shaheen of an aggregate of 400,000 incentive stock options for the purchase of Common Stock of Cadiz at an exercise price of $4.50 per share. The vesting of 250,000 of these options is subject to the satisfaction of certain performance criteria which are either tied to the performance of Sun World or are subject to the discretion of Sun World's Board of Directors. Mr. Shaheen will be entitled to receive a supplemental bonus during the year ended December 31, 1997 not to exceed 100% of his base compensation, subject to the satisfaction of certain performance criteria which are tied to the performance of Sun World. Mr. Shaheen may receive additional compensation in the form of annual bonuses at the sole discretion of the Board of Directors of Sun World. Mr. Shaheen also receives the use of an automobile leased by Sun World.

   Stanley E. Speer has been engaged as Senior Vice President and Chief Financial Officer of Cadiz and Sun World. In this capacity, Mr. Speer receives compensation at an annual rate of $225,000 and the Board of Directors has approved, in consideration of Mr. Speer's agreement to provide services under his employment agreement, the grant to Mr. Speer of an aggregate of 200,000 incentive stock options for the purchase of Common Stock of Cadiz at an exercise price of $4.50 per share. The vesting of 50,000 of these options is subject to the satisfaction of certain performance criteria which are either tied to the performance of Sun World or are subject to the discretion of Sun World's Board of Directors. Mr. Speer will be entitled to receive a supplemental bonus during the year ended December 31, 1997 not to exceed 50% of his base compensation, subject to the satisfaction of certain performance criteria which are either tied to the performance of Sun World or are subject to the discretion of Sun World's Board of Directors. Mr. Speer may receive additional compensation in the form of annual bonuses at the sole discretion of the Board of Directors of Sun World. Mr. Speer also receives the use of an automobile leased by Sun World.

   Michael J. Aiton has been engaged as Senior Vice President of Sales of Sun World. In this capacity, Mr. Aiton receives compensation from Sun
World at an annual rate of $150,000 and the Board of Directors has approved, in consideration of Mr. Aiton's agreement to provide services under his employment agreement, the grant to Mr. Aiton of an aggregate of 100,000 incentive stock options for the purchase of Common Stock of Cadiz at an exercise price of $4.75 per share. In addition, Mr. Aiton received a $25,000 bonus in consideration of the execution of his employment agreement. Mr. Aiton may receive additional compensation in the form of annual bonuses in accordance with Sun World's employee bonus program.
Mr. Aiton also receives the use of an automobile leased by Sun World.

   Kevin S. Andrew has been engaged as Senior Vice President of Operations of Sun World. In this capacity, Mr. Andrew receives compensation from Sun World at an annual rate of $161,000 and the Board of Directors has approved, in consideration of Mr. Andrew's agreement to provide services under his employment agreement, the grant to Mr. Andrew of an aggregate of 100,000 incentive stock options for the purchase of Common Stock of Cadiz at an exercise price of $4.75 per share. Mr. Andrew may receive additional compensation in the form of annual bonuses in accordance with Sun World's employee bonus program. Mr. Andrew also receives the use of an automobile leased by Sun World.

   David O. Marguleas has been engaged as Senior Vice President of
Marketing and Corporate Development of Sun World. In this capacity, Mr. Marguleas receives compensation from Sun World at an annual rate of $145,000 and the Board of Directors has approved, in consideration of Mr. Marguleas' agreement to provide services under his employment agreement, the grant to Mr. Marguleas of an aggregate of 100,000 incentive stock options for the purchase of Common Stock of Cadiz at an exercise price of $4.75 per share. Mr. Marguleas may receive additional compensation in the form of annual bonuses in accordance with Sun World's employee bonus program. Mr. Marguleas also receives the use of an automobile leased by Sun World.



   David J. Peterson has been engaged as Senior Vice President of Agricultural Development of Sun World. In this capacity, Mr. Peterson receives compensation from Sun World at an annual rate of $185,000 and the Board of Directors has approved the grant to Mr. Peterson of an aggregate of 250,000 incentive stock options for the purchase of Common Stock of Cadiz at an exercise price of $4.25 per share. Mr. Peterson may receive additional compensation in the form of annual bonuses in accordance with Sun World's employee bonus program. Mr. Peterson also receives the use of an automobile leased by Sun World.

COMPENSATION OF DIRECTORS

   Mr. Brackpool does not receive any additional compensation for serving as a director of either Sun World or Cadiz.

   Mr. Makins receives cash compensation for his services as Chairman of Cadiz pursuant to a Compensation Agreement effective April 2, 1993, which provides for base compensation of $75,000 per year, payable quarterly in advance, plus payment for certain additional services performed on behalf of Cadiz, consisting primarily of financial advisory and general business consulting services, at the rate of $1,000 per day. During Cadiz' 1996 fiscal year, Mr. Makins received total cash compensation of $77,750 pursuant to this Compensation Agreement. Mr. Makins receives cash compensation for his services as a director of Sun World in the amount of $25,000 per year, payable quarterly in advance.

  Mr. Hammond receives cash compensation for his services as a Director of Cadiz pursuant to a Compensation Agreement effective April 2, 1993, which provides for compensation of $25,000 per year, payable quarterly in advance. During Cadiz' 1996 fiscal year, Mr. Hammond received total cash compensation of $25,000 pursuant to this arrangement.

   Mr. Weinress receives cash compensation for his services as a Director of Cadiz in the amount of $25,000 per year, payable quarterly in advance. During Cadiz' 1996 fiscal year, Mr. Weinress received total cash compensation of $25,000 pursuant to this arrangement.

   Mr. Hutchison receives cash compensation for his services as a Director of Cadiz in the amount of $25,000 per year, payable quarterly in advance.

   As a Director of Sun World, Mr. Beek receives cash compensation in the amount of $25,000 per year, payable quarterly in advance.

   Mr. Parker receives cash compensation for his services as a Director of Sun World in the amount of $25,000 per year, payable quarterly in advance.


                          PRINCIPAL STOCKHOLDERS

   All of the outstanding shares of common stock of Sun World are held by Cadiz, and all of the outstanding shares of the Subsidiary Guarantors are held by Sun World.



   The following table sets forth, as of October 3, 1997, the ownership of Common Stock of Cadiz by each stockholder who is known by Cadiz to own beneficially more than 5 percent of the outstanding Common Stock, by each director, by each executive officer listed in the Summary Compensation Table (see "Executive Compensation"), and by all directors and officers as a group.


                                              Amount and
                                              Nature of
                                              Beneficial       Percent
  Name and Address                            Ownership        of Class
  ---------------------------------------     -------------    ----------


  Morgan Stanley Group, Inc., et al.           2,528,276(1)     7.77%
  1251 Avenue of the Americas
  New York, NY 10020

  Fidelity International Limited, et al.       2,670,667(2)     8.21%
  Pembroke Hall
  42 Crow Lane
  Hamilton, Bermuda

  The Capital Group Companies, Inc.            1,715,000(3)     5.27%
  333 South Hope Street
  Los Angeles, CA 90071

  Dwight W. Makins                               425,000(4)     1.29%
  Beaurepaire House
  Bramley, Tadley
  Hampshire RG26 5EH
  United Kingdom

  Keith Brackpool                              1,138,893(5)     3.41%
  100 Wilshire Boulevard
  Sixteenth Floor
  Santa Monica, CA 90401-1115

  Russ Hammond                                   905,600(6)     2.77%
  10 Compton Terrace
  London N1 2UN
  United Kingdom



  Stephen D. Weinress                            201,158(7)      *
  3333 Michelson Drive
  Irvine, CA  92715

  Murray H. Hutchison                            -0-    (8)      *
  17134 El Vuelo
  Rancho Santa Fe, CA 92067

  Susan K. Chapman                               127,700(9)      *
  100 Wilshire Boulevard
  Sixteenth Floor
  Santa Monica, CA 90401-1115

  Timothy J. Shaheen                             155,000(10)     *
  P.O. Box 80298
  Bakersfield, CA 93380

  Stanley E. Speer                               150,000(11)     *
  P.O. Box 80298
  Bakersfield, CA 93380

  Michael J. Aiton                                  -0- (12)     *
  P.O. Box 1028
  Coachella, CA 92236

  Kevin Andrew                                      -0- (13)     *
  P.O. Box 80298
  Bakersfield, CA 93380

  David O. Marguleas                                -0- (14)     *
  P.O. Box 1028
  Coachella, CA 92236

  David J. Peterson                              150,000(15)    *
  P.O. Box 80298
  Bakersfield, CA 93380



  All Directors and Officers as a Group        3,253,351(3)     9.42%
  (12 individuals)                              (4)(5)(6)
                                                (7)(8)(9)
                                                (10)(11)(12)
                                                (13)(14)(15)

  -----------------------
    * Less than 1%

     (1) Morgan Stanley Group, Inc. ("MS Group") filed a Schedule 13G with the Securities and Exchange Commission indicating that they are the indirect beneficial owner of 2,528,276 shares of Common Stock, arising from the indirect beneficial ownership of such shares by Morgan Stanley Asset Management Limited ("MSAM"), a subsidiary of MS Group. The address of MSAM is 25 Cabot Square, Canary Wharf, London E14 4QA, England. All such shares are held by MSAM in its capacity as an Investment Adviser, and MS Group and MSAM share voting and investment power with respect to the shares which they may be deemed to beneficially own. MS Group and MSAM each disclaim beneficial ownership of such shares pursuant to Rule 13d-4 under the Securities Exchange Act of 1934.

     (2) Fidelity International Limited ("FIL") and FMR Corp. ("FMR") have each filed Schedule 13Ds and amendments thereto with the Securities and Exchange Commission indicating that, although they do not consider themselves to be acting as a "group," they hold, directly or indirectly, a total of 2,670,667 shares of Common Stock. The Schedule 13Ds state that FIL beneficially owns, as investment adviser or the parent of the investment adviser to certain international funds and international pension accounts, 2,670,667 shares of Common Stock and that such funds and accounts and FIL, as investment adviser to the funds and accounts, have sole voting and investment power as to all such shares. A partnership controlled by Mr. Edward C. Johnson 3d and members of his family own shares of FIL with the right to cast approximately 47.22 percent of the total votes which may be cast by shareholders of FIL. According to the Schedule 13Ds, FMR beneficially owns, through Fidelity Management Trust Company, 7,400 shares of Cadiz' Common Stock. Mr. Johnson, who is Chairman of FIL and FMR, and certain family members, are the predominant owners of FMR's Class B shares of common stock representing approximately 49 percent of the voting power of FMR. Mr. Johnson and Abigail Johnson together own 36.5 percent of the outstanding voting stock of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. The
          Schedule 13Ds indicate that FIL was a subsidiary of Fidelity Management & Research Company ("Fidelity") prior to June 30, 1980, at which time the shares of FIL held by Fidelity were distributed as a dividend to the shareholders of FMR, and that FIL currently operates as an entity independent of FMR and Fidelity. The principal offices of FMR, Fidelity and Mr. Johnson are located at 82 Devonshire Street, Boston, Massachusetts 02109.


     (3) According to information provided to Cadiz, the Capital Group Companies, Inc. may be deemed to be the indirect beneficial owner of 1,715,000 shares of Common Stock as Discretionary Manager by virtue of its affiliates acting as investment manager to a number of institutional investors.

     (4)  Includes 300,000 shares underlying presently exercisable options.


     (5) Includes 875,000 shares underlying presently exercisable options. Does not include 50,000 shares issuable upon the satisfaction of certain conditions established by the Board of Directors, none of which have been met.

     (6) Includes 260,000 shares held by a corporation of which Mr. Hammond is an affiliate. Also includes 125,000 shares underlying presently exercisable options and 440,000 Conversion Shares and 21,995 Dividend Shares held by Mr. Hammond and members of his family.


     (7) Includes 125,000 shares underlying presently exercisable options. Also includes 19,200 Conversion Shares and 958 Dividend Shares.

     (8) Does not include 25,000 options subject to vesting not earlier than December 12, 1997.

     (9)  Includes 125,000 shares underlying presently exercisable options.

     (10) Includes 150,000 shares underlying presently exercisable options. Does not include 250,000 shares underlying conditional options held by Mr. Shaheen, the conditions to the vesting of which have not yet been met.

     (11) Includes 150,000 shares underlying presently exercisable options. Does not include 50,000 shares underlying conditional options held by Mr. Speer, the conditions to the vesting of which have not yet been met.

     (12) Does not include 100,000 shares underlying conditional options held by Mr. Aiton, the conditions to the vesting of which have not been met.

     (13) Does not include 100,000 shares underlying conditional options held by Mr. Andrew, the conditions to the vesting of which have not been met.

     (14) Does not include 100,000 shares underlying conditional options held by Mr. Marguleas, the conditions to the vesting of which have not been met.

     (15) Includes 150,000 shares underlying presently exercisable options. Does not include 100,000 shares underlying conditional options held by Mr. Peterson, the conditions to the vesting of which have not been met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SUN WORLD

  On September 13, 1996, concurrently with the Sun World Acquisition, Cadiz and Sun World entered into a ten year Services Agreement whereby Cadiz agreed to provide Sun World with management and administrative services and facilities. As consideration for services to be performed by Cadiz under the Services Agreement, Sun World agreed to pay Cadiz the sum of $1.5 million annually and to reimburse Cadiz for any direct costs incurred by Cadiz in providing services and facilities to Sun World under the Services Agreement. In addition to the reimbursement of direct costs, Sun World paid $375,000 to Cadiz in connection with this Services Agreement for the period September 14, 1996 to December 31, 1996.

   Pursuant to the Services Agreement, Cadiz and Sun World have entered into a Tax Sharing Agreement whereby Cadiz has agreed to prepare and file all tax returns required to be prepared and filed on a consolidated basis. Under the Tax Sharing Agreement, Sun World has agreed to pay to Cadiz an amount equal to the federal and state income taxes which Sun World would have paid if it were filing separate returns, and Cadiz will pay to Sun World an amount equal to any savings obtained by Cadiz from the use of Company tax losses or credits.



  Cadiz owns approximately 1,600 acres of irrigated farmland in San Bernardino County, California consisting primarily of citrus and grapes. Pursuant to a ten year lease entered into as of September 13, 1996, Sun World is responsible for the production, packing and handling, and marketing of the products on the Cadiz property. Sun World has entered into a sublease arrangement related to the farming of the Cadiz grape vineyards. Originally, Cadiz was to recieve an annual payment equal to 33% of the net profit derived from the Cadiz property. However, this arrangement was subsequently modified in April 1997 to provide for a total annual rental of $250 per acre.



CADIZ

  Since April 1, 1995, Cadiz has issued in private placements a total of 190,000 shares of Common Stock ranging in price from $4.00 per share to $5.75 per share to Fidelity Investment Services, whose affiliates have filed a Schedule 13D with the Securities and Exchange Commission indicating that they hold in excess of five percent of Cadiz' outstanding Common Stock in their capacity as discretionary manager for a number of investment funds. See "Principal Stockholders."

  Since April 1, 1995, Cadiz has issued in private placements a total of 90,000 shares of common stock at a price of $5.75 per share to Morgan Stanley Asset Management, Inc. ("MSAM"), an affiliate of Morgan Stanley Group, Inc., who filed a Schedule 13G with the Securities and Exchange Commission indicating that it may be deemed to be the indirect beneficial owner of in excess of five percent of Cadiz' outstanding Common Stock in its capacity as an Investment Advisor. In addition, on September 13, 1996, Cadiz issued 2,700 shares of Series A Preferred Stock ("Series A Preferred") for $1,000 per share to MSAM in an institutional private placement which provided financing to Cadiz for the Sun World Acquisition. The Series A Preferred was converted on May 7, 1997 into 720,000 shares of Common Stock at a conversion price of $3.75 per share. See "Principal Stockholders."

  In connection with a private placement in October 1995, Cadiz issued 82,317 shares of Common Stock at a price of $4.10 per share to a corporation of which Mr. J. F. R. Hammond, a director of Cadiz, is an affiliate. In addition, on September 13, 1996, Cadiz issued 1,650 shares of Series A Preferred at a price of $1,000 per share to Mr. Hammond and members of his family. These shares of Series A Preferred were converted on May 7, 1997 into 440,000 shares of Common Stock at a conversion price of $3.75 per share. See "Principal Stockholders."



  In February 1995, L.H. Friend, Weinress, Frankson & Presson, Inc. ("L.H. Friend"), an investment banking firm which is an affiliate of Mr. Stephen
D. Weinress, a director of Cadiz, entered into an agreement with Cadiz pursuant to which L.H. Friend provided investment banking services with respect to the development by Cadiz of its water resources at its Piute property. Such services consisted of a review of the proposed project and identification of possible third party participants to a water transaction. As compensation for these services, Cadiz agreed to pay to L.H. Friend a retainer fee of $2,000 per month through July 31, 1995. During fiscal year end March 31, 1996, Cadiz paid to L.H. Friend a total of $8,000 with respect to the above agreement and to the Weinress Group, a consulting firm which is an affiliate of Mr. Weinress, placement fees totaling $55,950 related to the identification of participants in the January 1996 and March 1996 private placements of Cadiz' common stock. In addition, for services rendered in connection with the identification of participants in the placement of the Series A Preferred in September 1996, Cadiz paid a fee to L.H. Friend in the amount of $145,500 and issued 72 shares of Series A Preferred with a value of $1,000 per share, which were converted on May 7, 1997 into 19,200 Conversion Shares at a conversion price of $3.75 per share. See "Principal Stockholders."



  Sun World and Cadiz believe that the terms of all of the transactions described above were at least as favorable to Sun World and Cadiz, respectively, as those which could have been negotiated in arm's length transactions with unaffiliated third parties.


DESCRIPTION OF EXCHANGE NOTES

GENERAL

  The Old Notes were and the Exchange Notes will be issued pursuant to an Indenture (the "Indenture") between Sun World, Cadiz and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and Holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. Copies of the proposed form of Indenture, the Collateral Documents and Registration Rights Agreement are available as set forth above under "- Available Information." The definitions of certain terms used in the following summary are set forth below under "- Certain Definitions." For purposes of this summary, the term "Cadiz" refers only to Cadiz Land Company, Inc. and not to any of its Subsidiaries; and the term the "Issuer" refers only to Sun World International, Inc. and not to any of its Subsidiaries.

  Except as otherwise indicated below, the following summary applies to both the Old Notes and the Exchange Notes. As used herein, the term "Notes" shall mean the Old Notes and the Exchange Notes, unless otherwise indicated.

  The form and terms of the Exchange Notes are substantially identical to the form and terms of the Old Notes, except that the Exchange Notes (i) will be registered under the Securities Act, (ii) will not provide for Liquidated Damages, and (iii) will not bear any legends restricting transfer thereof. The Exchange Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, $115 million aggregate principal amount of Old Notes is outstanding. See "The Exchange Offer."

  As of the date of the Indenture, all of Sun World's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, Sun World will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted
Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

  The Notes are limited in aggregate principal amount to $115.0 million and will mature on April 15, 2004. Interest on the Notes will accrue at the rate of 11-1/4% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 1997, to Holders of record on the immediately preceding April 1 and October 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, on the Notes will be payable at the office or agency of Sun World maintained for such purpose within the City and State of New York or, at the option of Sun World, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to Sun World will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by Sun World, Sun World's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

RANKING AND SECURITY

  The Notes rank pari passu with all Indebtedness of Sun World that is not subordinated to the Notes, including borrowings under the Revolving Credit Agreement. The Notes will rank senior to any Indebtedness of Sun World that is subordinated to the Notes.

  The Notes are unconditionally guaranteed on a senior basis by Cadiz and by each of the Subsidiary Guarantors (collectively, the "Guarantors"). See " -Guarantees." The Guarantees will rank pari passu with all Indebtedness of Cadiz or the Subsidiaries Guarantors, as the case may be, that is not subordinated to such Guarantees and senior to any Indebtedness of Cadiz or the Subsidiary Guarantors, as the case may be, that is subordinated to such Guarantees.



  The Notes are secured by a first priority Lien on the Collateral owned or hereafter acquired by Sun World, subject to Permitted Liens. Each of the Subsidiary Guarantees will be secured by a first priority Lien on the Collateral owned or hereafter acquired by each of the Subsidiary Guarantors, subject to Permited Liens. The Collateral owned by Sun World includes, without limitation, (i) all of the stock of Sun World's Subsidiaries, (ii) all of its real property, including additions and improvements, (iii) all of its personal property, plant, equipment, furnishings and fixtures, (iv) all of its rights to water and (v) all trees and vines, in each case excluding the Excluded Assets. The Collateral owned by the Subsidiary Guarantors includes, without limitation, (i) all real property, including additions and improvements,
(ii) all personal property, plant, equipment, furnishings and fixtures, and (iii) all of its rights to water. The Collateral owned by Cadiz includes all of the assets of Cadiz other than Excluded Assets; however, as the Excluded Assets include all of the assets of Cadiz other than the stock of Sun World, the Cadiz Guarantee will be secured by a pledge of the stock of Sun World. Since the obligations of the Guarantors are joint and several, the Cadiz Guarantee is, in effect, also secured by all of the assets of Sun World and of the Subsidiary Guarantors except for Excluded Assets, and the Subsidiary Guarantees are, in effect, also secured by the stock of Sun World.

The Excluded Assets currently serve as collateral for Existing Indebtedness of Sun World and the Subsidiary Guarantors. Specifically, the Revolving Credit Agreement is secured by a first priority lien on the Revolving Credit Agreement Collateral. In the event of a liquidation of Sun World, if the proceeds of a sale of Collateral were not sufficient to repay all amounts due under the Notes, the holders of Notes would then only have an unsecured claim against the assets of Sun World and claims under the Guarantees. There is currently Existing Indebtedness of Cadiz which is secured by a first priority Lien on all of Cadiz' assets, other than the stock of Sun World or partnership interests in subsidiaries. To the extent that assets of Sun World, the Subsidiary Guarantors or Cadiz secure their Existing Indebtedness, the unsecured claim of holders of Notes would be effectively subordinated to such obligations. In addition, the Indenture permits Cadiz, Sun World and the Subsidiary Guarantors to create Liens on certain of their assets, including Liens securing Purchase Money Indebtedness, and the Exchange Notes and the Guarantees will also be effectively subordinated to such Purchase Money Indebtedness and other obligations secured by such Liens to the extent of any assets serving as collateral for such Indebtedness. The Indenture does not permit Liens on Collateral other than Permitted Liens. See the definition of "Permitted Liens" under " -Certain Definitions."


  So long as no Default or Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture and the Collateral Documents, Cadiz, Sun World and its Subsidiaries will be entitled to receive and retain all cash dividends, interests and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the Collateral pledged by them.
Upon the occurrence and during the continuance of a Default or Event of Default, (a) all rights of Cadiz, Sun World and its Subsidiaries to exercise such voting or other consensual rights shall cease, and all such rights shall become vested in the Trustee which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights and (b) all rights of Cadiz, Sun World and its Subsidiaries to receive all cash dividends, interest and other payments made upon or with respect to the pledged Collateral will cease and such cash dividends, interest and other payments will be paid to the Trustee, and (c) the Trustee may sell the pledged Collateral or any part thereof in accordance with the terms of the Collateral Documents. All funds distributed under the Collateral Documents and received by the Trustee for the benefit of the Holders of the Notes will be distributed by the Trustee in accordance with the provisions of the Indenture.

  Under the terms of the Collateral Documents and the Indenture, the Trustee may foreclose on the pledged Collateral following an Event of Default. The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture and the Collateral Documents is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case is commenced by or against Cadiz, Sun World or any of Sun World's Subsidiaries prior to the Trustee having repossessed and disposed of the Collateral, and, in the case of real property Collateral, could also be significantly impaired by restrictions under state law. See "Risk Factors -Certain Bankruptcy Limitations" and "Risk Factors-Certain Limitations under State Law."

  The Collateral release provisions of the Indenture permit the release of Collateral without the substitution of additional Collateral under certain circumstances, including in connection with certain Asset Sales. See "- Possession, Use and Release of Collateral." As described under "- Certain Covenants Asset Sales," the Net Proceeds of Asset Sales may be required to be utilized to make an Asset Sale Offer. To the extent an Asset Sale
Offer is not accepted by Holders, the unutilized Net Proceeds will be retained by Sun World or the applicable Subsidiary Guarantor, free and clear of the Lien of the Indenture and the Collateral Documents. In addition, the term "Asset Sale," will exclude certain sales or other dispositions of assets, including, subject to limited exceptions, sales of Revolving Credit Agreement Collateral. See " -Certain Definitions." As a result, Sun World and its Subsidiaries will be permitted to sell certain assets without compliance with the foregoing provisions. The Collateral will also be released as security for the Notes and the Guarantees upon a legal defeasance or covenant defeasance of the Notes (see " -Legal Defeasance and Covenant Defeasance") and, upon the release of any Subsidiary Guarantor as described in the last paragraph under " -Guarantees" below, the Collateral pledged by such Subsidiary Guarantor will be released as security for its Subsidiary Guarantee.



  The consolidated book value of the Collateral at December 31, 1996 was $135 million. The value of the Collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. In that regard, the Excluded Assets (which include cash and cash equivalents, accounts receivable and inventory of Sun World and Sun World's Subsidiaries) are material to Sun World and Sun World's Subsidiaries and are necessary to operate their businesses. The fact that the Excluded Assets are not pledged as security for the Notes could have a material adverse effect on the value of the Collateral.
Accordingly, there can be no assurance that proceeds of any sale of the Collateral pursuant to the Indenture and the related Collateral Documents following an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due under the Notes. See "Risk Factors -Certain Limitations on the Collateral and the Guarantees." If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of Cadiz, Sun World and the Subsidiary Guarantors. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation.



GUARANTEES



  Sun World's obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by Cadiz (the "Cadiz Guarantee"), secured by a pledge of Sun World's stock, and on a senior secured basis by each of Sun World's Subsidiary Guarantors (the "Subsidiary Guarantees" and, together with the Cadiz Guarantee, the "Guarantees"). The obligation of each Guarantor under its Guarantee, and the grant by each Guarantor of a Lien on certain of its assets to secure its obligations under its Guarantee, may be subject to review under various laws for the protection of creditors, including, without limitation, laws governing fraudulent conveyances and transfers. To the extent that the obligations of any Guarantor under its Guarantee, or the Lien on Collateral granted by any Guarantor, were held to be unenforceable as a fraudulent conveyance or transfer or for any other reasons, the holders of Notes would cease to have any direct claim against such Guarantor and would also cease to have any Lien on the assets of such Guarantor. In an attempt to avoid this result, the Guarantees provide that the obligations of each Guarantor thereunder are limited to the maximum amount as will not constitute a fraudulent conveyance or fraudulent transfer under applicable law, and such amount could be substantially less than the obligations on the Notes. In addition, any limitation on the amounts payable by a Guarantor under its Guarantee pursuant to such provision will result in a corresponding limitation on the ability of the Trustee to realize upon the Collateral pledged by such Guarantor. See "Risk Factors -Fraudulent Conveyance."


  The Indenture provides that neither Cadiz nor any Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless
(i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture and appropriate Collateral Documents in form and substance reasonably satisfactory to the Trustee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction;
(iv) Sun World would be permitted by virtue of Sun World's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "--Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock;" (v) the Collateral owned by such Guarantor (in the case of a merger or consolidation) or the Collateral transferred to the surviving Person (in the case of a transfer of assets) (A) shall continue to constitute Collateral under the Indenture and the Collateral Documents, (B) shall be subject to a Lien in favor of the Trustee for the benefit of the holders of the Exchange Notes and (C) shall not be subject to any Lien other than Liens expressly permitted by the Indenture and the Collateral Documents; (vi) the property and assets of the Person which is merged or consolidated with or into such Guarantor or to which the properties and assets of such Guarantor are transferred, to the extent that they are property and assets of the types which would constitute Collateral under the Collateral Documents shall be treated as After-Acquired Property and such Guarantor or the Surviving Person, as the case may be, shall take such actions as may be necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required by the Indenture and (vii) in the case of any consolidation, merger, transfer, assignment or other disposition involving Cadiz, Cadiz and Sun World have complied with the provisions of the covenant described in "Certain
Covenants Change of Control."

  Except as provided in the immediately preceding paragraph and under "- Certain Covenants" below, Sun World is not restricted from selling or otherwise disposing of any Subsidiary Guarantor. The Indenture provides that, in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor (or its parent) owned by Sun World and its Subsidiaries, in each case to a Person which is not Sun World or a Subsidiary or Affiliate of Sun World and which is otherwise made in compliance with the Indenture, such Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee, the Indenture and the Collateral Documents to which it is a party; provided that (i) such transaction is made in accordance with the provisions described below under "--Certain Covenants -Asset Sales;" and (ii) any such release shall occur only if (a) all Indebtedness owing by such Subsidiary Guarantor to Sun World or any of its Restricted Subsidiaries or Unrestricted Subsidiaries shall have been paid in full and (b) all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other Liens which secure, Indebtedness of Sun World or any of its Restricted Subsidiaries or Unrestricted Subsidiaries shall also terminate.

OPTIONAL REDEMPTION

  The Notes will not be redeemable at Sun World's option prior to April 15, 2001. Thereafter, the Notes will be subject to redemption at any time at the option of Sun World, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and any Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

                    YEAR                                PERCENTAGE

                    2001 . . . . . . . . . . . . . . .   105.625%
                    2002 . . . . . . . . . . . . . . .   102.813%
                    2003 and thereafter. . . . . . . .   100.000%

       If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

         Sun World is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

CERTAIN COVENANTS

CHANGE OF CONTROL

          The Indenture provides that upon the occurrence of a Change of Control, each Holder of Notes will have the right to require Sun
World to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the
"Change of Control Payment").

          Within 10 days following any Change of Control, Sun World will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. Sun World will comply with the requirements of Rule 14e-1 under the Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         The Change of Control Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the
"Change of Control Purchase Date"), Sun World will purchase all
Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

        On the Change of Control Payment Date, Sun World will, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,
(b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Sun World. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Sun
World will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of Notes to require that Sun World repurchase or redeem the Notes in the event of a takeover, recapitalization or other restructuring.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Cadiz, Sun World and Sun World's Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Act), (ii) the adoption of a plan relating to the liquidation or dissolution of Cadiz or Sun World, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Stock of Cadiz (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of Sun World are not Continuing Directors, (v) the first day on which Cadiz ceases to own 100% of the outstanding Equity Interests of Sun World, or (vi) Cadiz consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Cadiz, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Cadiz is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Cadiz outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

      In the State of California (the laws of which govern the interpretation of the Indenture) the term "all or substantially all" is subject to judicial interpretation on a case by case basis, and therefore no objective quantitative test is available in making the determination as to whether or when a sale of all or substantially all assets has occurred. Consequently, an assessment by the Trustee and/or the Holders of Notes that a Change of Control has occurred by virtue of a sale of all or substantially all assets could be subject to challenge, thereby impairing the ability of the Holders to readily obtain the benefits of the foregoing Change of Control provisions.

ASSET SALES

        The Indenture provides that Cadiz and Sun World will not, and will not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless (i) Cadiz, Sun World or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value
(evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of, (ii) at least 85% of the consideration therefor received by Cadiz, Sun World or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the most recent balance sheet of Cadiz, Sun World or any Restricted Subsidiary), of Cadiz, Sun World or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Cadiz, Sun World, or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by Cadiz, Sun World or any such Restricted Subsidiary from such transferee that are immediately converted by Cadiz, Sun World or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision, (iii) if such Asset Sale involves the disposition of Collateral, Sun World, Cadiz or such Restricted Subsidiary has complied with the provisions described under " -Possession, Use and Release of Collateral," and (iv) Cadiz, Sun World or the Restricted Subsidiary, as the case may be, applies the Net Proceeds as provided in the following paragraph.

       Any such Net Proceeds shall be applied within 180 days of the related Asset Sale as follows:

               (i) to the extent that such Net Proceeds are derived from property or assets of Sun World which do not constitute Collateral or are not deemed (pursuant to the definition in sub-paragraph (iii) below) to constitute Collateral Proceeds ("Non-Collateral Proceeds"), such Non-Collateral Proceeds may, at the option of Sun World, be applied to repay Indebtedness outstanding under the Revolving Credit Agreement or Existing Indebtedness;

               (ii) to the extent that such Net Proceeds are derived from property or assets of Cadiz which do not constitute Collateral or are Non-Collateral Proceeds, such Non-Collateral Proceeds may, at the option of Cadiz, be applied to repay outstanding Indebtedness of Cadiz; and

               (iii) with respect to any Net Proceeds derived from property or assets which constitute Collateral ("Collateral Proceeds") or derived from a transaction as a result of which a Subsidiary Guarantor is released from its Subsidiary Guarantee as provided in the last paragraph under " -Guarantees" and which (pursuant to the provisions described below) are deemed to be Collateral Proceeds, and with respect to any Non-Collateral Proceeds remaining after application as described in subparagraphs (i) or (ii) above (all such Collateral Proceeds and amounts deemed to be Collateral Proceeds, together with any such remaining Non-Collateral Proceeds being hereinafter called, collectively, the "Available Amount"), such Available Amount shall, if Sun World so elects (or if Cadiz so elects in the case of Net Proceeds derived from property or assets of Cadiz) be applied to make an investment in properties and assets constituting Permitted Businesses that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will constitute Permitted Businesses ("Replacement Assets"); provided that any Replacement Assets acquired with any such Collateral Proceeds or amounts deemed to constitute Collateral Proceeds (A) shall be owned by Cadiz, Sun World or the Subsidiary Guarantor that made the Asset Sale and shall not be subject to any Liens except as expressly permitted by the Indenture and the Collateral Documents (and Cadiz, Sun World or such Subsidiary Guarantor, as the case may be, shall execute and deliver to the Trustee such Collateral Documents or other instruments as shall be necessary to cause such Replacement Assets to become subject to a Lien in favor of the Trustee, for the benefit of the holders of the Exchange Notes, securing its obligations under the Exchange Notes or its Guarantee, as the case may be, and otherwise shall comply with the provisions of the Indenture applicable to After-Acquired Property); and
               (B) shall not include any Excluded Assets.

   Any portion of the Available Amount that is not used as described in subparagraph (i), (ii) or (iii) above within such 180-day period shall constitute "Excess Proceeds" subject to disposition as provided below. When the aggregate amount of Excess Proceeds exceeds $5.0 million, Sun World will be required to make an offer to all Holders of Exchange Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Exchange Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Exchange
Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Sun World (or Cadiz, to the extent that Excess Proceeds are derived from the sale of property or assets of Cadiz,) may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Exchange Notes surrendered by Holders thereof exceeds the amount of Excess
Proceeds, the Trustee shall select the Exchange Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         All Collateral Proceeds and amounts which, pursuant to the provisions described below, are deemed to be Collateral Proceeds shall, pending their application in accordance with this covenant or the release thereof in accordance with the provisions described under "- Possession, Use and Release of Collateral" and "- Use of Trust Monies," be deposited in the Collateral Account under the Indenture.

         The term "Asset Sale," as defined in the Indenture, excludes certain sales and other dispositions of assets, including, subject to limited exceptions, sales of Revolving Credit Agreement Collateral. See "- Certain Definitions." As a result, Cadiz, Sun World and the Restricted Subsidiaries will be permitted to sell certain assets without compliance with the foregoing covenant.

          An Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), Sun World will purchase the principal amount of Exchange Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Exchange Notes tendered in response to the Asset Sale Offer. Payment for any Exchange Notes so purchased will be made in the same manner as interest payments are made.

          If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Exchange Notes pursuant to the Asset Sale Offer.

          On or before the Asset Sale Purchase Date, Sun World will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Exchange Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Exchange Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Exchange Notes or portions thereof were accepted for payment by Sun World in accordance with the terms of this covenant. Sun World, the Depository or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Exchange Notes tendered by such Holder and accepted by Sun World for purchase, and Sun World will promptly issue a new Note, and the Trustee, upon written request from Sun World will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted will be promptly mailed or delivered by Sun World to the Holder thereof. Sun World will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

LIMITATION ON RESTRICTED PAYMENTS

        The Indenture provides that Cadiz and Sun World will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of Cadiz, Sun World or any of the Restricted Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving Cadiz, Sun World or any of the Restricted Subsidiaries) or to the direct or indirect holders of Equity Interests in Cadiz, Sun World or any of the Restricted Subsidiaries in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Sun World); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving Cadiz, Sun World or any of the Restricted Subsidiaries) any Equity Interests of Cadiz, Sun World or any of the Restricted Subsidiaries; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Sun World that is subordinated to the Exchange Notes (other than Exchange Notes), any Indebtedness of
Cadiz that is subordinated to the Cadiz Guarantee or any Indebtedness of a Subsidiary Guarantor that is subordinated to a Subsidiary Guarantee except a payment of interest or principal at Stated Maturity; provided, however, that Sun World or Cadiz may make any such payment, purchase, redemption, defeasance or retirement for value using the proceeds of Permitted Refinancing Indebtedness; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments").

          PARENT RESTRICTED PAYMENTS. Notwithstanding the foregoing, Cadiz will be permitted to make Restricted Payments if, at the time of and after giving effect to such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

               (b) Cadiz would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described below under the caption " -Incurrence of Indebtedness and Issuance of Preferred Stock;" and

               (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Cadiz after the date of the Indenture, is less than the sum of (i) the lesser of (x) 50% of the Net Income of Cadiz (not including any Net Income of Sun World or any of its or Cadiz' Subsidiaries) for the period (taken as one accounting period) from and after the last day of the first fiscal quarter immediately following the date of the Indenture to the end of Cadiz' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Net Income for such period is a deficit, less 100% of such deficit) or (y) 50% of Cadiz' Consolidated Net Income for the period (taken as one accounting period) from and after the last day of the first fiscal quarter immediately following the date of the Indenture to the end of Cadiz' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by Cadiz from the issue or sale since the date of the Indenture of Equity Interests of Cadiz (other than Disqualified Stock) or of Disqualified Stock or debt securities of Cadiz that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of Cadiz), plus (iii) to the extent that any Restricted Investment that was made by Cadiz after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of
               (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $5.0 million.

      ISSUER RESTRICTED PAYMENTS. Notwithstanding the foregoing, Sun World will be permitted to make Restricted Payments if, at the time of and after giving effect to such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

               (b) Sun World would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under caption "- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

               (c) (i) in the case of a Restricted Payment made to a Person other than Cadiz, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Sun World after the date of the Indenture, is less than the sum of
               (A) the lesser of (x) 50% of the Consolidated Net Income of Sun World (not including any Net Income of Cadiz) for the period (taken as one accounting period) from and after the last day of the first fiscal quarter immediately following the date of the Indenture to the end of Sun World's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) or (y) 50% of Cadiz' Consolidated Net Income for the period (taken as one accounting period) from and after the last day of the first fiscal quarter immediately following the date of the Indenture to the end of Cadiz' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds received by Sun World from the issue or sale since the date of the Indenture of Equity Interests of Sun World (other than Disqualified Stock) or of Disqualified Stock or debt securities of Sun World that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of Sun World), plus (C) to the extent that any Restricted Investment that was made by Sun World or any of its Restricted Subsidiaries after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of
               (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, less (D) the aggregate amount of all Restricted Payments made to Cadiz after the date of the Indenture under subparagraph (ii) of this paragraph (c);

                    (ii) in the case of a Restricted Payment made to Cadiz,
               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Sun World and its Restricted Subsidiaries after the date of the Indenture, is less than the sum of (A) 50% of the Consolidated Net Income of Sun World (not including any Net Income of Cadiz) for the period (taken as one accounting period) from and after the last day of the first fiscal quarter immediately following the date of the Indenture to the end of Sun World's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) plus (B) 100% of the aggregate net cash proceeds received by Sun World from the issue or sale since the date of the Indenture of Equity Interests of Sun World (other than Disqualified Stock) or of Disqualified Stock or debt securities of Sun World that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of Sun World) plus (C) to the extent that any Restricted Investment that was made by Sun World or any of its Restricted Subsidiaries after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of
               (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, less (D) the aggregate amount of all Restricted Payments made to Persons other than Cadiz after the date of the Indenture under subparagraph (i) of this paragraph (c).

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Sun World in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Sun World) of, other Equity Interests of Cadiz or Sun World (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(i)(B) and (c)(ii)(B) of the preceding paragraph;
(iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Cadiz, Sun World or any Restricted Subsidiary held by any member of the management of Cadiz, Sun World or any Restricted Subsidiary upon such member's death, disability or termination pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed
$1.0 million in any twelve-month period or $2.0 million in the aggregate for all periods following the date of the Indenture and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (v) the payment of dividends by Sun World to Cadiz that are used within 30 days of the date paid solely to pay accounting, legal charges incurred in connection with Cadiz' Securities and Exchange Commission reporting requirements and other administrative expenses; provided that no Event of Default shall have occurred and be continuing; and provided further, that the aggregate amount of such dividends may not exceed $1.5 million in any fiscal year; (vi) the payment of up to $2.0 million by Sun World to Cadiz in any fiscal year; provided that (A) Sun World would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption "- Incurrence of Indebtedness and Issuance of Preferred Stock" and
(B) within 30 days of the receipt of such funds, Cadiz applies such funds to the costs of a Qualified Project; provided further, that no Event of Default shall have occurred and be continuing; and
(vii) the payment by Cadiz within 12 months of the Issue Date of dividends on its Series A Preferred Stock in an aggregate amount not to exceed $800,000 upon the mandatory conversion of such stock.

               The Board of Directors of each Sun World and Cadiz may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Sun World and its Restricted Subsidiaries or by Cadiz (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Cadiz, Sun World or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds
$1.0 million. Not later than the date of making any Restricted Payment, Sun World shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

          The Indenture provides that neither Cadiz nor Sun World will, and neither Cadiz nor Sun World will permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), that neither Cadiz nor Sun World will issue any Disqualified Stock and that Issuer will not permit any of its Subsidiaries to issue any shares of preferred stock.

        Notwithstanding the foregoing, Cadiz and Sun World may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio of Cadiz or Sun World, as the case may be, for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

        PARENT PERMITTED DEBT. The provisions of the first paragraph of this covenant will not apply to the incurrence by Cadiz of any of the following items of Indebtedness:

                    (i)  the incurrence by Cadiz of Existing Indebtedness;

                    (ii) the incurrence by Cadiz of Permitted Refinancing
               Indebtedness;

                    (iii) the incurrence by Cadiz of Indebtedness represented by the Cadiz Guarantee or the
               Guarantee of the Revolving Credit Agreement;

                    (iv) the incurrence by Cadiz of Indebtedness under the
               Cadiz Credit Agreement; provided that the aggregate principal amount of all such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause, does not exceed $50.0 million;

                    (v) the incurrence by Cadiz of Capital Lease Obligations incurred for the purpose of financing all or any part of the cost of construction or improvement of property, plant or equipment used in the Permitted Businesses of Cadiz in an aggregate principal amount not to exceed $2.5 million at any time outstanding;

                    (vi) the incurrence by Cadiz of Non-Recourse Debt to
               finance a Qualified Project;

                    (vii) the incurrence by Cadiz of Purchase Money Indebtedness in connection with the purchase of assets to be used in Permitted Businesses of Cadiz; and

                    (viii) the incurrence by Cadiz of up to $5.0 million aggregate amount of Indebtedness for any purpose.

    ISSUER PERMITTED DEBT. The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness:

                    (i) the incurrence by Sun World and its Subsidiaries of Existing Indebtedness;

                    (ii) the incurrence by Sun World of Permitted Refinancing
               Indebtedness;

                    (iii) the incurrence by Sun World of Indebtedness represented by the Exchange Notes and the incurrence by the Subsidiary Guarantors of the Subsidiary Guarantees;

                    (iv) the incurrence by Sun World or any of Sun World's
               Wholly Owned Restricted Subsidiaries of intercompany Indebtedness between or among Sun World and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (A) such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Exchange Notes and the Subsidiary Guarantees and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Sun World or a Wholly Owned Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either Sun World or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Sun World or such Restricted Subsidiary, as the case may be;

                    (v) the incurrence by Sun World's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Sun World;

                    (vi) the incurrence by Sun World of Revolving
               Indebtedness; provided that the aggregate principal amount of all such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause, does not exceed $30.0 million; and, provided further, that for a period of 30 consecutive days during the 12 months preceding such incurrence, Sun World had outstanding no Revolving Indebtedness;

                (vii) the incurrence by Sun World or any of its Restricted Subsidiaries of Capital Lease Obligations incurred for the purpose of financing all or any part of the cost of construction or improvement of property, plant or equipment used in a Permitted Business of Sun World or such Restricted Subsidiary, in an aggregate principal amount not to exceed $2.5 million at any time outstanding;

                 (viii) the incurrence by Sun World or any of its Restricted
               Subsidiaries of Purchase Money Indebtedness to acquire land or agricultural equipment from a Person who is not an Affiliate of Sun World of up to $10.0 million each fiscal year, not to exceed $30.0 million in the aggregate; or

                    (ix) the incurrence by Sun World or any of its Restricted
               Subsidiaries of up to $5.0 million aggregate amount of Indebtedness to finance the development, maintenance or expansion of activities or properties related to Permitted Businesses existing as of the date of the Indenture.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories set forth in the two immediately preceding paragraphs or is entitled to be incurred pursuant to the second paragraph of this covenant, Sun World shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the second paragraph hereof. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

LIENS

      The Indenture provides that Cadiz and Issuer will not, and neither Cadiz nor Sun World will permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

   The Indenture provides that Sun World will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to Sun World or any of its Restricted Subsidiaries
(1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to Sun World or any of its Restricted Subsidiaries, (ii) make loans or advances to Sun World or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to Sun World or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of
(a) Existing Indebtedness as in effect on the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Revolving Credit Agreement as in effect on the date of the Indenture, (b) the Indenture and the Exchange Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by Sun World or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (g) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

TRANSACTIONS WITH AFFILIATES

        The Indenture provides that neither Cadiz nor Sun World will and neither will permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to Cadiz, Sun World or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Cadiz, Sun World or such Restricted Subsidiary with an unrelated Person and (ii) Cadiz or Sun World as applicable, delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (w) any employment agreement entered into by Cadiz, Sun World or any of their Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Cadiz, Sun World or such Restricted Subsidiary, (x) transactions between or among Sun World and/or its Restricted Subsidiaries, (y) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption " -Restricted Payments," shall not be deemed Affiliate Transactions.

ADDITIONAL SUBSIDIARY GUARANTEES

              The Indenture provides that Cadiz will not create any Subsidiaries or own Capital Stock in any corporation other than Sun World, PSWR I, Southwest Fruit Growers, L.P., Pacific Packing, Inc., Pacific Real Estate, Inc. and Rancho Cadiz Mutual Water Company. After the date of the Indenture, Cadiz will take all necessary action to dissolve PSWR I, Pacific Packing, Inc. and Pacific Real Estate, Inc. In addition, Sun World will not, and will not permit any of the Subsidiary Guarantors to, acquire or otherwise make any Investment in any Subsidiary that is not a Subsidiary Guarantor unless either (i) such Investment is permitted by the covenant entitled "Restricted Payments," or (ii) such Subsidiary executes a Subsidiary Guarantee, enters into the Collateral Documents and delivers an opinion of counsel in accordance with the provisions of the Indenture.

MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The Indenture provides that Sun World may not consolidate or merge with or into (whether or not Sun World is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless: (i) Sun World is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Sun World) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (such surviving corporation or transferee Person, the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes all the obligations of Sun World under the Exchange Notes, the Indenture and the Collateral Documents pursuant to a supplemental indenture and other documents in form reasonably satisfactory to the Trustee; (iii) the Surviving Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states); (iv) the Collateral owned by or transferred to the Surviving Entity shall (1) continue to constitute Collateral under the Indenture and the Collateral Documents, (2) shall be subject to the Lien in favor of the Trustee for the benefit of the holders of the Exchange Notes and (3) shall not be subject to any Lien other than Liens expressly permitted by the Indenture and the Collateral Documents; (v) the property and assets of the person which is merged or consolidated with or into such company, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents shall be treated as After-Acquired Property and the Surviving Entity shall take such action as may be necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required by the Indenture; (vi) immediately after such transaction no Default or Event of Default exists; and (vii) except in the case of a merger of Sun World with or into a Wholly Owned Subsidiary of Sun World, the Surviving Entity (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Sun World immediately preceding the transaction and
(B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption "- Incurrence of Indebtedness and Issuance of Preferred Stock."

SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that Cadiz and Sun World will not, and neither Cadiz nor Sun World will permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Cadiz or Sun World may enter into a sale and leaseback transaction if (i) Cadiz or Sun World could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption " -Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and
(b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption " -Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and Cadiz or Sun World applies the proceeds of such transaction in compliance with, the covenant described above under the caption " -Asset Sales."

LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED
SUBSIDIARIES

       The Indenture provides that Cadiz and Sun World (i) will not, and will not permit any Wholly Owned Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary to any Person (other than Cadiz, Sun World or a Wholly Owned Subsidiary of Cadiz or Sun World), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption " -Asset Sales," and (ii) will not permit any Wholly Owned Subsidiary to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Cadiz, Sun World or a Wholly Owned Subsidiary of Cadiz or Sun World.

BUSINESS ACTIVITIES

           Cadiz and Sun World will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Sun World and its Subsidiaries taken as a whole.

ADVANCES

         The Indenture will provide that all advances to Restricted Subsidiaries made by Cadiz or Sun World from time to time after the date of the Indenture will be evidenced by unsecured Subsidiary Intercompany Exchange Notes in favor of Cadiz or Sun World, respectively, that will be pledged to the Trustee pursuant to the applicable Collateral Documents as Collateral to secure the Exchange Notes. The Indenture will also provide that all advances by Sun World to any Restricted Subsidiary outstanding on the date of the Indenture will be evidenced by an unsecured Subsidiary Intercompany Note that will be pledged to the Trustee pursuant to the applicable Collateral Documents as Collateral for the Exchange Notes. Each Subsidiary Intercompany Note will be payable upon demand and will bear interest at the same rate as the Exchange Notes.

IMPAIRMENT OF SECURITY INTERESTS

      The Indenture provides that Cadiz and Sun World will not, and neither Cadiz nor Sun World will permit any of its Restricted Subsidiaries to, take or omit to take any action which action or omission could reasonably be expected to have the result of adversely affecting or impairing the Lien in favor of the Trustee for the benefit of the holders of the Notes, in the Collateral. The Indenture will further provide that Cadiz and Sun World will not, and neither Cadiz nor Sun World will permit any of its Restricted Subsidiaries to, grant to any person (other than the Trustee for the benefit of the holders of the Notes) any interest whatsoever in the Collateral except as expressly permitted by the Indenture and the Collateral Documents.

PAYMENTS FOR CONSENT

     The Indenture provides that neither Cadiz, Sun World nor any of the Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

         The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Exchange Notes are outstanding, Cadiz will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Cadiz is required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Cadiz and Cadiz' consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the certified independent accountants for Cadiz and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Cadiz were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, Cadiz will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        In addition, Cadiz and Sun World have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Sun World will furnish to the Holders of Notes
(i) quarterly and annual financial information including statements of operations, statements of cash flows and balance sheets of Sun World and its Restricted Subsidiaries separate from the financial condition and results of operations of Cadiz and of the Unrestricted Subsidiaries of Sun World and, with respect to the annual information only, a report thereon by the certified independent accountants for Sun World and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Sun World were required to file such reports.

EVENTS OF DEFAULT AND REMEDIES

        The Indenture provides that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by Cadiz or Sun World to comply with the provisions described under the captions "- Change of Control," "- Asset Sales," " -Limitation on Restricted Payments," "- Incurrence of Indebtedness and Issuance of Preferred Stock" and " -Merger, Consolidation, or Sale of Assets;"
(iv) failure by Cadiz, Sun World or any Subsidiary Guarantor for
30 days after notice to comply with any of its other agreements in the Indenture, the Notes, the Guarantees or in any of the Collateral Documents; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Sun World or any of its Subsidiaries (or the payment of which is guaranteed by Sun World or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by Cadiz, Sun World or any of the Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, the Cadiz Guarantee or a Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Cadiz or any Subsidiary Guarantor, or any Person acting on behalf of Cadiz or any such Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee; (viii) any of the Collateral Documents shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Person which is a party to any of the Collateral Documents, or any Person acting on behalf of such Person, shall deny or disaffirm its obligations under any of such Collateral Documents; (ix) Cadiz or Sun World shall breach any material representation, warranty or agreement set forth in the Collateral Documents or any Collateral Document shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; and (x) certain events of bankruptcy or insolvency with respect to Cadiz, Sun World or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

       If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Cadiz, Sun World, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. Notwithstanding any provision of the Indenture, the right of any holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

       In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Sun World with the intention of avoiding payment of the premium that Sun World would have had to pay if Sun World then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Sun World with the intention of avoiding the prohibition on redemption of the Notes prior to April 15, 2001, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, the Notes, the Guarantees and the Collateral Documents except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

         Sun World is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Sun World is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

POSSESSION, USE AND RELEASE OF COLLATERAL

            Subject to and in accordance with the provisions of the Collateral Documents and the Indenture, so long as no Event of Default shall have occurred and be continuing, Sun World and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral, to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon.

        RELEASE OF COLLATERAL. Upon compliance by Sun World with the conditions set forth below in respect of any Asset Sale, the Trustee will release the Released Interests (as defined below) from the Lien of the relevant Collateral Document and reconvey the Released Interests to Sun World or the relevant Guarantor, as the case may be. Cadiz, Sun World and the Subsidiary Guarantors, as the case may be, will have the right to obtain a release of items of Collateral (the "Released Interests") subject to an Asset Sale upon compliance with the condition that Sun World deliver to the Trustee the following:

                    (a) A notice from Sun World requesting the release of Released Interests, (i) specifically describing the proposed Released Interests, (ii) specifying the Fair Market Value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"), (iii) stating that the consideration to be received is at least equal to the Fair Market Value of the Released Interests, (iv) stating that the release of such Released Interests will not impair the value of the remaining Collateral or interfere with the Trustee's ability to realize such value and will not impair the maintenance and operation of the remaining Collateral, (v) confirming the sale of, or an agreement to sell, such Released Interests in a bona fide sale to a person that is not an Affiliate of Sun World or, in the event that such sale is to a person that is an Affiliate, confirming that such sale is made in compliance with the provisions set forth in " -Certain Covenants Affiliate Transactions," (vi) certifying that such Asset Sale complies with the terms and conditions of the Indenture with respect thereto, including, without limitation, the provisions set forth in " -Certain Covenants -Asset Sales," and (vii) in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of;

                    (b)  An officers' certificate of Sun World stating that
               (i) such sale covers only the Released Interests (or other property which is not Collateral) and complies with the terms and conditions of the Indenture with respect to Asset Sales,
               (ii) all Collateral Proceeds (including amounts deemed to be Collateral Proceeds) from the sale of any of the Released Interests will be deposited in the Collateral Account, and all Net Proceeds from the sale of any of the Released Interests (and any other property which is not Collateral) will be applied pursuant to the provision of the Indenture in respect of Asset Sales, (iii) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (iv) the release of the Collateral will not result in a Default or Event of Default under the Indenture, and (v) all conditions precedent in the Indenture relating to the release in question have been complied with; and

                    (c) All documentation required by the Trustee Indenture Act of 1939, as amended, if any, prior to the release of Collateral by the Trustee and, in the event that there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Collateral Documents.

     The Indenture provides that Sun World also shall be entitled, subject to compliance with the conditions set forth therein, to obtain the release of Collateral which has been taken by eminent domain, condemnation or in similar circumstances.

      The Indenture provides that Sun World shall be entitled to obtain a full release of all of the Collateral following legal defeasance or covenant defeasance of the Indenture as described above under "- Legal Defeasance and Covenant Defeasance."

       The Indenture provides that, upon the release of any Subsidiary Guarantor from its obligations under the Indenture and its Subsidiary Guarantee as described in the last paragraph under the heading "- Guarantees," such Subsidiary Guarantor shall be entitled to obtain the release of all of its Collateral.

      DISPOSITION OF COLLATERAL WITHOUT RELEASE. The Indenture allows for the disposition of Collateral without release or consent by the Trustee under limited circumstances in which the overall value of the Collateral will not be materially adversely affected. Specifically, notwithstanding the provisions of " -Release of Collateral" above, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Cadiz, Sun World and the Subsidiary Guarantors may, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to Collateral, including selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out, obsolete or which is no longer necessary for the conduct of the business of such Person and which either has an aggregate Fair Market Value of $100,000 or less, or which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Collateral Documents as After-Acquired Property; abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Collateral Documents; surrendering or modifying any franchise, license or permit subject to the Lien of the Indenture or any of the Collateral Documents which it may own or under which it may be operating; altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, in the good faith opinion of the Board of Directors of Sun World, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of Sun World; granting a nonexclusive license of any proprietary product; and abandoning any proprietary product which has become obsolete and not used in the business.

USE OF TRUST MONIES

     All Trust Monies (including, without limitation, all Collateral Proceeds and Net Insurance Proceeds required to be deposited with the Trustee) shall be held by the Trustee as a part of the Collateral securing the Notes and, so long as no Event of Default shall have occurred and be continuing, may either (i) be released as contemplated by " -Certain Covenants -Asset Sales" if such Trust Monies represent Collateral Proceeds in respect of an Asset Sale or
(ii) at the direction of Sun World be applied by the Trustee from time to time to the payment of the principal of, premium, if any, and interest on any Notes at Stated Maturity or upon redemption or retirement, or to the purchase of Notes upon tender or in the open market or otherwise, in each case in compliance with the Indenture. The Sun World may also withdraw Trust Monies constituting Net Insurance Proceeds to repair or replace the relevant Collateral, subject to certain conditions set forth in the Indenture.

    The Trustee shall be entitled to apply any Trust Monies to cure any Event of Default. Trust Monies deposited with the Trustee shall be invested in Cash Equivalents pursuant to the direction of Sun World and, so long as no Default or Event of Default shall have occurred and be continuing, Sun World shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of Sun World, as such, shall have any liability for any obligations of Sun World under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Sun World may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below,
(ii) Sun World's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and Sun World's obligations in connection therewith and
(iv) the Legal Defeasance provisions of the Indenture. In addition, Sun World may, at its option and at any time, elect to have the obligations of Sun World released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under " -Events of Default" will no longer constitute an Event of Default with respect to the Notes.

            In order to exercise either Legal Defeasance or Covenant Defeasance, (i) Sun World must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Sun World must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, Sun World shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Sun World has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Sun World shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Sun World or any of its Subsidiaries is a party or by which Sun World or any of its Subsidiaries is bound; (vi) Sun World must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) Sun World must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Sun World with the intent of preferring the Holders of Notes over the other creditors of Sun World with the intent of defeating, hindering, delaying or defrauding creditors of Sun World or others; and (viii) Sun World must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Sun World may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Sun World is not required to transfer or exchange any Note selected for redemption. Also, Sun World is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the Notes, the Guarantees and the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes, the Guarantees and the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of the Indenture, Notes, Guarantees or Collateral Documents, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (which redemption provisions do not include the provisions described under "Certain Covenants -Change of Control" or "Certain Covenants Asset Sales"),
(iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),
(v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture, the Notes, the Guarantees or the Collateral Documents relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by the provisions described under "Certain Covenants Change of Control" or "Certain Covenants -Asset Sales") or (viii) make any change in the foregoing amendment and waiver provisions.

        Notwithstanding the foregoing, without the consent of any Holder of Notes, Sun World and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Sun World's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of Sun World, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Exchange Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth in the next paragraph, the Exchange Notes to be resold as set forth herein will initially be issued in the form of one Global Note (the "Global Note"). The Global Note will be deposited on the date of the closing of the sale of the Exchange Notes offered hereby (the "Closing Date") with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

     Exchange Notes that are issued as described below under "- Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Exchange Notes being transferred.

      The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only thorough the Depositary's Participants or the Depositary's Indirect Participants.

      The Sun World expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note and (ii) ownership of the Exchange Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes evidenced by the Global Note will be limited to such extent.

       So long as the Global Note Holder is the registered owner of any Exchange Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Exchange Notes evidenced by the Global Note. Beneficial owners of Exchange Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither Sun World nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Exchange Notes.

    Payments in respect of the principal of, premium, if any and interest if any, on any Exchange Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, Sun World and the Trustee may treat the persons in whose names Exchange Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither Sun World nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Exchange Notes. Sun World believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED SECURITIES

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Exchange Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) Sun World notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and Sun World is unable to locate a qualified successor within 90 days or (ii) Sun World, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Exchange Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Exchange Notes.

     Neither Sun World nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Exchange Notes and Sun World and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

    The Indenture requires that payments in respect of the Exchange Notes represented by the Global Note (including principal, premium, if any and interest) be made by wire transfer of immediately available same day funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, Sun World will make all payments of principal, premium, if any, interest by wire transfer of immediately available same day funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Sun World expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     In connection with the issuance of the Old Notes, Sun World, the Guarantors and the Initial Purchaser entered into a, Registration Rights Agreement. Pursuant to the Registration Rights Agreement, Sun World agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, Sun World will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) Sun World is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or
(ii) any Holder of Transfer Restricted Securities notifies Sun World prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Exchange Notes acquired directly from Sun World or an affiliate of Sun World, Sun World will file with the Commission a Shelf Registration Statement to cover resales of the Exchange Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Sun World will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until
(i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer,
(ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

      The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement for the Exchange Offer.

    The Registration Rights Agreement provides that (i) Sun World will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Closing Date, (ii) Sun World will use its best efforts to have the Exchange Offer
Registration Statement declared effective by the Commission on or prior to 180 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Sun World will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, Sun World will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If
(a) Sun World fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) Sun World fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then Sun World will pay liquidated damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder ("Liquidated Damages"). The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by Sun World on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

         Holders of Exchange Notes will be required to make certain representations to Sun World (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Exchange Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

           Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "ACQUIRED DEBT" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other
Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

       "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "AFTER-ACQUIRED PROPERTY" means assets or property acquired after the date of the Indenture as such term is defined in the Indenture.

         "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Cadiz, Sun World and Sun World's Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "Certain Covenants -Change of Control" and/or the provisions described above under the caption "Certain Covenants -Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by Cadiz, Sun World or any of its Subsidiaries of Equity Interests of Sun World or any of Sun World's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, none of the following will constitute Asset Sales: (i) a transfer of assets by Cadiz or Sun World to a Wholly Owned Restricted Subsidiary of Sun World or by a Wholly Owned Restricted Subsidiary of Sun World to Sun World or to another Wholly Owned Restricted Subsidiary of Sun World,
(ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of Sun World to Sun World or to another Wholly Owned Restricted Subsidiary of Sun World, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "Certain Covenants--Parent Restricted Payments" and "Certain Covenants--Issuer Restricted Payments," and (iv) a transfer of Revolving Credit Agreement Collateral.

           "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

               "CADIZ" means Cadiz Land Company, Inc., a Delaware corporation.

               "CADIZ CREDIT AGREEMENT" means a credit agreement to be entered into between Cadiz and a lending institution providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time; provided, however, that neither Sun World nor any Subsidiary of Sun World may provide any Guaranty of such Indebtedness.

             "CADIZ WATER PROJECT" means the development of the system for groundwater transfer by Cadiz of the water underlying Cadiz' properties in the Cadiz and Fenner valleys of eastern California to certain public agencies, such as the Metropolitan Water District, including the construction of a pipeline between Cadiz' properties and the Colorado River Aqueduct.

               "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

               "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "CASH EQUIVALENTS" means (i) United States dollars, (ii) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (iii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having a combined capital and surplus and undivided profits of not less than $500,000,000;
(iv) certificates of deposit with a maturity of 365 days or less of any financial institution that is organized under the laws of the United States, or any state thereof or the District of Columbia that are rated at least A-2 by Standard & Poor's Corporation or at least
P-2 by Moody's Investors Service, Inc. or at least an equivalent rating category of another nationally recognized securities rating agency; (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 365 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal
Financial Agreements of Depository Institutions With Securities
Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (vi) commercial paper having a rating of at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc. or at least an equivalent rating category of another nationally recognized securities rating agency and in each case maturing within six months after the date of acquisition.

              "COLLATERAL" means interests of Cadiz, Sun World or any Subsidiary of Sun World in all of their assets, other than the Excluded Assets.

             "COLLATERAL ACCOUNT" means the collateral account established pursuant to the Indenture.

               "COLLATERAL DOCUMENTS" mean, collectively, the Security Agreement, the Deeds of Trust, Sun World Pledge Agreement, the Cadiz Pledge Agreement, the Intercreditor Agreement and any other pledges, agreements, instruments, financing statements, filing or other documents that evidence, set forth or limit the Lien in favor of the Trustee in the Collateral.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net
Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated
Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash non-recurring items whether or not considered extraordinary under GAAP, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Cadiz or to Sun World without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to Sun World, the Subsidiary or its stockholders.

        "CONSOLIDATED LEASE EXPENSE" means, with respect to any Person for any period, the aggregate rental obligations of such Person and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP payable in respect of such period under leases of real property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Restricted Subsidiaries or in the notes thereto.

            "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof,
(ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net
Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to Sun World or one of its Subsidiaries.

         "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less
(x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

        "CONTINUING DIRECTORS" means, as of the date of determination, any member of the Board of Directors of a Person who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of at least a majority of the Continuing
Directors who were members of such Board at the time of such nomination or election.

            "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchange Notes mature.


         "EXCLUDED ASSETS" means (i) all of the assets of Cadiz other than the stock of Sun World, (ii) the Revolving Credit Agreement Collateral, (iii) any Proceeds or products arising out of Revolving Credit Agreement Collateral, (iv) rights to payment of money or Chattel Paper arising from the sale of Revolving Credit Agreement Collateral or insurance proceeds payable in respect of Revolving Credit Agreement Collateral, except to the extent that any such Proceeds or products (including money and Chattel Paper) constitute or are deemed to constitute Collateral Proceeds, (v) the Zenith Collateral, and (vi) certain other assets of the Issuer and its Subsidiaries, the value of which is immaterial in the aggregate, as set forth in the Collateral Documents.



          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EXISTING INDEBTEDNESS" means up to $16.8 million in aggregate principal amount of Indebtedness of Cadiz, Sun World and its Restricted Subsidiaries (other than Indebtedness under the Cadiz
Credit Agreement and the Revolving Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

          "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guarantied by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guaranty or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Cadiz or Sun World, as the case may be, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided, however, that the denominator in clause (b) shall be one if such dividend or other distribution is a tax deductible expense for federal income tax purposes under the Internal Revenue Code of 1986, as amended.

         "FIXED CHARGE COVERAGE RATIO" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted
Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that Cadiz, Sun World or any of Sun World's Restricted Subsidiaries incurs, assumes, Guaranties or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage
Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guaranty or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by Sun World or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed
Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted
Subsidiaries following the Calculation Date.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "GUARANTY" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and
(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guaranty by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

            "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Sun World or any Subsidiary of Sun World sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Sun World such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Sun World, Sun World shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption
" -Restricted Payments."

         "ISSUE DATE" means the date on which the Notes were originally issued.

           "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "NET INCOME"  means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "NET INSURANCE PROCEEDS" means the insurance proceeds (excluding liability insurance payable to the Trustee for any loss, liability or expense incurred by it) paid as a result of damage to, or the loss, destruction or condemnation of, all of any portion of the Collateral, less collection costs.

          "NET PROCEEDS" means the aggregate cash proceeds received by Cadiz, Sun World or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "NON-RECOURSE DEBT" means Indebtedness: (i) as to which neither Cadiz, Sun World nor any of Sun World's Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against any Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of Cadiz, Sun World or any of their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Cadiz, Sun World or any of their Restricted Subsidiaries; provided, however, that in the case of Indebtedness incurred to finance a Qualified Project, such Indebtedness shall be considered Non-Recourse Debt if such Indebtedness meets the above criteria, other than credit support or recourse of such Indebtedness provided by Cadiz' water rights or assets directly involved in the construction or operation of such Qualified Project.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "PACA" means the Perishable Agricultural Commodities Act, 7 U.S.C 499 et seq.

          "PERMITTED BUSINESSES" means: (i) in the case of Sun World, the growing, harvesting, marketing, distribution, processing or packing of produce, the development and licensing of proprietary strains of produce, the investment in Sun Date and American
SunMelon, and the Rayo water project, and (ii) in the case of Cadiz, the Permitted Business of Sun World, together with the development of groundwater transfer and storage projects and investment in agricultural real property.

        "PERMITTED INVESTMENTS" means (a) any Investment in Sun World or in a Wholly Owned Restricted Subsidiary of Sun World that is evidenced by Capital Stock or Subsidiary Intercompany Notes and that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by Sun World or any Restricted Subsidiary of Sun World in a Person that is evidenced by Capital
Stock or Subsidiary Intercompany Notes, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of Sun World and a Guarantor that is engaged in the same or a similar line of business as Sun World and its Restricted Subsidiaries were engaged in on the date of the Indenture or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Sun World or a Wholly Owned Restricted
Subsidiary of Sun World; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "- Asset Sales;" (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Sun World; and
(f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
(f) that are at the time outstanding, not to exceed $3.0 million.

          "PERMITTED LIENS" means (i) Liens securing obligations under the Indenture, the Notes, the Guarantees and the Collateral
Documents; (ii) Liens on Revolving Credit Agreement Collateral that were permitted by the terms of the Indenture to be incurred;
(iii) Liens in favor of Sun World or any of Sun World's Restricted Subsidiaries; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with Sun World or any Subsidiary of Sun World; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Sun World; (v) Liens on property existing at the time of acquisition thereof by Sun World or any Subsidiary of Sun World, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Purchase
Money Indebtedness permitted by clauses (vi) of the third paragraph and clause (vii) of the fourth paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;
(viii) Liens existing on the date of the Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens incurred in the ordinary course of business of Sun World or any Subsidiary of Sun World with respect to obligations that do not exceed $2.0 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Sun World or such Subsidiary; (xi) Liens on Excluded Assets of Cadiz to (a) secure borrowings under the Cadiz Credit Agreement and (b) finance Qualified Projects; (xii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xiii) Liens on Excluded Assets of Cadiz to secure Permitted Refinancing Indebtedness; and (xiv) Liens or claims arising under PACA or any successor statute thereto, to the extent that (A) such Liens cannot be asserted against the Collateral or
(B) the total amount of such outstanding Liens does not exceed
$7.0 million.

        "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Cadiz, Sun World or any of Sun World's Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other
Indebtedness of Cadiz, Sun World or any of Sun World's Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith) outstanding as of the date of such extension, refinancing, renewal, replacement, defeasance or refunding; (ii) such Permitted Refinancing
Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Notes, such Permitted Refinancing
Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange
Notes on terms at least as favorable to the Holders of Exchange
Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Cadiz, Sun World or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PURCHASE MONEY INDEBTEDNESS" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred to finance such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

         "QUALIFIED PROJECT" means a project by Cadiz (i) to develop its rights to water that is financed solely through the issuance of Non-Recourse Debt and Equity Interests of Cadiz (other than
Disqualified Stock), including the Cadiz Water Project or (ii) an investment in agricultural real property.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "REVOLVING CREDIT AGREEMENT" means that certain Credit Agreement entered into by and among Sun World and Rabobank, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

          "REVOLVING CREDIT AGREEMENT COLLATERAL" means all of Sun World's cash and cash equivalents (other than funds which are or are to become Trust Monies), accounts receivable, growing crops, farm products and inventory and all of the cash and cash equivalents (other than funds which are or are to become Trust Monies), accounts receivable, growing crops, farm products and inventory of Sun World's Subsidiaries.

          "REVOLVING INDEBTEDNESS" means Indebtedness under the Revolving Credit Agreement.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

          "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "SUBSIDIARY INTERCOMPANY NOTES" means the intercompany notes issued by Subsidiaries of Sun World in favor of Sun World to evidence advances by Sun World, in each case, in the form attached as Annex B to the Indenture.

         "TRUST MONIES" means all cash and Cash Equivalents received by the Trustee: (i) upon the release of Collateral from the Lien of the Indenture and/or the Collateral Documents, including all Collateral Proceeds (and amounts deemed, pursuant to the Indenture, to constitute Collateral Proceeds) and all moneys received in respect of the principal of all purchase money, governmental and other obligations; (ii) as Net Insurance Proceeds (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); (iii) pursuant to the Collateral Documents; (iv) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Indenture or any of the Collateral Documents or otherwise; (v) which constitute Collateral Proceeds or are deemed pursuant to the Indenture to constitute Collateral Proceeds from any transaction which results in a Subsidiary Guarantor being released from its Subsidiary Guarantee pursuant to the Indenture; or (vi) for application as provided in the relevant provisions of the Indenture or any Collateral Document or which disposition is not otherwise specifically provided for in the Indenture or in any Collateral Document; provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of the Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary or any successor to any of them, that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Cadiz, Sun World or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Cadiz, Sun World or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Cadiz or Sun World; (c) is a Person with respect to which none of Cadiz, Sun World or any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Cadiz, Sun World or any Restricted Subsidiary; and (e) has at least one director on its board of directors that is not a director or executive officer of Cadiz, Sun World or any Restricted Subsidiary and has at least one executive officer that is not a director or executive officer of Cadiz, Sun World or any Restricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants Restricted Payments."
If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Cadiz or Sun World as applicable, as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," Cadiz or Sun World shall be in default of such covenant). The Board of Directors of Cadiz or Sun World may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Cadiz or Sun World of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

       "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

       "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing
(i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

         "ZENITH COLLATERAL" means an undivided one-half interest in 4,222 acres of farm property located near Blythe, California in which a senior security interest has been granted by Sun World to Zenith Insurance Company as security for certain Existing
Indebtedness.

                   DESCRIPTION OF OTHER INDEBTEDNESS

REVOLVING CREDIT AGREEMENT

       The summary of the Revolving Credit Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the the Revolving Credit Agreement.

       Rabobank and the Initial Purchaser were the original lenders under the Revolving Credit Agreement, each having a $15.0 million interest. On May 29, 1997, the Initial Purchaser's interest was assigned to Harris Bank. Rabobank serves as agent for such lenders. The Revolving Credit Agreement is used to finance Sun World's seasonal working capital needs. The Revolving Credit Agreement is secured by a first priority security interest in cash, cash equivalents, growing crops, crop inventories, accounts receivable and proceeds thereof. The Revolving Credit Agreement provides for advances to Sun World of up to (i) 80% of eligible U.S. accounts receivable not more than 70 days past due with concentration and default provisions; plus a percentage (ranging from 30% to 45% depending on the time of year) of eligible U.S. growing crops and crop inventories up to a maximum of $9 million from July 16 through April 15 and $12 million from April 16 through July 15. In addition, obligations under the Revolving Credit Agreement are unconditionally guaranteed by Cadiz and by the Subsidiary Guarantors.

       The Revolving Credit Agreement bears interest at prime plus 1.5% or LIBOR plus 2.5%, subject in each case to a 50 basis point increase based upon borrowing base levels. Sun World will pay commitment fees at a rate of 0.50% per annum on unused commitments.

        The Revolving Credit Agreement contains customary covenants, including financial covenants relating to, among other things, minimum net income and EBITDA, minimum net worth, total liabilities to tangible net worth ratios and capital expenditure limitations.

INTERCREDITOR AGREEMENT

         The agent under the Revolving Credit Agreement (the "Agent Bank"), on behalf of the lenders, and the Trustee, on behalf of the holders of Exchange Notes, has entered into an intercreditor agreement (the "Intercreditor Agreement") setting forth certain agreements with respect to the Collateral and the Revolving Credit Agreement Collateral.

         Pursuant to the terms of the Intercreditor Agreement, among other things, the Trustee shall grant to the Agent Bank a license (the "License") for a period of up to one year following delivery of a notice of default under the Exchange Notes or related documents. The License shall permit access to, and the right to make use of, certain Collateral, to the extent necessary to farm, cultivate, harvest and sell crops and other farm products constituting the Revolving Credit Agreement Collateral. In addition, the Trustee shall waive certain rights it may acquire with respect to Revolving Credit Agreement Collateral by virtue of the Trustee's interest in the Collateral or otherwise.

          The provisions of the Intercreditor Agreement, including the License, could affect the ability of the Trustee to enforce certain remedies under the Collateral Documents and the timing of any such enforcement.


                 UNITED STATES FEDERAL TAX CONSEQUENCES

         The following is the opinion of Miller & Holguin of Los Angeles, California, relating to United States federal income tax consequences of the exchange of Old Notes for Exchange Notes as of the date hereof. The opinion below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authorities and published rulings of the Internal Revenue Service (the "Service"), all as currently in effect. Such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. There can be no assurance that the Service will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.



       An exchange of Old Notes for Exchange Notes will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an Exchange Note. The holding period of the Exchange Note will include the holding period of the Old Note and the basis of the Exchange Note will be the same as the basis of the Old Note immediately before the Exchange.

          EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR EXCHANGE NOTES.

THE EXCHANGE

       An exchange of Old Notes for Exchange Notes should be treated as a "non-event" for federal income tax purposes because the Old Notes should not be considered to differ materially in kind or extent from the Exchange Nots. As a result, holder who exchange their Old Notes for Exchange Notes should not recognize any income, gain or loss for federal income tax purposes and the Exchange Notes should be treated as if they had been issued on the date the Old Notes were issued.

        There should be no federal income tax consequences of the Exchange Offer to non-exchanging holders.

                          PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Other broker-dealers cannot participate in the Exchange Offer. Sun World has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until___________________, 1997, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

        Sun World will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

           After the Exchange Date, Sun World will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Sun World has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                             LEGAL MATTERS

               Certain legal matters in connection with the issuance of the securities offered hereby will be passed upon for Sun World and the Guarantors by Miller & Holguin, attorneys at law, Los Angeles,
California.


                                EXPERTS

               The consolidated financial statements of Cadiz as of December 31, 1996 and March 31, 1996 and for the nine month period ended December 31, 1996 and for each of the two years in the period ended March 31, 1996 and the consolidated financial statements of Sun World as of December 31, 1996 and September 13, 1996 and for the period January 1, 1996 through September 13, 1996 and September 14, 1996 through December 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The consolidated financial statements of Sun World as of December 31, 1995 and 1994 and for the years then ended which are included in this Prospectus have been so included in reliance on the report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Sun World's bankruptcy and reorganization) of Deloitte & Touche LLP, independent auditors, given upon their authority as experts in accounting and auditing.


                      INDEX OF DEFINED TERMS

    Set forth below are certain defined terms used throughout the Prospectus. Reference is made to the Prospectus for a full disclosure of all such terms. See also "Description of Exchange Notes-Certain Definitions" on page 87 of the Prospectus for certain defined terms and the full disclosure of such terms used in the Indenture dated as of April 16, 1997 between Sun World and IBJ Schroder Bank & Trust Company.

Defined Term              Section Where Defined                   Page
----------------------    ----------------------------------     ------
Affiliate Transaction     Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .77
Agent Bank                Description of Indebtedness-
                            Intercreditor Agreement. . . . . . . . .96
Amendment                 Cadiz Obligations-Equity Placements. . . .40
Ansbacher                 Liquidity and Capital Resources. . . . . .40
Asset Sale                Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .68
Asset Sale Offer          Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .72
Asset Sale Offer Amount   Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .72
Asset Sale Offer Period   Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .72
Asset Sale Purchase Date  Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .72
Available Amount          Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .71
Bankruptcy Code           Certain Bankruptcy Limitations . . . . . .14
Cadiz                     Prospectus . . . . . . . . . . . . . . . . i
Cadiz Guarantee           Prospectus . . . . . . . . . . . . . . . . i
                          Description of Exchange Notes-
                            Guarantees . . . . . . . . . . . . . . .68
Cadiz Property            Narrative Description of Business-
                            Water Resource Development-
                            Cadiz Water Transfer and Storage
                            Project. . . . . . . . . . . . . . . . .48
Cadiz Ranch               Certain Relationships and Related
                            Transactions - Sun World. . . . . . . . 64
Cal Act                   Risks Associated with Business of
                            Cadiz-Environmental Regulation
                            & Risk . . . . . . . . . . . . . . . . .18
Cautionary Statements     Disclosure Regarding Forward-Looking
                            Statements . . . . . . . . . . . . . . .iv
CERCLA                    Secured Lenders Under Environmental
                            Laws . . . . . . . . . . . . . . . . . .15
Certificated Securities   Description of Exchange Notes-Book-
                            Entry, Delivery and Form . . . . . . . .85
Change of Control         Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .70
Change of Control Offer   Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .70
Change of Control
Offer Period              Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .70
Change of Control
Payment                   Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .70
Change of Control
Purchase Date             Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .70
Closing Date              Description of Exchange Notes-
                            Book-Entry, Delivery and Form. . . . . .85
Code                      United States Federal Tax Consequences . .96
Collateral Proceeds       Description of Exchange Notes-
                            Certain Covenants. . . . . . . . . . . .71
Commission                Available Information. . . . . . . . . . iii
Company                   Management's Discussion and Analysis
                            of Financial Condition and Results
                            of Operations. . . . . . . . . . . . . .31
Covenant Defeasance       Description of Exchange Notes-Legal
                            Defeasance . . . . . . . . . . . . . . .83
Credit Agricole           Liquidity and Capital Resources. . . . . .39
Debt Refinancing          Liquidity and Capital Resources  . . . . .39
Depositary                Description of Exchange Notes-
                            Book-Entry, Delivery and Form. . . . . .85
Depositary's Indirect
Participants              Description of Exchange Notes-
                            Book-Entry, Delivery and Form. . . . . .85
Depositary Participants   Description of Exchange Notes-
                            Book-Entry, Delivery and Form. . . . . .85
EDGAR                     Available Information. . . . . . . . . . iii
Effectiveness Target
Date                      Description of Exchange Notes-
                            Registration Rights; Liquidated
                            Damages. . . . . . . . . . . . . . . . .87
EIR/EIS                   Risks Associated with Business of
                            Cadiz-Potential Adverse
                            Effect of Rail-Cycle Project on Cadiz. .18
                          Legal Proceedings. . . . . . . . . . . . .51
Eligible Institution      Tender Procedure . . . . . . . . . . . . .21
EPA                       Risks Associated with Business of
                            Cadiz-Environmental Regulation & Risk. .18
Excess Proceeds           Description of Exchange Notes - Certain
                            Covenants. . . . . . . . . . . . . . . .72
Exchange Act              Available Information. . . . . . . . . . iii
Exchange Agent            Expiration Date; Extension;
                            Termination; Amendments. . . . . . . . .21
Exchange Date             Prospectus . . . . . . . . . . . . . . . iii
                          Expiration Date; Extension;
                            Termination; Amendments. . . . . . . . .21
Exchange Notes            Prospectus . . . . . . . . . . . . . . . . i
                          The Exchange Offer . . . . . . . . . . . . 4
Exchange Offer            Prospectus . . . . . . . . . . . . . . . . i
Expiration Date           Prospectus . . . . . . . . . . . . . . . . i
                          The Exchange Offer-Expiration Date . . . . 4
                          Expiration Date; Extension;
                            Termination; Amendments. . . . . . . . .21
Fidelity                  Principal Stockholders . . . . . . . . . .63
FIL                       Principal Stockholders . . . . . . . . . .63
FMR                       Principal Stockholders . . . . . . . . . .63
Global Note               Description of Exchange Notes-
                            Book-entry, Delivery and Form. . . . . .85
Global Note Holder        Description of Exchange Notes-
                            Book-entry, Delivery and Form. . . . . .85
Guarantors                Prospectus . . . . . . . . . . . . . . . iii
                          Description of Exchange Notes-
                            Ranking & Security . . . . . . . . . . .66
Health Department         Risks Associated with Business of
                            Cadiz-Environmental Regulation
                             & Risk. . . . . . . . . . . . . . . . .18
Indenture                 The Exchange Offer-Effect on
                            Holders of Notes . . . . . . . . . . . . 5
                          Description of Exchange Notes-General. . .66
Indirect Participants     Description of Exchange Notes-
                            Book-Entry, Delivery and Form. . . . . .85
ING                       Liquidity and Capital Resources. . . . . .40
Initial Purchaser         The Exchange Offer . . . . . . . . . . . . 4
Intercreditor Agreement   Description of Indebtedness-
                            Intercreditor Agreement. . . . . . . . .96
Issuer                    Description of Exchange Notes-General. . .66
ITC                       Management - Cadiz Directors and
                            Executive Officers. . . . . . . . . . . 56
John Hancock              Liquidity and Capital Resources. . . . . .39
L.H. Friend               Certain Relationships and Related
                            Transactions . . . . . . . . . . . . . .65
Legal Defeasance          Description of Exchange Notes-Legal
                           Defeasance and Covenant Defeasance. . . .83
License                   Description of Indebtedness-
                            Intercreditor Agreement. . . . . . . . .96
Liquidated Damages        Description of Exchange Notes-
                            Registration Rights; Liquidated
                            Damages. . . . . . . . . . . . . . . . .87
MCLS                      Risks Associated with Business of
                            Cadiz-Environmental Regulation
                             & Risk. . . . . . . . . . . . . . . . .18
MS Group                  Principal Stockholders . . . . . . . . . .63
MSAM                      Principal Stockholders . . . . . . . . . .63
                          Certain Relationships and Related
                            Transactions . . . . . . . . . . . . . .64
Non-Collateral
Proceeds                  Description of Exchange Notes-Certain
                            Covenants. . . . . . . . . . . . . . . .71
Notes                     Prospectus . . . . . . . . . . . . . . . . i
                          Description of Notes-General . . . . . . .66
Offering                  Selected Financial Data. . . . . . . . . . 8
Old Notes                 Prospectus . . . . . . . . . . . . . . . . i
                          The Exchange Offer . . . . . . . . . . . . 4
Participants              Description of Exchange Notes-
                            Book-Entry, Delivery and Form. . . . . .85
Piute Project             Narrative Description of Business-
                            Water Resource Development-Piute
                            and Other Transfer & Storage Projects. .48
PORTAL                    Prospectus . . . . . . . . . . . . . . . .ii
Proceeds                  Prospectus. . . . . . . . . . . . . . . .  i
Rabobank                  Liquidity and Capital Resources. . . . . .39
Rail-Cycle Project        Risks Associated with Business of
                            Cadiz-Potential Adverse Effect of
                            Rail-Cycle Project on Cadiz. . . . . . .18
                          Legal Proceedings. . . . . . . . . . . . .51
Registrar                 Exchange Agent . . . . . . . . . . . . . .25
Registration Default      Description of Exchange Notes-
                            Registration Rights; Liquidated
                             Damages . . . . . . . . . . . . . . . .87
Registration Rights
Agreement                 The Exchange Offer-Effect on
                            Holders of Notes . . . . . . . . . . . . 5
Registration Statement    Available Information. . . . . . . . . . iii
Related Transactions      Selected Financial Data. . . . . . . . . . 8
Releases Interests        Description of Exchange Notes-
                            Possession, Use and Release
                            of Collateral. . . . . . . . . . . . . .81
Replacement Assets        Description of Exchange Notes-Certain
                            Covenants. . . . . . . . . . . . . . . .71
Restricted Payments       Description of Exchange Notes-Certain
                            Covenants. . . . . . . . . . . . . . . .73
Securities Act            Prospectus . . . . . . . . . . . . . . . .ii
Series A Preferred        Liquidity and Capital Resources-
                            Cadiz Obligations-Equity Placements. . .40
                            Certain Relationships & Other Related
                            Transactions . . . . . . . . . . . . . .64
Series B Preferred        Liquidity and Capital Resources-Cadiz
                            Obligations-Equity Placements. . . . . .40
Series C Preferred        Liquidity and Capital Resources-
                            Cadiz Obligations-Equity Placements. . .40
Series A Conversion
Price                     Liquidity and Capital Resources-Cadiz
                            Obligations-Equity Placements . . . . . 40
Series B/C Conversion
Price                     Liquidity and Capital Resources-Cadiz
                            Obligations-Equity Placements. . . . . .41
Service                   United States Federal Tax Consequences . .96
Shelf Registration
Statement                 The Exchange Offer-Purpose of
                            the Exchange Offer . . . . . . . . . . .20
Subsidiary Guarantor      Prospectus . . . . . . . . . . . . . . . . i
Sun World                 Prospectus . . . . . . . . . . . . . . . . i
Sun World Acquisition     Prospectus Summary-Sun World
                            Acquisition. . . . . . . . . . . . . . . 1
Surviving Entity          Description of Exchange Notes-Certain
                            Covenants-Merger,
                            Consolidation, or Sale of Assets . . . .78
Transfer Restricted
Securities                Description of Exchange Notes-
                            Registration Rights; Liquidated
                            Damages. . . . . . . . . . . . . . . . .86
Transferor                Terms & Conditions of the Letter of
                            Transmittal. . . . . . . . . . . . . . .23
Trust Indenture Act       Description of Exchange Notes-General. . .66
Trustee                   Description of Exchange Notes-General. . .66
US Act                    Risks Associated with Business of Cadiz-
                            Environmental Regulation & Risk. . . . .18
Valuation Date            Description of Exchange Notes-Possession,
                            Use and Release of Collateral. . . . . .81


                   INDEX TO FINANCIAL STATEMENTS

Index to Unaudited Financial Statements of Cadiz Land Company, Inc. for the six months ended June 30, 1997 and 1996:

  Consolidated Statement of Operations..............................F-3
  Consolidated Balance Sheet........................................F-5
  Consolidated Statement of Cash Flows..............................F-7
  Consolidated Statement of Redeemable Preferred Stock,
    Preferred Stock, Common Stock and Other Stockholders' Equity....F-8
  Notes to the Consolidated Financial Statements....................F-9

Index to Audited Financial Statements of Cadiz Land Company, Inc.
  for the nine months ended December 31, 1996 and the years ended
  March 31, 1996 and 1995:

  Report of Independent Accountants...................................F-13
  Consolidated Balance Sheet..........................................F-14
  Consolidated Statement of Cash Flows................................F-16
  Consolidated Statement of Operations................................F-17
  Consolidated Statement of Redeemable Preferred Stock,
   Preferred Stock, Common Stock and Other Stockholders' Equity.......F-18
  Notes to the Consolidated Financial Statements......................F-20

Index to Audited Financial Statements of Sun World International, Inc. for the period September 14, 1996 through December 31, 1996.

  Report of Independent Accountants...................................F-43
  Consolidated Balance Sheet..........................................F-44
  Consolidated Statement of Operations and Accumulated Deficit........F-45
  Consolidated Statement of Cash Flows................................F-46
  Notes to Consolidated Financial Statements..........................F-47

Index to Audited Financial Statements of Sun World International, Inc.
 for the period January 1, 1996 through September 13, 1996:

  Report of Independent Accountants....................................F-58
  Consolidated Balance Sheet...........................................F-59
  Consolidated Statement of Operations & Accumulated Deficit...........F-60
  Consolidated Statement of Cash Flows.................................F-61
  Notes to the Consolidated Financial Statements.......................F-62

Index to Audited Financial Statements of Sun World International, Inc.
  for the years ended December 31, 1995 and 1994:

  Independent Auditors' Report.........................................F-79
  Consolidated Balance Sheets..........................................F-80
  Consolidated Statements of Operations and Accumulated Deficit........F-81
  Consolidated Statements of Cash Flows................................F-82
  Notes to Consolidated Financial Statements...........................F-83

                 CONSOLIDATED FINANCIAL STATEMENTS
                                 OF
                       CADIZ LAND COMPANY, INC.
      For the Six Months Ended June 30, 1997 and June 30, 1996
                              Unaudited


Cadiz Land Company, Inc.

Condensed Consolidated Statement of Operations (unaudited)


For the Three Months Ended June 30,         1997        1996
                                           ------     ------
                                  ($ in thousands except per share data)

Revenues                                  $ 25,656       $  82
                                          -------      -------
Costs and expenses:
  Cost of sales                             20,153         508
  Landfill prevention activities               176         127
  General and administrative                 3,135         737
  Depreciation and amortization              1,812         258
                                            -------     -------
  Total costs and expenses                  25,276       1,630
                                            -------     -------
Operating profit (loss)                        380      (1,548)

Interest expense, net                        3,949         439
                                           -------     -------
Net loss                                    (3,569)     (1,987)

Less: Preferred stock dividends               (766)        -0-
                                            -------     -------
Net loss applicable to common stock         (4,335)     (1,987)
                                            =======     =======
Net loss per common share                  $  (.15)    $  (.10)
                                            =======    ========
Weighted average shares outstanding         29,000      19,300
                                            =======     =======



    See accompanying notes to the consolidated financial statements.


Cadiz Land Company, Inc.

Condensed Consolidated Statement of Operations   (unaudited)


For the Six Months Ended June 30,              1997        1996
                                              -----       -----
($ in thousands except per share data)

Revenues                                     $ 30,543       $ 403
                                              -------       -------
Costs and expenses:
     Cost of sales                             25,171       1,371
     Landfill prevention activities               380       1,375
     General and administrative                 5,826       1,365
     Depreciation and amortization              2,345         528
                                               -------     -------

     Total costs and expenses                  33,722       4,639
                                               -------     -------

Operating loss                                 (3,179)     (4,236)

Interest expense, net                           7,786         892
                                               -------     -------
Net loss                                      (10,965)     (5,128)

Less:  Preferred stock dividends               (1,204)        -0-
                                               -------     -------

Net loss applicable to common stock         $ (12,169)   $ (5,128)
                                              =======     =======

Net loss per common share                   $    (.46)    $  (.27)
                                               =======     =======

Weighted average shares outstanding            26,400      18,800
                                              =======     =======


See accompanying notes to the consolidated financial statements.



Cadiz Land Company, Inc.
Condensed Consolidated Balance Sheet  (unaudited)

                                            June 30,  December 31,
Assets ($ in thousands):                      1997        1996
                                            --------    -------



Current assets:
   Cash and cash equivalents                  $ 2,801     $33,307
   Accounts receivable, net                    20,264       7,533
   Assets held for sale                           900       6,534
   Inventories                                 27,056      14,121
   Prepaid expenses and other                   1,203       1,225
                                              -------     -------

      Total current assets                     52,224      62,720

Investment in partnerships                      5,662       6,122

Property, plant and equipment, net            140,299     137,897

Land held for development                      12,746      12,671

Water rights and transfer and
  storage projects                              5,073       4,705

Other assets                                     5,638      1,695

Excess purchase price over net
  assets acquired, net                          4,864       4,980
                                               -------    -------

                                           $  226,506  $  230,790
                                              =======     =======


     See accompanying notes to the consolidated financial statements.


Cadiz Land Company, Inc.
Condensed Consolidated Balance Sheet   (unaudited)

Liabilities, Stock and Other
Stockholders' Equity                        June 30, December 31,
($ in thousands)                              1997        1996
                                              ------    -------
Current liabilities:
   Revolving credit facility                  $16,910     $   -0-
   Accounts payable                            19,476       7,435
   Accrued liabilities                          5,947       5,172
   Long-term debt, current portion              1,171       4,753
   Other current liabilities                      150         591
                                              -------     -------
      Total current liabilities                43,654      17,951

Long-term debt                                127,749     149,111

Deferred income taxes                           4,347       4,347

Other liabilities                               4,364       4,209

Commitments and contingencies

Series A redeemable preferred stock -
  $.01 par value ($1,000 liquidation
  value); 60,000 shares authorized;
  shares issued and outstanding -
  none at June 30, 1997
  and 27,431 at December 31, 1996                -0-      27,431

Preferred stock - $.01 par value;
  40,000 shares authorized,
  shares issued and outstanding -
  90 at June 30, 1997 and
  340 shares at December 31, 1996                 -          -

Common stock - $.01 par value;
  45,000,000 shares
  authorized; shares issued and
  outstanding - 32,361,116 at
  June 30, 1997 and 23,445,868 at;
  December 31, 1996                              324         234

Additional paid-in capital                   119,304      88,574

Accumulated deficit                          (73,236)    (61,067)
                                             -------     -------

                                          $  226,506  $  230,790
                                            ========     =======

    See accompanying notes to the consolidated financial statements.


Cadiz Land Company, Inc.
Condensed Consolidated Statement of Cash Flows  (unaudited)


For the Six Months Ended June 30,                  1997            1996
                                                   ----            -----
                                               ($ in thousands)
                                                 (unaudited)
Cash flows from operating activities:
   Net loss from operations                     $ (10,965)      $   (5,128)
   Adjustments to reconcile net loss from
    operations to cash used for operating
    activities:
      Depreciation and amortization                 2,345              955
      Issuance of shares for
       professional services                          357              -0-
      Interest capitalized to debt                    315              293
     Provision for loss on disposal
       of assets                                      146              -0-
     Share of partnership operations                 (579)             -0-
     Changes in operating assets and
      liabilities,net of acquisition
      of Sun World:
       Increase in accounts receivable            (12,731)            (436)
       Increase in inventories                    (11,195)             -0-
       Decrease in prepaid expenses
        and other                                      22              220
       Increase in accounts payable                12,041              378
       Increase in accrued liabilities              1,274              -0-
       Decrease in other liabilities                 (286)             -0-
                                                  -------          -------
        Net cash used for operating
         activities                               (19,256)          (3,718)
                                                  -------           -------
Cash flows from investing activities:
  Additions to property, plant and equipment       (1,519)            (686)
  Proceeds from disposal of property,
    plant and equipment                             2,798              -0-
  Additions to developing crops                    (2,605)             -0-
  Partnership distributions                         1,039              -0-
  Decrease in other assets                          1,305              -0-
  Acquisition of Sun World,
    net of cash acquired                              -0-           (1,590)
                                                   -------          -------

     Net cash provided by (used for)
      investing activities                          1,018           (2,276)
                                                   -------          -------
Cash flows from financing activities:
  Net proceeds from issuance of stock                1,328           5,687
  Proceeds from issuance of debt                   115,080             112
  Principal payments on long-term debt            (140,338)           (162)
  Proceeds from short-term borrowings               35,071             301
  Payments on short-term borrowings                (18,161)            -0-
  Costs for debt issuance                           (5,248)            -0-
                                                   -------          -------
    Net cash (used for) provided
      by financing activities                      (12,268)           5,938
                                                   -------          -------
Net decrease in cash and cash equivalents          (30,506)             (56)

Cash and cash equivalents,
  beginning of period                               33,307            2,600
                                                   -------          -------

Cash and cash equivalents, end of period           $ 2,801         $  2,544
                                                   =======          =======


    See accompanying notes to the consolidated financial statements.

 Cadiz Land Company, Inc.
Condensed Consolidated Statement of Redeemable Preferred Stock,
Preferred Stock, Common Stock and Other Stockholders' Equity   (unaudited)

For the Six Months Ended June 30, 1997

($ in thousands)

                                         Redeemable            Preferred
                                      Preferred Stock           Stock
                                     Shares      Amount      Shares   Amount
                                     -------     ---------   -------  ------
Balance as of December 31, 1996       27,431     $ 27,431     340     $  -

Exercise of stock options
 and warrants

Issuance of stock for refinancing

Issuance of stock for services

Conversion of redeemable
 preferred stock to common
 stock                               (27,431)     (27,431)

Conversion of preferred stock
  to common stock                                           (250)        -

Dividends paid in common
 stock on conversion of
 preferred stock

Accrued dividends on
 preferred stock

Net loss
                                   ---------     -------   -------  -------
Balance as of June
30, 1997                                -0-      $    -0-     90     $   -
                                   =========     ========   =======  ========
                                                           Additional
                                       Common Stock         Paid-in  Accumulated
                                     Shares      Amount      Capital   Deficit
                                    ---------   ---------   ---------  --------
Balance as of December 31, 1996    23,445,868   $   234    $ 88,574  $ (61,067)

Exercise of stock options
  and warrants                        563,500         6       1,322

Issuance of stock for refinancing      30,000                   140

Issuance of stock for services         50,000         1         216

Conversion of redeemable
  preferred stock to common
  stock                             7,314,917        74      27,358

Conversion of preferred stock
  to common stock                     598,279         6          94

Dividends paid in common stock
 on conversion of preferred stock     358,552         3        1,600

Accrued dividends on
  preferred stock                                                       (1,204)

Net loss                                                               (10,965)
                                  ---------       -------   -------    --------

Balance as of June 30, 1997        32,361,166       $   324 $119,304  $(73,236)
                                   ==========       =======  ========  ========



See accompanying notes to the consolidated financial statements.


CADIZ LAND COMPANY, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION
------------------------------
 The Condensed Consolidated Financial Statements have been prepared by the Company without audit and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's latest Form 10-K for the nine month period ended December 31, 1996. The foregoing Consolidated Financial Statements include all adjustments, consisting only of normal recurring adjustments which the Company considers necessary for a fair presentation. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full fiscal year.

 See Note 2 to the Condensed Consolidated Financial Statements included in the Company's latest Form 10-K for a discussion of the Company's accounting policies.

 In February 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), which is effective for fiscal years ending after December 14, 1997. SFAS 128 replaces disclosure of primary and fully diluted earnings per share with basic and diluted earnings per share. Application of SFAS 128 is not expected to have a material effect on the Company's earnings per share for the quarters or the six months ended June 30, 1997 or 1996.

NOTE 2 - LONG-TERM DEBT
------------------------
 On April 16, 1997 Sun World completed a private placement of $115.0 million in secured notes (the "Sun World Notes"). The Sun World Notes were sold through Smith Barney Inc., as initial purchaser, to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) and a limited number of institutional "accredited investors" (as defined in the Securities Act). The proceeds from the issuance of the Sun World Notes, when combined with Sun World's existing cash and cash made available under a $30 million Revolving Credit Facility entered into by Sun World concurrently with the issuance of the Sun World Notes, were used to retire Sun World's existing indebtedness to John Hancock Mutual Life Insurance Company ("John Hancock") and Caisse Nationale de Credit Agricole, acting through its Grand Cayman branch ("Credit Agricole") as well as the Company's existing indebtedness to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. ("Rabobank").

SUN WORLD OBLIGATIONS

 Sun World's $30.0 million Revolving Credit Facility matures in one year and is guaranteed by the Company. Amounts borrowed under the Revolving Credit Facility will accrue interest at either prime plus 1.50% or LIBOR plus 2.50% at Sun World's election, with an additional .50% payable for advances on eligible inventory above specified levels.

 The Sun World Notes, which were issued in the principal amount of $115.0 million on April 16, 1997 and will mature on April 15, 2004, accrue interest at the rate of 11-1/4% per annum. Interest only is payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1997. The Sun World Notes are secured by a first lien on substantially all of the assets of Sun World and its subsidiaries, other than growing crops, crop inventories and accounts receivable and proceeds thereof, which secure the Revolving Credit Facility.

 The Sun World Notes are also secured by the guarantees of Coachella Growers, Inc., Sun Desert, Inc., Sun World Brands, Sun World Management Corporation, Sun World/Rayo, Agri-Land Realty, Inc., Big Valley Leasing, Inc., Dinuba Packing Corporation, Pacific Farm Service, Inc., SFC Marketing Corporation, Sun Harvest, Inc., Sun World Avocado and Sun World Export, Inc. (collectively, the "Sun World Subsidiary Guarantors") and by the Company. The Company also pledged all of the stock of Sun World. Sun World and the Sun World Subsidiary Guarantors are all direct and indirect wholly-owned subsidiaries of the Company. The guarantees by the Sun World Subsidiary Guarantors are full, unconditional, and joint and several. Additionally, management believes that the direct and indirect non-guarantor subsidiaries of Cadiz are inconsequential, both individually and in the aggregate, to the financial statements of the Company for all periods presented.

NOTE 2 - LONG-TERM DEBT - (Continued)
-------------------------------------
SUMMARIZED FINANCIAL INFORMATION

  Summarized consolidated financial information for Sun World is as follows (in thousands):

                                                  June 30, 1997
                                                  ------------
         Current assets                          $     51,684
         Noncurrent assets                            142,908
         Current liabilities                           42,399
         Noncurrent liabilities                       126,506


                                                   For the Six
                                                   Months Ended
                                                  June 30, 1997
                                                   --------------
         Revenues                                $     30,416
         Cost of sales                                (25,184)
         Operating loss                                (1,065)
         Net loss                                      (7,673)

      Combined summarized financial information for the Sun World Subsidiary Guarantors is as follows: (in thousands):

                                                  June 30, 1997
                                                  ---------------
     Current assets                              $        -0-
     Noncurrent assets                                  8,964
     Current liabilities                                    1
     Noncurrent liabilities                               100


                                                   For the Six
                                                   Months Ended
                                                  June 30, 1997
                                                   --------------
         Share of net income of equity investee  $        579

     Separate financial statements for Sun World and each of the Sun World Subsidiary Guarantors are not presented as management has determined they would not be material to investors.

NOTE 3 - PREFERRED AND COMMON STOCK
------------------------------------
   During the six months ended June 30 1997, 150 shares of Series B Preferred Stock ("Series B Preferred") were converted into 356,768 shares of common stock. Additionally, 100 Shares of Series C Preferred Stock ("Series C Preferred") were converted into 241,511 shares of common stock. Dividends paid in common stock on conversion of the Series B Preferred and Series C Preferred totalled 9,884 shares of common stock.

    On May 7, 1997, the Company mandatorily converted all of the 27,431 outstanding shares of the Series A Redeemable Preferred Stock ("Series A Preferred") into 7,314,917 shares of common stock. As a condition to such conversion, the Company paid holders of the Series A Preferred one year of dividends (less the amount of any dividends previously paid). Dividends were paid in the form of 348,668 shares of common stock issued during the six months ended June 30, 1997.

   During the six months ended June 30, 1997, previously outstanding stock options of 563,500 were exercised resulting in gross proceeds to the Company of $1,328,000. In addition, 50,000 shares were issued to the Company's Chief Executive Officer upon the achievement of certain performance criteria and 30,000 shares were issued to a former lender for refinancing arrangements.

                   CONSOLIDATED FINANCIAL STATEMENTS
                                   OF
                        CADIZ LAND COMPANY, INC.

              For the Nine Months Ended December 31, 1996
                           and Each of the
                    Two Years Ended March 31, 1996

                  With Report of Independent Accountants

                 REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Stockholders of
Cadiz Land Company, Inc.

In our opinion, the consolidated balance sheet and the related consolidated statements of operations, of redeemable preferred stock, preferred stock, common stock and other stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Cadiz Land Company, Inc. and its subsidiaries at December 31, 1996 and March 31, 1996, and the results of their operations and their cash flows for the nine months ended December 31, 1996 and for each of the two years in the period ended March 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ Price Waterhouse LLP
------------------------------
PRICE WATERHOUSE LLP

Los Angeles, California
March 7, 1997, except for
Notes 7 and 13, which are
as of April 16, 1997


CADIZ LAND COMPANY INC.

Consolidated Balance Sheet
($ in thousands)
                                        December 31               March 31
                                            1996                     1996
                                         ---------                ---------
Assets
Current assets:
 Cash and cash equivalents               $  33,307                 $  5,153
 Accounts receivable, net                    7,533                      443
 Assets held for sale                        6,534                      -0-
 Inventories                                14,121                      266
 Prepaid expenses and other                  1,225                      190
                                         ----------                --------
Total current assets                        62,720                    6,052

Investment in partnerships                   6,122                      -0-

Property, plant and equipment, net         137,897                   11,681

Land held for development                   12,671                   12,236

Water rights and transfer and
  storage projects                           4,705                    2,496

Other assets                                 1,695                    1,043

Excess purchase price over
  net assets acquired, net                   4,980                    5,155
                                       ------------              ------------
                                       $   230,790               $   38,663
                                       ===========               ==========


      See accompanying notes to the consolidated financial statements.

CADIZ LAND COMPANY, INC.

Liabilities, Stock and Other Stockholders' Equity
($ in thousands)
                                        December 31               March 31
                                            1996                    1996
                                          -------                 ---------
 Current liabilities:
  Accounts payable                        $  7,435                $   1,772
  Accrued liabilities                        5,172                      521
  Long-term debt, current portion            4,753                   17,617
  Other current liabilities                    591                      -0-
                                            --------               --------
  Total current liabilities                 17,951                   19,910

Long-term debt                             149,111                      -0-

Deferred income taxes                        4,347                      -0-

Other liabilities                            4,209                      -0-

Commitments and contingencies

Series A redeemable preferred stock -
  $.01 par value ($1,000 liquidation
  value); 60,000 shares authorized;
  27,431 shares issued and outstanding
  at December 31, 1996                      27,431                      -0-

Preferred stock - $.01 par value
  40,000 shares authorized; 340
  shares issued and outstanding at
  December 31, 1996                            -                        -0-

Common stock - $.01 par value; 45,000,000
  shares authorized; shares issued and
  outstanding - 23,445,868 at December 31,
  1996 and 19,247,611 at March 31, 1996        234                      192

Additional paid-in capital                  88,574                   72,957

Accumulated deficit                        (61,067)                 (54,396)
                                         ----------                ---------
                                         $ 230,790                 $ 38,663
                                          =========                =========

See accompanying notes to the consolidated financial statements.

CADIZ LAND COMPANY, INC.
Consolidated Statement of Cash Flows
($ in thousands)

                                 Nine Months Ended      Year Ended
                                    December 31,         March 31,
                                       1996          1996         1995
                                      ------        ------       ------
Cash flows from operating activities:
 Net loss from continuing
  operations                        $ (5,997)     $ (8,487)    $ (4,591)
 Adjustments to reconcile net
  loss from continuing operations
  to cash used for continuing
  operating activities:
   Depreciation and amortization       1,654         1,909        1,450
   Extraordinary gain on debt
    settlement                           -0-           -0-         (115)
   Interest capitalized to debt          481           474          734
   Share of partnership operations      (838)          -0-          -0-
   Changes in operating assets and
    liabilities, net of acquisition
    of Sun World:
    Decrease (increase) in accounts
     receivable                       11,367          (379)         (198)
    Decrease in inventories            1,000           -0-           -0-
    (Increase) decrease in prepaid
     expenses and other                 (428)           13          (158)
    (Decrease) increase in accounts
     payable                          (7,208)          734           (12)
    Increase in accrued liabilities      577           -0-            -0-
    (Decrease) in other liabilities     (674)          -0-            -0-
                                      -------        -------      --------
    Net cash used for continuing
     operating activities                (66)        (5,736)       (2,890)

    Net cash provided by discontinued
     operating activities                 -0-           -0-            57
                                      -------        -------       -------
    Net cash used for operating
     activities                          (66)        (5,736)       (2,833)
                                      -------        --------      --------
Cash flows from investing activities:
 Additions to property, plant
  and equipment                         (405)          (358)       (1,506)
 Proceeds from disposal of property,
  plant and equipment                 12,415            -0-           -0-
 Land purchase and development          (490)          (574)         (315)
 Water transfer and storage projects    (343)          (732)       (1,547)
 Additions to developing crops          (187)           -0-           -0-
 Partnership distributions               140            -0-           -0-
 Acquisition of Sun World, net
  of cash acquired                    (4,474)          (693)          -0-
                                      --------      --------      --------
    Net cash provided by (used for)
     investing activities              6,656         (2,357)       (3,368)
                                     ---------      --------       --------
Cash flows from financing
 activities:
 Net proceeds from issuance
  of stock                            37,761         10,292         2,307
 Principal payments on long-term
  debt                               (16,428)          (177)         (530)
 Proceeds from short-term debt           347            677         2,470
 Principal payments on short-term
  debt                                   (17)           -0-           -0-
 Dividends paid on conversion of
  preferred stock                        (99)           -0-           -0-
                                   ----------     ----------     -----------
    Net cash provided by financing
     activities                       21,564         10,792         4,247

Net increase (decrease) in cash and
 cash equivalents                     28,154          2,699        (1,954)

Cash and cash equivalents,
  beginning of period                  5,153          2,454         4,408
                                   ----------      ----------     ---------
Cash and cash equivalents,
  end of period                    $  33,307       $  5,153      $  2,454
                                   =========        =========     ========

See accompanying notes to the consolidated financial statements.

CADIZ LAND COMPANY, INC.

Consolidated Statement of Operations
(In thousands except per share data)

                               Nine Months Ended           Year Ended
                                  December 31,              March 31,
                                      1996               1996        1995
                                     ------             ------      ------
Revenues                           $ 23,780            $  1,441     $  543
                                   --------            --------     -------
Costs and expenses:
  Cost of sales                      17,725               1,649        506
  Resource development                1,133               1,680      1,039
  Landfill prevention activities        394               1,919        -0-
  General and administrative          4,924               1,826      1,525
  Depreciation                          864                 833        737
  Amortization                          175                 234        234
                                   --------             --------   --------
  Total costs and expenses           25,215               8,141      4,041
                                   --------             --------   --------
Operating loss                       (1,435)             (6,700)    (3,498)

Interest expense, net                 5,203               1,787      1,208
                                   --------             --------   -------
Loss before income taxes and
  extraordinary item                 (6,638)             (8,487)    (4,706)

Income tax benefit                     (641)                -0-        -0-
                                  ---------             --------   --------
Loss before extraordinary item       (5,997)             (8,487)    (4,706)

Extraordinary item - gain on
  debt settlement                       -0-                 -0-        115
                                   ---------            ---------  --------
Net loss                             (5,997)             (8,487)    (4,591)

Less:  Preferred stock dividends       (674)                -0-        -0-

       Imputed dividend on
        preferred stock              (2,451)                -0-        -0-
                                  -----------           ---------  --------
Net loss applicable to
  common stock                     $ (9,122)           $ (8,487)  $ (4,591)
                                    ========            ========   ========
Net loss per common share:
  Loss before
   extraordinary item             $    (.44)           $   (.48)    $ (.29)
  Extraordinary item                     -0-                 -0-       .01
                                  -----------        -----------    ----------
  Net loss per common share       $    (.44)           $   (.48)    $ (.28)
                                  ==========           =========    ========
Weighted average shares
  outstanding                        20,500              17,700     16,500
                                  ==========           =========    ========

      See accompanying notes to the consolidated financial statements.

CADIZ LAND COMPANY, INC.

Consolidated Statement of Redeemable Preferred Stock,
   Preferred Stock, Common Stock and Other Stockholders' Equity


For the Nine Months Ended December 31, 1996 and the Two Years Ended
  March 31, 1996

($ in thousands)
              Redeemable                                     Addi-
              Preferred     Preferred         Common        tional    Accumu-
                Stock         Stock            Stock        Paid-in    lated
            Shares Amount  Shares Amount  Shares    Amount  Capital   Deficit
            ------ ------  ------ ------ ---------- -------  -------  -------
Balance
 as of
 March 31,
 1994         -0- $   -0-    -0-  $  -0-  15,430,864  $ 154  $ 59,890 $(41,318)

Issuance
 of shares
 for
 professional
 services                                    110,000      1       384

Issuance
 of stock
 warrants
 for
 services                                                         121

Exercise
 of stock
 options
 and
 warrants                                  1,447,590     15     2,292

Net loss                                                               ( 4,591)
            ------  -----  -----  ------   ---------- -----    -------  -------
Balance
 as of
 March 31,
 1995          -0-    -0-    -0-     -0-  16,988,454    170    62,687  (45,909)



Issuance
 of shares
 in
 connection
 with
 private
 placements                                2,114,157     21      9,911

Exercise
 of stock
 options                                     145,000      1        359

Net loss                                                                (8,487)
             -----  ------  -----  ------ ----------    ----   -------  ------
Balance
 as of
 March 31,
 1996          -0-     -0-    -0-    -0-  19,247,611    192   72,957   (54,396)

Exercise
 of stock
 options and
 warrants                                    335,000      3      939

Common stock
 issued for
 acquisition
 of Sun World                              1,153,908     12    3,576

Gross proceeds
 from private
 placement of
 redeemable
 preferred
 stock      26,131   26,131

Preferred
 shares
 issued for
 acquisition
 fees        1,500    1,500

Net proceeds
 from
 private
 placements
 of preferred
 stock                       1,300                           10,688

Cash
 dividends
 paid on
 conversion
 of preferred
 stock                                                                     (99)

Dividends
 paid in
 common
 stock
 on
 conversion
 of
 preferred
 stock                                        28,777             127      (127)

Accrued
 dividends
 on
 preferred
 stock                                                                    (448)

Conversion
 of
 redeemable
 preferred
 to common
 stock         (200)  (200)                   53,332         1   199

Conversion
 of
 preferred
 stock
 to common
 stock                         (960)       2,672,240        26   (26)

Issuance
 of stock
 warrants
 for
 services                                                        114

Net loss                                                                (5,997)
            ------ -------    ------ ------- --------  -----  -------- --------
Balance
 as of
 December
 31,
 1996       27,431 $27,431     340   $ -  23,445,868  $  234 $88,574 $ (61,067)
           ======= =======   ======  ==== ==========   ===== ======= =========

           See accompanying notes to the consolidated financial statements.


CADIZ LAND COMPANY, INC.

NOTES TO THE CONSOIDATED FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF BUSINESS
---------------------------------

     The long-term strategy of Cadiz Land Company, Inc. (the "Company") is to acquire and develop water-related land and agricultural assets. The Company has created an integrated and complimentary portfolio of landholdings, water resources, and agricultural operations located within central and southern California which either possess sizable assured supplies of water or can, in future years, utilize water supplied from other Company properties. Management believes that, with both the increasing scarcity of water supplies in California and the increasing demand for water, the Company's access to water will provide it with a competitive advantage both as a major agricultural concern and as a supplier of water which will lead to continued appreciation in the value of the Company's portfolio.

     On September 13, 1996, the Company acquired all of the stock of a reorganized Sun World International, Inc. ("Sun World") pursuant to a consensual plan of reorganization (Debtors' Modified Fourth Amended Consolidated Plan of Reorganization dated June 3, 1996 (Modified)) which was confirmed by the U.S. Bankruptcy Court at a hearing on July 12, 1996. Sun World and certain subsidiaries of Sun World had filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on October 3, 1994 after debt restructuring negotiations with Sun World's existing lenders failed.

     With its acquisition of Sun World, the Company has become a vertically integrated agricultural company. Sun World owns and farms approximately 17,300 acres in two major growing areas of California, the Southern San Joaquin Valley and the Coachella Valley. Fresh produce, including table grapes, tree fruit, peppers and watermelon are marketed, packed and shipped to food wholesalers and retailers located throughout the United States and to over 30 foreign countries. As of December 31, 1996, Sun World owned and operated five cold storage and/or packing facilities located in California.

     In addition, the acquisition of Sun World provided the Company valuable water rights throughout the central and southern valleys of California. The Company's landholdings, which now total approximately 56,300 acres, are located adjacent to the major aqueduct systems of central and southern California, and in close proximity to the Colorado River. The Company expects to utilize these resources to participate in a broad variety of water transfer and storage projects, including the storage and transfer of surplus water for public agencies which require supplemental sources of water.

     Although the development and management activities of the Company are currently focused on agricultural operations (primarily through its wholly-owned subsidiary, Sun World) and water resource development, the Company will continue to seek to develop and manage its land, water and agricultural resources for their best use.


NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------
PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Sun World (since September 14, 1996), Cadiz Valley Development Corporation, Inc., and Southwest Fruit Growers Limited Partnership, a limited partnership ("SWFG") in which the Company is the general partner and has an approximate 66.3 percent partnership interest. SWFG owns a total of 680 acres of table grape vineyards and 2,560 acres of undeveloped land at Cadiz, California. Allocable losses incurred through the year ended March 31, 1991 served to eliminate the minority interest in SWFG for accounting purposes. All material intercompany balances and activity have been eliminated from the consolidated financial statements.

CHANGE IN YEAR END AND RECLASSIFICATIONS

     As a result of the Company's acquisition of Sun World, the Company changed its fiscal year end from March 31 to December 31 in order to align the Company's year end with that of Sun World. Prior to the acquisition of Sun World, the Company had utilized an unclassified balance sheet
(eliminating the distinction between current assets and long-term assets and current liabilities and long-term liabilities). The financial statements set forth herein utilize a classified balance sheet, thus requiring certain reclassifications to be made to the prior period balances to conform with the December 31, 1996 presentation.

     The following unaudited information for the nine months ended December 31, 1995, which does not include the operations of Sun World, is presented for informational purposes only
(dollars in thousands):

                                        Nine months
                                          ended
                                     December 31, 1995
                                      ---------------

     Revenues                            $    1,120
     Net loss                            $   (5,346)
     Net loss per common share           $    (0.31)

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost.

     The Company capitalizes direct and certain indirect costs of planting and developing orchards and vineyards during the development period, which varies by crop and ranges from three to seven years. Depreciation commences in the year commercial production is achieved.

     Permanent land development costs, such as acquisition costs, clearing, initial leveling costs and other costs required to bring the land into a suitable condition for general agricultural use, are capitalized and not depreciated since, by definition, these costs have an indeterminate useful life.

     Depreciation is provided using the straight-line method over the estimated useful lives of the assets, generally ten to forty-five years for land improvements and buildings, three to twenty-five years for machinery and equipment, and ten to thirty years for permanent crops.

LAND HELD FOR DEVELOPMENT

     Land held for development consists of approximately 37,000 acres of undeveloped land in Cadiz, Piute and other desert regions of California. Land held for development is stated at cost. Cost includes those that are directly related to the acquisition of the acreage, such as the cost to purchase, commissions, real estate taxes and legal and other professional fees.

INVESTMENT IN PARTNERSHIPS

     Sun World has investments in various partnerships which are accounted for using the equity method. Sun World's two principal partnerships are American Sunmelon and Sun Date, both of which are 50% owned. American Sunmelon is engaged in proprietary development, production, and marketing of seedless watermelon seed. Sun Date is engaged in the processing of dates. In September 1996, Sun Date and Sun World entered into a marketing agreement whereby Sun World agreed to sell the dates produced by Sun Date. During the period September 14, 1996 through December 31, 1996, Sun World made payments to Sun Date totaling $869,000, primarily related to date crop proceeds.

ASSETS HELD FOR SALE

     Certain Sun World assets were identified as either idle facilities, fallow land, or farming operations which have experienced consistently low returns on investment. As of December 31, 1996, assets totaling $6,534,000 have been identified and are included in the accompanying consolidated balance sheet at the lower of cost or fair value less estimated costs to sell. The Company reasonably believes these assets can be sold within one year.

SUPPLEMENTAL CASH FLOW INFORMATION

     The Company considers all short-term deposits with an original maturity of three months or less to be cash equivalents. The Company invests its excess cash in deposits with major international banks and, therefore, bears minimal risk. Such investments are stated at cost, which approximates fair value, and are considered cash equivalents for purposes of reporting cash flows. At December 31, 1996, cash and cash equivalents totalled $33,307,000, of which $453,000 represented the balance remaining in the trust account for the payment of unsecured creditors' claims as determined during the reorganization of Sun World.

     Cash paid for interest during the nine months ended
December 31, 1996 and the fiscal years ending March 31, 1996, and 1995 was $3,892,000, $455,000 and $6,000, respectively.

WATER RIGHTS AND TRANSFER AND STORAGE PROJECTS

     All water rights and transfer and storage projects are stated at cost. All costs directly attributable to the development of the water transfer projects are being capitalized by the Company. These costs, which are expected to be recovered through future revenues, consist of drilling costs, hydrological costs, consulting fees for various engineering, environmental and feasibility studies, and other professional and legal fees.

INVENTORIES

     Growing crops, pepper seed, and materials and supplies are stated at the lower of cost, on a first-in, first-out
(FIFO) basis, or market. Growing crops inventory includes direct costs and an allocation of indirect costs.

REVENUE RECOGNITION

     The Company recognizes crop sale revenue after harvest and delivery to customers. Packing revenues are recognized as units are packed. Marketing commission revenues are recognized at the time of product shipment.

RESEARCH AND DEVELOPMENT

     Sun World incurs costs to research and develop new varieties of proprietary products. Research and development costs are expensed as incurred. Such costs were approximately
$120,000 during the period September 14, 1996 through December
31, 1996.

EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED

     As a result of a merger in May 1988 between two companies which eventually became known as Cadiz Land Company, Inc., excess of purchase price over net assets acquired in the amount of $7,006,000 was recorded. This amount is being amortized at the rate of $234,000 annually on a straight-line basis over thirty years. Accumulated amortization was $2,026,000 and $1,851,000 at December 31, 1996 and March 31,
1996, respectively.

IMPAIRMENT

     The Company annually evaluates its long-lived assets, including intangibles, for potential impairment. When circumstances indicate that the carrying amount of the asset may not be recoverable, as demonstrated by estimated future cash flows, an impairment loss would be recorded based on fair value.

INCOME TAXES

     Income taxes are provided for using an asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable enacted tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NET LOSS PER COMMON SHARE

     Net loss per common share is computed by dividing the net loss, after deduction for preferred dividends either accrued or imputed, if any, by the weighted average shares outstanding. As described in Note 10, the terms for conversion of the Series B and C preferred stock issued during the nine months ended December 31, 1996 afforded the holders a conversion price lower than the market price of the common stock at the time of issuance, in order to recognize the sales and other market restrictions of the unregistered common stock to be issued upon conversion. The difference between the conversion price and market price has been reported as an imputed dividend for purposes of calculating net loss per common share although no assets of the Company will ever be expended. The imputed dividend of $2,451,000 had the effect of increasing the loss per share for the nine months ended December 31, 1996 by $0.11. It should be noted that the imputed dividend has been given no other accounting recognition in the financial statements of the Company for that period and there will be no recognition given in the future.

NOTE 3 - ACQUISITION OF SUN WORLD INTERNATIONAL, INC.
-----------------------------------------------------
     On September 13, 1996, the Company acquired all of the stock of a reorganized Sun World. The acquisition of Sun World was accounted for under the purchase method of accounting. Accordingly, the results of operations of Sun World have been included in the consolidated financial statements since the date of acquisition. The total purchase price consisted of the following: (i) $179 million of assumed bankruptcy related obligations including $156 million of restructured secured debt with Sun World's existing lenders (of which $5.5 million was paid by Cadiz concurrent with the acquisition), (ii) $11 million of ongoing trade and other accrued liabilities which were assumed by Cadiz, (iii) $3.2 million of direct acquisition costs, including 1,500 shares of Redeemable Series A Preferred Stock valued at $1,000 per share; and (iv) cash and stock of approximately $40 million, including a $15 million capital contribution to Sun World which was made with the intent of eliminating the requirement for Sun World to have any additional debt facilities beyond those owed to its existing secured creditors. The effect of allocating the total purchase price to the net assets acquired based on their estimated fair values is summarized as follows (dollars in thousands):

     Cash                               $   32,113
     Assets held for sale                   18,049
     Other current assets                   45,225
     Investments in partnerships             5,424
     Property, plant and equipment         129,050
     Other assets                            3,409
                                           -------
       Total assets                        233,270
                                           -------
     Prepetition bankruptcy
      claims payable                       (13,164)
     Other current liabilities             (15,870)
     Long-term debt                       (151,783)
     Other liabilities                      (9,170)
                                           -------
       Total liabilities                   189,987
                                           -------
     Net assets acquired                $   43,283
                                           =======

No goodwill was recognized as a result of the acquisition.

     The unaudited pro forma summary for the nine months ended December 31, 1996 and the year ended March 31, 1996 reflect combined results of operations of the Company and Sun World as if the acquisition had occurred as of April 1, 1995. Since prior to the current fiscal period, the fiscal year ends of the Company and Sun World differed, for pro forma purposes, the Sun World results of operations have been adjusted to conform to the Cadiz reporting periods. The pro forma adjustments include, among others, decreased interest expense as a result of the refinancing of Sun World's existing secured lenders and increased depreciation as a result of the purchase price allocation. The pro forma adjustments do not reflect the elimination of charges directly attributable to the Chapter 11 bankruptcy proceedings which are not expected to recur subsequent to the emergence from bankruptcy effective September 13, 1996. See footnote (a) for a more detailed explanation of charges directly attributable to Sun World's emergence from bankruptcy. The following pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have occurred if the acquisition had been consummated as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results of the Company.

     The unaudited pro forma financial information is as follows (in thousands except per share data):

                           Nine months ended             Year ended
                           December 31, 1996           March 31, 1996
                           ------------------           ------------
                           Actual   Pro Forma      Actual    Pro Forma
                          --------  --------      --------   -----------

    Revenue             $  23,780  $ 98,010      $   1,441   $ 118,292

    Net loss              $(5,997) $ (2,158)(a)  $  (8,487)  $ (13,811)(a)

    Less:  Preferred
     stock dividends    $   (674)  $ (1,828)     $     -0-   $ (2,438)

      Imputed dividend
        on preferred
        stock           $ (2,451)  $     -0-     $     -0-   $ (1,959)
                        ---------  ---------     ---------   ---------
    Net loss
     applicable to
     common stock      $  (9,122)  $ (3,986)     $  (8,487)  $(18,208)
                       ==========  =========     ==========  =========
    Net loss per
     common share      $    (.44)  $   (.18)(a)  $    (.48)  $   (.97)(a)
                       =========== ==========    ==========  ==========
    Weighted-average
     shares
     outstanding          20,500     21,600          17,700    18,800
                        =========  =========     ==========  ==========
-----------------------
          (a) Includes for the nine months ended December 31, 1996 and the year ended March 31, 1996, charges incurred by Sun World totaling $4.8 million and $11.3 million, respectively, which were directly attributable to the Chapter 11 bankruptcy proceedings and are non-recurring in nature. Exclusion of the non-recurring charges would have resulted in a pro forma net income (loss) per share of $.04 and ($.37) for the nine months ended December 31, 1996 and the year ended March 31, 1996, respectively.

NOTE 4 - ACCOUNTS RECEIVABLE
----------------------------
          Accounts receivable consisted of the following (dollars in thousands):

                           December 31,   March 31,
                                  1996       1996
                               --------    -------
      Trade receivables         $ 3,632    $   443
      Due from unaffiliated
       growers                    1,153        -0-
      Other                       3,228        -0-
                                 ------    --------
                                  8,013        443

      Less allowance
       for doubtful accounts        480        -0-
                                 ------      ------
                                $ 7,533    $   443
                                =======    ========

         Substantially all domestic receivables are from large national and regional supermarket chain stores and produce brokers and are unsecured. Amounts due from unaffiliated growers represent receivables for services (harvest, haul and pack) provided on behalf of growers under agreement with Sun World and are recovered from proceeds of product sales. Other receivables primarily include lemon crop sales, by-product sales and accounts receivable from joint venture partners.

        Approximately $3.8 million of sales made by Sun World from September 14, 1996 through December 31,1996 are attributable to one national retailer.

NOTE 5 - INVENTORIES
--------------------
             Inventories consisted of the following (dollars in thousands):

                                December 31,  March 31,
                                    1996        1996
                                  -------     --------

             Growing crops       $ 10,299     $   -0-
             Pepper seed, net       2,018         -0-
             Harvested product        267         -0-
             Materials and
               supplies             1,537         266
                                 -------      -------

                                 $ 14,121     $   266
                                 ========     ======

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT
---------------------------------------
             Property, plant and equipment consisted of the following (dollars in thousands):

                                December 31,   March 31,
                                       1996     1996
                                  ---------- ----------
               Land                $ 41,358  $  2,364
               Permanent crops       71,966     8,498
               Land improvements      1,839     1,851
               Buildings             19,148       852
               Machinery and
                 equipment            9,013     1,064
                                   --------   --------
                                    143,324    14,629

               Less accumulated
                 depreciation        (5,427)   (2,948)
                                   --------   -------
                                   $137,897  $ 11,681
                                   ========  ========

NOTE 7 - LONG-TERM DEBT
------------------------
        Management estimates that the fair value of its long-term debt approximates the carrying value as the preponderance of the obligations contain variable interest rates or were recently issued at market rates as part of the acquisition of Sun World. At December 31, 1996 and March 31, 1996, the carrying amount of the Company's outstanding debt is summarized as follows (dollars in thousands):

                                              December 31,  March 31,
                                                1996           1996
                                              -------        -------
  Cadiz obligations:
    Senior term bank loan, interest
     payable monthly, variable
     interest rate based upon LIBOR
     plus 1% (6.34% at
     December 31, 1996)                       $ 9,446         $ 8,630

    Subordinated term bank loan,
     interest payable
     monthly, interest at 4.81%                 9,100           9,100

    Other                                          88             105

    Debt discount                                (124)           (218)
                                              --------        --------
                                               18,510          17,617
  Sun World obligations:
    Term insurance company
     loan due in variable
     installments through
     September 13, 2006,
     interest at 10.60%                        77,092             -0-

    Term bank loan, interest
     payable monthly with
     principal due in variable
     installments through
     September 13, 2006,
     variable interest rate
     based upon prime or LIBOR
     (8.60% at December 31, 1996)              53,284             -0-

    Note payable to insurance
     company, quarterly
     installments of $93
     (including interest),
     due September 13, 2006,
     interest at 7.75%                          2,531             -0-

    Note payable to supplier,
     monthly installments of
     $104 (including interest),
     due March 1, 1998,
     interest at 10.00%                         1,458            -0-

    Note payable to finance
     company, monthly
     installments of $18
     (including interest),
     due July 1, 2002,
     interest at 7.50%                            989            -0-
                                             --------          --------
                                              153,864          17,617
    Less current portion                       (4,753)        (17,617)
                                             ---------        ---------
                                           $  149,111        $    -0-
                                           ===========       ===========

      Annual maturities of long-term debt outstanding, excluding
$124,000 representing the unamortized portion of warrants, on December 31, 1996 are as follows: 1997 - $4,877,000;
1998 - $24,253,000; 1999 - $9,374,000; 2000 - $11,398,000;
2001 - $11,410,000, 2002 and thereafter - $92,676,000.

CADIZ OBLIGATIONS

        As of December 31, 1996, the Company's obligations to
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.
("Rabobank") and Henry Ansbacher & Co. Limited ("Ansbacher") were approximately $9.1 million and $9.4 million, respectively, both of which were to mature on January 31, 1997.

          The Company reached an agreement with Rabobank which extended the maturity date of the Company's debt facilities with Rabobank to April 30, 1997. Additionally, the Company reached an agreement with Rabobank which extended the period, to April 30, 1997, in which the Company has the ability to exercise its right to obtain two one-year extensions. The Company has also reached an agreement with Ansbacher whereby the maturity date of the Company's debt facilities with Ansbacher has been extended to April 30, 1997. ING Baring (U.S.) Capital Corporation ("ING") has purchased the $9.4 million Ansbacher debt obligation effective March 31, 1997. The maturity date of such obligation has been extended to April 30, 1998 with interest at a rate of LIBOR plus 200 basis points payable at LIBOR only semi-annually, with the remaining accrued interest added to principal. ING granted to Cadiz the right to obtain two one-year extensions. In connection with this transaction, ING received warrants to purchase 75,000 shares of Cadiz' common stock at an exercise price equal to the market price at May 1, 1997, the time such warrants become exercisable. Upon the exercise of the first and second extension, the interest rate will be further adjusted and Cadiz will be required to issue additional warrants to ING.

          The Company continues to evaluate possible alternative means of repayment and/or refinancing of the Rabobank facility. The determination of which funding mechanism (or combination) the Company will utilize will be evaluated on an ongoing basis by the Company in consultation with an investment banking firm which has been retained by the Company. Based upon the Company's intent and ability to refinance the Rabobank and Ansbacher debt facilities, as evidenced by the agreements reached with Rabobank and ING, as discussed above, the debt facilities have been classified as long-term as of December 31, 1996. In addition to repayment of the Rabobank facility, the Company is considering a financing during 1997 which would be used to refinance the existing primary debt facilities of Sun World with terms which management would view as more favorable to the Company and Sun World.

          The terms of the Company's two one-year extension options for the Rabobank debt are essentially the same as those agreed upon by the parties in September 1996, except the date required to exercise the first extension has been changed from January 31, 1997 to April 30, 1997. As before, it is a condition to such extension that the total outstanding debt to Rabobank does not exceed $8,500,000 at the time such extension becomes effective. Upon exercise of each of the first and second extensions, the Company would be required to pay to Rabobank certain fees. The interest rate to be in effect during each extension period will be at Rabobank's cost of funds plus one and one quarter percent
(1-1/4%). In September 1996, when Rabobank agreed to extend the maturity date of this debt to April 30,1997, the interest rate was adjusted to Rabobank's cost of funds plus one and one quarter percent (1-1/4%) beginning February 1, 1997. As part of the September 1996 extension, the Company paid an initial commitment fee of $150,000 and issued 30,000 new warrants to purchase the Company's common stock at $0.05 per share exercisable for five years following the date of issuance and extended the expiration date of the outstanding
Rabobank warrants to December 31, 2000. The total value of the warrants issued in September 1996, $114,000, has been recorded as debt discount which is being amortized over the remaining term of the debt. Currently, ING and Rabobank hold senior and subordinated deeds of trust, respectively, on substantially all of the Company's non-Sun World related property.

          Prior to the extensions discussed above, on March 15, 1995, the Company entered into an agreement whereby
Ansbacher provided a loan facility aggregating $3,000,000. Additionally, Ansbacher agreed to accrue and capitalize interest on the outstanding principal amount of these advances through January 1997. In consideration for this agreement, Ansbacher received 110,000 shares of common stock valued at $3.50 per share. The Company also issued to Rabobank 35,000 warrants to purchase the Company's common stock at $.05 per share exercisable for three years following the date of issuance. The total value of these warrants, $121,000, has been recorded as a debt discount and is being amortized over the remaining term of the debt. In addition, Rabobank agreed to subordinate to Ansbacher's senior security interests.

          Prior to the extensions and the March 1995 arrangement discussed above, the Company's outstanding obligations to Rabobank and Ansbacher (collectively, the "Banks") were governed by the January 1994 financing arrangements whereby interest rates on outstanding debt to the Banks were fixed until January 1997. Interest on the Ansbacher portion was accrued and capitalized through January 31, 1997. Rabobank interest was paid quarterly subsequent to December 1994, through draw downs against a letter of credit provided by Ansbacher for that purpose. The amount drawn under the line of credit totalled $816,015 at December 31, 1996. In addition, as a result of the January 1994 financing arrangements, Rabobank returned and canceled 533,000 outstanding warrants in exchange for 175,000 new warrants to purchase the Company's common stock at $0.05 per share exercisable for three years following the date of issuance.
The total value of these warrants, $604,000, has been recorded as a debt discount and was amortized over the remaining term of the debt. In addition, Ansbacher received 100,000 shares of common stock as an arrangement fee and 50,000 shares of common stock as an advisory fee valued at $3.50 per share. The Company also agreed to convert
$770,000 of debt to Ansbacher into 220,000 shares of common stock.

          In June 1994, the Company retired a note payable in the amount of $249,000 to an individual at a discounted amount, resulting in an extraordinary gain of $115,000. The note, which originated in 1985, was scheduled to be retired with a balloon payment in December 1996.

SUN WORLD OBLIGATIONS

          Sun World's financing agreements are collateralized by
substantially all of Sun World's assets.   The term
insurance company loan and term bank loan (collectively the "Term Loans") provide for principal payments in variable amounts at the end of March, August and December of each year. Additionally, the Term Loans provide for interest deferral, at the Company's option, for the Company's peak seasonal need for working capital during the months of April to July, which are payable at the end of August and September.

          The Company's financing arrangements require, among other terms, minimum amounts, as defined, of working capital and tangible net worth and minimum ratios of current assets to current liabilities and indebtedness to net worth.
Additionally, the financing arrangements with Sun World's secured lenders include covenants which restrict the Company's ability to receive distributions from Sun World, whose net assets totaled approximately $42,000,000 at December 31, 1996.


NOTE 8 - INCOME TAXES
---------------------
          As of December 31, 1996, the Company has a net operating loss (NOL) carryforward of approximately $60,808,000 for federal and $35,534,000 for state income tax purposes. Such carryforwards expire in varying amounts through the year
2012. For financial reporting purposes, the tax benefit resulting from utilization of such NOL carryforward will be applied to reduce the excess of purchase price over net assets acquired.

          In accordance with the Tax Reform Act of 1986, NOL utilization may be subject to an annual limitation. When there is a change in ownership of more than 50 percent (as defined) of a corporation, the use of any NOL existing at the date of the change of ownership is limited annually to an amount defined by law. Based upon such formula, use of approximately $25,268,000 of the federal NOL is limited to approximately $720,000 per year. An additional $20,153,000 of federal NOL is limited to approximately $4,508,000 per year for an ownership change that occurred in September 1993. The remaining $15,387,000 of federal NOL is currently available to offset federal taxable income in any future years. No annual limitations apply to the state NOL carryforwards which expire in various amounts through the year 2000.

          A reconciliation of the provision (benefit) for income taxes to the statutory federal income tax rate is as follows
(dollars in thousands):

                               Nine Months
                                   Ended          Year Ended
                                December 31,       March 31,
                               ------------       ----------
                                    1996       1996         1995
                                   -----       ----        -----
  Expected federal income
   tax benefit at 34%          $  (1,660)   $  (2,886)   $  (1,561)
  Net operating loss
   carryforward for
   financial reporting
   purposes                        1,790        2,405        1,468
  Amortization                        60           80           79
  Utilization of net
   operating losses                 (696)         -0-          -0-
  Other nondeductible
   expenses                         (135)         401           14
                                ---------    --------      ---------
                               $    (641)    $    -0-      $   -0-
                               ==========    =========     ==========

     Deferred taxes are recorded based upon differences between the financial statement and tax basis of assets and liabilities and available carryforwards. Temporary differences and carryforwards which gave rise to a significant portion of deferred tax assets and liabilities as of December 31, 1996 and March 31, 1996 were as follows
(in thousands):

                                    December 31,    March 31,
                                           1996        1996
                                           ----       -----
    Deferred tax liabilities:
      Net fixed asset
       basis difference                  $  5,786    $     -0-
      Purchase accounting adjustment          440          -0-
      State taxes                             336          -0-
      Other                                     4          -0-
                                         --------    ---------

         Total deferred tax liablities      6,566          -0-
                                         --------    ---------
    Deferred tax assets:
      Net operating losses                 23,943       21,136
      Reserve for notes receivable          1,239          -0-
      Capitalized legal fees                  892          -0-
      Basis difference in water rights         99          -0-
      Net basis difference in
       partnership investments             (4,734)      (4,337)
      State taxes                           1,478         (407)
      Other                                   237          283
                                          -------     ---------
         Total deferred tax assets         23,154       16,675

      Valuation allowance
       for deferred tax asset             (20,935)     (16,675)
                                          --------    ---------
         Total deferred tax assets, net     2,219          -0-
                                          --------    ---------
         Net deferred tax liability     $   4,347     $    -0-
                                        =========     =========

NOTE 9 - EMPLOYEE BENEFIT PLANS
-------------------------------
             In December 1994, the Company established a 401(k) Plan for all employees of Cadiz. This plan contains no eligibility requirements and contributions by the Company are at the option of the Company on a year-to-year basis.
No contributions by the Company to this plan have been made to-date.

             Sun World established a 401(k) Plan for its salaried employees on January 1, 1996. Employees must work 1,000 hours and have completed one year of service to be eligible to participate in this plan.

             In addition, Sun World maintains a defined contribution pension plan covering substantially all of its employees not covered by a collective bargaining agreement, with at least one year of service and who have worked at least 1,000 hours. Contributions are 2% of each covered employee's salary. There were no contributions made for the period from September 14, 1996 to December 31, 1996. For those hourly employees covered under a collective bargaining agreement, contributions are made to a multi employer pension plan in accordance with negotiated labor contracts and are generally based on the number of hours worked.


NOTE 10 - PREFERRED AND COMMON STOCK
------------------------------------
             During the fiscal year ended March 31, 1996, the Company completed private placements of 2,114,157 shares of its common stock, resulting in gross proceeds of $10,199,000. During the nine months ended December 31, 1996, the Company issued (i) $27.6 million of newly authorized Convertible Series A Redeemable Preferred Stock ("Series A Redeemable Preferred"); (ii) $10.0 million of newly authorized 6% Convertible Series B Preferred Stock ("Series B Preferred"); and (iii) $3.0 million of newly authorized 6% Convertible Series C Preferred Stock ("Series
C Preferred").

             A description of each series of preferred stock follows:

SERIES A REDEEMABLE PREFERRED

           Shares of Series A Redeemable Preferred were not convertible when issued, but became convertible into shares of common stock, at the option of the holder, on November 12 1996 upon the filing by the Company of an Amendment to its Certificate of Incorporation ("Amendment") increasing the Company's authorized common stock from 24,000,000 to 45,000,000, thereby allowing the Company to reserve sufficient shares of common stock for issuance upon conversion. Concurrently with the filing of the Amendment, the conversion price ("Series A Conversion Price") was set at $3.75. Holders are entitled to cumulative dividends payable semi-annually in cash or common stock at a rate of six percent (6%) per annum. During the nine months ended December 31, 1996, 200 shares of Series A Redeemable Preferred were converted at the Series A Conversion Price resulting in the issuance of 53,332 common shares. The Series A Redeemable Preferred is also mandatorily convertible in full at the option of the Company at any time prior to six months following the filing of the Amendment at the Series A Conversion Price provided that, as a condition to such conversion, the Company pay to holders one full year's worth of dividends (less the amount of any dividends theretofore paid). Holders are entitled to a mandatory liquidation preference equal to the initial purchase price of $1,000 per share if conversion has not occurred prior to September 2001. The Company will exercise its mandatory conversion right during April 1997 which will result in the issuance of 7,314,920 shares of common stock in May 1997 in replacement of all Series A Redeemable Preferred. The Series A Redeemable Preferred ranks senior and prior to the Company's common stock and on a parity with any other class or series of preferred stock. Except as provided by law, holders are not entitled to vote upon any matter submitted to a vote of the Company's stockholders.

SERIES B AND C PREFERRED

             Shares of Series B and C Preferred were immediately convertible upon issuance into shares of common stock, at the option of the holder, at a price equal to the lower of
(a) $5.8125 per share or (b) eighty-five percent (85%) of the average closing bid price over the ten-trading day period ending on the day prior to the submission of any conversion notice ("Series B/C Conversion Price"). Holders are entitled to cumulative dividends payable upon conversion or maturity in cash or common stock at a rate of six percent (6%) per annum. The Company reserves the right to redeem any shares of Series B or Series C Preferred for $11,765 per share in cash by giving holders five days notice. Any
Series B or Series C Preferred shares outstanding one year following issuance are mandatorily converted into common stock at the Series B/C Conversion Price. Holders are entitled to a liquidation preference equal to the initial purchase price of $10,000 per share. During the nine months ended December 31, 1996, 760 shares of Series B Preferred and 200 shares of Series C Preferred were converted at the Series B/C Conversion Price, resulting in the issuance of 2,627,240 common shares. The Series B and C Preferred rank senior and prior to the Company's common stock and on a parity with any other class or series of preferred stock.
Except as provided by law, holders are not entitled to vote upon any matter submitted to a vote of the Company's stockholders.


NOTE 11- STOCK-BASED COMPENSATION PLANS AND WARRANTS
----------------------------------------------------
STOCK OPTIONS AND WARRANTS

        The Company issues options pursuant to a newly adopted 1996 Stock Option Plan (the "Plan") as well as options which are not pursuant to a plan. The Plan provides for the granting of up to 3,000,000 shares. All options, whether under the Plan or not, are granted at a price not less than 100% of the fair market value at the date of option, have vesting periods ranging from issuance date to three years, have maximum terms ranging from three to five years and are issued to directors, officers, consultants and employees of the Company. During the nine months ended December 31, 1996, the Board of Directors of the Company granted options to purchase 1,800,000 shares of the Company's common stock at a weighted average fair value of $4.62 per share of which 1,350,000 options are conditional based upon terms of employment and certain performance criteria.

      Compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Had compensation cost for these plans been determined using fair value, as explained below, rather than the quoted market price, the Company's net loss and loss per common share would have been reduced to the following pro forma amounts (dollars in thousands):

                                    Nine Months     Year
                                       Ended        Ended
                                    December 31,   March 31,
                                        1996         1996
                                       -----        -----
         Net loss:    As reported  $  (5,997)     $ (8,487)
                      Pro forma    $  (6,655)     $ (8,665)
         Net loss
          per common
            share:    As reported  $    (.44)(a)  $   (.48)
                      Pro forma    $    (.48)(a)  $   (.49)

------------------------------------
          (a) After adjustment for accrued and imputed preferred dividends during the nine months ended December 31, 1996 of $674 and $2,451, respectively.

      The fair value of each option granted during the periods reported was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for the grants for the nine months ended December 31, 1996 and the fiscal year ended March 31, 1996, respectively: risk free interest rate of 6.58% and 6.15%; expected life of expiration date less one year for both periods; expected volatility of 52.68% and 53.87% and no dividend yield.

          The following table summarizes stock option activity for the periods noted. All options listed below were issued to officers, directors, employees and consultants.

                                    Options      Weighted-
                                  Outstanding     Average
                                    Number      Exercise Price
                                   -----------  --------------
Outstanding at March 31, 1994       1,801,890     $  1.57
  Granted                           1,872,000     $  4.48
  Expired or cancelled                 (4,500)    $  4.63
  Exercised                        (1,333,890)    $  1.49
                                  ------------

Outstanding at March 31, 1995       2,335,500     $  3.95
  Granted                             607,500     $  5.19
  Expired or cancelled                 (7,000)    $  4.89
  Exercised                          (145,000)    $  2.50
                                   ----------
Outstanding at March 31, 1996       2,791,000     $  4.29
  Granted                           1,800,000     $  4.62
  Expired or cancelled               (400,000)    $  5.50
  Exercised                          (325,000)    $  2.79
                                    ---------
Outstanding at December 31, 1996    3,866,000(a)  $  4.44
                                    =========     =======
Options exercisable at
            March 31, 1995          1,935,500     $  4.07
                                    =========     =======
Options exercisable at
            March 31, 1996          2,116,000     $  4.34
                                    =========     =======
Options exercisable at
            December 31, 1996       1,966,000     $  4.30
                                    =========     =======
Weighted-average fair
  value of options granted
  during the nine-month
  period  ended
  December 31, 1996                $    4.62
                                    =========

Weighted-average remaining
  contractual life of options
  outstanding at
  December 31, 1996                 3.2 years
                                    ==========
-----------------------------
(a) Exercise prices vary from $1.25 to $5.50 and expiration dates vary from January 1997 to September 2001. Approximately 84% of the options outstanding at December 31, 1996 had an exercise price between $4.50 and $5.50 with a weighted-average remaining contractual life of 3.6 years.

     During the nine months ended December 31, 1996 and the years ended March 31, 1996 and 1995, the Company issued warrants of 30,000, 10,000 and 35,000 with weighted-average exercise prices of $0.05, $3.55 and $0.05, respectively. During the nine months ended December 31, 1996 and the year ended March 31, 1995, 10,000 warrants with a weighted-average exercise price of $3.55 and 113,700 warrants with a weighted-average exercise price of $2.50 were exercised, respectively. No warrants expired or were cancelled during any of the three periods discussed. At December 31, 1996 there were 240,000 warrants outstanding all of which are issued to Rabobank at an exercise price of $0.05 per share and expire December 31, 2000. See Note 7 for further discussion of these warrants.

RESTRICTED STOCK AWARD

             Following the Sun World acquisition in 1996, the Company's Chief Executive Officer was awarded a stock bonus of 125,000 shares of restricted common stock at no cost.
The issuance of these shares is dependent, with respect to 50,000 shares, upon the achievement of certain performance criteria. The remaining 75,000 shares are issuable in equal annual installments over a three year period based upon the continued employment of the officer. Compensation expense, representing the market value at the date of grant, will be recognized as earned over the period of service.


NOTE 12 - COMMITMENTS AND CONTINGENCIES
---------------------------------------
             In 1995, Sun World entered into an agreement with its major corrugated container supplier in connection with a prepetition liability settlement. The settlement stipulated that the original agreement to purchase containers from the supplier would remain in effect until March 21, 1998 and required the Company to issue a secured note payable to the supplier (see Note 7). Thereafter, the original agreement will automatically renew unless either party gives written notice ninety days prior to the end of the renewal period.

      In December 1995, the Company filed an action relative to the proposed construction and operation of a landfill to be located adjacent to the Company's Cadiz property (the "Rail-Cycle Project"), with the Superior Court in San Bernardino County, California. The action challenges the various decisions by the County of San Bernardino relative to the Rail-Cycle Project. Named in this action, in addition to the County of San Bernardino, were the Board of Supervisors of the County of San Bernardino, three individual members of the Board of Supervisors, an employee of the County and Rail-Cycle, L.P. whose general partner is controlled by WMX Technologies, Inc. (formerly Waste Management, Inc.). The Company alleges that the actions of the County of San Bernardino did not comply with the guidelines prescribed by the California Environmental Quality Act and violated state planning and zoning laws.
The action seeks to set aside the county certification of the EIR/EIS and approval of the proposed Rail-Cycle project. The Company continues to believe the proposed Rail-Cycle project, if constructed and operated as currently designed, poses environmental risks both to the Company's agricultural operations at Cadiz and to the groundwater basin underlying the Cadiz property. Accordingly, the Company intends to pursue a claim for damages against the County of San Bernardino and Rail-Cycle and, therefore, the action also seeks compensatory damages in excess of $75 million. The
action is currently in the discovery phase.   The court has
set July 11, 1997 to commence a hearing on the Company's land use and regulatory claims. A trial on the issue of the Company's monetary damages will be scheduled at a later date. The Company intends to continue vigorously prosecuting its claims. The Company incurred $394,000 and $1,919,000 during the nine months ended December 31, 1996 and the year ended March 31, 1996, respectively, in connection with this matter.

             In the normal course of its agricultural operations, the Company handles, stores, transports and dispenses products identified as hazardous materials. Regulatory agencies periodically conduct inspections and, currently, there are no pending claims with respect to hazardous materials.

             The Company is involved in other legal and administrative proceedings and claims. In the opinion of management, the ultimate outcome of each proceeding or all such proceedings combined will not have a material adverse impact on the Company's financial statements.

NOTE 13 - SUBSEQUENT EVENTS - DEBT ISSUANCE
-------------------------------------------

     On April 16, 1997 Sun World completed a private placement of $115.0 million in secured notes (the "Sun World Notes"). The Sun World Notes were sold through Smith Barney Inc., as initial purchaser, to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) and a limited number of insititutional "accredited investors" (as defined in the Securities Act). The proceeds from the issuance of the Sun World Notes, when combined with Sun World's existing cash and cash made available under a $30.0 million Revolving Credit Facility entered into by Sun World concurrently with the issuance of the Sun World Notes, were used to retire Sun World's existing indebtedness to John Hancock Mutual Life Insurance Company ("John Hancock") and Caisse Nationale de Credit Agricole, acting through its Grand Cayman branch ("Credit Agricole") as well as the Company's existing indebtedness to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. ("Rabobank").

     Sun World's $30.00 million Revolving Credit Facility matures in one year and is guaranteed by the Company. Amounts borrowed under the Revolving Credit Facility will accrue interest at either prime plus 1.5% or LIBOR plus 2.50%, at Sun World's election, with an additional.50% payable for advances on eligible inventory above specified levels.

    The Sun World Notes, which were issued in the principal amount of $115.0 million on April 16, 1997 and will mature on April 15, 2004, accrue interest at the rate of $11-1/4% per annum. Interest only is payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1997. The Sun World Notes are secure by a first lien on substantially all of the assets of Sun World and its subsidiaries, other than growing crops, crop inventories and accounts receivable and proceeds thereof, which secure the Revolving Credit Facility. The Sun World Notes are also secured by the guarantees, which are full, unconditional, and joint and several, of Coachella Growers, Inc., Sun Desert, Inc., Sun World Brands, Sun World Management Corporation, Sun World/Rayo, Agri-Land Realty, Inc., Big Valley Leasing, Inc., Dinuba Packing Corporation, Pacific Farm Service, Inc., SFC Marketing Corporation, Sun Harvest, Inc., Sun World Avocado and Sun World Export, Inc.
(collectively, the "Sun World Subsidiary Guarantors") and by the Company. The Company also pledged all of the stock of Sun World.
Sun World and the Sun World Subsidiary Guarantors are all direct and indirect wholly-owned subsidiaries of the Company. Management believes the direct and indirect non-guarantor subsidiaries of Cadiz are inconsequential, both individually and in the aggregate, to the financial statements of the Company. Further, separate financial statements of each of the Sun World Subsidiary Guarantors are not presented as management has determined that they would not be material to investors.

                             * * *

                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                       OF
                         SUN WORLD INTERNATIONAL, INC.
                          (A WHOLLY-OWNED SUBSIDIARY)

                   For the Period from September 14, 1996
                                       to
                               December 31, 1996

                     With Report of Independent Accountants


REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholder of Sun World International, Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of Sun World International, Inc., a wholly-owned subsidiary of Cadiz Land Company, Inc., and its subsidiaries (the Company), at December 31, 1996, and the results of their operations and their cash flows for the period September 14, 1996 through December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
---------------------------
PRICE WATERHOUSE LLP


Los Angeles, California
February 28, 1997, except
for Note 12, which is as of
April 16, 1997

SUN WORLD INTERNATIONAL, INC.
(A WHOLLY-OWNED SUBSIDIARY OF CADIZ LAND
COMPANY, INC.) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in thousands)


                                                             December 31,
                                                                1996
                                                                -----
ASSETS

Current assets:
             Cash and cash equivalents                           $31,175
             Accounts receivable, net                              7,502
             Inventories                                          14,114
             Assets held for sale                                  6,534
             Prepaid expenses and other                            1,326
                                                                --------
                Total current assets                              60,651

Investment in partnerships                                         6,122

Property, plant and equipment, net                               126,656
Other assets                                                       3,566
                                                                --------
             Total assets                                       $196,995


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
             Accounts payable                                    $ 6,103
             Accrued liabilities                                   3,659
             Due to parent                                           332
             Long term debt due in one year                        4,235
             Pre-petition bankruptcy claims payable                  591
                                                                 -------
                Total current liabilities                         14,920

Long term debt                                                   131,119

Other liabilities                                                  4,149

Deferred income taxes                                              4,347

Commitments and contingencies

Stockholder's equity:
  Common stock, $.01 par value, 300,000 shares authorized;
    42,000 shares issued and outstanding

  Additional paid-in capital                                      43,283
  Accumulated deficit                                               (823)
                                                                --------
    Total stockholder's equity                                    42,460

  Total liabilities and stockholder's equity                    $196,995


     See accompanying notes to the consolidated financial statements.

SUN WORLD INTERNATIONAL, INC. (A WHOLLY-OWNED SUBSIDIARY OF CADIZ LAND COMPANY, INC.)
CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
 (Dollars in thousands)



                                                        September 14 to
                                                          December 31,
                                                              1996
                                                            ---------

Revenues                                                    $   22,502

Costs and expenses:

Cost of sales                                                   16,396
General and administrative                                       2,929
Depreciation and amortization                                      266
                                                              --------
                                                                19,591
                                                              --------
            Operating income                                     2,911

Other income                                                       (78)
Interest expense, net                                            3,812
                                                               -------
Loss before income taxes                                          (823)
Income tax expense                                                   0
                                                               -------
            Net loss                                             (823)

Accumulated deficit at September 14, 1996                            0
                                                             ---------
Accumulated deficit at  December 31, 1996                    $    (823)
                                                             =========

     See accompanying notes to the consolidated financial statements.

SUN WORLD INTERNATIONAL, INC. (A WHOLLY-OWNED SUBSIDIARY OF CADIZ LAND COMPANY, INC.)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)



                                                         September 14 to
                                                           December 31,
                                                                1996

  Cash flows from operating activities:
    Net loss                                               $       (823)
    Adjustments to reconcile net loss to cash provided
    from operating activities:
       Depreciation and amortization                                266
       Share of  partnership operations                            (838)
  Changes in operating assets and liabilities:
    Decrease in accounts receivable, net                         10,956
    Decrease in due from parent                                  12,822
    Decrease in inventories                                         741
    Increase in prepaid expenses and other                        (111)
    Decrease in accounts payable                                (6,093)
    Decrease in accrued liabilities                                (17)
    Decrease in other liabilities                                  (33)
    Decrease in deferred income taxes                             (641)
                                                               --------
                                                                 16,229
                                                               --------
    Decrease in pre-petition bankruptcy claims payable          (12,573)
                                                               --------
       Net cash provided from  operating activities               3,656
                                                               --------
  Cash flows from investing activities:
    Additions to property, plant and equipment                     (378)
    Additions to developing crops                                  (187)
    Partnership distributions                                       140
    Increase in other assets                                       (156)
    Proceeds from disposal of property, plant and equipment      12,415
                                                                -------
       Net cash provided from investing activities               11,834
                                                                -------
    Cash flows from financing activities:
       Payments of  long-term debt                              (16,428)
                                                                -------
    Net cash used in financing activities                       (16,428)
                                                                -------
    Net decrease in cash and cash equivalents                     (938)
                                                                -------
    Cash and cash equivalents at September 14, 1996              32,113
                                                                -------
    Cash and cash equivalents at December 31, 1996              $31,175
                                                                =======

       See accompanying notes to the consolidated financial statements.


SUN WORLD INTERNATIONAL, INC.
(A WHOLLY-OWNED SUBSIDIARY OF CADIZ LAND COMPANY, INC.)
Notes to Consolidated Financial Statements
Period From September 14, 1996 to December 31, 1996

1.   NATURE OF OPERATIONS

  Sun World International, Inc. ("SWII") and its subsidiaries (collectively the "Company") own and farm approximately 18,000 acres in two major growing areas of California, the Southern San Joaquin Valley and Coachella Valley. Fresh produce, including table grapes, tree fruit, peppers and watermelon are marketed, packed and shipped to food wholesalers and retailers located throughout the United States and in certain foreign countries. The Company has been an operating entity since 1975. However, on September 13, 1996, a change in control resulted in the establishment of a new basis of accounting, as described in Note 2. Accordingly, only the period subsequent to the change in control is presented in these financial statements.

  Export sales accounted for approximately 21.7% of the Company's sales for the period ended September 14, 1996 to December 31, 1996. As of December 31, 1996, the Company owned and operated five cold storage and/or packing facilities located in California.

2.   CHANGE IN CONTROL

  On October 3, 1994, SWII and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Since that date, the companies had been operating under bankruptcy protection and had been negotiating with all parties to the bankruptcy proceedings in an effort to develop a Plan of Reorganization (the "Plan"). On July 12, 1996, the Bankruptcy Court confirmed the Plan, which became effective on September 13, 1996 (the "Effective Date"). Pursuant to the Plan, SWII, Sun World, Inc., Coachella Growers and Sun Desert, Inc. (all wholly owned subsidiaries of SWII) emerged from the Chapter 11 Bankruptcy proceedings and 100% of SWII's stock (both preferred and common) was acquired by Cadiz Land Company, Inc. ("Cadiz"). The Plan also provided for, among other things, the cancellation of certain indebtedness in exchange for cash, elimination of all intercompany debts, new indebtedness, issuance of new equity securities, the discharge of other prepetition claims, the cancellation of all prepetition ownership interests in the Company, the settlement of certain claims and mutual releases of certain claims of the Company and other persons or entities (including certain affiliated persons of entities), the assumption or rejection of executory contracts and unexpired leases to which the Company was a party, and the establishment of procedures for the selection of a Board of Directors for the Company. The Plan did not provide for the reorganization of the estate or the resolution of outstanding third party claims and equity interests for AAI Services, Inc., a wholly-owned subsidiary of SWII.

  The Plan provided for a consolidation of the assets and liabilities of SWII and its subsidiaries and pursuant to the Plan, SWII was merged into Sun World, Inc. with the surviving corporation retaining the name of Sun World International, Inc. All payments and distributions required by the Plan to be made by SWII or any of its subsidiaries in respect of prepetition claims have been made or provided for, and SWII and its subsidiaries expect to have no further obligation with respect to any prepetition claims. As of December 31, 1996, the Company has accrued approximately $591,000 of remaining pre-petition bankruptcy claims payable for the Class 8 unsecured creditors. Pursuant to the Plan, these amounts are payable by Cadiz and are included in the Due to Parent amount on the Balance Sheet.

  Cadiz accounted for this acquisition using the purchase method of accounting, with the effects therefrom pushed down to the Company. Accordingly, with the commencement of business on September 14, 1996 the Company adopted a new basis of accounting, with the assets and liabilities recorded at their estimated fair values. The total purchase price consisted of the following: (i) $179 million of assumed bankruptcy related obligations including $156 million of restructured secured debt with Sun World's existing lenders (of which $5.5 million was paid by Cadiz concurrent with the acquisition), (ii) $11 million of ongoing trade and other accrued liabilities which were assumed by Cadiz, (iii) $3.2 million of direct acquisition costs and (iv) cash and stock of approximately $40 million, including a $15 million capital contribution to Sun World, with the intent of eliminating the requirement for Sun World to have any additional debt facilities beyond those owed to its existing secured creditors. The effect of allocating the total purchase price to the net assets acquired based on their estimated fair values is summarized as follows (dollars in thousands):

  Cash                                                         $32,113
  Assets held for sale                                          18,949
  Other current assets                                          45,225
  Investment in partnerships                                     5,424
  Property, plant & equipment                                  128,150
  Other assets                                                   3,409
                                                              --------
    Total assets                                               233,270
                                                              --------
  Prepetition bankruptcy claims payable                        (13,164)
  Other current liabilities                                    (15,870)
  Long term debt                                              (151,783)
  Other liabilities                                             (9,170)
                                                               -------
    Total liabilities                                         (189,987)
                                                              --------
  Net assets acquired                                         $ 43,283
                                                              ========
  No goodwill was recorded as a result of the acquisition.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING - The consolidated financial statements include the accounts of SWII and its subsidiaries, substantially all of which are wholly-owned. All significant intercompany transactions have been eliminated.

    INVENTORIES - Growing crops, pepper seed, and materials and supplies are stated at the lower of cost, on a first-in, first-out (FIFO) basis, or market. Growing crops inventory includes direct costs and an allocation of indirect costs.

    INVESTMENT IN PARTNERSHIPS - Wholly-owned subsidiaries of the Company have investments in various partnerships. The Company's two principal partnerships are American Sunmelon and Sun Date, both of which are 50% owned. American Sunmelon is engaged in proprietary seed development, production, and marketing of seedless watermelons. Sun Date is engaged in the marketing, processing, and farming of dates. These partnership investments are accounted for using the equity method.

    PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment is stated at cost for all acquisitions subsequent to September 13, 1996. As part of the Company's acquisition, property, plant and equipment as of September 13, 1996, were adjusted to fair value primarily based upon third party appraisals.

    The Company capitalizes the direct and certain indirect costs of planting and developing orchards and vineyards until they reach maturity, which varies by crop and ranges from three to seven years. Depreciation on trees and vines commences in the year commercial production is achieved.

    The Company computes depreciation applicable to property, plant and equipment on the straight-line method using the following estimated useful lives:

         Buildings and improvements   10-45 years
         Machinery and equipment       3-25 years
         Permanent crops              10-20 years

  Upon the sale, retirement or abandonment of property, plant and equipment, applicable gains or losses are recognized in income.

  Assets Held for Sale - In conjunction with the Company's acquisition, certain assets were identified as either idle facilities, fallow land or farming operations which have experienced consistently low returns on investment. These assets are valued at the lower of cost or fair value less estimated costs to sell. The Company reasonably believes these assets can be sold within one year and accordingly has included the assets as current assets. The Company sold approximately 3,200 acres of primarily fallow land located in the San Joaquin Valley in December 1996.

  REVENUE RECOGNITION - The Company recognizes crop sale revenue after harvest and delivery to customers. Packing revenues are recognized as units are packed. Marketing commission revenues are recognized at the time of product shipment.

  INCOME TAXES - The Company is included in the consolidated federal and combined state tax returns of Cadiz. Effective September 13, 1996, the Company and Cadiz entered into a tax sharing agreement which provides that the Company's current tax liability is determined as though the Company filed its own returns. Income taxes are accounted for using an asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities at the applicable enacted tax rates.

  SUPPLEMENTAL CASH FLOW INFORMATION - The Company considers all short-term deposits with an original maturity of three months or less to be cash equivalents. Such investments are stated as cost, which approximates fair value, and are considered cash equivalents for purposes of reporting cash flows. Cash payments for interest for the period ended September 14, 1996 to December 31, 1996 were $3,553,000.

  RESEARCH AND DEVELOPMENT - The Company incurs costs to research and develop new varieties of proprietary products. Research and development costs are expensed as incurred. Such costs were approximately $120,000 for the period ended September 14, 1996 to December 31, 1996.

  USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes. Actual results could differ from these estimates.

4.  ACCOUNTS RECEIVABLE

    Accounts receivable consisted of the following (dollars in thousands):


                                                 December 31,
                                                    1996
                                                 -----------

             Trade receivables                    $ 3,632
             Due from growers                       1,332
             Other                                  2,911
                                                  -------
                                                    7,875
             Less allowance for doubtful accounts     373
                                                  -------
                                                  $ 7,502
                                                  =======

  Substantially all domestic trade receivables are from large national and regional supermarket chain stores and produce brokers and are unsecured. The amounts due from growers represent receivables for services (harvest, haul and pack) provided on behalf of growers under agreement with the Company and are recovered from proceeds of product sales. Other receivables primarily include lemon crop sales, by-product sales, and amounts receivable from joint venture partners.


5.  INVENTORIES

  Inventories consisted of the following (dollars in thousands):


                                                   December 31,
                                                       1996
                                                   -----------
                 Growing crops                      $   10,299
                 Product                                   267
                 Pepper seed, net                        2,018
                 Materials and supplies                  1,530
                                                    ----------
                                                    $   14,114
                                                    ==========
6.  PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consisted of the following (dollars in thousands):

                                                      December 31,
                                                          1996
                                                       ----------
                 Land                                  $ 38,994
                 Permanent crops                         63,468
                 Buildings and improvements              18,291
                 Machinery and equipment                  7,962
                                                       --------
                                                        128,715
                 Less accumulated depreciation            2,059
                                                       --------
                                                       $126,656
                                                       ========
7.   INCOME TAXES

  Significant components of the Company's deferred income tax assets and liabilities as of December 31, 1996, are as follows (dollars in thousands):


         Deferred tax liabilities:
             Net fixed assets basis difference          $ 6,014
             Basis difference in partnership
              investments                                   307
             Purchase accounting adjustment                 440
             Other                                            4
                                                        -------
               Total deferred tax liabilities             6,765
         Deferred tax assets:
             Net operating losses                         1,388
             Reserve for notes receivable                 1,239
             Capitalized legal fees                         892
             Basis difference in water rights                99
             State taxes                                  1,478
             Other                                          115
                                                        -------
               Total deferred tax assets                  5,211
             Valuation allowance for deferred tax assets (2,793)
                                                        -------
               Total deferred tax assets net              2,418
                                                       --------
               Net deferred tax liability              $  4,347
                                                       ========

  The Company has provided a valuation allowance for the tax benefits of deferred tax assets which may not be realizable.

  At December 31, 1996, the Company had net operating loss carryforwards state income tax purposes of approximately $14,929,000 which expire at various dates from 1997 through 1999.

8.  LONG-TERM DEBT

  The carrying amount of the Company's outstanding long-term debt, which approximates fair value, at December 31, 1996 is as follows:

                                                           (in thousands)
  Term insurance company loan, interest payable
    monthly with principal due in variable installments
    through September 13, 2006, interest at 10.6%               $ 77,092
  Term bank loan, interest payable monthly with
    principal due in variable installments through
    September 13, 2006, variable interest rate based
    upon prime or LIBOR (8.60% at December 31, 1996)              53,284
  Note payable to insurance company, quarterly
    installments of $93,000 (including interest), due
    September 13, 2006, interest at 7.75%                          2,531
  Note payable to supplier, monthly installments  of
    $104,000 (including interest), due March 1, 1998,
    interest at 10.00%                                             1,458
  Note payable to finance company, monthly installments
    of $18,000 (including interest), due July 1, 2002,
    interest at 7.50%                                                989
                                                                --------
                                                                 135,354
  Less: current portion                                            4,235
                                                                --------
                                                                $131,119
                                                                ========

  The above financing agreements are collateralized by substantially all of the Company's assets. The term insurance company loan and term bank loan (collectively the "Term Loans") provide for principal payments in variable amounts at the end of March, August and December of each year. Additionally, the Term Loans provide for interest deferral, at the Company's option, for the Company's peak seasonal need for working capital during the months of April to July, which are payable at the end of August and September.

  The Company's financing arrangements require, among other terms, minimum amounts, as defined, of working capital and tangible net worth and minimum ratios of current assets to current liabilities and indebtedness to net worth. Annual maturities of the long-term debt outstanding on December 31, 1996 is as follows: 1997-$4,235,000; 1998-$6,287,000; 1999-$9,369,000;
  2000-$11,377,000; 2001-$11,410,000; 2002 and thereafter - $92,676,000.

9.  RETIREMENT PLANS

  The Company established on January 1, 1996 a 401(k) Plan for salaried employees. Employees must work 1,000 hours and have completed one year service to be eligible to participate in this plan.

  The Company has a defined contribution pension plan covering substantially all of its employees not covered by a collective bargaining agreement, with at least one year of service and who have worked at least 1,000 hours. Contributions are 2% of each covered employee's salary. For those hourly employees covered under a collective bargaining agreement, contributions are made to a multiemployer pension plan in accordance with negotiated labor contracts and are generally based on the number of hours worked.

10. RELATED PARTY TRANSACTIONS

  Cadiz owns approximately 1,600 acres of irrigated farmland in San Bernardino County consisting primarily of citrus and grapes. Pursuant to a ten year lease entered into as of the acquisition date, the Company is responsible for the production, packing and handling, and marketing of the products on the Cadiz property. The Company has entered into a sublease arrangement related to the farming of the Cadiz grape vineyards. Cadiz is to receive an annual payment equal to 33% of the net profit derived from the Cadiz property, as defined in the loan agreement. In addition, the Company entered into a "services agreement" with Cadiz in which Cadiz provides management and financial services to the Company. The term of the agreement is ten years with an annual fee of $1,500,000, which is paid quarterly as well as reimbursement of expenses incurred on behalf of the Company. For the period September 14, 1996 to December 31, 1996, the Company made payments to Cadiz of $888,000. These payments primarily represent payment of the "services agreement" fees mentioned above. Included in prepaid expenses and other is $375,000 related to the payment of these fees. In addition, at December 31, 1996, the Company has a net payable due to Cadiz of $322,000 primarily due approximately $641,000 due under the tax sharing agreement with Cadiz offset by Cadiz obligations to pay certain prepetition bankruptcy claims pursuant to the Plan.

  AMERICAN SUNMELON - The Company's share of partnership income for the period from September 14, 1996 to December 31, 1996 from American Sunmelon was $820,000.

  SUN DATE - In September 1996, the Company and Sun Date entered into a five-year marketing agreement for the Company to sell the dates produced by Sun Date. During the period September 14, 1996 to December 31, 1996, the Company made payments to Sun Date totalling $869,000, primarily related to date crop proceeds.

11. COMMITMENTS AND CONTINGENCIES

  In 1995, the Company entered into an agreement with its major corrugated container supplier in connection with a prepetition liability settlement. The settlement stipulated that the original agreement to purchase containers from the supplier would remain in effect until March 21, 1998 and required the Company to issue a secured note payable to the supplier (see Note 8). Thereafter, the original agreement will automatically renew unless either party gives written notice ninety days prior to the end of the renewal period.

  In the normal course of agricultural operations, the Company handles, stores, transports and dispenses products identified as hazardous materials. The Company has had regulatory agencies conduct inspections and there has been a claim asserted relating to these materials. Although the Company does not believe remedial action, if any, will require the expenditure of funds material to the Company's financial condition, no assurance can be given regarding the outcome of environmental claims, investigations or remedial actions in the future.

  The Company is involved in other legal and administrative proceedings and claims. In the opinion of management, the ultimate outcome of each proceeding or all such proceedings combined will not have a material adverse impact on the Company's financial statements.

12.  SUBSEQUENT EVENTS - DEBT ISSUANCE

  On April 16, 1997 the Company completed a private placement of $115.0 million in secured notes (the "Sun World Notes"). The Sun World Notes were sold through Smith Barney Inc., as initial purchaser, to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) and a limited number of institutional "accredited investors" (as defined in the Securities Act). The proceeds from the issuance of the Sun World Notes, when combined with the Company's existing cash and cash made available under a $30.0 million Revolving Credit Facility entered into by the Company concurrently with the issuance of the Sun World Notes, were used to retire the Company's existing indebtedness under the Term Loans as well as Cadiz' existing indebtedness to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. ("Rabobank").

  The Company's $30.0 million Revolving Credit Facility matures in one year and is guaranteed by Cadiz. Amounts borrowed under the Revolving Credit Facility will accrue interest at either prime plus 1.50% or LIBOR plus 2.50%, at the Company's election, with an additional .50% payable for advances on eligible inventory above specified levels.

  The Sun World Notes, which were issued in the principal amount of $115.0 million on April 16, 1997 and will mature on April 15, 2004, accrue interest at the rate of 11 1/4% per annum. Interest only is payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1997. The Sun World Notes are secured by a first lien on substantially all of the assets of the Company and its subsidiaries, other than growing crops, crop inventories and accounts receivable and proceeds thereof, which secure the Revolving Credit Facility. The Sun World Notes are also secured by the guarantees of Coachella Growers, Inc., Sun Desert, Inc., Sun World Brands, Sun World Management Corporation,Sun World/Rayo, Agri-Land Realty, Inc., Big Valley Leasing, Inc., Dinuba Packing Corporation, Pacific Farm Service, Inc., SFC Marketing Corporation, Sun Harvest, Inc., Sun World Avocado and Sun World Export, Inc. (collectively, the "Sun World Subsidiary Guarantors"), which are all wholly-owned subsidiaries of Cadiz, and by Cadiz (the "Parent Guarantor"). The Parent Guarantor also pledged all of the stock of the Company. Management believes that the direct and indirect non-guarantor subsidiaries of Sun World are inconsequential, individually and in the
aggregate, to the financial statements of the Company.   The guarantees
by the Sun World Subsidiary Guarantors are full, unconditional, and joint and several.

SUMMARIZED FINANCIAL INFORMATION

  Combined summarized financial information for the Sun World Subsidiary Guarantors is as follows: (in thousands):

                      December 31,   September 13,  December 31,  December 31,
                        1996            1996           1995           1994
                      -----------    ------------   -----------   ------------
   Current assets       $  -0-     $    -0-         $  -0-          $  -0-
   Noncurrent assets        8           11             10              10
   Current liabilities     -0-          -0-            -0-             -0-
   Noncurrent liabilities  -0-          -0-            -0-             -0-


                       September 14, January 1,   For the year    For the year
                          through      through        ended          ended
                      December 31,   September 13, December 31,   December 31,
                          1996          1996          1995           1994
                       -----------   ------------   ------------  -------------
  Share of net income
   (loss) of equity
   investee            $   825        $   624         $   418       $  (830)


Separate financial statements for each of the Sun World Subsidiary Guarantors are not presented as management has determined that they would not be material to investors.


                                  * * * *


                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                       OF
                          SUN WORLD INTERNATIONAL, INC.
                                      AND
                                 SUBSIDIARIES
              For the Period January 1, 1996 through September 13, 1996
                      With Report of Independent Accountants


        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of Sun World International, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of Sun World International, Inc. and its subsidiaries (the Company) at September
13, 1996, and the results of their operations and their cash flows for the period January 1, 1996 through September 13, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 1, the Company and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on October 3, 1994. On July 12, 1996, the Bankruptcy Court confirmed the
Plan of Reorganization (the Plan) which became effective on September 13, 1996. Concurrent with the approval of the Plan, the Company was acquired by Cadiz Land Company, Inc. The accompanying consolidated financial statements do not include any adjustments for the forgiveness of indebtedness or for the adjustment of assets and other liabilities which will result from the Plan nor do they give effect to any adjustments which may be necessary as a consequence of the acquisition.


/s/ Price Waterhouse LLP
    -----------------------
    Price Waterhouse LLP

    Los Angeles, California
    November 22, 1996

SUN WORLD INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in thousands)

                                               September 13,
                                                   1996
ASSETS                                      ------------------
Current assets:
  Cash                                        $  17,113
  Accounts receivable, net                       18,347
  Inventories                                    12,991
  Assets held for sale                           15,074
  Prepaid expenses and other                      1,241
                                              --------------
     Total current assets                        64,766

Investment in partnerships                        1,752

Property, plant and equipment, net               80,723
Other assets                                      5,425
                                              ---------------
                                              $ 152,666
                                              =========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                            $  11,710
  Accrued liabilities                             1,878
  Long term debt due within one year              1,269
                                              ---------------
     Total current liabilities                   14,857

Long term debt                                    1,484

Deferred revenue and other                           59

Liabilities subject to compromise
  under reorganization proceedings              180,249

Deferred income taxes                             7,500

Commitments and contingencies

Stockholders' deficit:
  Convertible 10% preferred stock,
    75,000 shares authorized;
    38,501 shares issued and
    outstanding (liquidation
    preference $11,550,000)                     11,550
  Common stock, $1 par value,
    300,000 shares authorized;
    42,000 shares issued and outstanding            42
  Additional paid in capital                    29,350
  Accumulated deficit                          (92,425)
                                              ---------
     Total stockholders' deficit               (51,483)
                                              ---------
                                              $ 152,666
                                              =========

  See accompanying notes to the consolidated financial statements.


SUN WORLD INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND  ACCUMULATED
DEFICIT
 (Dollars in thousands)

                                            January 1 to
                                           September 13,
                                              1996
                                           --------------
Revenues                                      $77,938
                                             ---------
Costs and expenses:

          Cost of sales                        60,300
          General and administrative            5,934
                                             ---------
                                               66,234
                                              --------
          Operating income                     11,704

Other income                                     (242)
Interest expense                                10,806
                                          ------------

Net income before reorganization items           1,140
                                          ------------

Reorganization items:

         Professional fees                      4,085
          Adequate protection fees              3,007
          Interest income                        (500)
                                              ------------
               Total reorganization items       6,592
                                              ------------
               Net loss                        (5,452)

Accumulated deficit beginning of year         (86,973)
                                              -------------
Accumulated deficit at September 13, 1996    $(92,425)
                                              ========

          See accompanying notes to the consolidated financial statements.



SUN WORLD INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)


                                          January 1 to
                                         September 13,
                                              1996
                                     ---------------------
Cash flows from operating activities:
     Net loss                           $     (5,452)
     Adjustments to reconcile
       net loss to cash used in
       operating activities:
          Depreciation and amortization        4,085
          Gain on sale of  property,
            plant and equipment                  (10)
          Share of  partnership operations      (628)
          Changes in operating assets
              and liabilities:
          Increase in accounts receivable,
              net                             (4,468)
          Increase in inventories               (340)
          Decrease in prepaid expenses
              and other                          112
          Decrease in accounts payable        (2,216)
          Decrease in accrued liabilities       (196)
          Decrease in deferred revenue
              and other                          (20)
                                          -------------
                                              (9,133)
                                          -------------
Increase in liabilities subject to
  compromise under
  reorganized proceedings                      2,794
                                           ------------
         Net cash used in
          operating activities                (6,339)
                                             -------------
Cash flows from investing activities:
         Additions to property,
           plant and equipment                (2,321)
         Additions to developing crops          (462)
         Partnership distributions               825
         Increase in other assets             (1,146)
         Proceeds from disposal of
           property, plant & equipment         2,991
                                        ------------
            Net cash used in investing
              activities                        (113)
                                        -------------
Cash flows from financing activities:
         Increase in long term debt            1,050
         Payments of long term debt             (818)
         Proceeds from short term borrowings  46,711
         Payments on short term borrowings   (46,711)
                                         ------------
            Net cash provided by
              financing activities               232
                                         ------------
Net decrease in cash                          (6,220)
                                         -------------
Cash at beginning of year                     23,333
                                          ------------
Cash at September 13, 1996                   $17,113
                                             ========

            See accompanying notes to the consolidated financial statements.

SUN WORLD INTERNATIONAL, INC.
Notes to Consolidated Financial Statements

1. NATURE OF OPERATIONS AND REORGANIZATION UNDER CHAPTER 11

   Sun World International, Inc. ("SWII") and its subsidiaries
   (collectively the "Company") own and farm approximately 21,000 acres in two major growing areas of California, the Southern San Joaquin Valley and Coachella Valley. Fresh produce, including table grapes, tree fruit, peppers and watermelon are marketed, packed and shipped to food wholesalers and retailers located throughout the United States and in certain foreign countries. Export sales accounted for approximately 7.5% of the Company's sales for the period ended January 1, 1996 to September 13, 1996. As of
   September 13, 1996, the Company owned and operated five cold storage and/or packing facilities located in California.

   On October 3, 1994, SWII and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Since that date, the companies had been operating under bankruptcy protection and had been negotiating with all parties to the bankruptcy proceedings in an effort to develop a Plan of Reorganization (the "Plan"). On July 12, 1996, the Bankruptcy
   Court confirmed the Plan, which became effective on September 13, 1996 (the"Effective Date"). Pursuant to the Plan, SWII, Sun World, Inc., Coachella Growers and Sun Desert, Inc. (all wholly owned subsidiaries of SWII) emerged from the Chapter 11 Bankruptcy proceedings and 100% of SWII's stock (both preferred and common) was acquired by Cadiz Land Company, Inc. ("Cadiz"). The Plan also provided for, among other things, the cancellation of certain indebtedness in exchange for cash, elimination of all intercompany debts, new indebtedness, issuance of new equity securities, the discharge of other prepetition claims, the cancellation of all prepetition ownership interests in the Company, the settlement of certain claims and mutual releases of certain claims of the Company and other persons or entities (including certain affiliated persons or entities), the assumption or rejection of executory contracts and unexpired leases to which the Company was a party, and the establishment of procedures for the selection of a Board of Directors for the Company. The Plan did not provide for the reorganization of the estate or the resolution of outstanding third party claims and equity interests for AAI Services, Inc., a wholly owned subsidiary of SWII.

   Cadiz acquired all of the capital stock of the Company for total consideration of approximately $179 million including approximately $150 million which will be owed to the Company's existing secured lenders through issuance of new notes. In addition, Cadiz made a cash capital contribution of $15 million to the Company to provide additional operating capital.

   The following table summarizes the recoveries to the prepetition creditors and equity holders pursuant to the Plan based upon the Company's estimate of total claims to be allowed as of September 13, 1996 (dollars in thousands) (unaudited):

                                            Recovery
                     -----------------------------------------------------
                     Estimated                           Cadiz
                    Allowed Claims            Long term  Common    Total
Claims/Interest       Amount (1)     Cash       Debt      Stock    Recovery
----------------------------------------------------------------------------
Administrative,
  Tax and Priority  $  5,000       $  5,000  $      0    $     0   $  5,000
Credit Agricole
  Secured Debt        58,621          3,500    55,121          0     58,621
John Hancock
  Secured Debt        93,084          2,000    91,084          0     93,084
Zenith Secured
  Debt                 3,065            250     2,575        240      3,065
Other Secured
  Debt                 1,050              0     1,050          0      1,050
General Unsecured
  Claims              20,800         12,500         0          0     12,500
Convertible
  Preferred Stock
  and Common Stock    11,592          3,000         0      2,487      5,487
                    --------       -------- ---------  ----------   --------
                    $193,212       $ 26,250 $ 149,830    $ 2,727   $178,807
                    ========        =======  ========    ========  ========

(1) Excludes any recovery to the Internal Revenue Service for claims as further discussed by Note 14.

     Management believes that the aggregate fair value of the Company's long term debt issued pursuant to the Plan approximates the aggregate book value.

     The Plan provided for a consolidation of the assets and liabilities of SWII and its subsidiaries and pursuant to the Plan, SWII was merged into Sun World, Inc. with the surviving corporation retaining the name of Sun World International, Inc. All payments and distributions required by the Plan to be made by SWII or any of its subsidiaries in respect of prepetition claims have been made or provided for, and SWII and its subsidiaries expect to have no further obligation with respect to any prepetition claims.

     Cadiz intends to account for this acquisition using the purchase method which will materially change the amounts reported in the accompanying consolidated balance sheet as of September 13, 1996. The consolidated financial statements do not give effect to adjustments of assets or liabilities, or classifications of such amounts, which may be necessary as a consequence of the Cadiz acquisition.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING   The consolidated financial statements
     include the accounts of SWII and its subsidiaries, substantially all of which are wholly owned. All significant intercompany transactions have been eliminated.

     The Company has accounted for all transactions related to the Chapter 11 proceedings in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," issued by the American Institute of Certified
     Public Accountants. Accordingly, liabilities subject to compromise under reorganization proceedings have been segregated on the consolidated balance sheet and are recorded at the amounts that have been or are expected to be allowed based upon known claims. The accompanying financial statements do not include any adjustments for the forgiveness of indebtedness or for the adjustment of assets or other liabilities which will result from the Plan.

     INVENTORIES   Growing crops, pepper seed, and materials and
     supplies are stated at the lower of cost, on a first in, first out (FIFO) basis, or net realizable value. Growing crops inventory includes direct costs and an allocation of indirect costs.

     INVESTMENT IN PARTNERSHIPS   Wholly owned subsidiaries
     of the Company have investments in various partnerships. The Company's two principal partnerships are Sun Date and American Sunmelon, both of which are 50% owned. American Sunmelon is engaged in proprietary seed development, production, and marketing of seedless watermelons. Sun Date is engaged in the marketing, processing, and farming of dates. These partnership investments are accounted for using the equity method.

     PROPERTY, PLANT AND EQUIPMENT   Property, plant and
     equipment is stated at cost for all acquisitions subsequent to September 30, 1983. All property, plant and equipment acquired prior to September 30, 1983 was restated to estimated fair value at that date in connection with the Company's quasi-reorganization.

     The Company capitalizes the direct and certain indirect costs of planting and developing orchards and vineyards until they reach maturity, which varies by crop and ranges from three to seven years. Depreciation on trees and vines commences in the year commercial production is achieved.

     The Company computes depreciation applicable to property, plant and equipment on the straight line method using the following estimated useful lives:

          Buildings and improvements  10-45 years
          Machinery and equipment      3-25 years
          Permanent crops             10-20 years

     Upon the sale, retirement or abandonment of property, plant and equipment, applicable gains or losses are recognized in income.

     ASSETS HELD FOR SALE   In conjunction with the Company's
     1996 Business Plan, specific properties were identified to be sold. These properties, which are included in the accompanying consolidated balance sheet at the lower of cost or fair value less estimated costs to sell, consist of both farmland and facilities that were determined not vital to the Company's on going operations. It is expected that the assets will be sold within twelve months from the balance sheet date.

     OTHER ASSETS   Other assets include professional fees and other
     costs to establish and defend trademark and patent rights. These assets are amortized over a 10 year period on a straight line basis. Also included in other assets are water rights that were obtained in connection with a 1988 divestiture of the Company's interest in a partnership. The Company is amortizing these water rights over 97 years using the straight line method.

     REVENUE RECOGNITION   The Company recognizes crop sale
     revenue after harvest and delivery to customers. Packing revenues are recognized as units are packed. Marketing commission revenues are recognized at the time of product shipment.

     REORGANIZATION ITEMS   The net expenses incurred as a
     result of the Chapter 11 filing and subsequent reorganization proceedings have been segregated from recurring operations in the consolidated statement of operations.

     INCOME TAXES   Income taxes are accounted for using an asset
     and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable enacted tax rates.

     SUPPLEMENTAL CASH FLOW INFORMATION   Cash
     payments for interest were $9,308,000 for the period ended January 1, 1996 to September 13, 1996. In 1996 the Company paid income tax, net of refunds, of $11,000.

     RESEARCH AND DEVELOPMENT   The Company incurs costs
     to research and develop new varieties of proprietary products. Research and development costs are expensed as incurred. Such costs were approximately $296,000 for the period ended January 1, 1996 to September 13, 1996.

     USE OF ESTIMATES IN PREPARATION OF FINANCIAL
     STATEMENTS   The preparation of financial statements in
     conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes. Actual results could differ from these estimates.

     RECENTLY ISSUED ACCOUNTING STANDARDS   In March
     1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of ("SFAS 121") was issued. SFAS
     No. 121 establishes new guidelines in accounting for the impairment of long lived assets, including identifiable intangibles. When circumstances indicate that the carrying amount of an asset may not be recoverable as demonstrated by estimated future cash inflows, an impairment loss shall be recorded based on fair value. The adoption of SFAS No. 121 in 1996 resulted in no adjustments to the financial statements.

3.   ACCOUNTS RECEIVABLE

     Accounts receivable consisted of the following (dollars in thousands):


                                      September 13
                                            1996
                                    ----------------
             Trade receivables             $14,178
             Due from unaffiliated growers     709
             Other                           3,642
                                           -------
                                            18,529
               Less allowance for doubtful
                accounts                       182
                                       -----------
                                           $18,347
                                         =========

       Substantially all domestic trade receivables are from large national and regional supermarket chain stores and produce brokers and are unsecured. The amounts due from growers represent receivables for services (harvest, haul and pack) provided on behalf of growers under agreement with the Company and are recovered from proceeds of product sales.
       Other receivables primarily include lemon crop sales, by product sales, and amounts receivable from joint venture partners.

4.     INVENTORIES

       Inventories consisted of the following (dollars in thousands):

                                       September 13,
                                            1996
                                      ------------
               Growing crops               $ 6,732
               Harvested product             1,912
               Pepper seed                   2,206
               Materials and supplies        2,141
                                          -----------
                                           $12,991
                                          =========

        Pepper seed is net of a valuation allowance of $395,000 at September 13, 1996, to reduce such inventories to their net realizable value.

5.      PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consisted of the following
        (dollars in thousands):

                                              September 13,
                                                  1996
                                          ------------------
               Land                             $  27,446
               Permanent crops                     43,764
               Buildings and improvements          27,236
               Machinery and equipment             20,250
                                            -------------
                                                  118,696
               Less accumulated depreciation       37,973
                                            -------------
                                                $  80,723
                                              ============


6.    INCOME TAXES

       Significant components of the Company's deferred income tax assets and liabilities as of September 13, 1996, are as follows (dollars in thousands):

       Deferred tax liabilities:
           Net fixed asset basis difference                        $23,078
           State taxes                                                 181
                                                                   --------
             Total deferred tax liabilities                         23,259
       Deferred tax assets:
           Net operating losses                                     29,779
           Tax credit carryforwards                                  1,549
           Reserve for notes receivable                              5,769
           Capitalized legal fees                                    4,447
           Basis difference in water rights                          1,198
           Allowance for doubtful accounts                              79
           Basis difference in partnership investments                 290
           Revolving funds reserve                                     114
           State taxes                                                 353
                                                                   -------
             Total deferred tax assets                              43,578

           Valuation allowance for deferred tax assets             (27,819)
             Total deferred tax assets, net                         15,759
                                                                 -----------
             Net deferred tax liability                            $ 7,500
                                                                    =======
       The Company has provided a valuation allowance for the tax benefits of deferred tax assets which may not be realizable.

       Income tax expense (benefit) varies from the amount
       computed by applying the statutory federal income tax rate to the income (loss) before income taxes. The reasons for this difference are as follows:
                                               September 13,
                                                    1996
                                               ---------------
             Statutory federal rate                (34.0%)
             State taxes, less federal benefit      (6.2%)
             Valuation allowance                     40.2%
                                                -----------

                 Effective rate                       0.0%
                                                  ========

       At September 13, 1996, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $40,439,000 and $8,032,000, respectively, which expire at various dates from 1997 through 2011. In addition, a wholly owned subsidiary acquired in 1989 has net operating loss carryforwards of approximately $44,950,000 for federal tax purposes, which are subject to an annual limitation for a fifteen year period. The federal loss carryforwards expire at various dates from 2001 through 2004.

       The Company had investment and research and experimental tax credit carryforwards of approximately $692,000 which expire from 1997 to 2007. The Company also had alternative minimum tax carryforwards of approximately $857,000.

       The utilization of the net operating loss and credit carryforwards could be limited or eliminated by a reduction in liabilities as a result of the Plan and/or by changes in the Company's stock ownership resulting from the Cadiz acquisition.

7.     FINANCING

       Pursuant to the Plan, the Company issued new debt (along with Cadiz common stock) to settle prepetition long term debt. The following is a discussion of the Company's financing arrangements prior to and as of the Effective Date.

       Prepetition Financing:

       Debt and other financing arrangements of the Company at
       September 13, 1996 were as follows, based on the original
       contractual maturities:
                                      September 13,
                                            1996
                                      --------------
                                      (in thousands)

       Secured Debt:
       Revolving credit facility        $  34,277
       Note payable to an insurance
          company, monthly installments
          of $824,000 (includes
          interest), due on November
          1, 2000, interest
          at 10.6% (default interest
         at 12.6%)                         77,234
       Note payable to bank, semi
         annual installments
         of $750,000, due November
         30, 1999, interest
         at prime plus 1.25%
         (9.75% at December 31,
         1995), payable quarterly
         (default interest at
         prime plus 3.25%)                 5,793
       Note payable to bank,
         annual installments of
         $1,500,000 due November 30,
         1996, interest
         at prime plus 1.25%
         (9.75% at December 31,
         1995), payable quarterly
         (default interest at prime
         plus 3.25%)                      10,500

       Note payable to insurance
        company, monthly
        installments of $60,000
        (includes interest), interest
         at 12.9%                          2,838

       Unsecured Debt:
       Note payable to bank,
         due July 1, 1995, interest
         only at 10.0%, payable
         quarterly                         1,500
       Note payable to partnership,
         due September 1, 1994,
           interest at 13.25%              1,150
                                         --------
                                       $ 133,292
                                       ==========

       All of this prepetition debt has been classified in the accompanying consolidated balance sheet as "Liabilities subject to compromise under reorganization proceedings." As a result of the bankruptcy, all required principal payments on prepetition debt were suspended. For the period subsequent to the Petition Date, interest on the unsecured prepetition debt was not paid or accrued. Interest on secured prepetition debt continued to be accrued in the period subsequent to the Petition Date at the default interest rates. Pursuant to Bankruptcy Court order, adequate protection payments (including $3,417,000 in asset sale proceeds) were made on the secured debt amounting to $11,650,000 for the period from January 1, 1996 to September
       13, 1996. "Liabilities subject to compromise under reorganization proceedings" included $18,486,000 related to unpaid interest accrued on secured debt and $5,642,000 of unpaid professional fees incurred by the secured lenders as of September 13, 1996. Pursuant to the Plan, this accrued but unpaid interest and unpaid professional fees have been included as part of the principal balance of the respective new financing agreements.

       These credit facilities described above were collateralized by substantially all of the assets of the Company. The Company was in default on substantially all of the covenants under these credit facilities as of September 13, 1996.

       Debtor In Possession Financing:

       The Bankruptcy Court entered an order on January 20, 1995 approving a debtor in possession (DIP) financing agreement for the Company in an aggregate amount of $30,000,000. The DIP facility was amended and restated as of February 28, 1996 to extend the facility through the 1996 operating season in an aggregate amount of $20,000,000. The DIP financing granted to the DIP lender security interests in all the real and personal property of the Company including all contract accounts, contract rights, fixtures, copyrights, patents and trademarks.
       Under the terms of the loan and the Bankruptcy Code, the security interest of the DIP lender had priority over virtually all prepetition claims and Chapter 11 administrative expense claims.
       The DIP financing also contained a clause to provide adequate protection to certain prepetition secured lenders in the form of (a) replacement liens and (b) payment of specified amounts on the prepetition secured debt to cover interest and professional fees incurred by the lenders.

       Interest on the DIP borrowings was prime plus 1.25%.  During
       1996, the Company borrowed and repaid up to $6,790,000 under this facility and had no balance outstanding at September 13, 1996. Total interest and fees paid during 1996 related to the DIP facility was $106,000.

       The DIP facility expired when the Company emerged from bankruptcy on September 13, 1996.

       Postpetition Financing:

       On or about October 27, 1995, the Bankruptcy Court issued the Weyerhaeuser Order pursuant to which the Company assumed certain agreements with Weyerhaeuser for corrugated shipping containers and related financing. Pursuant to the Weyerhaeuser Order, the Company was required to make certain adequate protection payments and entered into a secured note. In addition, during 1996, the Company, with Bankruptcy Court approval, agreed to purchase certain equipment which had been under lease and entered in a secured note. The outstanding balances at September 13, 1996 for these notes were as follows:

                                                  (in thousands)
       Note payable to supplier,
           monthly installments  of            $   1,728
           $104,000 (includes interest),
           due March 1, 1998,
           interest at 10.00%.

       Note payable to financing company,
           monthly installments
           of $18,155 (includes interest),
           due July 1, 2002,
           interest at 7.50%                        1,025
                                               ----------
                                                    2,753

       Less: current portion                        1,269
                                              -----------
                                                $   1,484
                                               ==========
       Plan Financing:

       Pursuant to the Plan, the Company entered into new financing agreements totaling approximately $150 million with its existing secured lenders which are collateralized by substantially all of the assets of the Company. These financing agreements require, among other terms, minimum amounts, as defined, of working capital and tangible net worth and minimum ratios of current assets to current liabilities and indebtedness to net worth. Annual maturities of the debt outstanding upon emergence from bankruptcy on September
       13, 1996 is as follows:  remainder of 1996-$3,705,000; 1997-$8,789,000;
       1998-$7,970,000; 1999-$9,369,000; 2000-$11,377,000; 2001 and thereafter
        - $110,322,000.

8.     PREFERRED STOCK

        In May 1985, the Board of Directors of the Company designated 40,000 shares of Preferred Stock as Series I
       Preferred Stock. Each share of Series I Preferred Stock was convertible into one share of Common Stock and was entitled to receive cash dividends of $30 per share for each of the fiscal years ending on or after September 30, 1987. Such dividends were cumulative under certain circumstances and included other rights such as a liquidation preference per share equal to the sum of $300, plus all accrued but unpaid dividends.

       Pursuant to the Plan, all prepetition ownership interests of the Company, including the Series I Preferred Stock, as of the Effective Date were sold to Cadiz. At that time, accumulated undeclared dividends on the preferred stock of $10,395,000 at September 13, 1996 were released.

9.     LEASING ARRANGEMENTS

       The Company leases certain parcels of land, facilities, machinery, and equipment under non cancelable operating leases which expire in various years through 2000.

       At September 13, 1996, future minimum lease commitments under noncancellable leases (exclusive of property taxes and insurance) consist of the following for each fiscal year ended December 31 (dollars in thousands):

                                 Facilities &
                           Land   Equipment     Total
                           ------ ----------    -------
       1996                $  61  $   344        $   405
       1997                  117      351            468
       1998                  102       51            153
       1999                    3        0              3
       2000                    3        0              3
                       ---------   ---------    --------
                          $  286  $   746        $ 1,032
                          =======  =======       =======

       Total operating lease rental expense for the period ended
       January 1, 1996 to September 13, 1996 was $862,000.


10.    LIABILITIES SUBJECT TO COMPROMISE UNDER REORGANIZATION PROCEEDINGS

       Liabilities subject to compromise under reorganization proceedings consisted of the following as of September 13, 1996 (dollars in thousands):



           Accounts payable                            $  24,348

           Interest payable                               18,486

           Other accrued liabilities                       4,123

           Long term debt (see Note 7)                   133,292
                                                   -------------
                                                       $ 180,249
                                                        ========
11.    COMMITMENTS

       DEBT GUARANTEE   The Company was co guarantor with
       its partner on a bank loan to the Sun Date partnership (see
       Note 13). The loan totaled $1,150,000 at September 13, 1996. In connection with the Sun Date settlement during the bankruptcy proceeding, the Company will be released from this bank guarantee and Cadiz has agreed to guarantee the bank loan up to a maximum of $350,000.

       PURCHASE AGREEMENT   In 1995, the Company entered
       into an agreement with its major corrugated container supplier in connection with a prepetition liability settlement. The settlement stipulated that the original agreement to purchase containers from the supplier would remain in effect until March 21, 1998 and required the Company to issue a secured note payable to the supplier (see Note 7). Thereafter, the original agreement will automatically renew unless either party gives written notice ninety days prior to the end of the renewal period.

12.    RETIREMENT PLANS

       The Company established on January 1, 1996 a 401(k) Plan for salaried employees. Employees must work 1,000 hours and have completed one year service to be eligible to participate in this plan. The Company contributed $105,000 to the plan for the period from January 1, 1996 to September 13, 1996.

       The Company has a defined contribution pension plan covering substantially all of its employees not covered by a collective bargaining agreement, with at least one year of service and who have worked at least 1,000 hours. Contributions are 2% of each covered employee's salary.
       There were no contributions made for the period from January 1, 1996 to September 13, 1996. For those hourly employees covered under a collective bargaining agreement, contributions are made to a multiemployer pension plan in accordance with negotiated labor contracts and are generally based on the number of hours worked. There were no contributions made to these plans for the period from January 1, 1996 to September 13, 1996.

13.    RELATED PARTY TRANSACTIONS

       AG ACCOUNTING, INC.   The Company has entered into
       agreements to market products obtained from growers in which a former major stockholder/director of the Company has financial interests and/or farm management contracts. Ag Accounting, Inc. ("Ag Accounting"), which is wholly owned by this former stockholder/director, provides accounting services to these affiliated growers. The Company recognized marketing commission revenues from these affiliated growers of $151,000 for the period January 1, 1996 to September 13, 1996. The Company makes crop advances and charges for some or all of harvesting, hauling, packing and marketing services provided to these growers. These charges are deducted from crop proceeds paid to growers. Amounts due the Company from Ag Accounting totalled $84,000 as of September 13, 1996. The Company bills the affiliated growers monthly for services and remits net proceeds to each grower for the crops marketed by the Company. In certain instances, the Company has also obtained financing for these affiliated growers. Costs related to a product incentive program of $115,000 were incurred on behalf of Ag
       Accounting for the period from January 1, 1996 to September
       13, 1996.

       ANTHONY VINEYARDS, INC.    Anthony Vineyards, Inc. is
       a farming entity owned by a former officer and director of the Company. During 1996, the Company entered into marketing agreements and provided packing and marketing services to this grower. The Company makes grower advances for harvesting, hauling, and packing materials which are recovered from the grower at the time the Company receives the crop proceeds. At September 13, 1996, the Company owed Anthony Vineyards, Inc. $706,000 for net crop proceeds received. The Company recognized marketing commission revenues from Anthony Vineyards of $717,000 for the period from January 1, 1996 to September 13, 1996.

       LSL BIOTECHNOLOGIES, INC.   LSL Biotechnologies,
       Inc. (LSL) is an entity that develops, produces and markets seed varieties in which former officers and/or directors of the Company have or had ownership interests. The Company and LSL entered into growing agreements and seed purchase contracts related to peppers and tomatoes. During the bankruptcy proceeding, LSL made claims for prepetition and postpetition amounts owed by the Company under the agreements which the Company disputed. On September 9, 1996, an agreement between the Company and LSL was reached that settled all LSL pre and postpetition claims against the Company. The settlement included the allowance of a prepetition unsecured claim in the amount of $900,000 and a postpetition administrative claim of $650,000 for postpetition royalties owed to LSL for pepper and tomato sales. The prepetition allowed claim of $900,000 is included in "Liabilities subject to compromise under reorganization proceedings" in the accompanying balance sheet. The postpetition allowed claim of $650,000 is included in accounts payable in the accompanying balance sheet. In addition, the Company agreed to convey the trade name and trademark Le
       Rouge Royale to LSL and obtained a license to utilize the trademark until December 31, 1997 for an additional royalty of $100,000.

       THE IRVINE COMPANY   In prior years, the Company had
       orchard and row crop farming, packing and marketing agreements with The Irvine Company. A former major stockholder/director of the Company owned stock in and was a director of The Irvine Company, a large land owner and developer in Southern California. In 1993, the orchard agreement was terminated and in 1994 the row crop agreement was terminated. As of September 13, 1996, the Company had liabilities owed to The Irvine Company, primarily for land rent and crop proceeds, of $5,000,000, which will be settled for sixty percent of the total amount pursuant to the Plan.

       AMERICAN SUNMELON   For the period from January 1,
       1996 through September 13, 1996, the Company made payments to American Sunmelon of $461,000 primarily for royalty payments and seed purchases. As of September 13, 1996, the Company had liabilities owed to American
       Sunmelon of $188,000.

       SUN DATE   Prior to September 13, 1996, a former major
       stockholder/director of the Company had ownership interests in various date farming partnerships that provided unprocessed dates to Sun Date. For the period January 1, 1996 through September 13, 1996, the Company recognized marketing commissions from date sales of $37,000. In addition, as of September 13, 1996, the Company had liabilities payable to Sun Date of $1,163,00, including a $1,150,000 prepetition note payable which will be settled for sixty percent of the total outstanding balance pursuant to the Plan.

14.    CONTINGENCIES

       The Internal Revenue Service (IRS) has filed claims against the Company, and certain subsidiaries, for taxes refunded to the Company for certain workers that the IRS claims were employees. The Company contends that the workers are excluded from the definition of employment under the Internal Revenue Code. A complaint has been filed by the Company in the Bankruptcy Court seeking refunds of taxes paid on account of agricultural workers for other years. The Company intends to object to the claims asserted by the IRS. The total amount of claims filed against the Company are approximately $4,300,000 including tax deficiency, interest and penalties. At September 13, 1996, the Company has recorded a reserve for these claims representing management's best estimate of the ultimate amount that will be paid.

       On January 3, 1996, the Company brought an action against Corona College Heights Orange & Lemon Association (CCH) alleging breach of contract, intentional interference with economic advantage and unfair competition. On April 17, 1996, CCH counterclaimed against the Company, alleging breach of contract, breach of fiduciary duty, negligence, fraud and deceit, negligent misrepresentation, constructive fraud, intentional interference with prospective economic advantage, unjust enrichment and constructive trust and accounting. This matter is in the early stages of discovery.

       In the normal course of agricultural operations, the Company handles, stores, transports and dispenses products identified as hazardous materials. The Company has had regulatory agencies conduct inspections and there has been a claim asserted relating to these materials. Although the Company does not believe remedial action, if any, will require the expenditure of funds material to the Company's financial position, no assurance can be given regarding the outcome of environmental claims, investigations or remedial actions in the future.

       The Company is involved in other legal and administrative proceedings and claims. In the opinion of management, the ultimate outcome of each proceeding or all such proceedings combined will not have a material adverse impact on the Company's financial statements.

                                  ******


                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                     OF
                      SUN WORLD INTERNATIONAL, INC.
                                    AND
                                SUBSIDIARIES

                For the Years Ended December 31, 1995 and 1994
                      With Independent Auditors' Report


                        INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of
Sun World International, Inc.

We have audited the accompanying consolidated balance sheets of Sun
World International, Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of operations and accumulated deficit and of cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly in all material respects the financial position of the Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting priciples.

As discussed in Note 1 to the consolidated financial statements, the Company and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on October 3, 1994. Since that date, the companies had been operating under Bankruptcy protection and had been negotiating with all parties to the Bankruptcy proceedings in an effort to develop a Plan of Reorganization (the "Plan"). On July 12, 1996, the Bankruptcy Court confirmed the Plan, which became effective on September
13, 1996. Under the Plan, the Company is required to comply with certain terms and conditions as more fully described in Note 1.


/s/ Deloitte & /Touche LLP
--------------------------

Fresno, California
September 20, 1996

SUN WORLD INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
                                             December 31.
                                     ------------------------------
                                            1995         1994
ASSETS                                   -------- ---------
Current assets:
  Cash                                    $  23,333 $ 11,836
  Accounts receivable, net                   13,879   11,386
  Inventories                                12,710   13,875
  Prepaid expenses and other                  1,353    1,521
                                          ---------  -------
     Total current assets                    51,275   38,618

Investment in partnerships                    1,948    2,220

Property, plant and equipment, net           81,680  112,088
Assets held for sale                         17,969      -0-
Other assets                                  4,652    4,762
                                          ---------  -------

  Total assets                            $ 157,524 $157,688
                                          ========= =======
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                        $  13,926 $ 10,566
  Accrued liabilities                         2,074    2,588
  Long-term debt due in one year              1,063      -0-
                                          --------- --------
     Total current liabilities               17,063   13,154

Long-term debt                                1,458      -0-

Deferred revenue and other                       79      292

Deferred income taxes                         7,500    7,500

Liabilities subject to compromise under
  reorganization proceedings                177,455  174,036

Commitments and contingencies

Stockholders' deficit:
  Convertible 10% preferred stock,
  75,000 shares authorized;
  38,501 shares issued and
  outstanding (liquidation
     preference $11,550,000)                 11,550   11,550
  Common stock, $1 par value,
     300,000 shares authorized;
     42,000 shares issued and outstanding        42       42
  Additional paid-in capital                 29,350   29,350
  Accumulated deficit                       (86,973) (78,236)
                                          --------- ---------
     Total stockholders' deficit            (46,031) (37,294)
                                          ---------- --------

  Total liabilities and
      stockholders' deficit             $   157,524 $157,688
                                          ========= ========

  See accompanying notes to the consolidated financial statements.

SUN WORLD INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
 (Dollars in thousands)

                                      Years ended December 31,
                                     -------------------------
                                          1995      1994
                                     -----------   ---------
Revenues                                $117,623    $127,169
                                        --------    --------
Costs and expenses:

 Cost of sales                            85,546     112,661
 General and administrative                6,287      11,368
 Permanent crop abandonments               1,560       1,312
                                        --------     -------
      Total operating costs               93,393     125,341
                                        --------    --------

      Operating profit                    24,230       1,828

 Provision for loss on asset disposals     4,868       2,136
 Other expense/(income)                      686        (178)
 Interest expense                         16,756      15,442
                                        --------    --------
Income (loss) before reorganization
   items                                   1,920     (15,572)
                                        --------     --------

Reorganization items:

         Professional fees                 7,976       4,693
          Adequate protection fees         3,214       2,259
          Debt issuance costs                  0       1,487
          Interest income                   (533)       (107)
                                        --------   ----------
        Total reorganization items        10,657       8,332
                                        --------  ------------
               Net loss                   (8,737)    (23,904)

Accumulated deficit beginning of year    (78,236)    (54,332)
                                        ---------  -----------
Accumulated deficit end of year         $(86,973)   $(78,236)
                                        =========    =========

See accompanying notes to the consolidated financial statements.


SUN WORLD INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

                                        Years Ended December 31,

                                           1995         1994
                                        -----------------------
Cash flows from operating activities:
     Net loss                             $ (8,737)  $ (23,904)
     Adjustments to reconcile net
       loss to cash provided
       by operating activities:
       Depreciation and amortization         6,705       7,037
       Loss on sale of  property,
        plant and equipment                    605         162
       Writeoff of debt issuance costs           0       1,487
       Provision for loss on disposal
          of assets                          4,868       2,136
       Permanent crop abandonments           1,560       1,312
       Share of  partnership operations       (400)        738
       Changes in operating assets and
         liabilities:
         (Increase)/decrease in
            accounts receivable             (2,493)      9,954
         Decrease in inventories             1,165       7,588
         Decrease in prepaid expenses
           and other                           168         104
         Increase in accounts payable        3,360      10,565
         (Decrease)/increase in accrued
           liabilities                        (514)      2,588
         (Decrease) in deferred revenue
           and other                          (213)        (62)
                                          --------    --------
                                             6,074      19,705
                                          --------    --------
       Increase/(decrease) in liabilities
         subject to compromise under
         reorganization proceedings          6,038          (2)
                                          --------    --------
       Net cash provided by operating
         activities                         12,112      19,703
                                          --------    --------
Cash flows from investing activities:
     Additions to property, plant
      and equipment                           (929)     (2,623)
     Additions to developing crops          (1,355)     (2,341)
     Partnership distributions                 672         379
     (Increase)/decrease in other assets      (436)         13
     Proceeds from disposal of property,
       plant and equipment                   1,530          75
                                          --------    --------
       Net cash used in
        investing activities                  (518)     (4,497)
                                          --------    ---------
Cash flows from financing activities:
     Payments of long-term debt
      subject to compromise                    (97)       (696)
     Proceeds from short-term borrowings    91,303      16,431
     Payments on short-term borrowings     (91,303)    (20,594)
                                          --------   ---------
       Net cash used in financing
        activities                             (97)     (4,859)
                                          --------   ----------
Net increase in cash                        11,497      10,347
                                          --------   ----------
Cash at beginning of year                   11,836       1,489
                                          --------  -----------
Cash at end of year                      $  23,333  $   11,836
                                          ========  ==========


       See accompanying notes to the consolidated financial statements.

SUN WORLD INTERNATIONAL, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND REORGANIZATION UNDER CHAPTER 11

   Sun World International, Inc. ("SWII") and its subsidiaries (collectively the "Company") own and farm approximately 21,000 acres in two major growing areas of California, the Southern San Joaquin Valley and Coachella Valley. Fresh produce, including table grapes, tree fruit, peppers and watermelon are marketed, packed and shipped to food wholesalers and retailers located throughout the United States and in certain foreign countries. Export sales accounted for approximately 7% of the Company's sales for the years ended December 31, 1995 and 1994. As of December 31,
   1995, the Company owned and operated eight cold storage and/or packing facilities located in California. In 1996, three of those facilities were sold.

   On October 3,1994, SWII and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Since that date, the companies had been operating under Bankruptcy protection and had been negotiating with all parties to the bankruptcy proceedings in an effort to develop a Plan of Reorganization (the "Plan"). On July 12, 1996, the Bankruptcy
   Court confirmed the Plan, which became effective on September 13, 1996 (the"Effective Date"). Pursuant to the Plan, SWII, Sun World, Inc., Coachella Growers and Sun Desert, Inc. (all wholly-owned subsidiaries of SWII) emerged from the Chapter 11 Bankruptcy proceedings and 100% of SWII's stock (both preferred and common) was acquired by Cadiz Land Company, Inc. ("Cadiz"). The Plan also provided for, among other things, the cancellation of certain indebtedness in exchange for cash, elimination of all intercompany debts, new indebtedness, issuance of new equity securities, the discharge of other prepetition claims, the cancellation of all prepetition ownership interests in the Company, the settlement of certain claims and mutual releases of certain claims of the Company and other persons or entities (including certain affiliated persons or entities), the assumption or rejection of executory contracts and unexpired leases to which the Company was a party, and the establishment of procedures for the selection of a Board of Directors for the Company. The Plan did not provide for the reorganization of the estate or the resolution of outstanding third-party claims and equity interests for AAI Services, Inc., a wholly-owned subsidiary of SWII.

   Cadiz acquired all of the capital stock of the Company for total consideration of approximately $179 million including approximately $150 million which will be owed to the Company's existing secured lenders through issuance of new notes. In addition, Cadiz made a cash capital contribution of $15 million to the Company to provide additional operating capital.

   The following table summarizes the recoveries to the prepetition creditors and equity holders pursuant to the Plan based upon the Company's estimate of total claims to be allowed as of September 13, 1996 (dollars in thousands) (unaudited):

                                    Recovery
                   -----------------------------------------------------
                    Estimated                            Cadiz
                  Allowed Claims            Long-Term   Common   Total
Claims/Interest     Amount (1)    Cash         Debt      Stock   Recovery
--------------------------------------------------------------------------
Administrative,
  Tax and Priority $  5,000      $  5,000  $       0   $     0   $  5,000
Credit Agricole
  Secured Debt       58,621         3,500     55,121         0     58,621
John Hancock
  Secured Debt       93,084         2,000     91,084         0     93,084
Zenith Secured
  Debt                3,065           250      2,575       240      3,065
Other Secured
  Debt                1,050             0      1,050         0      1,050
General Unsecured
  Claims             20,800        12,500          0         0     12,500
Convertible
  Preferred Stock
  and Common Stock   11,592         3,000          0      2,487     5,487
                   --------     ---------   --------    -------  --------
                  $ 193,212     $  26,250   $149,830    $ 2,727  $178,807
                    =======     =========   ========    =======  ========

     (1) Excludes any recovery to the Internal Revenue Service for claims as further discussed by Note 14.

     Management believes that the aggregate fair value of the Company's long-term debt issued pursuant to the Plan approximates the aggregate book value.

     The Plan provided for a consolidation of the assets and liabilities of SWII and its subsidiaries and pursuant to the Plan, SWII was merged into Sun World, Inc. with the surviving corporation retaining the name of Sun World International, Inc. All payments and distributions required by the Plan to be made by SWII or any of its subsidiaries in respect of prepetition claims have been made or provided for, and SWII and its subsidiaries expect to have no further obligation with respect to any prepetition claims.

     Cadiz intends to account for this acquisition using the purchase method which will materially change the amounts reported in the accompanying consolidated balance sheet as of December 31, 1995. The consolidated financial statements do not give effect to adjustments of assets or liabilities, or classifications of such amounts, which may be necessary as a consequence of the Cadiz acquisition.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING   The consolidated financial statements
     include the accounts of SWII and its subsidiaries, substantially all of which are wholly owned. All significant intercompany transactions have been eliminated.

     The Company has accounted for all transactions related to the Chapter 11 proceedings in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," issued by the American Institute of Certified Public Accountants. Accordingly, liabilities subject to compromise under reorganization proceedings have been segregated on the consolidated balance sheets and are recorded at the amounts that have been or are expected to be allowed based upon known claims.

     INVENTORIES   Growing crops, pepper seed, and materials and
     supplies are stated at the lower of cost, on a first-in, first-out (FIFO) basis, or market. Growing crops inventory includes direct costs and an allocation of indirect costs.

     INVESTMENT IN PARTNERSHIPS   Wholly-owned subsidiaries
     of the Company have investments in various partnerships. The Company's two principal partnerships are Sun Date and American Sunmelon, both of which are 50% owned. American Sunmelon is engaged in proprietary seed development, production, and marketing of seedless watermelons. Sun Date is engaged in the marketing, processing, and farming of dates. These partnership investments are accounted for using the equity method.

     PROPERTY, PLANT AND EQUIPMENT   Property, plant and
     equipment is stated at cost for all acquisitions subsequent to September 30, 1983. All property, plant and equipment acquired prior to September 30, 1983 was restated to estimated fair value at that date in connection with the Company's quasi-reorganization.

     The Company capitalizes the direct and certain indirect costs of planting and developing orchards and vineyards until they reach maturity, which varies by crop and ranges from three to seven years. Depreciation on trees and vines commences in the year commercial production is achieved.

     The Company computes depreciation applicable to property, plant and equipment on the straight-line method using the following estimated useful lives:

       Buildings and improvements                   10-45 years
       Machinery and equipment                       3-25 years
       Permanent crops                              10-20 years

     Upon the sale, retirement or abandonment of property, plant and equipment, applicable gains or losses are recognized in income.

     ASSETS HELD FOR SALE   In conjunction with the Company's
     1996 Business Plan, specific properties were identified to be sold. These properties, which are included in the accompanying consolidated balance sheet at the lower of cost or net realizable value, consist of both farmland and facilities that were determined not vital to the Company's ongoing operations. The Company has sold certain facilities in 1996 including facilities located in Reedley, Arvin and Thermal.

     OTHER ASSETS   Other assets include professional fees and
     other costs to establish and defend trademark and patent rights. These assets are amortized over a 10-year period on a straight-line basis. Also included in other assets are water rights that were obtained in connection with a 1988 divestiture of the Company's interest in a partnership. The Company is amortizing these water rights over 97 years using the straight-line method.

     PROVISION FOR LOSS ON ASSET DISPOSALS   In 1995 and
     1994, the Company recorded provisions for loss on disposal of assets totaling $4,868,000 and $2,136,000, respectively. Such write-downs represented amounts necessary to reduce the assets to their expected net realizable value.

     REVENUE RECOGNITION The Company recognizes crop sale revenue after harvest and delivery to customers. Packing revenues are recognized as units are packed. Marketing commission revenues are recognized at the time of product shipment.

     REORGANIZATION ITEMS   The net expenses incurred as a
     result of the Chapter 11 filing and subsequent reorganization proceedings have been segregated from recurring operations in the consolidated statements of operations.

     INCOME TAXES   Deferred income taxes on the difference
     between financial statement basis and tax basis of assets and liabilities are provided for at the statutory rates.

     SUPPLEMENTAL CASH FLOW INFORMATION   Cash
     payments for interest were $6,258,000 and $6,673,000 in the years ended December 31, 1995 and 1994, respectively. In 1995 and
     1994 the Company paid income tax, net of refunds, of  $13,000 and $633,000, respectively.

     RESEARCH AND DEVELOPMENT   The Company incurs
     costs to research and develop new varieties of proprietary products. Research and development costs are expensed as incurred. Such costs were approximately $393,000 and $1,127,000 for the years ended December 31, 1995 and 1994, respectively.

     USE OF ESTIMATES IN PREPARATION OF FINANCIAL
     STATEMENTS   The preparation of consolidated financial
     statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes. Actual results could differ from these estimates.

     RECENTLY ISSUED ACCOUNTING STANDARDS   In March
     1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") was issued.
     SFAS No. 121 establishes new guidelines in accounting for the impairment of long-lived assets, including identifiable intangibles. When circumstances indicate that the carrying amount of an asset may not be recoverable as demonstrated by estimated future cash inflows, an impairment loss shall be recorded based on fair value. The Company has not yet adopted SFAS No. 121 but believes that its impact when adopted will not be material.

3.         ACCOUNTS RECEIVABLE

           Accounts receivable consisted of the following (dollars in thousands):

                                        December 31,
                                       1995      1994
                                  ----------  ---------
           Trade receivables       $ 6,791   $    4,107
           Due from unaffiliated
             growers                 1,962          903
           Due from affiliated
             growers                   257          840
           Other                     5,051        5,904
                                   ---------  ---------
                                    14,061       11,754
           Less allowance for
               doubtful accounts       182          368
                                   ---------  ---------
                                   $13,879   $   11,386
                                   ======    ==========
       Substantially all domestic trade receivables are from large national and regional supermarket chain stores and produce brokers and are unsecured. The amounts due from growers represent receivables for services (harvest, haul and pack) provided on behalf of growers under agreement with the Company and are recovered from proceeds of product sales.
       Other receivables primarily include lemon crop sales, by-product sales, and amounts receivable from joint venture partners.

4.     INVENTORIES

       Inventories consisted of the following (dollars in thousands):

                                        December 31,
                                    -------------------
                                       1995            1994
                                    ----------        --------
               Growing crops         $  8,337    $     9,103
               Pepper seed              2,328          2,950
               Materials and supplies   2,045          1,822
                                     --------     -----------
                                     $ 12,710    $    13,875
                                       =======         ======

       Pepper seed is net of valuation allowance of $395,000 and $375,000 at December 31, 1995 and 1994,
       respectively, to reduce such inventories to their net realizable value.

5.     PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment consisted of the following
       (dollars in thousands):

                                                 December 31,
                                              ----------------
                                              1995          1994
                                           -----------    -----------
               Land                        $  27,446      $    39,194
               Permanent crops                42,837           49,217
               Buildings and improvements     27,860           38,607
               Machinery and equipment        19,485           29,562
                                           -----------     ----------
                                             117,628           156,580
               Less accumulated
                depreciation                  35,948            44,492
                                           -----------      ----------
                                            $ 81,680      $    112,088
                                             ========     ============
6.     INCOME TAXES

       Significant components of the Company's deferred income tax assets and liabilities as of December 31, 1995 and 1994 are as follows (dollars in thousands):

                                    1995           1994
                                   ----------  -------------
       Deferred tax liabilities:
        Net fixed asset basis
          difference               $ 23,630     $  22,122
        State taxes                     181           181
                                   --------      --------
         Total deferred tax
            liabilities              23,811        22,303
                                   --------      --------
       Deferred tax assets:
           Net operating losses      29,779        28,655
           Tax credit carryforwards   1,604         1,760
           Reserve for notes
             receivable               5,769         5,769
           Capitalized legal fees     2,789         2,789
           Basis difference in
              water rights            1,198         1,198
           Deferred crop costs          484         1,685
           Allowance for doubtful
               accounts                  79           159
           Basis difference in
             partnership investments     40            12
           State taxes                  353           353
                                   --------      --------
           Total deferred tax
              assets                 42,095        42,380
           Valuation allowance for
             deferred
             tax assets             (25,784)      (27,577)
             Total deferred tax
               assets, net            16,311       14,803
                                   --------      --------
             Net deferred
               tax liability       $   7,500     $  7,500
                                   =========     =========

       The Company has provided a valuation allowance for the tax benefits of deferred tax assets which may not be realizable.

       Income tax expense (benefit) varies from the amount computed by applying the statutory federal income tax rate to the income (loss) before income taxes. The reasons for this difference are as follows:

                                             December 31,
                                           -----------------
                                           1995        1994
                                         --------  ----------
           Statutory federal rate          (34.0)%  (34.0)%
           State taxes, less
              federal benefit              (6.2)%    (6.2)%
           Valuation allowance             40.2 %    40.2 %
                                      -----------    ----------
             Effective rate                 0.0 %     0.0 %
                                       ==========    ==========

       At December 31, 1995, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $40,439,000 and $8,032,000, respectively, which expires at various dates from 1997 through 2010. In addition, a wholly-owned subsidiary acquired in 1989 has net operating loss carryforwards of approximately $44,950,000 for federal tax purposes, which are subject to an annual limitation for a fifteen-year period. The federal loss carryforwards expire at various dates from 2001 through 2004.

       The Company had investment and research and experimental tax credit carryforwards of approximately $747,000 which expire from 1996 to 2007. The Company also had alternative minimum tax carryforwards of approximately $857,000.

       The utilization of the net operating loss and credit carryforwards could be limited or eliminated by a reduction in liabilities as a result of the Plan and/or by changes in the Company's stock ownership resulting from the Cadiz acquisition.


7.     FINANCING

       Pursuant to the Plan, the Company issued new debt (along with Cadiz common stock) to settle prepetition long-term debt. The following is a discussion of the Company's financing arrangements prior to and as of the Effective Date.

       Prepetition Financing:

       Debt and other financing arrangements of the Company at December 31, 1995 and 1994 were as follows, based on the original contractual maturities:

                                                  December 31,
                                              ------------------
                                                (in thousands)

                                         1995        1994

                                     ------------ -------------
       Secured Debt:
       Revolving credit facility     $ 34,277     $  34,277
       Note payable to an insurance
         company, monthly
         installments of $824,000
         (includes interest), due
         on November 1, 2000,
         interest at 10.6%
         (default interest at
         12.6%)                        77,234        77,234
       Note payable to bank,
         semi-annual installments
         of $750,000, due November
         30, 1999, interest
         at prime plus 1.25%
         (9.75% at December 31,
         1995), payable quarterly
         (default interest at
         prime plus 3.25%)              5,793         5,793
       Note payable to bank,
        annual installments of
        $1,500,000 due November
        30, 1996, interest
        at prime plus 1.25%
        (9.75% at December 31,
        1995), payable quarterly
        (default interest at
        prime plus 3.25%)             10,500         10,500
       Note payable to insurance
        company, monthly
        installments of $60,000
        (includes interest),
        interest at 12.9%              2,838          2,694

       Unsecured Debt
       Note payable to bank,
        due July 1, 1995, interest
        only at 10.0%, payable
        quarterly                     1,500           1,500
       Note payable to partnership,
        due September 1, 1994,
        interest at 13.25%            1,150           1,150
                                     -------         -------
                                     $133,292      $133,148
                                     =========      ========

       All of this prepetition debt has been classified in the accompanying consolidated balance sheets as "Liabilities subject to compromise under reorganization proceedings." As a result of the bankruptcy, all required principal payments on prepetition debt were suspended. For the period subsequent to the Petition Date, interest on the unsecured prepetition debt was not paid or accrued. Interest on secured prepetition debt continued to be accrued in the period subsequent to the Petition Date at the default interest rates. Pursuant to Bankruptcy Court order, adequate protection payments were made on the secured debt amounting to $3,214,000 and $2,259,000 for the years ended December 31, 1995 and 1994, respectively. "Liabilities subject to compromise under reorganization proceedings" included $19,248,000 and $9,098,000 related to unpaid interest accrued on secured debt for the years ended December 31, 1995 and 1994, respectively.

       These credit facilities described above were collateralized by substantially all of the assets of the Company. The Company was in default on substantially all of the covenants under these credit facilities as of December 31, 1995 and 1994.

       Debtor In Possession Financing:

       The Bankruptcy Court entered an order on January 20, 1995 approving a debtor in possession (DIP) financing agreement for the Company in an aggregate amount of $30,000,000. The
       DIP financing granted to the DIP lender security interests in all the real and personal property of the Company including all contract accounts, contract rights, fixtures, copyrights, patents and trademarks. Under the terms of the loan and the Bankruptcy Code, the security interest of the DIP lender had priority over virtually all prepetition claims and Chapter 11 administrative expense claims. The DIP financing also contained a clause to provide adequate protection to certain prepetition secured lenders in the form of (a) replacement liens and (b) payment of specified amounts on the prepetition secured debt to cover interest and professional fees incurred by the lenders.

       Interest on the DIP borrowings was prime plus 1.25%. During 1995, the Company borrowed and repaid up to $21,181,000 under this facility and had no balance outstanding at December 31, 1995. Total interest and fees paid during 1995 related to the DIP facility was $681,000.

       The DIP facility was amended and restated as of February 28, 1996 to extend the facility through the 1996 operating season in an aggregate amount of $20,000,000. The DIP facility expired when the Company emerged from bankruptcy on September 13, 1996.

       Postpetition Financing:

       On or about October 27, 1995, the Bankruptcy Court issued the Weyerhaeuser Order pursuant to which the Company assumed certain agreements with Weyerhaeuser for corrugated shipping containers and related financing. Pursuant to the Weyerhaeuser Order, the Company was required to make certain adequate protection payments and entered into a secured note which had an outstanding balance at December 31, 1995 as follows:

                                              (in thousands)
       Note payable to supplier,
           monthly installments  of            $      2,521
           $104,000 (includes interest),
           due March 1, 1998,
           interest at 10.00%.
       Less: current portion                          1,063
                                                 ----------
                                               $      1,458
                                                ===========
       Plan Financing:

       Pursuant to the Plan, the Company entered into new financing agreements totaling approximately $150 million with its existing secured lenders which are collateralized by substantially all of the assets of the Company. Annual maturities of the debt outstanding upon emergence from bankruptcy on September 13, 1996 (including the postpetition financing) is as follows: 1996-$4,502,000; 1997-$8,789,000;
       1998-$7,970,000; 1999-$9,369,000; 2000-$11,377,000; 2001
       and thereafter - $110,322,000.

8.     PREFERRED STOCK

        In May 1985, the Board of Directors of the Company designated 40,000 shares of Preferred Stock as Series I
       Preferred Stock. Each share of Series I Preferred Stock was convertible into one share of Common Stock and was entitled to receive cash dividends of $30 per share for each of the fiscal years ending on or after September 30, 1987. Such dividends were cumulative under certain circumstances and included other rights such as a liquidation preference per share equal to the sum of $300, plus all accrued but unpaid dividends.

       Pursuant to the Plan, all prepetition ownership interests of the Company, including the Series I Preferred Stock, as of the Effective Date were sold to Cadiz. At that time, accumulated undeclared dividends on the preferred stock of $10,395,000 and $9,240,000 at December 31, 1995 and 1994 were released.

9.     LEASING ARRANGEMENTS

       The Company leases certain parcels of land, facilities, machinery, and equipment under noncancelable operating leases which expire in various years through 2000.

       At December 31, 1995, future minimum lease commitments under noncancellable leases (exclusive of property taxes and insurance) consist of the following (dollars in thousands):

                                    Facilities &
                            Land      Equipment   Total
                          --------  ----------- ---------
       1996               $    119  $  1,543     $ 1,662
       1997                    114       348         462
       1998                    114        60         174
       1999                      0         9           9
       2000                      0         9           9
                         ---------    ------     -------
                          $    347   $ 1,969     $ 2,316
                          ========   =======     ========

       Operating lease payments for the years ended December 31, 1995 and 1994 were $2,554,000 and $4,595,000, respectively.

10.    LIABILITIES SUBJECT TO COMPROMISE UNDER REORGANIZATION PROCEEDINGS

       Liabilities subject to compromise under reorganization proceedings consisted of the following as of December 31
       (dollars in thousands):

                                       1995         1994
                                   ------------   -----------
         Accounts payable          $  20,792     $  27,667
         Interest payable             19,248         9,098
         Other accrued liabilities     4,123         4,123
         Long-term debt (see
           Note 7)                   133,292       133,148
                                 -----------      -----------
                                  $  177,455     $ 174,036
                                    =========    ==========
11.    COMMITMENTS

       DEBT GUARANTEE   The Company was co-guarantor with
       its partner on a bank loan to the Sun Date partnership (see
       Note 13). The loan totaled $1,150,000 at December 31, 1995 and 1994. In connection with the Sun Date settlement during the bankruptcy proceeding, the Company will be released from this bank guarantee and Cadiz has agreed to guarantee the bank loan up to a maximum of $350,000.

       PURCHASE AGREEMENT   In 1995, the Company entered
       into an agreement with its major corrugated container supplier in connection with a prepetition liability settlement. The settlement stipulated that the original agreement to purchase containers from the supplier would remain in effect until March 21, 1998 and required the Company to issue a secured note payable to the supplier (see Note 7). Thereafter, the original agreement will automatically renew unless either party gives written notice ninety days prior to the end of the renewal period.

12.    RETIREMENT PLANS

       The Company has a defined contribution pension plan covering substantially all of its employees not covered by a collective bargaining agreement, with at least one year of service and who have worked at least 1,000 hours. Contributions are 2% of each covered employee's salary and totaled approximately $207,000 and $300,000 for the years ended December 31, 1995 and 1994, respectively. For those hourly employees covered under a collective bargaining agreement, contributions are made to a multiemployer pension plan in accordance with negotiated labor contracts, are generally based on the number of hours worked, and totaled approximately $11,000 and $25,000 for the years ended December 31, 1995 and 1994, respectively.

13.    RELATED PARTY TRANSACTIONS

       AG-ACCOUNTING, INC.   The Company has entered into
       agreements to market products obtained from growers in which a former major stockholder/director of the Company has financial interests and/or farm management contracts. Ag-Accounting, Inc. ("Ag-Accounting"), which is wholly owned by this former stockholder/director, provides accounting services to these affiliated growers. The Company recognized marketing commission revenues from these affiliated growers of $104,000 and $436,000 for the years ended December 31, 1995 and 1994, respectively. The Company makes crop advances and charges for some or all of harvesting, hauling, packing and marketing services provided to these growers.
       These charges are deducted from crop proceeds paid to growers. As of December 31, 1994, the amount due Ag-Accounting from the Company was $404,000 (none in 1995). Amounts due the Company from Ag-Accounting totaled $233,000 and $634,000 as of December 31, 1995 and 1994, respectively. The Company bills the affiliated growers monthly for services and remits net proceeds to each grower for the crops marketed by the Company.
       In certain instances, the Company has also obtained financing for these affiliated growers.

       Costs related to a product incentive program and certain payroll and office expenses of $395,000 and $503,000 were incurred on behalf of Ag-Accounting for the years ended
       December 31, 1995 and 1994, respectively.

       In 1993, the Company determined that receivables due from Ag-Accounting and growers affiliated with Ag-Accounting in the amount of $8,652,000 were uncollectible. These amounts which were written off represent advances made by the Company to Ag-Accounting for operating expenses and to Ag-Accounting ranches for growing and harvesting costs. Under the Plan, Ag-Accounting, the majority stockholder/director, and the affiliated growers have been released from all claims and liabilities related to the Company.

       ANTHONY VINEYARDS, INC.    Anthony Vineyards, Inc. is
       a farming entity owned by a former officer and director of the Company. The Company entered into marketing agreements and provided packing and marketing services to this grower. The Company makes grower advances for harvesting, hauling, and packing materials which are recovered from the grower at the time the Company receives the crop proceeds. The
       Company recognized marketing commission revenues from Anthony Vineyards of $1,277,000 and $980,000 for the years ended December 31, 1995 and 1994, respectively. In addition, at December 31, 1994, the Company had liabilities owed to Anthony Vineyards, Inc. of $841,000 (none in 1995). The amounts due the Company from Anthony Vineyards as of December 31, 1995 and 1994 were $26,000 and $125,000, respectively.

       STOCKHOLDERS   In 1993, the Company determined that
       $3,771,000 in receivables due from stockholders were uncollectible and were written off. As part of the Plan, all liabilities and claims between the former stockholders and the Company have been released.

       LSL BIOTECHNOLOGIES, INC.   LSL Biotechnologies,
       Inc. (LSL) is an entity that develops, produces and markets seed varieties in which former officers and/or directors of the Company have or had ownership interests. The Company and LSL entered into growing agreements and seed purchase contracts related to peppers and tomatoes. For the year ended December 31, 1994, the Company made royalty payments to LSL of $1,339,000 (none in 1995). During the bankruptcy proceeding, LSL made significant claims for prepetition and postpetition amounts owed by the Company under the agreements which the Company disputed. On September 9, 1996, an agreement between the Company and LSL was reached that settled all LSL pre and postpetition claims against the Company. The settlement included the allowance of the prepetition unsecured claim for $900,000, and postpetition administrative claim of $650,000 for postpetition royalties owed to LSL for pepper and tomato sales. In addition, the Company agreed to convey the trade name and trademark Le
       Rouge Royale(R) to LSL and obtained a license to utilize the trademark until December 31, 1997 for an additional royalty of $100,000.

       THE IRVINE COMPANY   The Company had orchard and
       row crop farming, packing and marketing agreements with The Irvine Company. A former major stockholder/director of the Company owned stock in and was a director of The Irvine Company, a large land owner and developer in Southern California. In 1993, the orchard agreement was terminated and in 1994 the row crop agreement was terminated. As of December 31, 1995 and 1994, the Company had liabilities owed to The Irvine Company, primarily for land rent and crop proceeds, of $4,946,000 and $5,400,000, respectively. In connection with the Plan, the Company agreed to allow a claim of $5,000,000 in settlement of Irvine's prepetition liability and claim against the Company.

       AMERICAN SUNMELON   For the years ended December
       31, 1995 and 1994, the Company made payments to American Sunmelon of $849,000 and $1,101,000, respectively, primarily for royalty payments and seed purchases. As of December 31, 1995 and 1994, the Company had liabilities owed to American Sunmelon of $128,000 and $210,000, respectively. The Company's share of partnership income from American
       Sunmelon was $1,111,000 and $480,000 for the years ended December 31, 1995 and 1994, respectively.

       SUN DATE   On September 9, 1996, the Company and Sun
       Date entered into an agreement that included a release or settlement of all prepetition claims between Sun Date and the Company, and included provisions for the Company to sell the dates produced by Sun Date. A former major stockholder/director of the Company, prior to September 13, 1996, had ownership interests in various date farming partnerships that provided unprocessed dates to Sun Date. For the years ended December 31, 1995 and 1994, the Company recognized marketing commissions from date sales of $116,000 and $68,000, respectively. In addition, as of December 31, 1995 and 1994, the Company had liabilities payable to Sun Date of $1,175,000 and $1,546,000, respectively, including a $1,150,000 prepetition note payable which was settled as described above. The Company's share of the partnership loss from Sun Date was $677,000 and $669,000 for the years ended December 31, 1995 and 1994, respectively.

14.    CONTINGENCIES

       The Internal Revenue Service (IRS) has filed claims against the Company, and certain subsidiaries, for taxes refunded to the Company for certain workers that the IRS claims were employees. The Company contends that the workers are excluded from the definition of employment under the Internal Revenue Code. A complaint has been filed by the Company in the Bankruptcy Court seeking refunds of taxes paid on account of agricultural workers for other years. The Company intends to object to the claims asserted by the IRS. The total amount of claims filed against the Company are approximately $4,300,000 including tax deficiency, interest and penalties. At December 31, 1995 and 1994, the Company has recorded a reserve for these claims representing management's best estimate of the ultimate amount that will be paid.

       On January 3, 1996, the Company brought an action against Corona College Heights Orange & Lemon Association (CCH) alleging breach of contract, intentional interference with economic advantage and unfair competition. On April 17, 1996, CCH counterclaimed against the Company, alleging breach of contract, breach of fiduciary duty, negligence, fraud and deceit, negligent misrepresentation, constructive fraud, intentional interference with prospective economic advantage, unjust enrichment and constructive trust and accounting. This matter is in the early stages of discovery.

       In the normal course of agricultural operations, the Company handles, stores, transports and dispenses products identified as hazardous materials. The Company has had regulatory agencies conduct inspections and there has been a claim asserted relating to these materials. Although the Company does not believe remedial action, if any, will require the expenditure of funds material to the Company's financial condition, no assurance can be given regarding the outcome of environmental claims, investigations or remedial actions in the future.

       The Company is involved in other legal and administrative proceedings and claims. In the opinion of management, the ultimate outcome of each proceeding or all such proceedings combined will not have a material adverse impact on the Company's financial statements.


                   * * * * * *

                               PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law permits Sun World's and Cadiz' Board of Directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

   Cadiz' and Sun World's Bylaws (Exhibit 3.3 hereto and Exhibit 3.7 respectively) provide for mandatory indemnification of directors and officers, and those serving at the request of each as directors, officers, employees, or agents of other entities (collectively, "Agents"), to the maximum extent permitted by law. Each of the Bylaws provide that such indemnification shall be a contract right between each Agent and each of Cadiz and Sun World.

   In 1990, Cadiz entered into an Indemnity Agreement with each of the individuals then serving as an executive officer or director of Cadiz including Keith Brackpool, the current Chief Executive Officer of Cadiz. The Indemnity Agreement as to Mr. Brackpool remains in effect; all of the other executive officers and directors who executed an Indemnity Agreement with Cadiz have since resigned from their positions with Cadiz. The Indemnity Agreement provides for the indemnification of the indemnified party with respect to his activities as a director or officer of Cadiz or an affiliate of Cadiz against expenses and liabilities, of whatever nature, incurred in connection with any claim made against him by reason of facts which include his affiliation with Cadiz. Such indemnification is provided to the maximum extent permitted by Cadiz' charter documents, insurance policies and/or any applicable law.

   The Registration Rights Agreement between Sun World, Cadiz and the Initial Purchaser provide that Sun World shall indemnify each holder of Old Notes under certain circumstances and the holders of Old Notes shall indemnify Sun World and the controlling persons of Sun World under certain circumstances, including indemnification for liabilities arising under the Act.

   Each of Sun World's and Cadiz' Certificate of Incorporation provide that a director shall not be personally liable to Sun World or Cadiz respectively, or their stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Cadiz also has purchased a liability insurance policy which insures its directors and officers against certain liabilities, including liabilities under the Act.

Item 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits

       The following exhibits are filed or incorporated by reference as part of this Registration Statement:

      2.1   Debtors' Modified Fourth Amended Consolidated Plan of
            Reorganization dated June 3, 1996 (as modified)(1)

      2.2   Plan Implementation Agreement dated July 12, 1996(1)

      2.3   Supplement to Plan Support Agreement dated June 3, 1996(1)

      2.4   Stock Purchase Agreement with Howard Marguleas dated
            September 13, 1996(2)

      2.5 Form of Stock Purchase Agreement with Minority Stockholders of Sun World dated September 13, 1996(2)

      3.1   Certificate of Incorporation of Cadiz as amended(3)

      3.2 Amendment to Certificate of Incorporation of Cadiz dated November 8, 1996(4)

      3.3   Bylaws of Cadiz, as amended to date(5)

      3.4  Amended and Restated Certificate of Incorporation of Sun
           World, Inc.(17)

      3.5 Certificate of Merger of Sun World International, Inc. into Sun World, Inc.(17)

      3.6 Agreement and Plan of Merger of Sun World, Inc. and Sun World International, Inc.(17)

      3.7  Amended and Restated Bylaws of Sun World, International,
           Inc. (17)

      4.1 Indenture dated as of April 16, 1997 among Sun World as issuer, Sun World and certain subsidiaries of Sun World as guarantors, and IBJ Schroder Bank & Trust Company as Trustee, for the benefit of holders of 11-1/4% First Mortgage Notes due 2004 (including, as Exhibit A to the Indenture, the form of the Global Note and the form of each Guarantee)(15)

      4.2  Form of Amendment to Indenture dated as of October 9, 1997


      5.1 Opinion of Miller & Holguin as to certain corporate law matters

      8.1  Opinion of Miller & Holguin as to certain tax matters

     10.1  Cadiz 1984 Incentive Stock Option Plan(7)

     10.2  Cadiz 1988 Nonstatutory Stock Option Plan(8)

     10.3  Cadiz 1996 Stock Option Plan(13)

     10.4  Stock Purchase and Fee Agreement dated March 22, 1989 between Cadiz and Mark A. Liggett(7)

     10.5 Form of Limited Partnership Agreement of Southwest Fruit Growers, L.P.(9)

     10.6 Farm Management Agreement dated as of March 28, 1990 between Cadiz and Southwest Fruit Growers, L.P.(9)

     10.7 Promissory Note in the amount of $3,486,868 dated as of March 28, 1990 issued by Southwest Fruit Growers, L.P. in favor of Cadiz (Hyder Note)(9)

     10.8 Promissory Note in the amount of $4,934,922 dated as of March 28, 1990 issued by Southwest Fruit Growers, L.P. in favor of Cadiz (Cadiz Note)(9)

     10.9 Promissory Note in the amount of $3,141,344 dated as of March 28, 1990 issued by Southwest Fruit Growers, L.P. in favor of Cadiz (Farming Note)(9)

     10.10 Second Amendment and Supplement to Stock Purchase and Fee Agreement, dated December 23, 1992 between Cadiz and Mark Liggett(10)

     10.11 Loan Agreement dated March 15, 1995 between Cadiz, CVDC and Ansbacher(11)

     10.12 Fourth Loan Modification Agreement dated March 15, 1995 between Cadiz, CVDC and Rabobank(11)

     10.13 Form of Option Agreement dated April 20, 1995 between Cadiz and David Peterson(11)

     10.14 Plan Support Agreement dated December 11, 1995(12)

     10.15 Waiver of Certain Provisions of Plan Support Agreement dated January 12, 1996(12)

     10.16 Amended and Restated Credit Agreement between Sun World International, Inc. and Caisse Nationale de Credit Agricole dated September 13, 1996(4)

     10.17 Promissory Note between Sun World International, Inc. and Caisse Nationale de Credit Agricole dated September 13, 1996(4)

     10.18 New Hancock Credit Agreement between Sun World
           International, Inc. and John Hancock Mutual Life Insurance Company dated September 13, 1996(4)

     10.19 Secured Promissory Note between Sun World International, Inc. and John Hancock Mutual Life Insurance Company dated September 13, 1996(4)

     10.20 Form of Employment Agreement dated September 13, 1996 between Sun World, Cadiz and Timothy J. Shaheen(14)

     10.21 Form of Employment Agreement dated September 13, 1996 between Sun World, Cadiz and Stanley E. Speer(14)


     10.22 Form of Sun World Executive Officer Employment Agreement(18)


     12.1  Statement of Computation of Ratios(17)

     21.1  Subsidiaries of the Registrant(15)

     23.1  Consent of Price Waterhouse LLP

     23.2  Consent of Deloitte & Touche LLP


     23.3  Consent of Miller & Holguin (also included in Exhibits 5.1 and
           8.1)


     25.1 Statement of Eligibility on Form T-1 of IBJ Schroder Bank & Trust Company (bound separately from other exhibits)(17)

     27.1  Financial Data Schedule(16)

     99.1 Registration Rights Agreement dated April 16, 1997 between Sun World, Guarantors, Cadiz and Smith Barney, Inc.(17)

     99.2  Form of Letter of Transmittal


     99.3  Form of Notice of Guaranteed Delivery


     99.4  Form of Exchange Agent Agreement (17)

           (1) Previously filed as Exhibit to Cadiz' Report on Form 10-Q for the quarter ended June 30, 1996

           (2) Previously filed as Exhibit to Cadiz' Report on Form 8-K dated September 13, 1996

           (3) Previously filed as Exhibit to Cadiz' Registration Statement on Form S-1 (Registration No. 33-75642)
                declared effective May 16, 1994

           (4) Previously filed as Exhibit to Cadiz' Report on Form 10-Q for the quarter ended September 30, 1996

           (5) Previously filed as Exhibit to Cadiz' Report on Form 8-K dated May 6, 1992

           (6) Previously filed as Exhibit to Cadiz' Annual Report on Form 10-K for the fiscal year ended March 31, 1996

           (7) Previously filed as Exhibit to Cadiz' Annual Report on Form 10-K for the fiscal year ended March 31, 1989

           (8) Previously filed as Exhibit to Cadiz' Annual Report on Form 10-K for the fiscal year ended March 31, 1988

           (9) Previously filed as Exhibit to Cadiz' Annual Report on Form 10-K for the fiscal year ended March 31, 1990

           (10) Previously filed as Exhibit to Cadiz' Annual Report on Form 10-K for the fiscal year ended March 31, 1993

           (11) Previously filed as Exhibit to Cadiz' Annual Report on Form 10-K for the fiscal year ended March 31, 1995

           (12) Previously filed as Exhibit to Cadiz' Report on Form 10-Q for the quarter ended December 31, 1995

           (13) Previously filed as Exhibit A to Cadiz' Proxy Statement relating to the Annual Meeting of Stockholders held on November 8, 1996

           (14) Previously filed as Exhibit to Cadiz' Transition Report on Form 10-K for the nine months ended December 31, 1996

           (15) Previously filed as Exhibit to Amendment No. 1 to
                Cadiz' Form S-1 Registration Statement No. 333-19109

           (16) Previously filed as Exhibit to Cadiz' Report on Form 10-Q for the quarter ended March 31, 1997

           (17) Previously filed as Exhibit to Sun World's Form S-4 Registration Statement No 333-31103

           (18) Previously filed as Exhibit to Amendment No. 1 to
                Sun World's Form S-4 Registration Statement
                No. 333-31103


                (b)  Financial Statement Schedules

  The following financial statement schedules are filed as part of this Registration Statement and should be read in conjunction with the consolidated financial statements of Cadiz.

   SCHEDULE                                                     Page
   ---------                                                    -----

   Schedule I:    Condensed Financial Information of Registrant  S-2

   Schedule II:   Valuation and Qualifying Accounts              S-5


          Schedules not listed above have been omitted because they are not applicable or are not required or the information required to be set forth therein is included in the Cadiz' Consolidated Financial
Statements or the Notes thereto.

Item 22.  UNDERTAKINGS.

   (a) The undersigned Registrants hereby undertake:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)   To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

       (5) To supply by means of a post-effective amendment all information concerning the Exchange Offer that was not the subject of and included in the Registration Statement when it became effective.

   (g) (1)  The undersigned registrants hereby undertake as follows:
            That prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

       (2) The registrants undertake that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or
            (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.

                                  SUN WORLD INTERNATIONAL, INC.



                                         /s/ Timothy J. Shaheen
                                     ---------------------------------
                                   By:  Timothy J. Shaheen
                                        Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                             Date
          -------------------------                     -----------

         /s/ Keith Brackpool
          _________________________                   October 10, 1997
           Keith Brackpool
           Chairman of the Board

          /s/ Timothy J. Shaheen
          _________________________                   October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E  Speer
         _________________________                    October 10, 1997
           Stanley E. Speer
           Chief Financial Officer
           (Principal Financial and Accounting Officer)


        /s/ Dwight W. Makins
         _________________________                    October 10, 1997
            Dwight W. Makins, Director


        /s/ Barton Beek
         _________________________                    October 10, 1997
           Barton Beek, Director


        /s/ Mitt Parker
         _________________________                    October 10, 1997
           Mitt Parker, Director

                                SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.

                                         CADIZ LAND COMPANY, INC.

                                              /s/  Keith Brackpool
                                     ________________________________

                                          By: Keith Brackpool
                                              Chief Executive Officer


  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

         Name and Position                               Date
         -------------------                            ------------


        /s/ Dwight W. Makins
         _________________________                  October 10, 1997
           Dwight W. Makins
           Chairman of the Board



        /s/ Keith Brackpool
         _________________________                  October 10, 1997
           Keith Brackpool
           Chief Executive Officer and Director
           (Principal Executive Officer)


        /s/  Russ Hammond
        _________________________                   October 10, 1997
           Russ Hammond, Director



        /s/ Murray H. Hutchison
         _________________________                   October 10, 1997
           Murray H. Hutchison, Director



        /s/ Stephen D. Weinress
         _________________________                   October 10, 1997
           Stephen D. Weinress, Director



        /s/ Stanley E. Speer
         _________________________                   October 10, 1997
           Stanley E. Speer
           Chief Financial Officer
           (Principal Financial Accounting Officer)

                                SIGNATURES



  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.


                                         COACHELLA GROWERS, INC.

                                         /s/ Timothy J. Shaheen
                                     ____________________________

                                     By: Timothy J. Shaheen
                                         Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.



          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                   October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                   October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                   October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                   October 10, 1997
            Dwight W. Makins, Director



                                 SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.


                                        Sun Desert, Inc.

                                         /s/ Timothy J. Shaheen
                                     ____________________________
                                     By: Timothy J. Shaheen
                                         Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                   October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                   October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                   October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                   October 10, 1997
            Dwight W. Makins, Director




                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.

                                         SUN WORLD/RAYO

                                         /s/ Timothy J. Shaheen
                                     ____________________________
                                    By:  Timothy J. Shaheen
                                         Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                   October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                   October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                   October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                   October 10, 1997
            Dwight W. Makins, Director


                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.

                                         SUN WORLD MANAGEMENT CORPORATION

                                         /s/ Timothy J. Shaheen
                                     ____________________________
                                     By: Timothy J. Shaheen
                                         Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                   October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                   October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                   October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                   October 10, 1997
            Dwight W. Makins, Director



                             SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.

                                         SUN WORLD BRANDS

                                         /s/ Timothy J. Shaheen
                                     ____________________________
                                     By: Timothy J. Shaheen
                                         Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                  October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                  October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                  October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                  October 10, 1997
            Dwight W. Makins, Director



                                SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.

                                         AGRI-LAND REALTY, INC.

                                         /s/ Timothy J. Shaheen
                                         ____________________________
                                         By: Timothy J. Shaheen
                                             Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                   October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                   October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                   October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                   October 10, 1997
            Dwight W. Makins, Director



                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.

                                         BIG VALLEY LEASING, INC.

                                          /s/ Timothy J. Shaheen
                                     ____________________________
                                        By: Timothy J. Shaheen
                                            Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                  October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                  October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                  October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                  October 10, 1997
            Dwight W. Makins, Director



                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.

                                         DINUBA PACKING CORPORATION


                                           /s/ Timothy J. Shaheen
                                      ____________________________
                                         By: Timothy J. Shaheen
                                             Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                   October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                   October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                   October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                   October 10, 1997
            Dwight W. Makins, Director




                                 SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.

                                         PACIFIC FARM SERVICE, INC.

                                           /s/ Timothy J. Shaheen
                                     ____________________________
                                          By: Timothy J. Shaheen
                                              Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                   October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                   October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                   October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                   October 10, 1997
            Dwight W. Makins, Director



                                    SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.

                                         SFC MARKETING CORPORATION


                                           /s/ Timothy J. Shaheen
                                     ____________________________
                                          By:Timothy J. Shaheen
                                             Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                   October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                   October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                   October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                   October 10, 1997
            Dwight W. Makins, Director



                                  SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.

                                         SUN HARVEST, INC.


                                         /s/ Timothy J. Shaheen
                                     ____________________________
                                        By: Timothy J. Shaheen
                                            Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                   October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                   October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                   October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                   October 10, 1997
            Dwight W. Makins, Director




                              SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.

                                         SUN WORLD AVOCADO


                                          /s/ Timothy J. Shaheen
                                     ____________________________
                                         By: Timothy J. Shaheen
                                             Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                   October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                   October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                   October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                   October 10, 1997
            Dwight W. Makins, Director



                                    SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement No. 333-31103 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 1997.
                                         SUN WORLD EXPORTS, INC.


                                          /s/ Timothy J. Shaheen
                                     ____________________________
                                         By: Timothy J. Shaheen
                                             Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-31103 has been signed by the following persons in the capacities and on the dates indicated.

          Name and Position                          Date
          ------------------                         _______




          /s/  Timothy J. Shaheen
         _________________________                   October 10, 1997
            Timothy J. Shaheen
            Chief Executive Officer and Director
            (Principal Executive Officer)


        /s/ Stanley E. Speer
         _________________________                   October 10, 1997
            Stanley E. Speer
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

        /s/ Keith Brackpool
         _________________________                   October 10, 1997
            Keith Brackpool, Chairman

        /s/ Dwight W. Makins
         _________________________                   October 10, 1997
            Dwight W. Makins, Director


            INDEX TO FINANCIAL STATEMENT SCHEDULES

Schedule I:    Condensed Financial Information...................S-2
Scheudle II:   Valuation and Qualify Accounts....................S-5



SCHEDULE I - CONDENSED FINANCIAL INFORMATION of REGISTRANT

Consolidated Balance Sheet
December 31, 1996
($ in thousands)
                                  Assets
                                  ------
 Current assets:
       Cash and cash equivalents                $    2,132
       Accounts receivable, net                         31
       Inventories                                       7
       Due from subsidiary                             332
       Prepaid expenses and other                      274
                                                ----------
       Total current assets                          2,776

Investment in subsidiary                            42,460
Property, plant and equipment, net                  11,241
Land held for development                           12,671
Water rights and transfer and
  storage projects                                   2,683
Other assets                                           150
Excess purchase price over net
  assets acquired, net                               4,981
                                                ----------
                                                $   76,962
                                                ==========

  Liabilities, Redeemable Preferred Stock, Preferred Stock,
           Common Stock & Other Stockholders' Equity
   --------------------------------------------------------

Current liabilities:
      Accounts payable                          $    1,332
      Accrued liabilities                            1,513
      Deferred revenue                                 375
      Long-term debt, current portion                  518
                                                ----------
      Total current liabilities                      3,738

Long-term debt                                      17,992

Other Liabilities                                       60

Commitments and contingencies

Series A redeemable preferred stock -
  $.01 par value; ($1,000 liquidation value);
  60,000 shares authorized;
  27,431 shares issued and outstanding at
  December 31, 1996                                 27,431

Preferred stock - $.01 par value;
  40,000 shares authorized,
  340 shares issued and outstanding at
  December 31, 1996                                      -

Common stock - $.01 par value; 45,000,000
  shares authorized; shares issued and
  outstanding - 23,445,868 at
  December 31, 1996 and 19,247,611 at
  March 31, 1996                                       234

Additional paid-in capital                          88,574

Accumulated deficit                                (61,067)
                                                   --------
                                                $   76,962
                                                 ==========

See accompanying notes to the consolidated financial statements.


SCHEDULE I - CONDENSED FINANCIAL INFORMATION of REGRISTRANT (Continued)

Consolidated Statement of Cash Flows
($ in thousands)

                                           For the Nine Months
                                                  Ended
                                            December 31, 1996
                                           -------------------
Cash flows from operating activities:
         Net loss                              $  (5,174)
         Adjustments to reconcile net
           loss to cash used for
           operating activities:
             Depreciation and amortization         1,388
             Interest capitalized to debt            481
             Changes in operating assets
               and liabilities:
             Decrease in accounts receivable         411
             Decrease in inventories                 259
             Increase in due from subsidiary        (923)
             Increase in prepaid expenses and other (317)
             Decrease in accounts payable           (441)
             Increase in accrued liabilities         219
             Increase in deferred revenue            375
                                                ---------
            Net cash used for operating
              activities                          (3,722)
                                                ---------
Cash flows from investing activities:
         Additions to property, plant
          and equipment                              (27)
         Land purchase and development              (490)
         Water transfer and storage projects        (187)
         Acquisition of Sun World                (36,587)
                                                --------
            Net cash used for investing
              activities                         (37,291)
                                                --------
Cash flows from financing activities:
         Net proceeds from issuance of stock      37,761
         Proceeds from short-term debt               347
         Principal payments on short-term debt       (17)
         Dividends paid on conversion of
           preferred stock                           (99)
                                                --------
            Net cash provided by
              financing activities                37,992

Net decrease in cash and cash equivalents         (3,021)

Cash and cash equivalents, beginning of period     5,153
                                                --------
Cash and cash equivalents, end of period       $   2,132
                                               =========

See accompanying notes to the consolidated financial statements.


SCHEDULE I - CONDENSED FINANCIAL INFORMATION of REGISTRANT (Continued)

Consolidated Statement of Operations
(In thousands except per share data)

                                       For the Nine Months
                                              Ended
                                        December 31, 1996
                                        -----------------
Revenues                                       $  1,278
                                               --------
Costs and expenses:
   Cost of sales                                  1,329
   Resource development                           1,133
   Landfill prevention activities                   394
   General and administrative                     2,073
   Depreciation                                     598
   Amortization                                     175
                                               --------
   Total costs and expenses                       5,702
                                               --------
Operating loss                                   (4,424)
Interest expense, net                             1,391
                                               --------
Net loss before income taxes                     (5,815)

Income tax benefit                                  641
                                               --------
Net Loss                                         (5,174)

Less: Preferred stock dividends                    (674)

      Imputed dividend on preferred stock        (2,451)
                                               ---------

Net loss applicable to common stock           $  (8,299)
                                              =========
Net loss per common share                     $    (.41)
                                              =========
Weighted average shares outstanding              20,500
                                              =========

See accompanying notes to the consolidated financial statements.


SCHEDULE II - VALUATION & QUALIFYING ACCOUNTS

For the nine ended December 31, 1996 and the years ended
 March 31, 1996 and 1995
($ in thousands)

                                                  Additions
                            Balance   Charge   -----------------
                              at        to      Charge            Balance
                          Beginning    Costs      to                at
                              of        and      Other    Deduc-   End of
                           Period     Expenses  Accounts  tions    Period
                         -----------  --------  --------  -----   --------
Nine months ended
  December 31, 1996

   Allowance for
    doubtful accounts        $   -0-   $  107   $  373   $  -0-   $   480

   Amortization of excess
    of purchase price over
    net assets acquired        1,851      175      -0-      -0-     2,026
                            --------   ------   ------    ------   ------
                            $  1,851   $  282   $  373   $  -0-   $ 2,506
                            ========   ======   ======   ======   =======
Fiscal year ended
  March 31, 1996

  Allowance for
   doubtful accounts       $     -0-   $  -0-   $  -0-   $  -0-   $   -0-

  Amortization of excess
   of purchase price over
   net assets acquired        1,617       234      -0-      -0-     1,851
                           --------    -------  ------    ------   ------
                           $  1,617   $   234   $  -0-    $ -0-   $ 1,851
                           ========   =======   ======    ======  =======

Fiscal year ended
  March 31, 1995

  Allowance for
   doubtful accounts      $    -0-   $   -0-   $   -0-   $  -0-   $   -0-

  Amortization of excess
   of purchase price over
   net assets acquired       1,383       234       -0-       -0-     1,617
                          --------   -------   -------   -------   -------
                          $  1,383   $   234   $   -0-   $   -0-   $ 1,617
                          ========   =======   =======   =======   =======